UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

MICROTUNE, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

Common Stock, par value $0.001 per share of Microtune, Inc. (“Microtune common stock”)

(2)	Aggregate number of securities to which transaction applies:

54,284,357 shares of Microtune common stock, options to purchase 2,547,330 shares of Microtune common stock, and restricted stock units with respect to 85,750 shares of Microtune common stock

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

$2.92 per share of Microtune common stock and restricted stock units, $2.92 minus the weighted average exercise price of $2.494 per share of outstanding options having an exercise price less than $2.92 per share(1)

(4)	Proposed maximum aggregate value of transaction:

$159,845,875.02(1)

(5)	Total fee paid:

$11,397.01(1)

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

Amount Previously Paid:

Form, Schedule or Registration Statement No.:

Filing Party:

Date Filed:

(1) Pursuant to an Agreement and Plan of Merger by and between Zoran Corporation, Maple Acquisition Corp. and the Registrant dated as of September 7, 2010, Maple Acquisition Corp. will merge with and into the Registrant and each outstanding share of the Registrant’s common stock shall be converted into the right to receive $2.92, without interest, except for shares that are owned by the Registrant as treasury stock or owned by Zoran Corporation or any wholly-owned subsidiary of Zoran Corporation or the Registrant, which will be cancelled without any payment therefore. Each holder of options to acquire shares of the Registrant’s common stock shall be entitled to receive, in consideration of the cancellation of such stock options, an amount (without interest and less any applicable taxes) equal to the product of (i) the excess of $2.92 per share of the Registrant’s common stock over the exercise price per share of the Registrant’s common stock subject to such stock option, multiplied by (ii) the total number of shares subject to such stock option. Each restricted stock unit (other than restricted stock units held by a non-employee director of the Registrant) shall be assumed and converted by Zoran Corporation in accordance with the Agreement and Plan of Merger. Outstanding restricted stock units held by non-employee directors of the Registrant shall be cancelled in exchange for payment of $2.92 per restricted stock unit, without interest. As of September 17, 2010, there were 54,284,357 shares of the Registrant’s common stock outstanding, 2,547,330 shares of the Registrant’s common stock subject to outstanding stock options with a weighted average exercise price that is less than $2.92 per share, and restricted stock units with respect to 85,750 shares of the Registrant’s common stock held by non-employee directors of the Registrant. The filing fee was determined by adding (w) the product of (i) the number of issued and outstanding shares of the Registrant’s common stock multiplied by (ii) the transaction consideration of $2.92 per share of the Registrant’s common stock, plus (x) the product of (i) the total number of shares of the Registrant’s common stock subject to outstanding stock options with an exercise price that is less than $2.92 per share multiplied by (ii) the excess of $2.92 over the weighted average exercise price for such stock options, plus (y) the product of (i) the number of shares of the Registrant’s common stock subject to restricted stock units that are held by non-employee directors of the Registrant multiplied by (ii) the transaction consideration of $2.92 per share of the Registrant’s common stock ((w), (x) and (y) together, the “Merger Consideration”). The filing fee was calculated in accordance with Regulation 240.0-11 under the Exchange Act by multiplying the Merger Consideration by 0.00007130.

Preliminary Proxy Statement — Subject to Completion, dated September 23, 2010

2201 10th Street

Plano, Texas 75074

[—], 2010

Dear Stockholder,

You are cordially invited to attend a special meeting of Microtune, Inc. stockholders to be held on [—], 2010, starting at [—], Central time, at [—].

At the special meeting, you will be asked to consider and vote upon a proposal to adopt the merger agreement under which Microtune would be acquired by Zoran Corporation. We entered into this merger agreement on September 7, 2010. If the merger is completed, you, as a holder of Microtune common stock, will be entitled to receive $2.92 in cash, without interest, for each share of Microtune common stock owned by you at the consummation of the merger, as more fully described in the enclosed proxy statement.

We are also asking you to approve a proposal to adjourn the special meeting, if necessary, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement.

After careful consideration, our board of directors, with one director abstaining from voting, has unanimously determined that the merger and the other transactions contemplated by the merger agreement are fair to, advisable and in the best interests of Microtune stockholders and unanimously recommends that you vote “FOR” the adoption of the merger agreement.

Your vote is very important, regardless of the number of shares of common stock you own. We cannot consummate the merger unless the merger agreement is adopted by the affirmative vote of the holders of outstanding shares of our common stock representing at least a majority of shares entitled to vote at the special meeting. Therefore, if you abstain or do not vote on the adoption of the merger agreement, this will have the same effect as a vote by you against the adoption of the merger agreement.

The attached proxy statement provides you with detailed information about the special meeting, the merger agreement and the merger. A copy of the merger agreement is attached as Annex A to this document. We encourage you to read this document and the merger agreement carefully and in their entirety. You may also obtain more information about Microtune from documents we have filed with the Securities and Exchange Commission.

Whether or not you plan to attend the special meeting, please complete, date, sign and return, as promptly as possible, the enclosed proxy card in the enclosed prepaid envelope, or submit your proxy through the Internet or by telephone. If you have Internet access, we encourage you to record your vote through the Internet at www.proxyvote.com. If you attend the special meeting and vote in person, your vote by ballot will revoke any proxy previously submitted.

Thank you in advance for your continued support and your consideration of this matter.

Sincerely,

James A. Fontaine

Chief Executive Officer and President

Neither the Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved the merger, passed upon the merits or fairness of the merger or passed upon the adequacy or accuracy of the disclosure in this document. Any representation to the contrary is a criminal offense.

This proxy statement is dated [—], 2010, and is first being mailed to stockholders on or about such date.

2201 10th Street

Plano, Texas 75074

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To Be Held on [—], 2010

To the Stockholders of Microtune, Inc.:

A special meeting of stockholders of Microtune, Inc., a Delaware corporation (“Microtune”), will be held on [—], 2010, starting at [—], Central time, at [—], for the following purposes:

1. To consider and vote on a proposal to adopt the Agreement and Plan of Merger, dated as of September 7, 2010, among Microtune, Zoran Corporation, a Delaware corporation (“Zoran”), and Maple Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Zoran (“Sub”), as it may be amended from time to time, pursuant to which Sub will merge with and into Microtune; and

2. To consider and vote on a proposal to adjourn or postpone the special meeting to a later date or time, if necessary or appropriate, to solicit additional proxies in the event there are insufficient votes at the time of such adjournment or postponement to adopt the merger agreement.

Our board of directors has specified the close of business on [—], 2010 as the record date for the purpose of determining the stockholders who are entitled to receive notice of, and to vote at, the special meeting. Only stockholders of record at the close of business on the record date are entitled to notice of and to vote at the special meeting and at any adjournment or postponement thereof. Each stockholder is entitled to one vote for each share of Microtune common stock held on the record date.

Your vote is very important, regardless of the number of shares you own. The adoption of the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of our common stock. If you abstain or do not vote on the adoption of the merger agreement, this will have the same effect as a vote by you against the adoption of the merger agreement. Approval of the proposal to adjourn the special meeting, if necessary, to solicit additional proxies requires the affirmative vote of a majority of the shares of our common stock represented and voting at the special meeting.

Regardless of whether you plan to attend the special meeting in person, we request that you complete, sign, date and return the enclosed proxy card or submit your proxy by telephone or the Internet prior to the special meeting to ensure that your shares will be represented at the special meeting. If you have Internet access, we encourage you to record your vote via the Internet at www.proxyvote.com. Properly executed proxy cards with no instructions indicated on the proxy card will be voted “FOR” the adoption of the merger agreement and “FOR” the adjournment or postponement of the special meeting, if necessary or appropriate, to solicit additional proxies. If your shares are held in “street name,” which means through a brokerage firm, bank or other nominee, you should instruct your broker, bank or other nominee how to vote your shares using the voting instruction form furnished by your broker, bank or other nominee. If you do not instruct your broker, bank or other nominee how to vote, your shares will not be voted on any proposal on which your broker, bank or other nominee does not have discretionary authority to vote. This is called a “broker non-vote.” In these cases, the broker, bank or other nominee can register your shares as being present at the meeting for the purposes of determining the presence of a quorum but will not be able to vote on matters for which specific authorization is required. If you do not instruct your broker, bank or other nominee how to vote, it will have the same effect as a vote against the adoption of the merger agreement, but it will not have an effect on the proposal to adjourn the special meeting. Your prompt attention is greatly appreciated.

If you attend the special meeting, you may revoke your proxy and vote in person if you wish, even if you have previously returned your proxy card. If you hold your shares in “street name,” however, you must obtain a legal proxy card from your broker, bank or other nominee in order to vote in person at the special meeting. Please contact your broker, bank or other nominee for instructions on how to obtain such a legal proxy card. If your shares are held by a broker, bank or other nominee, and you plan to attend the special meeting, please also bring to the special meeting this legal proxy card and your statement evidencing your beneficial ownership of our common stock. Please carefully review the instructions in the enclosed proxy statement and the enclosed proxy card or the information forwarded by your broker, bank or other nominee regarding each of these options.

Under Delaware law, Microtune stockholders who do not vote in favor of the merger agreement and the merger will have the right to seek appraisal of the fair value of their shares as determined by the Delaware Court of Chancery if the merger is completed, but only if they submit a written demand for such an appraisal prior to the vote on the merger agreement and the merger and comply with the other Delaware law procedures explained in the accompanying proxy statement.

Our board of directors (except for one director who abstained from voting) has unanimously approved the merger agreement, the merger and the transactions contemplated by the merger agreement and determined that the merger is fair and advisable to, and in the best interests of, Microtune and our stockholders.

OUR BOARD OF DIRECTORS (EXCEPT FOR ONE DIRECTOR WHO ABSTAINED FROM VOTING) UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ADOPTION OF THE MERGER AGREEMENT.

By Order of the Board of Directors,

James A Fontaine

Chief Executive Officer and President

Plano, Texas

[—], 2010

ADDITIONAL INFORMATION

This document incorporates important business and financial information about Microtune from documents that are not included in or delivered with this document. See “Where You Can Find More Information” on page 79. You can obtain documents incorporated by reference in this document by requesting them in writing or by telephone from Microtune, Inc., 2201 10th Street, Plano, Texas 75074, Attn: Investor Relations Department, Telephone: (972) 673-1850. You will not be charged for any of these documents that you request. If you wish to request documents, you should do so by [—], 2010 in order to receive them before the special meeting.

For additional questions about the merger, assistance in submitting proxies or voting shares of our common stock, or additional copies of the proxy statement or the enclosed proxy card, please contact our proxy solicitor:

199 Water Street, 26th Floor

New York, NY 10038

Banks and Brokers Call 212.440.9800

All others call Toll-Free 1.866.729.6811

i

ii

QUESTIONS AND ANSWERS ABOUT THE MERGER AND THE SPECIAL MEETING

The following questions and answers address briefly some questions you may have regarding the special meeting and the proposed merger. These questions and answers may not address all questions that may be important to you as a holder of shares of Microtune common stock. For important additional information, please refer to the more detailed discussion contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents referred to in this proxy statement. We sometimes make reference to Microtune, Inc. and our subsidiaries in this proxy statement by using the terms “Microtune,” the “Company,” “we,” “our” or “us.”

Q: Why am I receiving this proxy statement?

A: Our board of directors is furnishing this proxy statement to you in connection with the solicitation of proxies to be voted at a special meeting of stockholders or any adjournments or postponements thereof.

Q: When and where will the special meeting of stockholders be held?

A: The special meeting of Microtune stockholders will be held on [— ], 2010, starting at [—], Central time, at [—]. You should read the section entitled “The Special Meeting” beginning on page 11.

Q: What are the proposals that will be voted on at the special meeting?

A: You will be asked to consider and vote on a proposal to adopt the merger agreement whereby Microtune would be acquired by Zoran Corporation (“Zoran”). The proposed acquisition would be accomplished by a merger of Maple Acquisition Corp. (“Sub”), a wholly-owned subsidiary of Zoran, with and into Microtune. Microtune would be the surviving corporation in the merger and, as a result of the merger, become a wholly-owned subsidiary of Zoran. In addition, you are being asked to grant Microtune management the authority to adjourn or postpone the special meeting to a later date, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the meeting to adopt the merger agreement.

Q: What will a Microtune stockholder receive when the merger occurs?

A: Upon completion of the merger, you will be entitled to receive $2.92 in cash, without interest and less any applicable withholding taxes, in exchange for every share of Microtune common stock that you own immediately prior to the completion of the merger. This does not apply to shares held by Microtune as treasury stock, by Zoran or any wholly-owned subsidiary or Zoran or Microtune or by Microtune stockholders, if any, who have properly and validly perfected their appraisal rights.

Q: Am I entitled to appraisal rights in connection with the merger?

A: Yes, but only if you do not vote for the adoption of the merger agreement and do file a demand for appraisal with respect to shares held continuously through the effective time of the merger and meet the other requirements of the Delaware General Corporation Law, which we may refer to as Delaware law. Stockholders are entitled to appraisal rights under Section 262 of Delaware law, provided they satisfy the special criteria and conditions set forth in Section 262 of Delaware law. For more information regarding appraisal rights, see “Appraisal Rights” on page 71. In addition, a copy of Section 262 of Delaware law is attached as Annex D to this proxy statement.

Q: What will happen in the merger to stock options, restricted stock, restricted stock unit awards and other equity-based awards that have been granted to employees, officers and directors of Microtune?

A: Zoran will not assume any Microtune options. Immediately prior to the consummation of the merger, options to acquire Microtune common stock will fully vest and become exercisable. If you hold an option with an exercise price per share less than $2.92 and you do not exercise the option prior to the consummation of the merger, you will receive cash for each share of Microtune common stock subject to such option equal to the excess of $2.92 over the exercise price per share of such option, without interest and less any applicable withholding taxes.

If you hold unexpired and outstanding restricted stock units or other common stock equivalents of Microtune that remain outstanding as of the consummation of the merger, such restricted stock units or common stock equivalents will be assumed by Zoran upon the consummation of the merger and converted into restricted stock units or other equity-based awards denominated in shares of Zoran common stock based on formulas contained in the merger agreement, except for equity-based awards held by our non-employee directors, which equity-based awards shall each be converted into the right to receive $2.92 in cash, without interest. A copy of the merger agreement is attached to this proxy statement as Annex A.

Q: What will happen to awards under Microtune’s 2010 Employee Stock Purchase Plan as a result of the merger?

A: We will establish an exercise date for outstanding options in the current purchase period that is the earlier of the date scheduled in the plan or two (2) business days prior to the closing of the merger. Future offering periods under the 2010 Employee Stock Purchase Plan will be suspended after this exercise date. At the effective time of the merger, the newly purchased Microtune shares will be converted into the right to receive $2.92 per share in cash, without interest.

Q: What will happen to Microtune as a result of the merger?

A: Upon completion of the merger, Microtune will become a wholly -owned subsidiary of Zoran. As a result, shares of common stock of Microtune will no longer be listed on any stock exchange, including the Nasdaq Global Market (the “NASDAQ”), or quotation system, and will be deregistered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Q: How does the merger consideration compare to the market price of Microtune common stock?

A: The merger consideration of $2.92 per share of Microtune common stock represents an 18.2% premium (and a 47.3% premium after excluding the Company’s cash) over the closing price of Microtune shares on the NASDAQ on September 3, 2010, the last trading date before the execution of the merger agreement. The closing price of Microtune common stock on the NASDAQ on September 3, 2010 was $2.47, the last trading date before the execution of the merger agreement. You are encouraged to obtain current market quotations for Microtune common stock in connection with voting your shares.

Q: Who is entitled to attend and vote at the special meeting?

A: The record date for the special meeting is [—], 2010. If you own shares of Microtune common stock as of the close of business on the record date, you are entitled to notice of, and to vote at, the special meeting or any adjournment or postponement of the special meeting. As of the record date, there were approximately [—] shares of Microtune common stock issued and outstanding.

Q: How many votes are required to adopt the merger agreement?

A: Under Delaware law, the adoption of the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of Microtune common stock. Accordingly, if you abstain or do not vote on the proposal to adopt the merger agreement, it will have the same effect as a vote by you against the proposal.

Q: How many votes are required to adopt the proposal to adjourn or postpone the special meeting to a later time, if necessary or appropriate, to solicit additional proxies?

A: The adoption of the proposal to adjourn or postpone the special meeting to a later time, if necessary or appropriate, to solicit additional proxies requires the affirmative vote of a majority of shares of Microtune common stock represented in person or by proxy at the special meeting and entitled to vote thereon.

Q: How does the Microtune board of directors recommend that I vote on the proposals?

A: Other than Drew Peck, who abstained from voting and may be referred to herein as the abstaining director, our board of directors has determined that the merger and the other transactions contemplated by the merger agreement are fair and advisable to, and in the best interests of, our stockholders and unanimously recommends that you vote “FOR” the proposal to adopt the merger agreement. You should read the section entitled “The Merger — Reasons for the Merger; Recommendation of Our Board of Directors” beginning on page 28 of this proxy statement for a discussion of the factors that our board of directors considered in deciding to recommend the adoption of the merger. Our board of directors (other than the abstaining director) also recommends that you vote “FOR” the adoption of the proposal to adjourn or postpone the special meeting, if necessary or appropriate, to solicit additional proxies to facilitate the adoption of the merger agreement.

Q: Do any of Microtune’s directors or officers have interests in the merger that may differ from those of Microtune stockholders?

A: Yes, one of our directors, Drew Peck, abstained from voting on the merger due to his affiliation with Steel Horse Advisors, a Division of Green Manning & Bunch, Ltd., which we engaged to provide advice to Microtune in connection with the merger. We have also entered into a Severance and Change of Control Agreement with James A. Fontaine, our Chief Executive Officer and President, and certain other officers. You should read “The Merger — Interests of Microtune’s Directors and Executive Officers in the Merger” beginning on page 41 of this proxy statement for more information about these arrangements as well as a description of other rights of our directors or officers that may come into effect in connection with the merger.

Q: How are votes counted?

A: Votes will be counted by the inspector of election appointed for the special meeting, who will separately count “FOR” and “AGAINST” votes and abstentions. Because under Delaware law the adoption of the merger agreement requires the affirmative vote of a majority of the outstanding shares of Microtune common stock, the failure to vote or the abstention from voting will have the same effect as a vote “AGAINST” the adoption of the merger agreement. Because the adoption of the proposal to adjourn or postpone the special meeting, if necessary or appropriate, to solicit additional proxies, requires the affirmative vote of a majority of the shares of Microtune common stock represented in person or by proxy at the special meeting, abstentions will count as a vote “AGAINST” the proposal, but the failure to vote your shares will have no effect on the outcome of the proposal to adjourn or postpone the special meeting.

Q: What do I need to do now?

A: After carefully reading and considering the information contained in this proxy statement, including the annexes and the other documents referred to in this proxy statement, please vote your shares as described below. You have one vote for each share of Microtune common stock you own as of the record date.

Q: How do I vote if I am a stockholder of record?

A: You may vote:

•	by completing, signing and dating each proxy card you receive and returning it in the enclosed prepaid envelope;

•	by using the telephone number printed on your proxy card;

•	by using the Internet voting instructions printed on your proxy card; or

•	in person by appearing at the special meeting.

If you are voting by telephone or via the Internet, your voting instructions must be received by 11:59 p.m., Eastern time, on [—], 2010.

Voting via the Internet, by telephone or by mailing in your proxy card will not prevent you from voting in person at the special meeting. You are encouraged to submit a proxy by mail, via the Internet or by telephone even if you plan to attend the special meeting in person to ensure that your shares of Microtune common stock are represented at the special meeting.

If you return your signed proxy card, but do not mark the boxes showing how you wish to vote, your shares will be voted “FOR” the proposal to adopt the merger agreement and “FOR” the adoption of the proposal to adjourn or postpone the special meeting, if necessary, to solicit additional proxies.

Q: How do I vote if my shares are held by my brokerage firm, bank, trust or other nominee?

A: If your shares are held in a brokerage account or by another nominee, such as a bank or trust, then the brokerage firm, bank, trust or other nominee is considered to be the stockholder of record with respect to those shares. However, you still are considered to be the beneficial owner of those shares, with your shares being held in “street name.” “Street name” holders generally cannot vote their shares directly and must instead instruct the brokerage firm, bank, trust or other nominee how to vote their shares. Your brokerage firm, bank, trust or other nominee will only be permitted to vote your shares for you at the special meeting if you instruct it how to vote. Therefore, it is important that you promptly follow the directions provided by your brokerage firm, bank, trust or other nominee regarding how to instruct them to vote your shares. If you wish to vote in person at the special meeting, you must bring a proxy card from your brokerage firm, bank, trust or other nominee authorizing you to vote at the special meeting.

In addition, because any shares you may hold in “street name” will be deemed to be held by a different stockholder than any shares you hold of record, shares held in “street name” will not be combined for voting purposes with shares you hold of record. To ensure that all of your shares are voted, you should instruct your brokerage firm, bank, trust or other nominee to vote your shares. Shares held by a corporation or business entity must be voted by an authorized officer of the entity.

Q: What if I fail to instruct my brokerage firm, bank, trust or other nominee how to vote?

A: Your brokerage firm, bank, trust or other nominee will not be able to vote your shares unless you have properly instructed your nominee on how to vote. Because the adoption of the merger agreement requires an affirmative vote of a majority of the outstanding shares of Microtune common stock for approval, the failure to provide your nominee with voting instructions will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement. Because the proposal to adjourn or postpone the special meeting, if necessary, to solicit additional proxies requires the affirmative vote of a majority of the shares of common stock present or represented at the special meeting and entitled to vote thereon, and because your brokerage firm, bank, trust or other nominee does not have discretionary authority to vote on the proposal, the failure to instruct your broker or other nominee with voting instructions on how to vote your shares will have no effect on the approval of that proposal.

Q: What constitutes a quorum for the special meeting?

A: The presence, in person or by proxy, of stockholders representing a majority of the shares of Microtune common stock entitled to vote at the special meeting will constitute a quorum for the special meeting. If you are a stockholder of record and you submit a properly executed proxy card, vote by telephone or via the Internet or vote in person at the special meeting, then your shares will be counted as part of the quorum. If you are a “street name” holder of shares and you provide your brokerage firm, bank, trust or other nominee with instructions as to how to vote your shares or obtain a legal proxy from such broker or nominee to vote your shares in person at the special meeting, then your shares will be counted as part of the quorum. All shares of Microtune common stock held by stockholders that are present in person or represented by proxy and entitled to vote at the special meeting, regardless of how such shares are voted or whether such stockholders abstain from voting, will be counted in determining the presence of a quorum.

Q: What does it mean if I receive more than one proxy or set of voting instructions?

A: If you receive more than one proxy, it means that you hold shares that are registered in more than one account. For example, if you own your shares in various registered forms, such as jointly with your spouse, as trustee of a trust or as custodian for a minor, you will receive, and you will need to sign and return, a separate proxy card for those shares because they are held in a different form of record ownership. Therefore, to ensure that all of your shares are voted, you will need to sign and return each proxy card you receive or vote by telephone or via the Internet by using the different control number(s) on each proxy card. If your shares are held in “street name,” then you will need to follow each set of voting instructions provided by your broker, bank or other nominee.

Q: What if I share an address with another stockholder?

A: As permitted by the Exchange Act, only one copy of this proxy statement is being delivered to stockholders residing at the same address, unless any stockholder has notified us of its desire to receive multiple copies of the proxy statement. This is known as householding. We will promptly deliver, upon oral or written request, a separate copy of this proxy statement to any stockholder residing at a shared address to which only one copy was mailed. Request for additional copies of this proxy statement, or requests to receive multiple or single copies of proxy statements at a shared address in the future, should be directed to: Microtune, Inc., 2201 10th Street, Plano, Texas 75074, Attention: Corporate Secretary, Telephone (972) 673-1600.

Q: May I change my vote after I have delivered my proxy?

A: Yes. If you are the stockholder of record of Microtune common stock, you have the right to change or revoke your proxy at any time prior to 11:59 p.m., Eastern time, on the date prior to the special meeting:

•	by delivering to Microtune’s Secretary, a signed written notice of revocation bearing a date later than the date of the proxy, stating that the proxy is revoked;

•	by attending the special meeting and voting in person (your attendance at the meeting will not, by itself, revoke your proxy; you must vote in person at the meeting);

•	by submitting a later-dated proxy card before your earlier-dated proxy is voted at the special meeting; or

•	if you voted by telephone or the Internet, by voting again by telephone or the Internet by the date and time indicated on the applicable proxy card(s);

Written notices of revocation and other communications with respect to the revocation of any proxies should be addressed to:

Microtune, Inc,

2201 10th Street

Plano, Texas 75074

Attn: Phillip D. Peterson

If you are a “street name” holder of Microtune common stock, you should contact your brokerage firm, bank, trust or other nominee to obtain instructions as to how to change or revoke your proxy.

Q: Should I send in my stock certificates now?

A: No. After the merger is completed, you will be sent a letter of transmittal with detailed written instructions for exchanging your shares of Microtune common stock for the merger consideration. If your shares are held in “street name” by your brokerage firm, bank, trust or other nominee, you will receive instructions from your brokerage firm, bank, trust or other nominee as to how to effect the surrender of your “street name” shares in exchange for the merger consideration. PLEASE DO NOT SEND IN YOUR CERTIFICATES NOW.

Q: What happens if I sell my shares of Microtune common stock before the special meeting?

A: The record date for stockholders entitled to vote at the special meeting is earlier than the date of the special meeting and the expected closing date of the merger. If you transfer your shares of Microtune common stock after the record date but before the special meeting, you will, unless special arrangements are made, retain your right to vote at the special meeting but will transfer the right to receive the merger consideration to the person to whom you transfer your shares. In addition, if you sell your shares prior to the special meeting or prior to the effective time of the merger, you will not be eligible to exercise your appraisal rights in respect of the merger. For a more detailed discussion of your appraisal rights and the requirements for perfecting your appraisal rights, see “Appraisal Rights” on page 71 and Annex D.

Q: When will the merger be completed if the merger agreement is adopted at the special meeting?

A: We are working to complete the merger as quickly as possible and currently anticipate the merger to be completed in the fourth calendar quarter of 2010. However, the exact timing of the completion of the merger cannot be predicted. In addition to obtaining stockholder approval, all other closing conditions related to the merger must be satisfied or waived. We cannot assure you that all of the conditions to the merger will be satisfied or, if satisfied, the date by which they will be satisfied.

Q: Will a proxy solicitor be used?

A: Yes. We have engaged Georgeson, Inc., which we refer to in this proxy statement as “Georgeson,” to assist in the solicitation of proxies for the special meeting. We have agreed to pay Georgeson a base fee of $15,000, plus additional charges related to telephone calls and out-of-pocket expenses incurred in connection with the proxy solicitation. In addition, our directors, officers and employees may also solicit proxies by personal interview, mail, e-mail, telephone, facsimile or by other means of communication. These persons will not be paid additional remuneration for their efforts. We will also ask brokers, banks and other nominees to forward proxy solicitation material to the beneficial owners of shares of our common stock that the brokers, banks and other nominees hold of record. We will reimburse them for their reasonable out-of-pocket expenses.

Q: What are the material U.S. federal income tax consequences of the merger?

A: The receipt of cash for shares of Microtune common stock by U.S. holders pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. In general, for U.S. federal income tax purposes, a U.S. holder of Microtune common stock will recognize gain or loss in an amount equal to the difference, if any, between (i) the amount of cash received in the merger and (ii) the holder’s adjusted tax basis in the shares. Non-U.S. holders of Microtune common stock generally will not be required to pay U.S. federal income tax on the receipt of cash in exchange for shares of Microtune common stock in the merger. Stockholders, including non-U.S. stockholders, should consult their tax advisors to determine the particular tax consequences to them (including the application and effect of any state, local or non-U.S. income and other tax laws) of the merger. Because your individual circumstances may differ, we recommend that you consult your own tax advisor to determine the particular tax effects of the merger to you. See “The Merger — Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 47.

Q: Where can I find more information about Microtune?

A: We file periodic reports and other information with the Securities and Exchange Commission, which we refer to in this proxy statement as the “SEC.” You may read and copy this information at the SEC’s public reference facilities. Please call the SEC at 1-800-SEC-0330 for more information about these facilities. This information is also available on the internet site maintained by the SEC at www.sec.gov. In addition our Annual Report on Form 10-K for the year ended December 31, 2009 and our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2010 and June 30, 2010 are incorporated by reference into this proxy statement. For a more detailed description of the information available, see “Where You Can Find More Information” beginning on page 79.

Q: Who can answer further questions?

A: For additional questions about the merger, assistance in submitting proxies or voting shares of Microtune common stock, or additional copies of the proxy statement or the enclosed proxy card, please contact our proxy solicitor:

199 Water Street, 26th Floor

New York, NY 10038

Banks and Brokers Call 212.440.9800

All others call Toll-Free 1.866.729.6811

If your brokerage firm, bank, trust or other nominee holds your shares in “street name,” you should also call your brokerage firm, bank, trust or other nominee for additional information.

SUMMARY TERM SHEET

This summary term sheet summarizes selected information in this proxy statement. However, it may not contain all of the information that is important to your consideration of the proposed merger. We encourage you to read this entire proxy statement, including the merger agreement attached to this proxy statement as Annex A, as well as the other annexes to this proxy statement, for a more complete understanding of the matters being considered at the special meeting. Each of the items in this summary includes a page reference directing you to a more complete description of that item.

The Special Meeting

Purpose. At the special meeting, you will be asked to consider and vote on a proposal to adopt the merger agreement and a proposal to adjourn or postpone the special meeting to a later date or time, if necessary, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement.

Date, Time and Place. The special meeting will be held on [—], 2010, at [—], Central time, at [—].

Record Date and Quorum. You are entitled to vote at the special meeting if you owned shares of our common stock at the close of business on [—], 2010, the record date for the special meeting. Each outstanding share of our common stock on the record date entitles the holder to one vote on each matter submitted to stockholders for approval at the special meeting and any adjournment or postponement thereof. A majority of the shares of Microtune common stock issued, outstanding and entitled to vote at the special meeting, present in person or represented by proxy, constitutes a quorum for the purpose of considering the proposals. As of the record date, there were [—] shares of our common stock entitled to vote at the special meeting. See “The Special Meeting — Record Date and Quorum” beginning on page 11.

Stockholder Vote Required to Adopt the Merger Agreement. You are being asked to consider and vote upon a proposal to adopt the merger agreement. For us to complete the merger, stockholders holding a majority of the shares of our common stock outstanding at the close of business on the record date must vote “FOR” the adoption of the merger agreement. Accordingly, if you abstain or do not vote on the proposal, it will have the same effect as a vote against the proposal. If you sign and return your proxy card without indicating your vote, your shares will be voted “FOR” the proposal to adopt the merger agreement. If you hold shares in “street name” and do not provide instruction to your broker, bank or other nominee on how to vote your shares, your shares will not be voted and the effect will be the same as a vote against the proposal. See “The Special Meeting — Proxies and Revocation” beginning on page 12 and “The Special Meeting — Vote Required for Approval” beginning on page 11.

Stockholder Vote Required to Approve the Adjournment Proposal. The special meeting may be adjourned or postponed for the purpose of soliciting additional proxies if we have not received sufficient votes to adopt the merger agreement at the special meeting. Approval of the proposal to adjourn or postpone the special meeting, if necessary, to solicit additional proxies requires the affirmative vote of a majority of the shares represented and voting at the special meeting. If you abstain, it will have the same effect as a vote against the proposal to adjourn or postpone the special meeting, if necessary, to solicit additional proxies. If you do not vote your shares, it will have no effect on the proposal to adjourn or postpone the special meeting, if necessary, to solicit additional proxies. If you sign and return your proxy card without indicating your vote, your shares will be voted “FOR” the proposal to adjourn or postpone the special meeting, if necessary, to solicit additional proxies. If you hold shares in “street name” and do not instruct your broker, bank or other nominee how to vote your shares, your shares will not be voted, but this will not have an effect on the proposal to adjourn the special meeting. See “The Special Meeting — Proxies and Revocation” beginning on page 12, “The Special Meeting — Vote Required for Approval” beginning on page 11 and “The Special Meeting — Adjournments and Postponements” beginning on page 13.

Voting Information. Before voting your shares of our common stock, we encourage you to read this proxy statement in its entirety, including its annexes, and carefully consider how the merger will affect you. To ensure that your shares can be voted at the special meeting, please complete, sign, date and mail the enclosed proxy card (which requires no postage if mailed in the United States), or submit your vote through the Internet or by telephone as soon as possible. If you hold shares in “street name,” you should follow the instructions provided by your broker, bank or other nominee regarding the voting of your shares. You may also vote in person by attending the special meeting be held on [—], 2010, at [—], Central time, at [—].

Shares Held by Directors and Executive Officers. As of [—], 2010, the record date, our directors and executive officers held and are entitled to vote at the special meeting [—] shares of our common stock, representing approximately [—]%, in the aggregate, of the outstanding shares of our common stock on that date.

See “The Special Meeting” beginning on page 11.

The Parties to the Merger

Microtune, Inc., a Delaware corporation, designs and markets receiver solutions for the cable, automotive entertainment electronics and digital television markets. Our corporate headquarters are located at 2201 10th Street, Plano, Texas 75074, and our telephone number is (972) 673-1600. See also “Where You Can Find More Information” beginning on page 79.

Zoran Corporation, a Delaware corporation, is a leading provider of digital solutions in the digital entertainment and digital imaging market. Zoran has pioneered high-performance digital audio and video, imaging applications, and Connect Share Entertain™ technologies for the digital home. Zoran’s corporate headquarters are located at 1390 Kifer Road, Sunnyvale, California 94086, and its telephone number is (408) 523-6500. Zoran’s website can be found at www.zoran.com.

Maple Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Zoran, which we refer to herein as “Sub”, was formed solely for the purpose of effecting the merger. Maple Acquisition Corp. has not carried on any activities to date, except for activities incidental to its formation and activities undertaken in connection with the transactions contemplated by the merger agreement. Upon consummation of the merger, Sub will merge with and into Microtune and will cease to exist.

See “The Companies” beginning on page 15.

The Merger

On September 7, 2010, we entered into an Agreement and Plan of Merger, which we refer to in this proxy statement as the “merger agreement,” with Zoran and Sub. Pursuant to the merger agreement, Sub will merge with and into Microtune, and Microtune will continue as the surviving corporation, which we refer to in this proxy statement as the “surviving corporation.” Following the merger, Zoran will directly own all of the outstanding capital stock of Microtune and you will cease to have any rights as a Microtune stockholder. Microtune will cease to be an independent, publicly traded company and will be a wholly-owned subsidiary of Zoran. A copy of the merger agreement is attached as Annex A to this proxy statement. See “The Merger” beginning on page 16.

Merger Consideration

If the merger is completed, you will be entitled to receive $2.92 in cash, without interest and less any applicable withholding taxes, for each share of our common stock that you own (unless you exercise and perfect your appraisal rights under the Delaware General Corporation Law with respect to the merger). See “The Merger Agreement — The Merger Consideration and the Conversion of Capital Stock” beginning on page 51, “Appraisal Rights” beginning on page 71 and Annex D.

Treatment of Options and Restricted Stock Units

The awards granted under our stock option and equity award plans, which are comprised of options to acquire our common stock and restricted stock unit awards, are collectively referred to as “equity awards” in this proxy statement.

Treatment of Options. Zoran will not assume any Microtune stock options. As a result, all unexpired and unexercised options that are outstanding prior to the effective time of the merger will fully vest and become exercisable. All such options that continue to remain outstanding immediately prior to the effective time of the merger will be cancelled at the effective time of the merger and any such cancelled options that have an exercise price less than $2.92 per share will be converted into and represent only the right to receive an amount in cash, without interest and less any applicable withholding taxes, equal to the product of (a) the number of shares of our common stock underlying such option, multiplied by (b) the difference between (A) $2.92, the per share merger consideration, less (B) the exercise price per share of such option in effect immediately before the effective time of the merger.

Treatment of Restricted Stock Units. When the merger is completed, all unexpired and unexercised restricted stock unit awards (“RSUs”) that are outstanding immediately before the effective time of the merger (other than RSUs held by our non-employee directors) will be assumed by Zoran and will continue to have, and be subject to, the same terms and conditions in effect for RSUs immediately before the effective time of the merger, except that such RSUs shall be for that number of whole shares of common stock of Zoran equal to the product of the number of shares of Microtune common stock that were issuable under such RSUs and the Exchange Ratio (as defined below) (rounded down to the next whole share) and such RSUs shall be subject to the authority of the Zoran board of directors or a committee thereof. The “Exchange Ratio” is the quotient obtained by dividing $2.92 by the average of the closing sale prices for a share of Zoran common stock as quoted on the NASDAQ Global Market for the ten consecutive trading days ending with the third trading day that precedes the closing. Each outstanding RSU held by a non-employee director of the Company shall be cancelled in exchange for payment of $2.92 per RSU, without interest.

See “The Merger Agreement — Treatment of Options, Restricted Stock and Other Equity Awards” beginning on page 52.

Certain of our executive officers have severance agreements under which they will receive a cash payment at closing in lieu of vesting of any of their outstanding performance-vested RSUs that are otherwise scheduled to vest in 2011 under the terms of our 2010 Incentive Compensation Program. The severance agreements for each of our executive officers also contemplate a cash payment in the event of certain termination events, with the amount of the cash payment generally intended to reflect the value of time-vested RSUs that were scheduled to vest during a specified period following the executive’s termination of employment. See “The Merger — Interests of Microtune’s Directors and Executive Officers in the Merger” beginning on page 41.

Procedures for Receiving the Merger Consideration

If the merger is completed, each of our stockholders will receive materials from the paying agent, American Stock Transfer. As soon as reasonably practicable after the completion of the merger, the paying agent will provide instructions to each holder of record of shares of our common stock that will explain how to surrender stock certificates. Each of our stockholders will receive cash for his, her or its shares from the paying agent after complying with these instructions. If the stockholder’s shares of common stock are held in “street name” by his, her or its broker, bank, or other nominee, the stockholder will receive instructions from his, her or its broker, bank, or other nominee as to how to effect the surrender of the “street name” shares and receive the merger consideration for those shares. Holders of our common stock should not return their stock certificates with the enclosed proxy card, and should not send in their stock certificates without a properly completed letter of transmittal. See “The Merger Agreement — Payment Procedures” beginning on page 52.

Recommendation of Our Board of Directors

After careful consideration, our board of directors (other than the abstaining director) has unanimously approved the merger agreement, the merger and the other transactions contemplated by the merger agreement and determined that the merger is fair and advisable to, and in the best interests of, our company and our stockholders.

Accordingly, our board of directors (other than the abstaining director) unanimously recommends that you vote “FOR” the adoption of the merger agreement.

See “The Merger — Reasons for the Merger; Recommendation of Our Board of Directors” beginning on page 28.

Opinion of Microtune’s Financial Advisor

In connection with the merger, Microtune’s financial advisor, Oppenheimer & Co. Inc., referred to as Oppenheimer, delivered a written opinion, dated September 7, 2010, to Microtune’s board of directors as to the fairness, from a financial point of view and as of the date of the opinion, of the $2.92 per share cash consideration to be received in the merger by holders of Microtune common stock. The full text of Oppenheimer’s written opinion, dated September 7, 2010, which describes the assumptions made, procedures followed, matters considered and limitations on the review undertaken, is attached to this proxy statement as Annex C. Oppenheimer’s opinion was provided for the use of Microtune’s board of directors (in its capacity as such) in connection with its evaluation of the merger consideration from a financial point of view and does not address any other aspect of the merger. Oppenheimer expressed no view as to, and its opinion does not address, the underlying business decision of Microtune to proceed with or effect the merger or the relative merits of the merger as compared to any alternative business strategies that might exist for Microtune or the effect of any other transaction in which Microtune might engage. Oppenheimer’s opinion does not constitute a recommendation to any stockholder as to how such stockholder should vote or act with respect to any matters relating to the merger or otherwise. See “The Merger — Opinion of Microtune’s Financial Advisor” beginning on page 32.

Interests of Microtune’s Directors and Executive Officers

In considering the recommendation of our board with respect to the merger, you should be aware that some of our directors and executive officers have interests in the merger that are different from, or in addition to, the interests of our stockholders generally. See “The Merger — Interests of Microtune’s Directors and Executive Officers in the Merger” beginning on page 41. These interests include:

•

Some of our executive officers will be entitled to receive severance benefits after the merger and some of our executive officers may become entitled to receive severance benefits after the merger in the event of a qualifying termination of employment;

•

For a period of six years after the effective time of the merger, our executive officers and directors will benefit from the indemnification and insurance provisions contained in the merger agreement with respect to their acts or omissions as executive officers and directors prior to the effective time;

•	Certain of our executive officers may remain employed by the surviving corporation or be employed by Zoran following the merger; and

•

Drew Peck, one of our directors, is affiliated with Steel Horse Advisors, a strategic advisory and consulting firm which we engaged as a financial co-advisor in connection with our review of strategic alternatives which led to the proposed merger with Zoran. Pursuant to the terms of this engagement, the Company has agreed to pay Steel Horse a fee of approximately $950,000, contingent upon consummation of the merger.

Material U.S. Federal Income Tax Consequences of the Merger

The receipt of cash for shares of Microtune common stock by U.S. holders pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. In general, for U.S. federal income tax purposes, a U.S. holder of Microtune common stock will recognize gain or loss in an amount equal to the difference, if any, between (1) the amount of cash received in the merger and (2) the holder’s adjusted tax basis in the shares. Non-U.S. holders of Microtune common stock generally will not be required to pay U.S. federal income tax on the receipt of cash in exchange for shares of Microtune common stock in the merger. Stockholders, including non-U.S. holders, should consult their tax advisors to determine the particular tax consequences to them (including the application and effect of any state, local or non-U.S. income and other tax laws) of the merger. See “The Merger — Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 47.

Regulatory Approvals

Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules promulgated thereunder, to which we refer in this proxy statement as the “HSR Act,” the merger may not be completed until notification and report forms have been filed with the Antitrust Division of the U.S. Department of Justice, to which we refer in this proxy statement as the “Antitrust Division,” and the U.S. Federal Trade Commission, to which we refer in this proxy statement as the “FTC,” and the applicable waiting period has expired or otherwise been terminated. Microtune and Zoran expect to file their respective notification and report forms under the HSR Act with the FTC and Antitrust Division promptly following the filing of this proxy statement. See “The Merger — Regulatory Approvals” beginning on page 49.

Our Conduct of Business Pending the Merger

We have agreed that, from September 7, 2010 until the earlier of the termination of the merger agreement and the effective time of the merger, subject to certain exceptions, we will among other things, (a) conduct our business in the ordinary course in substantially the same manner as we conducted our business up to September 7, 2010 and in compliance with legal requirements; (b) pay our debts and taxes, perform our other obligations and use our commercially reasonable efforts to preserve our business organizations, keep available the services of our present officers and key employees, and preserve our material relationships with persons with whom we have business dealings; (c) use our commercially reasonable efforts to ensure that any contracts entered into after September 7, 2010 will not require any consent, waiver or novation or provide for any material change in the obligations of any party in connection with, or terminate as a result of, the merger; and (d) keep Zoran fully informed of material developments in and provide Zoran an opportunity to participate in and consult with respect to, but not conduct, the defense or settlement of any litigation to which we are party. In addition, we have agreed that, from September 7, 2010 until the earlier of the termination of the merger agreement and the effective time of the merger, subject to certain exceptions, we will not take, cause or permit certain actions without Zoran’s prior written consent. See “The Merger Agreement — Covenants Regarding Conduct of Business by Microtune Pending the Merger” beginning on page 56.

Obligation Not to Solicit Acquisition Proposals and Recommendation of Our Board

From and after September 7, 2010, subject to certain exceptions, we have agreed not to:

•

solicit, initiate, seek, knowingly encourage, knowingly facilitate, knowingly support or knowingly induce the submission of any “acquisition proposal” (as defined in “The Merger Agreement — No Solicitations, Acquisition Proposals”);

•

initiate, enter into, participate in, maintain, or continue any communications or negotiations regarding, or make available to any person any non-public information in connection with, any acquisition proposal;

•	agree to, accept, approve, endorse or recommend any acquisition proposal;

•	enter into any letter of intent, understanding or similar document or any other contract related to any acquisition proposal; or

•	submit any acquisition proposal to the vote of any of our stockholders or those of any of our subsidiaries.

Notwithstanding the aforementioned restrictions, under certain circumstances, our board of directors may respond to a bona fide unsolicited acquisition proposal or terminate the merger agreement and enter into an acquisition agreement with respect to a “superior offer” (as defined in “The Merger Agreement — No Solicitations, Acquisition Proposals”) so long as we comply with certain terms of the merger agreement. In addition, subject to the satisfaction of certain conditions, our board of directors may withdraw, qualify, amend or modify its recommendation to adopt the merger agreement if our board of directors determines in good faith, after consultation with its outside legal counsel, that it is required to take such action in order to comply with its fiduciary duties to our stockholders. See “The Merger Agreement — No Solicitations, Acquisition Proposals” beginning on page 60.

Conditions to the Merger

The obligations of the parties to complete the merger is subject to the satisfaction or waiver of a number of conditions. See “The Merger Agreement — Conditions to the Merger” beginning on page 66. These conditions include the following:

•	the merger will have been adopted by a majority vote of our stockholders;

•	the applicable waiting period under the HSR Act will have expired or early termination of such waiting period will have been granted;

•

the representations and warranties of each of Zoran and Sub will be true and correct on and as of the date they were made and the closing date of the merger, except where the circumstances causing the failure of such representations and warranties to be true and correct do not prohibit Zoran from consummating the merger;

•

our representations and warranties to each of Zoran and Sub will be true and correct on and as of the date they were made and the closing date of the merger, subject in many cases to material adverse effect qualifications;

•

Zoran, Sub and we will have performed and complied in all material respects with all covenants and obligations required to be performed and complied with by them or us under the merger agreement at or before the closing of the merger;

•

no claim, suit, action or proceeding brought by a U.S. federal governmental entity will be pending before any court or quasi-judicial or administrative agency of competent jurisdiction in the United States which seeks to (A) prohibit the consummation of the merger, or (B) prohibit, limit or place any conditions or restrictions on the ownership, control or operation by Zoran, the Company, or any of their respective affiliates of the business or assets of the Company and its subsidiaries, or Zoran and its subsidiaries, or require any such person to effect a divestiture in connection with the merger, and no U.S. governmental entity will have threatened to bring any claim, suit, action or proceeding which would have any of the effects specified in clauses (A) or (B) which threat has not been withdrawn; and

•	since September 7, 2010 there will not have occurred and be continuing any material adverse effect on us.

Termination of the Merger Agreement

Under certain circumstances, the merger agreement may be terminated and the merger abandoned prior to the effective time of the merger, whether before or after our stockholders adopt the merger agreement. See “The Merger Agreement — Termination of the Merger Agreement” beginning on page 68. The merger agreement generally may be terminated as follows:

•	by mutual written consent of Zoran and Microtune;

•	by either Zoran or Microtune:

•

if the merger is not completed by March 1, 2011, which we refer to in this proxy statement as the “end date,” except that neither Zoran nor Microtune may terminate the merger agreement on this basis if its breach of the merger agreement caused the failure of the merger to be completed by the end date;

•

if a government entity has issued any order, decree, or ruling or taken any other action that permanently restrains, enjoins or otherwise prohibits the merger, and such order, decree, ruling or other action is final and nonappealable; or

•

if the merger agreement is submitted to our stockholders for adoption at a meeting held for the purpose of voting on such adoption and they do not adopt the merger agreement at the meeting, except that we may not terminate the merger agreement on this basis if we failed to obtain such stockholder approval due to any action or failure to act by us that constitutes a breach of the merger agreement;

•	by Zoran:

•

if we breach any representation or warranty or covenant or if any representation or warranty becomes untrue, in either case such that the related conditions to closing would not be satisfied, and such breach is not cured (if curable) after 20 business days’ written notice by Zoran (but not later than the end date);

•

if there is a material adverse effect on us that has occurred since September 7, 2010 and is continuing and such material adverse effect is not cured (if curable) after 20 business days’ written notice by Zoran (but not later than the end date); or

•

if before our stockholders adopt the merger agreement any of the following occur, which we individually refer to in this proxy statement as a “triggering event”: (a) our board of directors changes in a manner adverse to Zoran its recommendation that our stockholders adopt the merger agreement, (b) we fail to include in this proxy statement our board of directors’ recommendation that our stockholders adopt the merger agreement; (c) we materially breach the non-solicitation provisions of the merger agreement; (d) our board of directors approves or publicly recommends any acquisition proposal other than the merger; (e) we enter into any letter of intent or contract (other than a confidentially agreement entered into in accordance with the merger agreement) relating to any acquisition proposal other than the merger; (f) our board of directors fails to reaffirm the company board recommendation within ten business days following a written request from Zoran; or (g) a tender offer or exchange offer relating to our common stock is commenced by a person not affiliated with Zoran and we (1) fail to send to our security holders a statement disclosing that we recommend rejection of such tender or exchange offer within ten business days of the publication of such tender or exchange offer, which we refer to as the “rejection recommendation,” and reaffirm the company board recommendation of the merger agreement, or (2) fail to reaffirm the rejection recommendation in any press release we publish that addresses an acquisition proposal, relating to such tender offer or exchange offer.

•	by us:

•	if Zoran breaches any representation, warranty, or covenant or if any representation or warranty becomes untrue, in either case such that the related conditions to the closing of the merger would not be satisfied and such breach is not cured (if curable) after 20 business days’ written notice by us to Zoran (but not later than the end date); or

•

if before our stockholders adopt the merger agreement we accept a superior offer and we pay to Zoran the $5 million termination fee described under “The Merger Agreement — Termination Fee and Expenses” beginning on page 69, and provided, further, that concurrently with such termination, we enter into a definitive agreement with such third party reflecting such superior offer.

Effect of Termination; Termination Fee and Expenses

See “The Merger Agreement — Termination Fee and Expenses” beginning on page 69. In general, if the merger agreement is terminated, neither we nor Zoran will have any liability to each other under the merger agreement other than for a willful or intentional breach of the merger agreement. However, the merger agreement requires that we pay Zoran a termination fee of $5 million if:

•

we or Zoran terminate the merger agreement because either (a) the merger is not completed by the end date, or (b) the stockholders do not adopt the merger agreement at a meeting held for the purpose of voting on such adoption, and either:

•	a triggering event has occurred prior to such termination; or

•

(1) prior to such termination, an acquisition proposal was publicly disclosed and not withdrawn, (or in the case of termination due to the failure of our stockholders to adopt the merger agreement at a meeting held for the purpose of voting on such adoption an acquisition proposal with respect to an acquisition shall otherwise exist and not have been withdrawn), and (2) within 12 months following the termination of the merger agreement we consummate or enter into a definitive agreement providing for an acquisition, in which case the termination fee would be payable on the earlier of the date we consummate or enter into a contract for the acquisition, or enter into a definitive agreement providing for an acquisition;

•	Zoran terminates the merger agreement following a triggering event as described above;

•

we terminate the merger agreement because we accept a superior offer in compliance with the provisions of the merger agreement and, concurrently with such termination, we accept and enter into a definitive agreement with such third party reflecting such superior offer; or

•

Zoran terminates the merger agreement because we breach any representation or warranty or covenant or because any representation or warranty becomes untrue, in either case such that the related conditions to closing would not be satisfied, and such breach is not cured (if curable) after 20 business days’ written notice by Zoran (but not later than the end date) and (a) before such termination, an acquisition proposal with respect to an acquisition was publicly disclosed or otherwise exists and has not been withdrawn, and (b) within 12 months following the termination of the merger agreement we consummate or enter into a definitive agreement providing for an acquisition.

Appraisal Rights

Under Section 262 of the Delaware General Corporation Law, to which we refer in this proxy statement as “Section 262,” our stockholders owning shares of our common stock as of the record date who do not vote in favor of adoption of the merger agreement will have the right to seek appraisal of the fair market value of their shares as determined by the Delaware Court of Chancery in lieu of the merger consideration, but only if they comply with the procedures and requirements set forth in Section 262, including the requirement that shares with respect to which appraisal demands are filed are continuously held by such stockholders through the effective time of the merger. The appraisal amount could be more than, the same as or less than the $2.92 per share merger consideration that a stockholder would be entitled to receive under the terms of the merger agreement. Holders of our common stock intending to exercise their appraisal rights, among other things, must not vote or otherwise submit a proxy in favor of adoption of the merger agreement, and must submit a written demand for appraisal to us prior to the taking of the vote on the adoption of the merger agreement at the special meeting. Your failure to comply with the procedures specified under Section 262 will result in the loss of your appraisal rights. See “Appraisal Rights” beginning on page 71 for a more detailed discussion of your appraisal rights and the text of Section 262 attached as Annex D to this proxy statement.

Market Price of Microtune’s Common Stock

Our common stock is listed on the Nasdaq Global Market under the symbol “TUNE.” The closing price of our common stock on the Nasdaq Global Market on September 3, 2010, the last trading day prior to the execution of the merger agreement, and on September 22, 2010, the last trading day before the date of this proxy statement, was $2.47 and $2.95, respectively. See “Current Market Price of Common Stock” beginning on page 75.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

This proxy statement, and the documents to which we refer you in this proxy statement, include forward-looking statements based on estimates and assumptions. There are forward-looking statements throughout this proxy statement, including, without limitation, under the headings “Summary,” “The Special Meeting,” “The Merger,” “Financial Projections,” “Regulatory Approvals,” and “Litigation Related to the Merger,” and in statements containing words such as “if,” “might,” “plans,” “believes,” “estimates,” “anticipates,” “continues,” “predict,” “potential,” “contemplates,” “projection,” “forecast,” “prospective” “expects,” “may,” “will,” “shall,” “assume,” “likely,” “could,” “should” or “would” or other similar words or phrases. These forward-looking statements include, but are not limited to, projections of our future financial performance and our anticipated growth. These statements are subject to risks, uncertainties, and other factors, including, among others:

•	the effect of the announcement of the merger on Microtune’s business relationships, operating results and business generally;

•	the effect of the merger on Microtune and shares of Microtune common stock;

•	the retention of certain key employees at Microtune;

•	the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement;

•	the outcome of any legal proceedings that have been and may be instituted against Microtune or Zoran and others related to the merger agreement;

•

stockholder approval or other conditions to the completion of the transaction may not be satisfied, or the regulatory approvals required for the transaction may not be obtained on the terms expected or on the anticipated schedule;

•	the amount of the costs, fees, expenses and charges related to the merger; and

•	Microtune’s and Zoran’s ability to meet expectations regarding the timing and completion of the merger.

In addition, we are subject to risks and uncertainties and other factors detailed in Microtune’s annual report on Form 10-K for the fiscal year ended December 31, 2009, filed with the SEC, on February 16, 2010, which should be read in conjunction with this proxy statement. See “Where You Can Find More Information” on page 79. Many of the factors that will determine our future results are beyond our ability to control or predict. Our actual results, performance or achievements could differ materially and adversely from those expressed or implied by any forward-looking statements. In light of the significant uncertainties inherent in the forward-looking statements contained herein, readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. We cannot guarantee any future results, levels of activity, performance or achievements. The statements made in this proxy statement represent our views as of the date of this proxy statement, and it should not be assumed that the statements made herein remain accurate as of any future date. Moreover, we assume no obligation to update forward-looking statements or update the reasons that actual results could differ materially from those anticipated in forward-looking statements, except as required by law.

THE SPECIAL MEETING

Date, Time, Place and Purpose of the Special Meeting

This proxy statement is being furnished to Microtune’s stockholders as part of the solicitation of proxies by our board of directors for use at the special meeting to be held on [—], 2010, starting at [—], Central time, at [—], or at any postponement or adjournment thereof. The purpose of the special meeting is for Microtune’s stockholders to consider and vote on adoption of the merger agreement and to approve the adjournment or postponement of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement. Microtune’s stockholders must adopt the merger agreement in order for the merger to occur. If Microtune’s stockholders fail to adopt the merger agreement, the merger will not occur. A copy of the merger agreement is attached to this proxy statement as Annex A. You are urged to read the merger agreement in its entirety.

Record Date and Quorum

We have fixed the close of business on [—], 2010 as the record date for the special meeting, and only holders of record of Microtune common stock on the record date are entitled to vote at the special meeting. As of [—], 2010, there were [— ] shares of Microtune common stock outstanding and entitled to vote. Each share of Microtune common stock entitles its holder to one vote on all matters properly coming before the special meeting.

A majority of the shares of Microtune common stock issued, outstanding and entitled to vote at the special meeting, present in person or represented by proxy, constitutes a quorum for the purpose of considering the proposals. Shares of Microtune common stock represented at the special meeting but not voted, including shares of Microtune common stock for which proxies have been received but for which stockholders have abstained, will be treated as present at the special meeting for purposes of determining the presence or absence of a quorum for the transaction of all business. In the event that a quorum is not present at the special meeting, the special meeting may be adjourned or postponed to solicit additional proxies, provided that the proposal to adjourn or postpone the special meeting has been adopted by the affirmative vote by a majority of shares of Microtune common stock represented in person or by proxy at the special meeting and entitled to vote thereon.

Vote Required for Approval

You may vote FOR or AGAINST, or you may ABSTAIN from voting on, the proposal to adopt the merger agreement. Consummation of the merger requires the adoption of the merger agreement by the affirmative vote of the holders of outstanding shares of Microtune common stock representing at least a majority of the shares entitled to vote at the special meeting. Therefore, if you abstain or fail to vote, it will have the same effect as a vote “AGAINST” the adoption of the merger agreement. If you hold shares in “street name” and do not provide instructions to your broker, bank or other nominee on how to vote your shares, your shares will not be voted and the effect will be the same as a vote against the proposal.

The adoption of the proposal to adjourn or postpone the special meeting to a later time, if necessary or appropriate, to solicit additional proxies requires the affirmative vote of a majority of the shares of Microtune common stock represented in person or by proxy at the special meeting and entitled to vote thereon. Therefore, if you abstain, it will have the same effect as a vote “AGAINST” the adoption of the proposal to adjourn or postpone the special meeting and if you fail to vote, it will have no effect on the outcome of the proposal. If you hold shares in “street name” and do not instruct your broker, bank or other nominee how to vote your shares, your shares will not be voted, but this will not have an effect on the proposal to adjourn the special meeting.

Recommendation of our Board of Directors

Except for the abstaining director, our board of directors has unanimously approved the merger agreement, the terms and conditions of the merger, the merger agreement and the transactions contemplated by the merger agreement and determined that the merger is fair and advisable to, and in the best interests of, our company and our stockholders.

Our board of directors (other than the abstaining director) unanimously recommends that our stockholders vote “FOR” the adoption of the merger agreement and “FOR” the proposal to adjourn or postpone the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the special meeting to adopt the merger agreement. See “The Merger — Reasons for the Merger; Recommendation of Microtune’s Board of Directors” beginning on page 28.

As of [—], 2010, our directors and executive officers held and are entitled to vote, in the aggregate, approximately [—] shares of Microtune common stock, representing approximately [—]% of Microtune’s outstanding common stock. We currently expect that each of our directors and executive officers will vote their shares of Microtune common stock in favor of the proposals to be presented at the special meeting.

Proxies and Revocation

If you are a stockholder of record of your shares of Microtune common stock and you submit a proxy by telephone or the Internet or by returning a signed and dated proxy card by mail that is received by Microtune at any time prior to 11:59 p.m., Eastern time, on the date prior to the special meeting, your shares will be voted at the special meeting as you indicate. If you sign your proxy card without indicating your vote, your shares will be voted “FOR” the adoption of the merger agreement and “FOR” the adjournment or postponement of the special meeting, if necessary or appropriate, to solicit additional proxies, and in accordance with the recommendations of our board of directors on any other matters properly brought before the special meeting, or at any adjournment or postponement thereof, for a vote.

If your shares of Microtune common stock are held in “street name,” you will receive instructions from your broker, bank or other nominee that you must follow in order to have your shares voted. If you have not received such voting instructions or require further information regarding such voting instructions, contact your broker. Brokers who hold shares of Microtune common stock in “street name” for a beneficial owner of those shares typically have the authority to vote in their discretion on “routine” proposals when they have not received instructions from beneficial owners. However, brokers are not allowed to exercise their voting discretion with respect to the approval of matters that are “non-routine,” such as adoption of the merger agreement, without specific instructions from the beneficial owner. Broker non-votes are shares held by a broker or other nominee that are represented at the meeting, but with respect to which the broker or other nominee is not instructed by the beneficial owner of such shares to vote on the particular proposal and the broker does not have discretionary voting power on such proposal. If your broker or other nominee holds your shares of Microtune common stock in “street name,” your broker or other nominee will vote your shares only if you provide instructions on how to vote by filling out the voter instruction form sent to you by your broker with this proxy statement. Because it is expected that brokers and other nominees will not have discretionary authority to vote on either proposal, we anticipate that there will not be any broker non-votes in connection with either proposal.

Proxies received by Microtune at any time prior to 11:59 p.m., Eastern time, on the date prior to the special meeting, which have not been revoked or superseded before being voted, will be voted at the special meeting.

If you are a stockholder of record of your shares of Microtune common stock, you have the right to change or revoke your proxy at any time before the vote taken at the special meeting by:

•	delivering to Microtune’s Secretary, a signed written notice of revocation bearing a date later than the date of the proxy, stating that the proxy is revoked;

•	attending the special meeting and voting in person (your attendance at the meeting will not, by itself, revoke your proxy; you must vote in person at the meeting);

•	signing and delivering a new proxy, relating to the same shares of Microtune common stock and bearing a later date; or

•	submitting another proxy by telephone or on the Internet (the latest telephone or Internet voting instructions will be followed) by the date and time indicated on the applicable proxy card(s).

Written notices of revocation and other communications with respect to the revocation of any proxies should be addressed to:

Microtune, Inc,

2201 10th Street

Plano, Texas 75074

Attn: Phillip D. Peterson

If you are a “street name” holder of Microtune common stock, you may change your vote by submitting new voting instructions to your brokerage firm, bank, trust or other nominee. You must contact your nominee to obtain instructions as to how to change or revoke your proxy.

Adjournments and Postponements

Although it is not currently expected, the special meeting may be adjourned or postponed for the purpose of soliciting additional proxies. Our amended and restated bylaws provide that any stockholder’s meeting, whether annual or special, and whether or not a quorum is present, may be adjourned from time to time by the vote of the majority of the voting power of the shares represented at that meeting, either in person or by proxy. In the absence of a quorum, no other business may be transacted at that meeting except as provided in the bylaws.

When any meeting is adjourned to another time or place, unless the bylaws otherwise require, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At any adjourned meeting Microtune may transact any business that might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days (which would require the board of directors to fix a new record date pursuant to the bylaws), or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. Notice of any such adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting in accordance with the bylaws.

Any signed proxies received by Microtune prior to 11:59 p.m., Eastern time, on the date prior to the special meeting in which no voting instructions are provided on such matter will be voted “FOR” an adjournment or postponement of the special meeting, if necessary or appropriate, to solicit additional proxies. Whether or not a quorum exists, holders of a majority of Microtune shares of common stock present in person or represented by proxy and entitled to vote at the special meeting may adjourn the special meeting. Because a majority of the votes represented at the meeting, whether or not a quorum exists, is required to approve the proposal to adjourn the meeting, abstentions will have the same effect on such proposal as a vote “AGAINST” the proposal, but your failure to vote will have no effect on such proposal. Any adjournment or postponement of the special meeting for the purpose of soliciting additional proxies will allow Microtune’s stockholders who have already sent in their proxies to revoke them at any time prior to their use at the special meeting as adjourned or postponed.

Rights of Stockholders Who Object to the Merger

Stockholders are entitled to seek appraisal of their shares under the Delaware General Corporation Law in connection with the merger, provided that the requirements of Section 262 are met. Under Section 262, our stockholders owning shares of our common stock as of the record date who do not vote in favor of adoption of the merger agreement will have the right to seek appraisal of the fair market value of their shares as determined by the Delaware Court of Chancery in lieu of the merger consideration, but only if they comply with the procedures and requirements set forth in Section 262, including the requirement that shares with respect to which appraisal demands are filed are continuously held by such stockholders through the effective time of the merger. The appraisal amount could be more than, the same as or less than the $2.92 per share merger consideration for our common stock a stockholder would be entitled to receive under the terms of the merger agreement. Holders of our common stock intending to exercise their appraisal rights must, among other things, not vote or otherwise submit a proxy in favor of adoption of the merger agreement and must submit a written demand for appraisal to us prior to the taking of the vote on the adoption of the merger agreement at the special meeting. Notice of required deadlines will not be provided by Microtune. Failure to vote will not serve as notice of a demand for appraisal. Your failure to comply with the procedures specified under Section 262 will result in the loss of your appraisal rights. See “Appraisal Rights” beginning on page 71 for a more detailed discussion of your appraisal rights and the text of Section 262 attached as Annex D to this proxy statement.

Solicitation of Proxies

We have engaged Georgeson, Inc. to assist in the solicitation of proxies for the special meeting for a fee of approximately $15,000, plus additional charges related to telephone calls and out-of-pocket expenses in connection with the proxy solicitation. Our directors, officers and employees may also solicit proxies by personal interview, mail, e-mail, telephone, facsimile or other means of communication. These persons will not be paid additional remuneration for their efforts. We will also request brokers and other fiduciaries to forward proxy solicitation material to the beneficial owners of shares of Microtune common stock that the brokers and fiduciaries hold of record. Upon request, we will reimburse them for their reasonable out-of-pocket expenses.

Questions and Additional Information

If you have questions about the merger or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, please call our proxy solicitor, Georgeson, Inc., toll-free at (866) 729-6811, banks and brokers may call (212) 440-9800. If your brokerage firm, bank, trust or other nominee holds your shares in “street name,” you should also call your brokerage firm, bank, trust or other nominee for additional information.

Availability of Documents

Documents incorporated by reference (excluding exhibits to those documents unless the exhibit is specifically incorporated by reference into those documents) will be provided by first class mail without charge to each person to whom this proxy statement is delivered upon written or oral request of such person. In addition, our list of stockholders entitled to vote at the special meeting will be available for inspection at our principal executive offices at least 10 days prior to the date of the special meeting and continuing through the special meeting for any purpose germane to the meeting; the list will also be available at the meeting for inspection by any stockholder present at the meeting.

THE COMPANIES

Microtune, Inc.

Microtune began operations in August 1996. We design and market receiver solutions for the cable, automotive entertainment electronics and digital television (DTV) markets. These solutions include radio frequency (RF) integrated circuits (ICs), digital signal processing ICs and subsystem module solutions. Our product portfolio consists of tuners, amplifiers, upconverters, demodulators and receivers, which permit the delivery, reception and exchange of broadband video, audio and data using terrestrial (off-air) and/or cable communications systems. Our products enable or target various consumer electronics, broadband communications and automotive entertainment electronics applications and devices, including cable television set-top boxes; DOCSIS®-based, high-speed voice and data cable modems; car audio, television and antenna amplifier systems; integrated digital television systems (iDTV), including high-definition televisions (HDTV); digital-to-analog converter boxes; and personal computer television (PC/TV) multimedia products. We sell our products to original equipment manufacturers (OEMs) and original design manufacturers (ODMs) who sell devices, subsystems and applications to consumers or service providers within the cable, automotive entertainment electronics and DTV markets.

Zoran Corporation

Zoran Corporation is a leading provider of digital solutions in the digital entertainment and digital imaging market. Zoran has pioneered high-performance digital audio and video, imaging applications, and Connect Share Entertain™ technologies for the digital home. Zoran provides integrated circuits, software and platforms for digital televisions, set-top boxes, DVD and HD media players, digital cameras and printers, scanners and related Multi Function Peripherals (MFP). Zoran sells its products to original equipment manufacturers that incorporate them into products for consumer and commercial applications. Zoran incorporated in California in December 1981 and reincorporated in Delaware in November 1986. Zoran’s corporate headquarters are located at 1390 Kifer Road, Sunnyvale, California 94086, and its telephone number is (408) 523-6500. Zoran’s website can be found at www.zoran.com.

Maple Acquisition Corp.

Maple Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Zoran, was formed solely for the purpose of effecting the merger. Maple Acquisition Corp. has not carried on any activities to date, except for activities incidental to its formation and activities undertaken in connection with the transactions contemplated by the merger agreement. Maple Acquisition Corp.’s principal executive offices are located at 1390 Kifer Road, Sunnyvale, California 94086, and its telephone number is (408) 523-6500.

THE MERGER

This discussion of the merger is qualified in its entirety by reference to the merger agreement, which is attached to this proxy statement as Annex A and which is incorporated by reference into this proxy statement. You should read the entire merger agreement carefully as it is the legal document that governs the merger.

Background of the Merger

Our board of directors and management team regularly evaluate our business and operations, our long-term strategic goals and alternatives to maximize stockholder value, and our prospects as an independent company. Throughout the history of our Company, our board of directors and management team have regularly reviewed and assessed trends and conditions impacting the Company and the cable, automotive entertainment electronics and digital television (DTV) markets for which the Company provides receiver solutions. Our board of directors and management team recognize that we operate in an industry that is characterized by intense competition, rapidly changing technology, long design cycles, short product life cycles, aggressive competitive pricing and rapidly decreasing average selling prices. Moreover, many of the Company’s competitors are larger, more diversified companies, with substantially greater financial resources and capacity to invest in research and development than the Company.

In light of these market dynamics and pressures, our board of directors and management team has been actively evaluating ways for the Company to remain competitive and to increase its revenues, reduce operating costs and improve its financial performance. As part of this process, our board of directors determined to pursue a strategy of cost reduction measures while at the same time pursuing organic and inorganic growth opportunities. We have historically invested a significant percentage of our net revenue on research and development, which has increased over the past several years. In July 2009, we completed the acquisition of Auvitek International Ltd., a supplier of advanced DTV demodulator integrated circuits (ICs) for the high-definition television (HDTV) and TV-enabled peripherals markets. In October 2009, we finalized a restructuring plan that included a reduction in force of approximately 10% of our workforce. Despite our efforts to remain competitive, it has historically been very difficult for the Company to achieve and maintain profitability and revenue growth. For example, the Company was profitable in fiscal years 2007 and 2008, operated at a net loss for fiscal years 2009, 2006 and 2005 and expects a net loss in fiscal year 2010.

As part of its ongoing review of the Company and its position in the markets in which we operate, our board of directors also regularly reviews the strategic alternatives available to the Company. From time to time, our board of directors and management team has engaged in discussions regarding a possible sale or strategic combination of the Company’s business or businesses with other complementary businesses.

In 2007, the Company, with the assistance of financial advisors, conducted a review of strategic alternatives and solicited offers from potentially interested parties. Although initially a number of parties expressed possible interest in a potential transaction, ultimately only one party, a publicly traded semiconductor company, which we refer to as Company X, expressed serious interest in a transaction. From October 2007 through January 2008, the Company engaged in discussions with, and provided non-public information to, Company X. In December 2007, the Company received a non-binding proposal from Company X to acquire the Company in an all cash transaction for $7.50 per share, an approximately 30% premium to the Company’s stock price at that time. However, although the Company considered this proposal attractive and sought to move forward to finalize a transaction, the discussions with Company X did not lead to a definitive agreement and were abruptly terminated by Company X in January 2008. Efforts by the management of the Company to restart these discussions were unsuccessful.

In March 2009, the Company received a non-binding unsolicited indication of interest from a publicly traded semiconductor company, which we refer to as Company Y, regarding a potential acquisition of the Company for consideration consisting of cash and stock, with an implied value within the range of approximately

$2.30 to $2.50 per share. The Company advised Company Y that this price was too low, but Company Y indicated that it was unable to raise its offer and did not pursue its proposal further.

James A. Fontaine, our President and Chief Executive Officer, first met Dr. Levy Gerzberg, the President and Chief Executive Officer of Zoran, at an industry function in 2007. The parties discussed generally the industry in which the companies operate, but there was no discussion regarding a business combination at that time.

On December 11, 2009, a representative of Jefferies & Company, Inc. (“Jefferies”) met with Mr. Fontaine and Justin Chapman, the interim Chief Financial Officer at such time (and now our Chief Financial Officer) at the Company’s headquarters in Plano, Texas. The Jefferies representative inquired whether the Company might have interest in discussions with Zoran regarding a possible business combination transaction. Mr. Fontaine indicated that the Company would be open to a discussion.

On January 12, 2010, we entered into a confidentiality and standstill agreement with Zoran. Also on January 12, 2010, at a meeting set up by representatives of Jefferies, members of the Company’s senior management, including Mr. Fontaine, Mr. Chapman and Greg Zancewicz, Vice President of Marketing and Strategic Planning, met at our headquarters in Plano, Texas with the following members of Zoran’s management: Dr. Isaac Shenberg, Senior Vice President, Business Development; Rafi Retter, Vice President of Technologies, Business Development; and Bill Queen, Senior Director of Business Development. The two companies made presentations to each other regarding their respective businesses. Follow-up calls ensued later in January during which Zoran asked for additional information regarding our business and products.

On February 9, 2010 and February 10, 2010, our board of directors held a regularly scheduled meeting. Also present were members of the Company’s management and representatives of Oppenheimer & Co. Inc. (“Oppenheimer”) and Steel Horse Advisors (“Steel Horse”). The members of the Company’s management reviewed the Company’s financial performance for the fiscal quarter and fiscal year ended December 31, 2009 with our board of directors and discussed the Company’s business outlook and financial forecasts for fiscal 2010. Representatives of Steel Horse discussed the strategic position of the Company, and representatives of Oppenheimer and Steel Horse discussed possible strategic alternatives available to the Company, including potential acquisitions and the sale or merger of the Company.

On February 11, 2010, Mr. Zancewicz met in person with Mr. Queen at Zoran’s headquarters in Sunnyvale, California to discuss follow-up questions from the meeting in January.

On February 26, 2010, Mr. Fontaine met in Plano, Texas with the Chief Executive Officer of another publicly traded semiconductor company, which we refer to as Party 1. The two sides reviewed with each other their respective corporate presentations. On March 2, 2010, we entered into a confidentiality and standstill agreement with Party 1.

On March 14, 2010, Dr. Gerzberg and Mr. Fontaine had a telephone conversation during which Dr. Gerzberg indicated that Zoran was interested in exploring a possible business combination transaction with the Company, but no specific terms were discussed.

On March 18, 2010, a meeting took place between members of our management, including Messrs. Chapman and Zancewicz, and members of senior management of Party 1. Mr. Fontaine and the Chief Executive Officer of Party 1 joined the meeting by conference telephone. Drew Peck of Steel Horse, who joined our board of directors effective May 20, 2010, was also present at this meeting. The parties discussed the potential strategic rationale for a transaction between the Company and Party 1.

On March 19, 2010, a representative of Party 1 followed up with Messrs. Chapman and Zancewicz to discuss due diligence questions that arose during the March 18th meeting.

On March 30, 2010 and March 31, 2010, members of our management held a two-day strategic planning session that was attended by representatives of Oppenheimer and Steel Horse. During this session, the parties discussed the Company’s past and projected financial performance and strategic alternatives available to the Company, including a sale of the Company, a strategic merger or other business combination transaction, as well as continuing to execute on the Company’s existing business plan.

On March 31, 2010, the Company received a non-binding indication of interest from Party 1 to purchase all of the outstanding equity interests of the Company in a transaction that Party 1 indicated would have a value within a range of $150 million to $160 million (or, on a per share basis, approximately $2.78 to $2.96 per share), based upon the then current trading price of Party 1’s stock, consisting entirely of equity securities of Party 1, which Party 1 indicated was its preference, or possibly a combination of equity securities and cash. This proposal implied a premium within the range of approximately 2% to 8% to the closing price of the Company’s common stock on the date of the proposal.

On April 2, 2010, the President and Chief Executive Officer of Party 1 called Mr. Fontaine to discuss the non-binding indication of interest submitted by Party 1 on March 31, 2010. He indicated that Party 1 would require the Company to enter into a period of exclusivity, and that the specific terms of Party 1’s proposal would be resolved after Party 1 had an opportunity to perform due diligence.

On April 6, 2010, our board of directors convened a special meeting to discuss the non-binding indication of interest received from Party 1. Also present were members of the Company’s management team, representatives of Oppenheimer and Steel Horse, and a representative of Baker Botts, LLP, the Company’s primary outside legal counsel at that time. Members of our management team updated our board of directors on the status of management’s discussions with both Party 1 and Zoran. Members of our management team provided our board of directors with a strategic assessment of the Company and management’s recommendations as a result of the two-day strategic planning session on March 30 and 31, 2010. In management’s view, the Company lacked the critical mass and momentum to compete long-term with larger industry competitors and was likely to face substantial challenges over the next 24 months that could be addressed by combining with a strong partner. Senior management unanimously recommended that our board of directors pursue a merger, sale or substantial realignment of the Company.

Further, at the April 6, 2010 special meeting of our board of directors, Oppenheimer and Steel Horse updated our board of directors on the status of discussions with each of Party 1 and Zoran and reviewed with our board of directors a business and financial overview of each of Party 1 and Zoran and certain financial aspects of the current offer from Party 1. Representatives of Oppenheimer and Steel Horse also discussed with our board of directors other third parties who might be interested in a strategic merger or other business combination transaction involving the Company. Our board of directors discussed with the representatives of our management team and the representatives of Oppenheimer and Steel Horse the business and future prospects of Party 1, in light of the fact that the consideration being proposed by Party 1 consisted entirely or in substantial part of stock of Party 1, and also discussed the products and markets of Zoran. The representative of Baker Botts, LLP gave a presentation on the fiduciary duties of our board of directors, emphasizing the duty to maximize stockholder value in the context of a sale transaction. After discussion, our board of directors authorized and instructed our management and our advisors to consider in more depth the strategic alternatives available to the Company in comparison to the Company’s existing business plan and prospects and to undertake a process to solicit the interest of third parties potentially interested in a strategic transaction with the Company, including Party 1 and Zoran.

On April 8, 2010, Mr. Fontaine met with the Chief Executive Officer of Party 1 at Party 1’s headquarters to discuss their respective businesses and discuss Party 1’s indication of interest in a possible business combination transaction between the parties. Because Party 1’s indication of interest was for a transaction in which the consideration would comprise exclusively or primarily stock of Party 1, Mr. Fontaine focused on Party 1’s strategic rationale for a transaction and the potential benefits to the Company’s stockholders of such a transaction. However, Party 1 did not articulate any specific strategic benefits of such a transaction other than the increased scale that would result from a business combination.

On April 9, 2010, our board of directors convened a special meeting. Representatives of management and a representative of our outside legal counsel, Wilson Sonsini Goodrich & Rosati, professional corporation (“WSGR”), were present. Representatives of management updated our board of directors on the status of management’s discussions with Party 1 and Zoran. Our management also discussed with our board of directors the potential merits of a business combination transaction with Party 1, including potential synergies and the financial benefits of a combination as well as prospects for growth of Party 1 in light of the proposed consideration consisting entirely or in substantial part of stock of Party 1. Management also updated our board of directors on the status of the efforts by the Company’s financial advisors and management on behalf of the Company to contact other potentially interested parties as part of the Company’s strategic review process.

In accordance with the directives of our board of directors, between April 2010 and mid June 2010, in addition to Zoran and Party 1, representatives of Oppenheimer and Steel Horse had discussions with fifteen potential strategic partners (including Company X and Company Y, the companies that had expressed interest in the Company in 2007 and 2009, respectively) to gauge their interest in a possible strategic transaction with the Company. Of these fifteen parties, eleven parties expressed no interest in a potential transaction (including Company Y), and four parties (including Company X) expressed preliminary interest in reviewing Company information and entered into confidentiality and standstill agreements with the Company. However, these four parties declined to proceed beyond a review of preliminary information and did not provide any proposal or indication of interest regarding a strategic transaction or business combination involving the Company.

On April 12, 2010 and April 13, 2010, representatives of the management team of Zoran, including Dr. Gerzberg, Dr. Shenberg, Ram Ofir, Senior Vice President & General Manager, Home Entertainment Division, and Mr. Queen, met in person with members of our management team including Messrs. Fontaine, Chapman and Zancewicz, Barry Koch, Executive Vice President, Rob Kirk, Vice President of Worldwide Sales, Edward Basso, Vice President of Operations, Carey Ritchey, Vice President and General Manager, Cable Business Unit, and Peter Birch, Vice President and General Manager, DTV Business Unit, at the Company’s headquarters in Plano, Texas. The parties made presentations to each other regarding their respective businesses and discussed the potential benefits of a business combination transaction between the parties. Also present at these meetings were representatives of Oppenheimer and Steel Horse.

On April 20, 2010, representatives of the management team of Party 1, including the Chief Executive Officer, Chief Financial Officer and Chief Technology Officer, met in person with representatives of our management team including Messrs. Fontaine, Chapman, Zancewicz and Koch, at a meeting room at the Dallas/Fort Worth International Airport. The parties continued to discuss their respective businesses and the potential benefits of a business combination transaction between the parties. Also present were representatives of Oppenheimer and Steel Horse, including Drew Peck.

On April 27, 2010 and April 28, 2010, our board of directors held regularly scheduled meetings. Also present were members of our management team and three nominees for election as directors at our 2010 annual meeting, who participated as board observers in accordance with the terms of a settlement agreement entered into by the Company in March 2010 with Ramius LLC, a significant stockholder of the Company. At the meeting held on April 27, the members of our management team reviewed the Company’s financial performance for the fiscal quarter ended March 31, 2010 with our board of directors and discussed the Company’s business outlook and financial forecasts for fiscal 2010. Representatives of Oppenheimer and Steel Horse were present at the meeting held on April 28, 2010. At the meeting held on April 28, 2010, the members of our management team updated our board of directors on the status of discussions with each of Party 1 and Zoran. Representatives of Oppenheimer and Steel Horse updated our board of directors on the status of discussions with each of the companies that they had contacted as part of the Company’s strategic review process, including the status of discussions with Party 1 and Zoran. The board of directors expressed concern that a stock-for-stock, or primarily stock-for-stock, transaction with Party 1 would expose stockholders of the Company to risks and uncertainties substantially similar to those associated with their current investment in the Company. In addition, the board of directors noted that such a transaction would require a vote of Party 1’s stockholders and would therefore be subject to significant uncertainty. Accordingly, the board instructed management to explore Party 1’s willingness to pursue a transaction in which the Company’s stockholders would receive a significant premium and a substantial cash component.

On May 5, 2010, Mr. Fontaine had a telephone conversation with the Chief Executive Officer of Party 1. Mr. Fontaine advised the Chief Executive Officer of Party 1 of our board of directors’ desire for a cash transaction at a significant premium to current market value. The Chief Executive Officer of Party 1 agreed to explore a revised offer for the Company.

On May 12, 2010, Mr. Fontaine met in person with senior management of Zoran, including Dr. Gerzberg, Dr. Shenberg and Mr. Ofir at Zoran’s headquarters in Sunnyvale, California to discuss the Company’s business and a potential business combination transaction between the parties.

On May 18, 2010, the Company received a revised, non-binding proposal from Party 1. Party 1’s revised proposal contemplated an acquisition of all of the outstanding equity interests of the Company for consideration consisting entirely of Party 1 stock, which as of the date of the revised proposal implied a transaction value within a range of $2.58 to $2.72 per share of Company common stock, an approximately 4% to 10% premium to the Company’s stock price at that time.

On May 19, 2010, Dr. Gerzberg sent an email to Mr. Fontaine indicating that Zoran was interested in acquiring the Company and that Zoran planned to submit a formal indication of interest to acquire the Company as soon as practical.

On May 20, 2010, following our annual meeting for the election of directors that had taken place earlier that day, our board of directors held a regularly scheduled meeting. Also present were members of our management team, representatives of Oppenheimer and Steel Horse and a representative of WSGR. Representatives of Oppenheimer and Steel Horse updated our board of directors on the status of discussions with Party 1 regarding its proposal and the status of discussions with Zoran. Representatives of Oppenheimer and Steel Horse also updated our board of directors on the status of discussions with the other companies that they had contacted as part of the Company’s strategic review process, including the fact that none of the parties contacted to date (other than Party 1 and Zoran) had indicated an interest in acquiring the Company. Our board of directors discussed the potential merits of a transaction with Party 1 and expressed continued concern regarding a transaction involving consideration consisting of Party 1’s equity securities. The Company’s legal counsel from WSGR gave a presentation to our board of directors on the fiduciary duties of directors in connection with a potential merger or other business combination, emphasizing the duty to maximize stockholder value in the context of a sale transaction.

In early June 2010, members of our senior management team had several meetings with representatives of Zoran at which representatives of Oppenheimer and Jefferies, financial advisor to Zoran, were present, regarding a potential business combination transaction between the parties.

On June 8, 2010, Mr. Fontaine sent a letter to Party 1 responding to Party 1’s May 18 proposal. The letter stated that that the Company was interested in continuing to explore a potential transaction with Party 1, but that our board of directors was concerned about the significant risks involved in the all stock transaction proposed by Party 1, including that such transaction would be subject to the approval of the stockholders of Party 1. The Company requested that Party 1 modify its offer to provide that the consideration offered consist of at least $78.5 million in cash (the Company’s then current cash balance) and the remainder in Party 1 stock that, together with the cash consideration, would have a value consistent with premiums paid in comparable merger and acquisition transactions in the industry.

On June 9, 2010, the Company received a non-binding proposal from Zoran to acquire the Company in an all cash transaction for $2.80 per share. The proposal indicated that Zoran’s offer would not be subject to any financing contingencies and that Zoran had the funds necessary to finance the proposed acquisition. The proposal further required the Company to agree to a 30-day exclusivity period from the date of the execution of the exclusivity agreement.

On June 10, 2010, our board of directors convened a special meeting to discuss the non-binding proposal received from Zoran. Also present were members of our management team, representatives of Oppenheimer and Steel Horse and a representative of WSGR. Mr. Fontaine discussed the non-binding proposal from Zoran and updated our board of directors on the discussions that he had had with Dr. Gerzberg with respect to Zoran’s proposal. Mr. Fontaine also reported on the Company’s counterproposal to Party 1 and advised that Party 1 was reviewing the counterproposal. Oppenheimer discussed the status of discussions with the advisors representing Party 1. Oppenheimer also reviewed the strategic process undertaken by the Company to date, and provided an update on the status of discussions with third parties regarding a possible strategic transaction with the Company and indicated that there were only two parties, Party 1 and Zoran, that had submitted indications of interest to acquire the Company and that none of the other parties that Oppenheimer and Steel Horse had contacted had indicated an interest in pursuing a potential acquisition of the Company. Oppenheimer then reviewed certain financial aspects of Zoran’s offer. Our board of directors discussed the relative merits of potential transactions with Party 1 and Zoran and discussed the challenges facing the Company if no transaction were consummated in the near term. Our board of directors then resolved to establish a strategic transactions committee consisting of three independent directors, Raghu Rau, James H. Clardy and A. Travis White, to assist management in connection with discussions and negotiations relating to potential strategic transactions. The strategic transactions committee was delegated full power to take any actions necessary or appropriate to assist management in connection with discussions and negotiations relating to potential strategic transactions; provided, however, that any letter of intent or definitive agreement would be subject to the review and approval of the full board of directors. Our board directed management and the strategic transactions committee to continue discussions and negotiations with Zoran and Party 1 with a view to improving the terms of any potential transaction.

On June 14, 2010, following discussions between representatives of Jefferies and representatives of Oppenheimer and Steel Horse, representatives of Jefferies contacted representatives of Oppenheimer to indicate that Zoran was prepared to increase its proposal to $3.00 per share. The representatives of Jefferies characterized this offer as Zoran’s best and final offer. In addition, Jefferies delivered Zoran’s revised indication of interest and exclusivity agreement to representatives of Oppenheimer.

On June 15, 2010, the strategic transactions committee of our board of directors held a meeting. Also present were certain other members of our board of directors and members of our management team as well as representatives of Oppenheimer and Steel Horse and a representative of WSGR. Mr. Fontaine updated the strategic transactions committee on the status of discussions that he had had with Dr. Gerzberg since the last meeting of the board of directors. Representatives of Oppenheimer updated the strategic transactions committee on the status of discussions with representatives of Jefferies, including that Jefferies had indicated that Zoran was prepared to increase its proposal to $3.00 per share and that this was Zoran’s best and final offer. The representative of WSGR summarized for the committee the material terms of the exclusivity agreement. Representatives of Oppenheimer and Steel Horse updated the strategic transactions committee on the status of discussions with third parties regarding a possible strategic transaction with the Company and confirmed that none of the other parties contacted by Oppenheimer or Steel Horse had expressed an interest in pursuing a transaction, although Oppenheimer and Steel Horse were continuing to reach out to certain other third parties. The strategic transactions committee instructed Mr. Fontaine and the representatives of Oppenheimer and Steel Horse to make a counterproposal to Zoran at a price of $3.05 per share and directed WSGR to continue discussions with Zoran regarding the terms of the proposed exclusivity agreement. The strategic transactions committee also instructed the representatives of Oppenheimer and Steel Horse to continue discussions with other third parties regarding a possible strategic transaction with the Company.

On June 16, 2010, at the direction of our board of directors, Oppenheimer delivered markups from the Company of Zoran’s revised proposal and exclusivity agreement to Jefferies, reflecting a price per share of $3.05 and modifying the non-solicitation provisions of the exclusivity agreement, among other things, to permit the Company to respond to other third party proposals received during the exclusivity period in furtherance of the directors’ fiduciary duties to the Company’s stockholders.

On June 16, 2010, the financial advisor to Party 1 delivered to Oppenheimer a letter from Party 1 responding to Mr. Fontaine’s June 8 counterproposal. This letter indicated that the cash component of any transaction with Party 1 could not exceed half of the Company’s existing cash balance, or approximately $39 million in cash, with the remainder of the consideration consisting of Party 1 stock. Party 1 orally advised the Company that it could not further revise its offer without engaging in an exclusive due diligence process.

On June 17, 2010, representatives of Jefferies delivered Zoran’s revised proposal and exclusivity agreement to Oppenheimer reflecting a price per share of $3.02. Also on June 17, 2010, at the direction of our board of directors, Oppenheimer delivered to Jefferies a further markup from the Company of the revised proposal and exclusivity agreement, reflecting a price per share of $3.05 and certain changes to the non-solicitation provisions of the exclusivity agreement.

On June 18, 2010, the strategic transactions committee of our board of directors held a meeting. Also present were certain other members of our board of directors and members of our management team as well as representatives of Oppenheimer and Steel Horse and a representative of WSGR. The strategic transactions committee discussed the current offer from Zoran of $3.02 per share. The representative of Oppenheimer updated the strategic transactions committee on the status of discussions with Jefferies with respect to Zoran’s proposal, and indicated that Jefferies had communicated that Zoran would not increase its offer. The representative of WSGR summarized the key issues relating to the exclusivity agreement requested by Zoran. The strategic transactions committee instructed Mr. Fontaine and the representatives of Oppenheimer and Steel Horse to continue discussions with Zoran regarding the terms of their proposal. The strategic transactions committee also instructed the representatives of Oppenheimer and Steel Horse to continue discussions with other third parties regarding a possible strategic transaction with the Company.

On June 21, 2010, our board of directors held a meeting. Also present were members of our management team as well as representatives of Oppenheimer and Steel Horse and a representative of WSGR. Mr. Fontaine updated our board of directors on the status of discussions with Zoran regarding its proposal and exclusivity agreement, indicating that Zoran had advised him that it would not increase its offer above $3.02 per share. The representative of WSGR summarized the proposed exclusivity agreement requested by Zoran. Following discussion, our board of directors unanimously approved, with Mr. Drew Peck abstaining from the vote, the exclusivity agreement with Zoran and the proposal providing for a price of $3.02 per share and authorized Mr. Fontaine to execute the exclusivity agreement.

On June 22, 2010, the Company and Zoran finalized the text of the proposal and the exclusivity agreement. The exclusivity agreement provided that the Company would work with Zoran on an exclusive basis for a period of 30 days and not solicit or engage in discussions or negotiations with any other party regarding a potential acquisition proposal, provided that, after 21 days from the execution of the agreement, the Company would be permitted to furnish information to, and engage in discussions with, any third party who made an alternative written proposal that the board determined was reasonably capable of leading to a proposal more favorable to the stockholders of the Company from a financial point of view than the transaction contemplated by the Zoran proposal. On June 23, 2010, Mr. Fontaine executed the exclusivity agreement with Zoran and Zoran provided to the Company a signed, non-binding proposal with regard to an acquisition of the Company for consideration consisting of $3.02 per share.

Also on June 23, 2010, members of our senior management team and representatives of management of Zoran, together with representatives of Oppenheimer and Jefferies, held a conference call to discuss the due diligence process and data room procedures and discussed the proposed timeline and next steps for the proposed transaction. In addition, representatives of Jefferies provided to representatives of Oppenheimer a formal due diligence request list on behalf of Zoran.

On June 24, 2010, the Company provided access to its electronic data room to representatives of Zoran to facilitate the diligence process. Due diligence information was uploaded to the data room throughout the course of the process.

On June 28, 2010, representatives of the management team of Zoran met with members of our management team at the Company’s facilities in Ingolstadt, Germany to discuss business due diligence matters. Also on June 28, 2010, representatives of the management team of Zoran discussed with members of our management team tax, accounting and employee benefits due diligence matters.

On June 29, 2010, Mr. Fontaine discussed with Ram Ofir, the Senior Vice President and General Manager of Zoran’s Home Entertainment division, the proposed schedule for diligence meetings for the following week.

On July 1, 2010, Mr. Fontaine received a call from Dr. Gerzberg and Karl Schneider, the Senior Vice President, Finance and Chief Financial Officer of Zoran. Dr. Gerzberg and Mr. Schneider informed Mr. Fontaine that Zoran had serious concerns regarding the Company’s potential exposure in connection with enforcement proceedings brought by the U.S. Securities and Exchange Commission against the former Chief Executive Officer and the former General Counsel and Chief Financial Officer of the Company relating to stock option backdating (the “Backdating Litigation”). Because the Company is obligated under its indemnification agreements with the former executives to advance defense costs of their counsel and because, in the absence of dismissal of the case or a settlement between the SEC and the defendants, the defendants could continue to incur legal expenses through trial and subsequent appeals, the ultimate amount of these costs is uncertain. Dr. Gerzberg and Mr. Schneider expressed concern that the Company’s out-of-pocket financial exposure (after full reimbursement under the Company’s $20 million directors’ and officers’ liability insurance policy) under its indemnification agreements with the former officers could be well in excess of $10 million, and stated that this would be a critical issue in their due diligence review.

On July 2, 2010, Mr. Fontaine and Dr. Gerzberg discussed in detail Zoran’s concerns with respect to the Company’s potential exposure related to the Backdating Litigation. Also on July 2, 2010, representatives of Jefferies discussed Zoran’s concerns related to the Backdating Litigation with representatives of Oppenheimer and requested that the Company prepare a detailed analysis of the Company’s estimates for its potential future financial exposure related to its indemnification obligations with respect to the litigation.

From July 6, 2010 through July 9, 2010, representatives of our management team and representatives of the management team of Zoran met in person in Plano, Texas in connection with Zoran’s due diligence review of the Company. In addition to general business, financial and legal due diligence, the Company and Zoran focused on the Company’s estimates for its potential future exposure related to the Backdating Litigation. Representatives of Oppenheimer, Steel Horse, Jefferies, Jones Day, Zoran’s outside legal counsel, and WSGR were also present.

On July 14, 2010, representatives of Jefferies informed representatives of Oppenheimer that Zoran continued to be committed to an acquisition of the Company, but that the $3.02 per share offer price was uncertain. Although Zoran had not determined to revise the offer price, it was analyzing the information provided by the Company with respect to the Company’s estimated future financial exposure related to the Backdating Litigation and was seeking additional details on the Company’s analysis of the matter.

On July 15, 2010, Jones Day delivered to WSGR an initial draft of a merger agreement. The initial draft, among other things, left the offer price blank and provided for a proposed termination fee of 4.2% of the equity value of the Company.

On July 16, 2010 and July 17, 2010, representatives of the management team of Zoran met with members of our management team at the Company’s facilities in Shanghai, China to discuss business due diligence matters.

On July 16, 2010, our board of directors held a meeting. Also present were members of our management team as well as a representative of WSGR. Mr. Fontaine updated our board of directors on the status of the due diligence meetings with Zoran and informed our board of directors that Zoran’s primary due diligence concern continued to be the Backdating Litigation. Mr. Fontaine discussed the efforts that management had undertaken to further analyze and explain the Company’s position with respect to its estimated future financial exposure related to this matter. Mr. Fontaine informed the board that he believed that Zoran was likely to lower its offer price of $3.02 per share based on Zoran’s estimates of the Company’s potential future exposure arising from its indemnification obligations in connection with the Backdating Litigation. The representative of WSGR reviewed with the board the key issues presented by the initial draft merger agreement, specifically focusing on conditions to closing, the material adverse effect provision, deal protection measures, including the non-solicitation clause, rights to match competing offers and termination fees and expenses, and termination provisions. The board of directors instructed management to request that Oppenheimer contact Jefferies to request that Zoran reconfirm the proposed price of $3.02 per share and to relay the key issues raised by the initial draft of the merger agreement that WSGR had discussed with the board.

On July 17, 2010, Mr. Fontaine instructed representatives of Oppenheimer to convey to representatives of Jefferies that the Company would not actively pursue the proposed transaction with Zoran until Zoran reconfirmed its proposed price of $3.02 per share and also requested that Oppenheimer relay the key issues presented by Zoran’s initial draft of the merger agreement that WSGR had discussed with the board. On the same day, Oppenheimer conveyed this information to Jefferies.

On July 19, 2010, representatives of Jefferies requested from representatives of Oppenheimer that the Company deliver a markup of the initial draft of the merger agreement when Zoran provided feedback to the Company on price and requested that the Company provide a detailed list of the key issues in the merger agreement. In accordance with the directives of our board of directors, representatives of Oppenheimer informed the representatives of Jefferies that the Company would provide a list of issues and would be prepared to deliver a markup of the merger agreement if Zoran confirmed the price of $3.02 per share.

On July 20, 2010, the Company provided to Zoran a list of the key issues raised by Zoran’s initial draft merger agreement. The Company reiterated that Zoran must reconfirm the price of $3.02 per share before the Company would provide a detailed markup of the initial merger agreement.

On July 22, 2010, the exclusivity period with Zoran expired. Zoran did not request an extension of the exclusivity agreement and, after July 22, 2010, discussions between the parties continued with no commitment by the Company to negotiate exclusively with Zoran.

On July 22, 2010, representatives of Jefferies informed representatives of Oppenheimer that Zoran would soon come to a conclusion on price and that Zoran’s estimates of the potential financial exposure related to the Backdating Litigation were significantly higher than the Company’s estimates. Later that day, representatives of Zoran conveyed to representatives of the Company that Zoran had revised its proposed price per share from $3.02 to $2.90 per share. Representatives of Jefferies provided to representatives of Oppenheimer Zoran’s analysis of the potential financial exposure of the Company related to the Backdating Litigation. This analysis indicated that the Company’s future out-of-pocket costs under its indemnification agreements with the former executives could range between $8 million and $12 million in excess of amounts reimbursed by insurance, depending on the timing of the resolution of the Backdating Litigation. Following receipt of this information, the Company suspended Zoran’s access to the electronic data room.

On July 23, 2010, our board of directors held a meeting. Also present were members of our management team and representatives of Oppenheimer and Steel Horse as well as a representative of WSGR. Mr. Fontaine updated our board of directors on the status of discussions with Zoran and noted that Zoran had lowered its offer price to $2.90 per share due to Zoran’s concerns related to the Company’s potential future exposure related to the Backdating Litigation. Mr. Fontaine also reported that, despite requests of the Company and Oppenheimer for a response to the WSGR issues list, Zoran had provided no feedback. After discussion, the board requested Mr. Fontaine to reiterate to Zoran the Company’s request for feedback on the key issues other than price, and to indicate that the board of directors required this information in advance of its next meeting, scheduled for July 27, 2010. Oppenheimer indicated that it would coordinate with Jefferies to convey the message from our board of directors.

On July 24, 2010, Dr. Gerzberg and Dr. Shenberg of Zoran called Mr. Fontaine. Dr. Gerzberg and Dr. Shenberg reiterated Zoran’s desire to proceed with a transaction and requested that the Company re-open the electronic data room. Mr. Fontaine informed Drs. Gerzberg and Shenberg that the Company’s board of directors would not consider Zoran’s proposed reduction in price until the Company received a response on all of the issues raised in the Company’s issues list. Mr. Fontaine agreed to re-open the data room, and Dr. Gerzberg and Dr. Shenberg agreed that Zoran would seek to cooperate to resolve the open issues raised by the issues list that the Company had presented to Zoran.

On July 27, 2010, our board of directors held a meeting. Also present were members of our management team and representatives of Oppenheimer, Steel Horse and a representative of WSGR. Prior to the meeting, Jefferies furnished to Oppenheimer an annotated version of the list of key issues in the merger agreement previously provided by the Company. The annotated list generally indicated that Zoran had flexibility with regard to many of the issues raised by the Company, but did not provide specific responses to these issues and requested a specific mark-up of the merger agreement from the Company. Counsel from WSGR reviewed the fiduciary duties of the directors, summarized the key issues raised by the Jones Day draft of the merger agreement and the changes proposed by WSGR, and reviewed the contents of the annotated issues list furnished by Jefferies. Oppenheimer updated our board of directors as to certain financial aspects of Zoran’s revised offer. The board of directors then discussed potential next steps and, after this discussion, formulated a response to Zoran to be communicated the following day.

On July 28, 2010, our management team instructed Oppenheimer to convey to Jefferies the position of the board of directors with regard to Zoran’s revised offer price and the other material terms of the transaction. Management instructed Oppenheimer to inform Jefferies that our board of directors would not accept Zoran’s reduction in the offer price from $3.02 to $2.90, that the board disagreed with Zoran’s assessment of the Company’s financial exposure with respect to the Backdating Litigation and that the board believed a price of $2.90 per share undervalued the Company. In addition, management requested that Oppenheimer inform Jefferies that our board was troubled by Zoran’s unwillingness to engage on the key issues in the draft agreement, but that it was willing to deliver a detailed markup at Zoran’s request, and that the markup would continue to reflect a price of $3.02 per share.

On July 30, 2010, WSGR provided a detailed markup to the initial draft of the merger agreement to Jones Day. WSGR’s markup, among other things, significantly narrowed the conditions to closing and the scope of the material adverse effect definition, narrowed or eliminated certain termination provisions, reduced the amount of the proposed termination fee payable by the Company in connection with a competing proposal from 4.2% to 2% of equity value, and eliminated certain expense reimbursement provisions.

On July 31, 2010, Dr. Gerzberg and Mr. Fontaine agreed to schedule in person meetings between their representatives to discuss all open issues on the merger agreement other than price.

On August 3, 2010, representatives of Zoran, including Dr. Shenberg, Chris Denten, General Counsel of Zoran, Mr. Queen, Mr. Fontaine and Phillip Peterson, our General Counsel, as well as representatives of Jefferies, Oppenheimer, Jones Day and WSGR met in person at Jones Day’s offices in Palo Alto and discussed the key issues in the merger agreement. Later that evening, Mr. Fontaine had dinner with Dr. Shenberg. During dinner, the parties discussed Zoran’s desire to engage in discussions with certain key employees viewed by Zoran as critical to a transaction, as well as other employee issues. Mr. Fontaine indicated that discussions with employees could not proceed until the terms of the transaction, including price, were substantially final.

On August 4, 2010, Mr. Fontaine met with Dr. Gerzberg, Dr. Shenberg and Mr. Ofir at Zoran’s corporate headquarters in Sunnyvale, California and continued to discuss the proposed transaction and business due diligence matters.

On August 7, 2010, Jones Day delivered a revised draft of the merger agreement to WSGR.

On August 9, 2010, WSGR provided a list of key issues raised by Jones Day’s draft merger agreement to Jones Day, including issues relating to deal certainty, the non-solicitation provisions, and the termination fee and expense reimbursement provisions. The parties agreed to address issues surrounding price separately. Representatives of Jefferies, Oppenheimer, WSGR and Jones Day, as well as representatives of Zoran, including Dr. Shenberg and Messrs. Denten and Queen, and Messrs. Fontaine and Peterson from the Company, discussed the list of issues and WSGR committed to provide a detailed markup of the merger agreement.

On August 12, 2010, WSGR delivered a revised draft of the merger agreement to Jones Day.

Over the next several days, WSGR and the Company worked on preparing disclosure schedules to the merger agreement. On August 16, 2010, representatives of Jefferies conveyed to representatives of Oppenheimer that Zoran would defer further discussions of the merger agreement until the Company delivered a draft of the schedules to the merger agreement.

On August 18, 2010, the Chief Executive Officer of Party 1 reached out to Mr. Fontaine to inquire regarding the status of the Company’s discussions regarding a transaction. However, the Chief Executive Officer of Party 1 indicated that Party 1 had no new proposal to convey to the Company.

On August 19, 2010, WSGR delivered an initial draft of the schedules to the merger agreement to Jones Day.

On August 23, 2010, Dr. Gerzberg and Dr. Shenberg communicated to Mr. Fontaine that Zoran believed that the open issues on the merger agreement were limited and that representatives of Zoran would like to meet with representatives of the Company on August 25 and August 26 at Jones Day’s offices in Palo Alto, California to resolve the remaining open issues on the merger agreement and the schedules. Mr. Fontaine conveyed that the parties must come to resolution on price before continuing to discuss other issues.

On August 24, 2010, Dr. Gerzberg and Dr. Shenberg called Mr. Fontaine. They advised him that Zoran had very little flexibility on price and that at most Zoran might be prepared to raise its price by $0.01 to $0.02 per share. In addition, Dr. Gerzberg and Dr. Shenberg advised Mr. Fontaine that Zoran’s revised view of price was not based solely on the potential future cost of the Backdating Litigation. Mr. Fontaine expressed concern regarding Zoran’s position on price, but agreed that he would meet with representatives of Zoran in Palo Alto, California the following day as planned in order to continue discussions with respect to price in person.

On August 25, 2010, Dr. Gerzberg and Dr. Shenberg met with Mr. Fontaine in Palo Alto. At that meeting, they informed Mr. Fontaine that $2.92 per share was Zoran’s best and final offer. Mr. Fontaine indicated that he would convey Zoran’s position to the Company’s board of directors.

On August 25, 2010, the Company’s board of directors held a meeting to discuss Zoran’s proposed price of $2.92 per share. Mr. Fontaine reported on his discussions with Dr. Gerzberg and Dr. Shenberg. Representatives of Steel Horse and Oppenheimer were present as well as a representative of WSGR. An extensive discussion ensued, in which the board focused on the substantial risks to the Company of rejecting Zoran’s offer of $2.92 per share, including the risk that Zoran would withdraw its offer for the Company entirely or lower the offer price further, and the absence of any competitive alternative to the proposed transaction with Zoran. In connection with discussions of the $2.92 per share offer price, Oppenheimer was asked and indicated that, based on information available to Oppenheimer as of that date, it anticipated that it would be in a position, upon the request of the board of directors of the Company, to render an opinion regarding the proposed $2.92 per share offer price, subject to completion of its customary procedures with respect to the rendering of opinions. After discussion, the board of directors instructed management to seek to finalize an agreement on the basis of a price of $2.92 per share, subject to final board review and approval, and conditioned on the parties resolving all material open issues relating to the merger agreement promptly with terms substantially similar with those proposed by the Company, agreeing on a firm schedule for completion of due diligence, including customer due diligence, and finalizing any agreements with employees that Zoran required as a condition to signing a definitive agreement.

On August 26, 2010, Dr. Gerzberg, Dr. Shenberg, Mr. Queen and Mr. Denten met with Messrs. Fontaine, Peterson and Chapman at WSGR’s offices in Palo Alto, California, together with representatives of WSGR, Jones Day, Jefferies and Oppenheimer. At that meeting, the Company and its advisers conveyed to Zoran and its advisers that the board of directors of the Company was prepared to move forward at a price of $2.92 per share, subject to a prompt resolution of all open issues in the merger agreement and agreement on a timetable for completion of all remaining items required to sign a definitive agreement. The representative of WSGR outlined the Company’s position on all material open issues in the merger agreement, including fixing the termination fee at $5 million, eliminating certain termination fee and expense reimbursement triggers proposed by Zoran, and narrowing certain closing conditions, including the material adverse effect condition and the condition relating to the absence of governmental litigation. After discussion with its advisors, Zoran’s representatives agreed to proceed substantially on the basis outlined by the Company. During the remainder of that day, the parties engaged in further discussions to resolve open issues in the merger agreement and disclosure schedules.

On August 27, 2010, Jones Day delivered a revised draft of the merger agreement to WSGR and on August 28, 2010, WSGR delivered to Jones Day further drafts of the merger agreement and disclosure schedules. The Company determined that the terms of the merger agreement were sufficiently final to allow Zoran to proceed with customer due diligence and to engage in discussions with those Company employees with whom Zoran required new employment agreements as a condition to signing a merger agreement.

On September 2, 2010, our board of directors held a meeting to discuss the status of the proposed transaction and the current draft of the merger agreement. Representatives of Oppenheimer and Steel Horse and a representative of WSGR were present. The representative of WSGR updated the board of directors regarding the proposed terms of the transaction and reported that the parties had resolved substantially all of the issues relating to the merger agreement.

Between September 2, 2010 and September 7, 2010, WSGR and Jones Day continued to exchange drafts of the merger agreement and disclosure schedules. During this period, Zoran negotiated employment agreements with certain employees of the Company. In addition, Zoran requested that Messrs. Fontaine, Chapman and Peterson enter into certain post-closing transition arrangements, upon expiration of which their employment with the Company would terminate.

On the morning of September 7, 2010, our board of directors held a meeting. Representatives of our management, Oppenheimer and Steel Horse and a representative of WSGR were present. The representative of WSGR again reviewed with our board of directors their fiduciary duties in the context of the proposed transaction, and described the terms and conditions of the merger agreement. The representative of WSGR also noted the interest of Mr. Peck arising by virtue of his affiliation with Steel Horse, one of the Company’s financial co-advisors, and advised that Mr. Peck would abstain from any vote relating to the transaction. Oppenheimer made a presentation to the board of directors with respect to its financial analysis of the $2.92 per share cash consideration and indicated that Oppenheimer would be prepared to render an opinion with regard to the fairness, from a financial point of view, of the consideration to be received by holders of common stock of the Company in the proposed merger. Mr. Fontaine reviewed with our board of directors management’s views regarding the risks of continuing as an independent public company, and the rationale for entering into the proposed transaction with Zoran. After discussion, our board of directors adjourned the meeting to reconvene later in the day.

Later on September 7, 2010, the compensation committee of our board of directors met. Counsel from WSGR reviewed with the committee the transition services and severance agreements proposed to be entered into with Messrs. Fontaine, Chapman and Peterson and other officers of the Company in substitution for their existing severance and change of control agreements. The purpose of the new agreements was to provide for the retention of these individuals during a transition period after closing of the merger and to clarify how certain amounts payable upon a change of control are calculated; however, the termination payments and benefits under the transition services and severance agreements were the same as the amounts potentially payable under the prior severance and change of control agreements. In addition, counsel reviewed with the members of the committee retention bonus agreements (negotiated by Zoran with the relevant individuals) proposed to be entered into with those officers of the Company contemplated to be retained by Zoran post-closing. These agreements include time-vested bonus payments in amounts that are less than the maximum potential severance benefits those individuals could have received under their existing severance and change of control agreements in the event of a termination or constructive termination following a change of control. In addition, the committee reviewed certain amended severance agreements with these individuals intended to become effective upon the closing of the merger. After discussion, the compensation committee unanimously approved these agreements and resolved to recommend their approval by the full board of directors.

Following the meeting of our compensation committee, our board of directors reconvened to consider the proposed transaction with Zoran. Representatives of Oppenheimer, Steel Horse and WSGR were present. Oppenheimer rendered to our board of directors an oral opinion, which was confirmed by delivery of a written opinion dated September 7, 2010, to the effect that, as of that date and based on and subject to the matters described in the opinion, the $2.92 per share cash consideration to be received in the merger by holders of the Company’s common stock was fair, from a financial point of view, to such holders. The representative of WSGR reviewed with the board the proposed resolutions to be adopted by the board of directors in connection with the proposed merger agreement, and following discussion, the entire board of directors, with Mr. Peck abstaining, unanimously approved the adoption of the merger agreement as being in the best interests of the Company and its stockholders and authorized the execution and delivery of the merger agreement. The board of directors also ratified the resolutions adopted by our compensation committee at its meeting immediately preceding the meeting of the board of directors.

On the evening of September 7, 2010, the Company and Zoran executed the final merger agreement. On September 8, 2010, Zoran issued a press release announcing the transaction and the execution of the merger agreement.

Reasons for the Merger; Recommendation of Our Board of Directors

Our board of directors, at the meeting held on September 7, 2010 described above, (i) determined that the merger agreement, the merger and the transactions contemplated by the merger agreement are in the best interests of the Company and its stockholders, and declared it advisable to enter into the merger agreement and consummate the merger, (ii) approved the execution, delivery and performance of the merger agreement and the consummation of the transactions contemplated thereby, including the merger, and (iii) resolved to recommend that the stockholders adopt the merger agreement and directed that such matter be submitted for consideration of the stockholders of the Company at the stockholders meeting.

In evaluating the proposed merger, our board of directors consulted with our management, as well as our outside legal counsel and financial advisors, and, in the course of reaching its determination, our board of directors considered the following material factors and potential benefits of the merger:

•	The current and historical market prices of the Company’s common stock and the fact that the price of $2.92 per share represented a premium to those historical prices, of approximately:

•

18.2% to the closing price of the Company’s Common Stock on the NASDAQ on September 3, 2010, the last trading date before the execution of the merger agreement, and a 47.3% premium to the closing price of the Company’s Common Stock on that date after excluding the Company’s cash;

•	33.1% to the volume weighted average share price of the Company’s Common Stock for the one year period ending on September 3, 2010; and

•	25.2% to the volume weighted average share price of the Company’s Common Stock for both the three month period and one month period ending on September 3, 2010.

•	The Company, with the assistance of its financial advisors, actively solicited the interest of other potential acquirors prior to entering into the exclusivity agreement with Zoran:

•

the Company approached, or was approached, by sixteen other potential acquirors in addition to Zoran, only five of whom expressed an interest in engaging in discussions with our management and receiving confidential information regarding the Company, and only one of whom, the party we refer to as Party 1, sought to engage in further due diligence investigations concerning the Company; and

•

other than Zoran, only Party 1 submitted any indication of interest to the Company with respect to a potential business combination transaction; each of Party 1’s indications of interest was preliminary in nature and subject to due diligence, and was for an all or primarily stock-for-stock transaction in which the implied exchange ratio represented a premium of 10% or less to the then current market price of the Company’s common stock based upon the relative market prices of the common stock of Party 1 and the Company. Despite repeated efforts by the Company and its financial advisors to improve the terms of Party 1’s indication of interest, including specific guidance with regard to the Company’s price expectations, its preference for a cash transaction and the likelihood that the Company would enter into an exclusivity agreement with another party in the absence of a competitive proposal by Party 1, Party 1 ultimately declined to submit a proposal that addressed the Company’s concerns regarding value and form of consideration.

•	The fact that the form of consideration to be paid to our stockholders under the merger agreement is cash, which provides liquidity and certainty of value to our stockholders.

•

The possible alternatives to the sale of the Company, including pursuing the Company’s current strategic plan or seeking to grow the Company through acquisitions, and our board’s assessment that none of these alternatives was reasonably likely to present superior opportunities for the Company to create value for our stockholders in the long term relative to the proposed sale of the Company to Zoran.

•	The current volatile state of the economy and continuing uncertainty regarding the robustness of the economic recovery and customer demand.

•	The risks and uncertainties associated with the Company continuing to operate on a stand-alone basis, such as:

•	the historical and projected challenges associated with growing the Company’s business and achieving and maintaining profitability;

•

the continued investments in research and development that would be required for the Company to execute on the Company’s stand-alone operating plan on a going forward basis and the fact that, despite the Company’s significant investments in research and development in the past, the Company has not achieved commensurate revenue growth;

•

the Company’s historical inability to meet expectations with respect to new product developments and the introduction of new products, most recently in relation to the DTV market, and the execution risks associated with the Company’s product development processes on a going forward basis;

•

the fact that the Company’s principal current sources of revenue are mature markets such as cable and automotive, the uncertain long-term growth prospects for these markets, and the need to penetrate the DTV market, in which the Company has failed to generate meaningful revenue to date, in order to grow revenue and profits in the future; and

•

the competitive nature of the businesses in which the Company operates, the fact that the Company’s principal competitors are significantly larger companies with substantially greater financial resources and research and development capabilities, and the fact that new competitors have entered the cable market within the past several years with viable product offerings.

•

The Company’s historical share price performance relative to that of market indices and the Company’s peers, as well as the significant decline, over time, in the price range in which the Company’s common stock has traded, which the Board believes reflects the risks and uncertainties the Company faces in seeking to generate long-term growth and profitability.

•	The terms of the merger agreement, including:

•	the limited number and nature of the conditions to Zoran’s obligation to consummate the merger and the likelihood that the merger will be completed in accordance with its terms;

•	the absence of a financing condition to Zoran’s obligations to consummate the merger and our board’s view of Zoran’s financial condition and the ability of Zoran to fund the merger consideration;

•	our ability, under certain limited circumstances, to furnish information to and conduct negotiations with third parties regarding other proposals;

•	our ability to terminate the merger agreement in order to accept a superior proposal, subject to paying Zoran a termination fee of $5 million;

•

our board’s belief, after consultation with its advisors, that the $5 million termination fee payable by the Company in the event of a termination of the merger agreement by the Company to accept a superior proposal (and in certain other circumstances) (i) is reasonable in light of the overall terms of the merger agreement and the benefits of the merger, (ii) is within the range of termination fees provided in other transactions of this size and nature and (iii) would not preclude another party from making a competing proposal;

•	our ability to specifically enforce the terms and provisions of the merger agreement to prevent certain breaches of the merger agreement; and

•	the general terms of the merger agreement, including the parties’ representations, warranties and covenants.

•

The opinion and financial presentation of Oppenheimer, dated September 7, 2010, to Microtune’s board of directors as to the fairness, from a financial point of view and as of the date of the opinion, of the $2.92 per share cash consideration to be received in the merger by holders of the Company’s common stock, as more fully described below under the caption “Opinion of Microtune’s Financial Advisor.”

•

The availability of appraisal rights to holders of our common stock who comply with all of the required procedures under Delaware law, which allows such holders to seek appraisal of the fair value of their shares as determined by the Delaware Court of Chancery.

Our board of directors also considered a variety of risks and other potentially negative factors concerning the merger agreement and the merger, including the following:

•

The current volatile state of the economy and general uncertainty surrounding forecasted economic conditions, both globally and within the semiconductor industry, and the related impact on the Company’s current share price and overall valuation, and the possibility that the Company’s long-term prospects as an independent company could improve in the event of a sustained economic recovery.

•

The fact that, because the consideration in the merger is all cash, the Company’s stockholders will not participate in any future earnings or growth of the Company and will not benefit from any appreciation in value of the Company, including any appreciation in value that could be realized as a result of improvements to the Company’s operations. In this regard, based upon the Company’s most recent internal forecasts as of the date of approval of the merger agreement: the Company’s revenue for fiscal year 2010 was expected to be approximately $98 million compared to approximately $75 million in fiscal 2009, and the Company was projecting a GAAP net loss for fiscal year 2010 of approximately $1 million compared to a net loss of approximately $13 million in fiscal 2009; the Company’s most recent internal forecast for fiscal 2011 projected revenue of approximately $112 million and GAAP net income of approximately $2 million; and the Company’s internal revenue forecast for 2012 projected revenue of approximately $130 million. Our board of directors and management believe there are significant risks and uncertainties associated with these forecasts and recognize that historically the Company has failed to meet analysts’ consensus estimates regarding its revenue and net income. However, if the Company were able to achieve these results, and to sustain them in the longer term, the value of the Company on a stand-alone basis could increase. For a discussion of certain financial projections furnished in connection with the merger, see “Financial Projections” beginning on page 37.

•

The fact that Zoran reduced its offer from $3.02 per share in its letter of intent to $2.92 per share in the definitive merger agreement and attributed a significant portion of the reduction in price to concerns regarding the Backdating Litigation. Although our board of directors and management disagreed with Zoran’s view of the Backdating Litigation, our board and management recognize that the Company’s indemnification obligations to the former executives in connection with the Backdating Litigation are not subject to a cap, that the Company has no control over the Backdating Litigation and, although the Company explored the possibility of purchasing additional insurance to reduce its future expenses associated with the Backdating Litigation, the only insurance proposal the Company was able to obtain contemplated a total cost of approximately $9 million, or approximately $0.16 per share.

•

The risks and costs to the Company if the merger does not close, including the diversion of management and employee attention, potential employee attrition and the potential effect on the Company’s business and its relationships with customers and suppliers.

•

The restrictions on our ability to solicit or participate in discussions or negotiations regarding alternative transactions, subject to specified exceptions and the requirement that we pay Zoran a termination fee of $5 million if our board of directors accepts a superior proposal or in certain other circumstances specified in the merger agreement, which our board of directors understood, while potentially having the effect of discouraging an alternative proposal, were conditions to Zoran’s willingness to enter into the merger agreement and were reasonable when viewed in context with all other aspects of the merger agreement, including the benefits of the merger to our stockholders.

•

The restrictions on the conduct of the Company’s business prior to the completion of the merger, requiring the Company to conduct its business only in the ordinary course (with various specified exceptions and except as otherwise consented to by Zoran), subject to specific limitations, which may delay or prevent the Company from undertaking business opportunities that may arise pending consummation of the merger, whether or not the merger is consummated.

•	The circumstances under which Zoran may not be obligated to consummate the merger.

•

The fact that some of our directors and executive officers may have interests in the merger that are different from, or in addition to, those of our stockholders generally, including as a result of employment and compensation arrangements previously entered into by us and the manner in which they would be affected by the merger, retention agreements with Zoran, and the rights of directors and officers to continued insurance and indemnification for six years following the effective time of the merger.

•	The fact that the merger is an all cash transaction and would be taxable to the Company’s stockholders that are U.S. persons for U.S. federal income tax purposes.

The foregoing discussion summarizes the material factors considered by our board of directors in its consideration of the merger and is not intended to be exhaustive. After considering these factors, our board of directors concluded that the positive factors relating to the merger agreement and the merger outweighed the potential negative factors. In view of the wide variety of factors considered by our board of directors, and the complexity of these matters, our board of directors did not find it practicable to quantify or otherwise assign relative weights to the foregoing factors but conducted an overall analysis of the transaction. In addition, individual members of our board of directors may have assigned different weights to various factors. After careful consideration, the board of directors, other than Mr. Peck, unanimously approved the merger agreement and the merger, and resolved to recommend that stockholders adopt the merger agreement. Because Steel Horse, with which Mr. Peck is affiliated, is acting as a financial co-advisor to the Company, Mr. Peck abstained from voting with respect to the merger agreement and the merger.

Opinion of Microtune’s Financial Advisor

Microtune has engaged Oppenheimer as its financial advisor in connection with the merger. In connection with this engagement, Microtune’s board of directors requested that Oppenheimer evaluate the fairness, from a financial point of view, of the $2.92 per share cash consideration to be received in the merger by holders of Microtune common stock. On September 7, 2010, at a meeting of Microtune’s board of directors held to evaluate the merger, Oppenheimer rendered to Microtune’s board of directors an oral opinion, which was confirmed by delivery of a written opinion dated September 7, 2010, to the effect that, as of that date and based on and subject to the matters described in its opinion, the $2.92 per share cash consideration to be received in the merger by holders of Microtune common stock was fair, from a financial point of view, to such holders.

The full text of Oppenheimer’s written opinion, dated September 7, 2010, which describes the assumptions made, procedures followed, matters considered and limitations on the review undertaken, is attached to this proxy statement as Annex C. Oppenheimer’s opinion was provided for the use of Microtune’s board of directors (in its capacity as such) in connection with its evaluation of the merger consideration from a financial point of view and does not address any other aspect of the merger. Oppenheimer expressed no view as to, and its opinion does not address, the underlying business decision of Microtune to proceed with or effect the merger or the relative merits of the merger as compared to any alternative business strategies that might exist for Microtune or the effect of any other transaction in which Microtune might engage. Oppenheimer’s opinion does not constitute a recommendation to any stockholder as to how such stockholder should vote or act with respect to any matters relating to the merger or otherwise. The summary of Oppenheimer’s opinion described below is qualified in its entirety by reference to the full text of its opinion.

In arriving at its opinion, Oppenheimer:

•	reviewed the merger agreement;

•

reviewed Microtune’s publicly available audited financial statements for fiscal years ended December 31, 2009, December 31, 2008 and December 31, 2007 and Microtune’s unaudited financial statements for the six-month period ended June 30, 2010;

•	reviewed financial forecasts and estimates relating to Microtune for the fiscal years ending December 31, 2010 and 2011 prepared by Microtune’s management;

•	reviewed historical market prices and trading volumes for Microtune common stock;

•	held discussions with Microtune’s senior management with respect to Microtune’s business and prospects;

•	held discussions, at Microtune’s direction, with selected third parties to solicit indications of interest in the possible acquisition of Microtune;

•	reviewed and analyzed certain publicly available financial data for companies that Oppenheimer deemed relevant in evaluating Microtune;

•	reviewed and analyzed certain publicly available financial information for transactions that Oppenheimer deemed relevant in evaluating the merger;

•	reviewed the premiums paid, based on publicly available financial information, in merger and acquisition transactions Oppenheimer deemed relevant in evaluating the merger;

•	reviewed other public information concerning Microtune; and

•	performed such other analyses, reviewed such other information and considered such other factors as Oppenheimer deemed appropriate.

In rendering its opinion, Oppenheimer relied upon and assumed, without independent verification or investigation, the accuracy and completeness of all of the financial and other information provided to or discussed with Oppenheimer by Microtune and its employees, representatives and affiliates or otherwise reviewed by Oppenheimer. As Microtune’s board of directors was aware, Oppenheimer was advised by Microtune’s management that it had not prepared complete long-term financial forecasts relating to Microtune. With respect to the financial forecasts and estimates relating to Microtune utilized in its analyses, at the direction of Microtune’s management and with Microtune’s consent, Oppenheimer assumed, without independent verification or investigation, that such forecasts and estimates were reasonably prepared on bases reflecting the best available information, estimates and judgments of Microtune’s management as to the future financial condition and operating results of Microtune. Oppenheimer also assumed, with Microtune’s consent, that the merger would be consummated in accordance with its terms without waiver, modification or amendment of any material term, condition or agreement and in compliance with all applicable laws and other requirements and that, in the course of obtaining the necessary regulatory or third party approvals, consents and releases with respect to the merger, no delay, limitation, restriction or condition would be imposed that would have an adverse effect on Microtune or the merger.

Oppenheimer neither made nor obtained any independent evaluations or appraisals of the assets or liabilities, contingent or otherwise, of Microtune. Oppenheimer did not express any opinion as to Microtune’s underlying valuation, future performance or long-term viability or the price at which shares of Microtune common stock would trade at any time. In addition, Oppenheimer expressed no view as to, and its opinion did not address, any terms or other aspects or implications of the merger (other than the $2.92 per share cash consideration to the extent expressly specified in its opinion) or any aspect or implication of any other agreement, arrangement or understanding entered into in connection with the merger or otherwise or the fairness of the amount or nature of, or any other aspect relating to, the compensation to be received by any individual officers, directors or employees of any parties to the merger, or any class of such persons, relative to the merger consideration or otherwise. Oppenheimer’s opinion was necessarily based on the information available to it and general economic, financial and stock market conditions and circumstances as they existed and could be evaluated by Oppenheimer on the date of its opinion. The credit, financial and stock markets have been experiencing unusual volatility and Oppenheimer expressed no opinion or view as to the potential effects, if any, of such volatility on Microtune, Zoran or the proposed merger. Although subsequent developments may affect its opinion, Oppenheimer does not have any obligation to update, revise or reaffirm its opinion.

This summary is not a complete description of Oppenheimer’s opinion or the financial analyses performed and factors considered by Oppenheimer in connection with its opinion. The preparation of a financial opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a financial opinion is not readily susceptible to summary description. Oppenheimer arrived at its ultimate opinion based on the results of all analyses undertaken by it and assessed as a whole, and did not draw, in isolation, conclusions from or with regard to any one factor or method of analysis for purposes of its opinion. Accordingly, Oppenheimer believes that its analyses and this summary must be considered as a whole and that selecting portions of its analyses and factors or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying Oppenheimer’s analyses and opinion.

In performing its analyses, Oppenheimer considered industry performance, general business, economic, market and financial conditions and other matters existing as of the date of its opinion, many of which are beyond Microtune’s control. No company, business or transaction used in the analyses is identical to Microtune or the merger, and an evaluation of the results of those analyses is not entirely mathematical. Rather, the analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the companies, business segments or transactions analyzed.

The assumptions and estimates contained in Oppenheimer’s analyses and the ranges of valuations resulting from any particular analysis are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than those suggested by its analyses. In addition, analyses relating to the value of businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold. Accordingly, the assumptions and estimates used in, and the results derived from, Oppenheimer’s analyses are inherently subject to substantial uncertainty.

Oppenheimer was not requested to, and it did not, recommend the specific consideration payable in the merger. The type and amount of consideration payable in the merger was determined through negotiation between Microtune and Zoran, and the decision to enter into the merger was solely that of Microtune’s board of directors. Oppenheimer’s opinion and financial analysis were only one of many factors considered by Microtune’s board of directors in its evaluation of the merger and should not be viewed as determinative of the views of Microtune’s board of directors or management with respect to the merger or the merger consideration.

The following is a summary of the material financial analyses reviewed with Microtune’s board of directors in connection with Oppenheimer’s opinion dated September 7, 2010. The financial analyses summarized below include information presented in tabular format. In order to fully understand Oppenheimer’s financial analyses, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data in the tables below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Oppenheimer’s financial analyses. As indicated to Microtune’s board of directors, the financial information of Microtune provided by Microtune’s management to Oppenheimer and utilized in Oppenheimer’s financial analyses described below did not include any estimates as to the potential financial exposure or impact on Microtune of the Backdating Litigation.

Selected Companies Analysis. Oppenheimer reviewed financial and stock market information of Microtune and the following 10 selected publicly held semiconductor device companies with operations in the broadband communications and consumer electronics markets, which are the markets in which Microtune operates:

•	ANADIGICS, Inc.

•	Atheros Communications, Inc.

•	DSP Group, Inc.

•	Entropic Communications, Inc.

•	Ikanos Communications, Inc.

•	MaxLinear Inc.

•	Sigma Designs, Inc.

•	Silicon Image, Inc.

•	Trident Microsystems, Inc.

•	Zarlink Semiconductor Inc.

Oppenheimer reviewed, among other things, enterprise values of the selected companies, calculated as fully-diluted market value based on closing stock prices on September 3, 2010, plus debt, less cash and other adjustments, as a multiple of calendar years 2010 and 2011 estimated revenue. Oppenheimer also reviewed equity values of the selected companies based on closing stock prices on September 3, 2010 as a multiple of calendar years 2010 and 2011 price to earnings, referred to as P/E. Oppenheimer then applied a range of selected calendar years 2010 and 2011 estimated revenue multiples of 0.8x to 1.0x and 0.7x to 0.9x, respectively, and P/E multiples of 9.8x to 13.2x and 9.7x to 13.1x, respectively, derived from the selected companies to Microtune’s calendar years 2010 and 2011 estimated revenue and earnings per share, referred to as EPS. Financial data for the selected companies were based on publicly available research analysts’ estimates, public filings and other publicly available information. Financial data for Microtune were based on internal estimates of Microtune’s management. This analysis indicated the following implied per share equity reference ranges for Microtune, as compared to the merger consideration:

Implied Per Share Equity Reference Ranges Based on:		Per Share Merger Consideration
Revenue	EPS
$2.89 - $3.35	$1.25 - $1.69	$2.92

Selected Precedent Transactions Analysis. Oppenheimer reviewed financial information for the following 14 transactions announced between January 1, 2008 and September 3, 2010 involving the sale of publicly held companies in the semiconductor device industry, which is the industry in which Microtune operates:

Acquiror	Target

• Microchip Technology Incorporated	• Silicon Storage Technology, Inc.

• ON Semiconductor Corporation	• California Micro Devices Corporation

• IXYS Corporation	• ZiLOG, Inc.

• Integrated Device Technology, Inc.	• Tundra Semiconductor Corporation

• Exar Corporation	• hi/fn, inc.

• CSR plc	• SiRF Technology Holdings, Inc.

• Sierra Wireless, Inc.	• Wavecom S.A.

• Novafora, Inc.	• Transmeta Corporation

• Cypress Semiconductor Corporation	• Simtek Corporation

• ON Semiconductor Corporation	• Catalyst Semiconductor, Inc.

• TranSwitch Corporation	• Centillium Communications, Inc.

• TriQuint Semiconductor, Inc.	• WJ Communications, Inc.

• Imperium Partners Group, LLC	• ESS Technology, Inc.

• Freescale Semiconductor, Inc.	• SigmaTel Inc.

Oppenheimer reviewed, among other things, enterprise values, calculated as the purchase prices paid for the target companies in the selected transactions, plus debt, less cash and other adjustments, as a multiple of such target companies’ latest 12 months revenue as of the announcement date of the relevant transaction. Oppenheimer then applied a range of selected latest 12 months revenue multiples of 0.7x to 0.9x derived from the selected transactions to Microtune’s latest 12 months revenue (as of June 30, 2010). Financial data for the selected transactions were based on publicly available information at the time of announcement of the relevant transaction. Financial data for Microtune were based on Microtune’s public filings and internal data of Microtune’s management. This analysis indicated the following implied per share equity reference range for Microtune, as compared to the merger consideration:

Implied Per Share Equity Reference Range	Per Share Merger Consideration
$2.55 - $2.90	$2.92

Other Factors. Oppenheimer also reviewed, for informational purposes, certain other factors, including:

•

premiums paid in selected transactions in the United States with enterprise values of between $5 million and $100 million announced between January 1, 2005 and September 3, 2010 and applied to the closing prices of Microtune common stock one trading day, one week and one month prior to September 7, 2010 a selected range of premiums of 10.5% to 63.4%, 12.7% to 61.6% and 10.7% to 66.0%, respectively, derived from corresponding pre-announcement periods for such transactions, which indicated an implied per share equity reference range for Microtune of $2.67 to $3.92 per share; and

•

historical trading prices of Microtune common stock during the 52-week period ended on September 3, 2010, noting that the low and high closing prices of Microtune common stock for such period were $1.65 to $3.05 per share.

Miscellaneous

Microtune has agreed to pay Oppenheimer for its financial advisory services in connection with the merger an aggregate fee currently estimated to be approximately $1.5 million, a portion of which was payable upon delivery of Oppenheimer’s opinion and a significant portion of which is contingent upon consummation of the merger. Microtune also has agreed to reimburse Oppenheimer for its reasonable expenses, including reasonable fees and expenses of its legal counsel, and to indemnify Oppenheimer and related parties against liabilities, including liabilities under the federal securities laws, relating to, or arising out of, its engagement. Oppenheimer and its affiliates in the past have performed and in the future may perform investment banking and other services for Microtune and Zoran unrelated to the merger, for which services Oppenheimer and such affiliates received and expect to receive compensation. During the two-year period preceding the date of Oppenheimer’s opinion, Oppenheimer acted as financial advisor to Microtune in connection with an acquisition transaction in 2009 and did not have any material financial advisory relationships with Zoran for which Oppenheimer received compensation. In the ordinary course of business, Oppenheimer and its affiliates may actively trade securities of Microtune, Zoran and their respective affiliates for Oppenheimer’s and its affiliates’ own accounts and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

Microtune selected Oppenheimer to act as its financial advisor in connection with the merger based on Oppenheimer’s reputation and experience and its familiarity with Microtune and its business. Oppenheimer is an internationally recognized investment banking firm and, as a part of its investment banking business, is regularly engaged in valuations of businesses and securities in connection with acquisitions and mergers, underwritings, secondary distributions of securities, private placements and valuations for other purposes. The issuance of Oppenheimer’s opinion was approved by an authorized committee of Oppenheimer.

Financial Projections

We do not as a matter of course publicly disclose long-term forecasts or internal projections as to future performance, revenues, earnings or financial condition. However, certain prospective financial information, which we refer to as the Management Forecast, was prepared by our management, reviewed with and discussed among members of the board of directors, and made available to Zoran prior to the execution and delivery of the merger agreement. The Management Forecast and further updated financial forecasts were also provided to the Company’s financial advisors.

We have included the material portions of the Management Forecast below in order to give our stockholders access to this information as well. The prospective financial information included in the Management Forecast and set forth below was made available to Zoran in April 2010 to facilitate the due diligence review by Zoran and its advisors. The inclusion of the prospective financial information below should not be regarded as an indication that Microtune, our management team, the board of directors or Zoran, or any of their respective representatives considered, or now considers, the Management Forecast to be predictive of actual future results.

Management’s internal financial forecasts, upon which the prospective financial information set forth below is based, are subjective in many respects. The prospective financial information set forth below reflects numerous assumptions with respect to industry performance, competition, general business, economic, geo-political, market and financial conditions and other matters, all of which are difficult to predict and beyond our control.

The prospective financial information set forth below also reflects numerous estimates and assumptions related to our business that are inherently subject to significant economic, political and competitive uncertainties, all of which are difficult to predict and many of which are beyond our control. As a result, although the prospective financial information set forth below was prepared in good faith based on assumptions believed to be reasonable at the time the information was prepared, there can be no assurance that the assumptions made in preparing such information will prove accurate or that the projected results reflected therein will be realized.

The prospective financial information set forth below was not prepared with a view toward public disclosure. Accordingly, the prospective financial information set forth below was not prepared with a view toward complying with the published guidelines of the SEC regarding projections or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information or U.S. generally accepted accounting principles (“GAAP”), and some of the projections present financial metrics that were not prepared in accordance with GAAP. Neither our independent auditor nor any other independent accountants have compiled, examined or performed any procedures with respect to the prospective financial information contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and assume no responsibility for, and disclaim any association with, the prospective financial information.

The prospective financial information set forth below does not take into account any circumstances or events occurring since the date such information was prepared or which may occur in the future, and, in particular, does not take into account any revised prospects of our business, changes in general business, geo-political or economic conditions, competition or any other transaction or event that has occurred since the date on which such information was prepared or which may occur in the future. However, as discussed below, in the ordinary course of our business we regularly update our internal forecasts, and certain of the information furnished to Oppenheimer in connection with its presentation to our board of directors on September 7, 2010 differs from the Management Forecast furnished to Zoran.

Prospective financial information are forward-looking statements and are based on estimates and assumptions that are inherently subject to factors such as industry performance, competition, general business, economic, regulatory, geo-political, market and financial conditions, as well as changes to the business, financial condition or results of operation of the Company, including the factors described under “Cautionary Statement

Concerning Forward-Looking Information” beginning on page 10, and other risk factors as disclosed in our filings with the SEC which are incorporated by reference herein that could cause actual results to differ materially from those shown below. Since the prospective financial information set forth below covers multiple years, such information by its nature is subject to greater uncertainty with each successive year. In addition, the projections do not take into account any of the transactions contemplated by the merger agreement, including the merger, which might also cause actual results to differ materially.

We have made publicly available our actual results for the first two quarters of the 2010 fiscal year ended March 31, 2010 and June 30, 2010. You should review our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2010 and June 30, 2010, respectively, to obtain this information. See “Where You Can Find More Information” beginning on page 79. You are cautioned not to place undue reliance on the specific portions of the prospective financial information set forth in the Management Forecast. No one has made or makes any representation to any stockholder regarding the information included in the prospective financial information set forth in the Management Forecast.

For the foregoing reasons, as well as the bases and assumptions on which the prospective financial information set forth in the Management Forecast was compiled, the inclusion of the prospective financial information in this proxy statement should not be regarded as an indication that such information will be predictive of actual future results or events, and it should not be relied on as such. Except as required by applicable securities laws and except as noted below relating to the updated information furnished to Oppenheimer, we have not updated nor do we intend to update or otherwise revise the prospective financial information set forth below, including, without limitation, to reflect circumstances existing after the date such information was prepared or to reflect the occurrence of future events, including, without limitation, changes in general economic, geo-political or industry conditions, even in the event that any or all of the assumptions underlying the prospective financial information is shown to be in error.

The Management Forecast included the following estimates of the Company’s future financial performance for fiscal years 2010 through 2012:

	Fiscal Year End, December 31,
	2010E	2011E	2012E
	(in millions, except earnings per share) (non-GAAP)
Revenue	$97.6	$117.3	$129.9
Gross Margin (Non-GAAP)(1)	$50.8	$59.8	$63.9
Total Operating Expenses (Non-GAAP)(2)	$46.8	$48.2	$49.7
Operating Income (Non-GAAP)(3)	$4.0	$11.6	$14.3
Net Income (Non-GAAP)(4)	$4.7	$12.3	$14.9

Earnings Per Share (Non-GAAP)(4)	$0.08	$0.20	$0.24

(1)	Defined to exclude the following charges from GAAP gross margin: (i) amortization of intangible assets of $0.4 million, $0.5 million and $0.5 million for the years 2010, 2011 and 2012, respectively, and (ii) stock-based compensation expense of $0.1 million for each of the years 2010, 2011 and 2012.
(2)	Defined to exclude the following charges from GAAP operating expenses: (i) stock-based compensation expense of $4.9 million, $5.0 million and $5.2 million for 2010, 2011 and 2012, respectively and (ii) professional fees incurred in connection with the Backdating Litigation that are not expected to be reimbursed by our directors’ and officers’ liability insurance of $0.1 million, $2.8 million and $0 for 2010, 2011, and 2012 respectively. Our estimate regarding future expenses related to the Backdating Litigation assumes a settlement of the Backdating Litigation before trial, which settlement was estimated to occur during 2011. However, this outcome is outside our control and future costs could differ materially from our estimate.

(3)	Defined to exclude charges from GAAP operating income as disclosed in note 1 above for gross margin and as disclosed in note 2 for operating expenses.
(4)	Defined to exclude charges from GAAP net income as disclosed in note 1 above for gross margin and as disclosed in note 2 for operating expenses.

Reconciliation of GAAP to non-GAAP Financial Measures

The Management Forecast constitutes non-GAAP financial measures within the meaning of Regulation G adopted by the U.S. Securities and Exchange Commission. Accordingly, Microtune has presented herein a reconciliation of these prospective non-GAAP financial measures included in the Management Forecast to the most directly comparable prospective GAAP financial measures. In addition, these non-GAAP financial measures may be different from non-GAAP financial measures used by other companies. Furthermore, these non-GAAP financial measures do not reflect a comprehensive view of our operations in accordance with GAAP and should only be read in conjunction with the corresponding GAAP financial measures. We believe that the presentation of non-GAAP financial measures in the Management Forecast in conjunction with the corresponding GAAP financial measures provide meaningful supplemental information regarding our forecasted business trends and financial performance. From a financial planning and analysis perspective, our management analyzes its operating results with and without the impact of non-cash, stock-based compensation expenses, fees and expenses relating to the Backdating Litigation, and amortization of acquired intangible assets. These non-GAAP financial measures have been provided herein because we provided the Management Forecast to Zoran in connection with its diligence review of us. These non-GAAP financial measures also were provided to Oppenheimer in connection with the preparation of its opinion.

	Fiscal Year End, December 31,
	2010E	2011E	2012E
	(in millions)
GAAP Gross Margin	$50.3	$59.2	$63.3
Amortization of intangible assets	$0.4	$0.5	$0.5
Stock-based compensation expense	$0.1	$0.1	$0.1

Non-GAAP Gross Margin	$50.8	$59.8	$63.9

	Fiscal Year End, December 31,
	2010E	2011E	2012E
	(in millions)
GAAP Operating Expenses	$51.8	$56.0	$54.9
Stock-based compensation expense	$(4.9)	$(5.0)	$(5.2)
Expense relating to Backdating Litigation	$(0.1)	$(2.8)	$—

Non-GAAP Operating Expenses	$46.8	$48.2	$49.7

	Fiscal Year End, December 31,
	2010E	2011E	2012E
	(in millions)
GAAP Operating Income (Loss)	$(1.5)	$3.2	$8.5
Amortization of intangible assets	$0.4	$0.5	$0.5
Stock-based compensation expense	$5.0	$5.1	$5.3
Expense relating to Backdating Litigation	$0.1	$2.8	$—

Non-GAAP Operating Income	$4.0	$11.6	$14.3

	Fiscal Year End, December 31,
	2010E	2011E	2012E
	(in millions)
GAAP Net Income (Loss)	$(0.8)	$3.9	$9.1
Amortization of intangible assets	$0.4	$0.5	$0.5
Stock-based compensation expense	$5.0	$5.1	$5.3
Expense relating to Backdating Litigation	$0.1	$2.8	$—

Non-GAAP Net Income	$4.7	$12.3	$14.9

In developing the prospective financial information for fiscal years 2010 through 2012 included in the Management Forecast, we made numerous assumptions about our industry, markets, competitors and products and our ability to execute on our business plans. In particular, we assumed that:

•	The global economic recovery would continue and accelerate over time, resulting in increased revenues and profits.

•	No materially significant changes to our competitive landscape would occur, except for projected losses in market share in the cable market.

•	We would experience significant revenue growth in the DTV market, which assumption, as noted below, has since changed and we subsequently expected significantly less revenue growth in the DTV market.

•	We would experience reductions in revenue in the automotive market as we transition our product offerings from subsystem module solutions to silicon products.

Among the other more significant assumptions are the following:

•

With respect to gross margin (non-GAAP), the prospective financial information anticipates reductions in the manufacturing costs of our products to counteract forecasted reductions in the average selling prices of our products.

•

With respect to operating expenses (non-GAAP), supporting the projected increases are the following key assumption drivers: (i) maintain current operating expense levels with modest adjustments for inflation and (ii) resolution of the Backdating Litigation in fiscal 2011.

•

With respect to operating income (non-GAAP), net income (non-GAAP) and earnings per share (non-GAAP), supporting the projected increases are the same key assumptions and drivers supporting the increase in revenue, gross margin (non-GAAP) and gross profit (non-GAAP).

•	With respect to earnings per share (non-GAAP), the Company’s shares outstanding were assumed generally to remain constant in all years, subject to ordinary course incremental increases.

We provided updated prospective financial information for the fiscal years 2010 and 2011 to Zoran in June 2010 and again in July 2010. The line item amounts in this updated prospective financial information did not differ materially from the information that we provided to Zoran in April 2010. However, our assumptions regarding the mix of potential future revenue changed, and we significantly reduced our estimates of future revenue from the DTV market. We did not update our forecast for fiscal year 2012. We believe that revenue growth in periods subsequent to fiscal year 2011 depends, in significant part, on increased penetration of the DTV market. To date, we have not been able to generate significant revenue in the DTV market.

In connection with its presentation to our board of directors on September 7, 2010, we provided to Oppenheimer updated financial forecasts for 2010 and 2011. The updated financial forecast information for 2010 provided to Oppenheimer did not differ in any significant respect from the Management Forecast. The updated financial forecast information for 2011 provided to Oppenheimer reflected a reduction in our forecasted revenue for 2011 from $117 million to $112 million and a reduction in our net income (non-GAAP) from $12 million, or $0.20 per share, to $10 million, or $0.18 per share. We did not update our forecast for fiscal year 2012.

Interests of Microtune’s Directors and Executive Officers in the Merger

In considering the recommendation of our board of directors that you vote to adopt the merger agreement, you should be aware that some of our executive officers and directors have economic interests in the merger that are different from, or in addition to, those of Microtune’s stockholders generally. Our board of directors was aware of and considered these interests, among other matters, in reaching its decision to adopt and approve, and declare advisable, the merger agreement, the merger and the transactions contemplated by the merger agreement.

Treatment of Equity Compensation Awards. The following summarizes the treatment in the merger of equity awards relating to Microtune stock held by our directors and executive officers.

RSUs. Microtune RSUs held by our non-employee directors will vest and terminate at the closing of the merger in exchange for a cash payment of $2.92 (without interest) for each such Microtune RSU in accordance with the terms of the merger agreement and our 2000 Director Stock Plan. As described below under “Transition Service and Severance Agreements,” certain of our executive officers have agreed (i) to forfeit their unvested performance-vesting Microtune RSUs otherwise scheduled to vest in 2011 and instead receive a cash payment equal to the maximum potential bonus under the 2010 Incentive Compensation program, pro-rated through the closing of the merger without interest and less any applicable withholding taxes, and (ii) to receive cash payments of $2.92 per Microtune RSU (without interest and less any applicable withholding taxes) in lieu of vesting and settlement of their time-vested Microtune RSUs scheduled to vest in 2011. Microtune RSUs held by other executive officers will be assumed in the merger by Zoran in accordance with the terms of the merger agreement.

Options. The merger agreement provides that all outstanding options to purchase Microtune stock will become fully vested and will terminate at the effective date of the merger in exchange for a cash payment (without interest and less any applicable withholding taxes) equal to the number of shares subject to the options multiplied by the difference, if any, between (x) $2.92 and (y) the per share option exercise price. All unvested options held by directors and executive officers of Microtune that will vest in connection with the merger have per share exercise prices above $2.92 and will be cancelled without consideration in the merger.

The following table sets forth, for each non-employee director and executive officer, the number of RSUs and options that will vest at the closing of the merger and the estimated value realized by each such individual, based on the payments received in the merger. The table does not reflect the payments to certain of our executive officers with respect to their unvested performance-vested Microtune RSUs that are scheduled to vest in 2011. The agreed payments to certain of our executive officers with respect to these awards are described below in the discussion of severance agreements.

Name	Number of Unvested RSUs that Will Vest		Estimated Value of Unvested RSUs that Will Vest(1)		Number of Unvested Options that Will Vest	Estimated Aggregate Dollar Value of Unvested Options that Will Vest(3)	Estimated Aggregate Dollar Value of Equity Award Vesting
James H. Clardy	14,000		$40,880		8,000	$0	$40,880
Steven Craddock	14,000		$40,880		8,000	$0	$40,880
Anthony J. LeVecchio	14,000		$40,880		8,000	$0	$40,880
Bernard T. Marren	14,000		$40,880		8,000	$0	$40,880
Drew Peck	5,250		$15,330		—	—	$15,330
Robert Rast	5,250		$15,330		—	—	$15,330
Raghavendra (Raghu) Rau	5,250		$15,330		—	—	$15,330
A. Travis White	14,000		$40,880		8,000	$0	$40,880
James A. Fontaine		(2)		(2)	78,933	$0		(2)
Justin M. Chapman		(2)		(2)	7,500	$0		(2)
Phillip D. Peterson		(2)		(2)	20,000	$0		(2)
Barry F. Koch		(2)		(2)	—	—		(2)
Robert S. Kirk		(2)		(2)	—	—		(2)

1.	Estimated value represents the number of RSUs that accelerate vesting as a result of the merger multiplied by the per share merger price of $2.92.
2.	The table does not reflect the payments to certain of our executive officers with respect to their unvested performance-vested Microtune RSUs that are scheduled to vest in 2011. The agreed payments with respect to these awards are described below in the discussion of severance agreements.
3.	All unvested options held by our directors and executive officers that will vest in connection with the merger have exercise prices above $2.92 and will therefore be cancelled without payment in the merger pursuant to the terms of the merger agreement and the applicable Microtune stock plans.

Transition Services and Severance Agreements. On September 7, 2010, the Company entered into Transition Services and Severance Agreements with James A. Fontaine, Chief Executive Officer and President of Microtune; Justin M. Chapman, Chief Financial Officer of Microtune; and Phillip D. Peterson, General Counsel of Microtune (collectively, the “Transition Services and Severance Agreements”). The Transition Services and Severance Agreements will become effective immediately prior to and contingent upon the closing of the merger. The executive officers entered into these agreements in consideration for the cancellation of their existing Severance and Change of Control Agreements entered into with the Company on March 4, 2010 (the “Existing Severance and Change of Control Agreements”). The Existing Severance and Change of Control Agreements replaced earlier versions of change of control agreements Microtune had in place with its executive officers before 2010. Termination payments and benefits under the Transition Services and Severance Agreements are the same as amounts potentially payable under the Existing Severance and Change of Control Agreements. The Transition Services and Severance Agreements provide the following:

(i) a cash payment at the closing of the merger equal to the 2010 Incentive Compensation Program bonus potential, pro-rated through the closing date of the merger;

(ii) continued employment for a transition period following the merger;

(iii) a cash retention bonus payable if executive remains employed through the end of the transition period, or if the executive’s employment is terminated by the Company without “Cause” or, with respect to agreements for executive officers other than Mr. Chapman, due to resignation by the executive for “Good Reason” (as such terms are defined in the Transition Services and Severance Agreements) prior to such date (Mr. Fontaine’s agreement forfeits a portion of the severance if the service condition is not satisfied rather than describing the payment as a retention bonus);

(iv) a cash severance payment payable at the earlier of the end of the transition period or prior involuntary termination without “Cause” or, with respect to agreements for executive officers other than Mr. Chapman, resignation for “Good Reason” (as such terms are defined in the Transition Services and Severance Agreements);

(v) a cash payment reflecting the value (determined based on the per share merger price of $2.92) of time-vested restricted stock units with a May 2011 vesting date, payable on the later of the closing of the merger or May 15, 2011; and

(vi) for each of Mr. Fontaine and Mr. Peterson, payment of continued group health premiums for twelve (12) months after termination, or until replacement coverage is obtained, provided the executive timely elects COBRA coverage.

Mr. Fontaine and Mr. Chapman also agreed to condition the right to receive $200,000 of the payments under their Transition Services and Severance Agreements on compliance with a 12-month non-competition and non-solicitation agreement. Payments described above will be delayed as necessary to comply with payment timing requirements of Section 409A of the Internal Revenue Code that apply to the executive officers.

The following table sets forth the potential payments for each of the executive officers under the Transition Services and Severance Agreements, which are the same as amounts payable under the Existing Severance and Change of Control Agreements.

Name	Pro-Rata 2010 Bonus (at maximum)(1)	Transition Period and Monthly Salary(2)	Retention Bonus		Severance		RSU Payment(7)	COBRA Payments(8)
James A. Fontaine	$431,512	3 months; $30,417 monthly	$100,000	(3)	$696,512	(5)	$92,193	$945 monthly for up to 12 months

Justin M. Chapman	$184,748	4 months; $16,783 monthly	$100,000	(4)	$286,148	(5)	$51,100	N/A

Phillip D. Peterson	$190,772	2 months; $18,375 monthly	$25,000	(3)	$386,272	(6)	$23,360	$475 monthly for up to 12 months

1.	Represents the maximum potential payment for the entire year as if the closing date of the merger were December 31, 2010. Actual payments will be determined by pro-rating this amount for service through the closing date of the merger. The cash payments will be made in lieu of the executives vesting in any of their performance-vested RSUs granted under the 2010 Incentive Compensation Program pursuant to the terms of the program.
2.	Represents the scheduled transition services period following the closing of the merger and the monthly base salary payable for such services. Executives also will receive employee benefits made available to regular employees of the Company during the transition period.
3.	The retention bonus will be paid if the executive’s service continues through the end of the retention period or is terminated prior to such date either involuntarily by the Company without Cause or, with respect to agreements for executive officers other than Mr. Chapman, due to resignation of the executive for Good Reason. Mr. Fontaine’s agreement forfeits a portion of the severance if the service condition is not satisfied rather than describing the payment as a retention bonus.
4.	The retention bonus will not be paid if the executive’s service is terminated prior to the end of the retention period either involuntarily by the Company for Cause or due to the voluntary resignation of Mr. Chapman for any reason.
5.	The right to receive $200,000 of the payment listed is conditioned on the executive’s compliance with a 12-month post-termination non-competition and non-solicitation agreement.
6.	If Mr. Peterson’s service is terminated prior to the end of the retention period either involuntarily by the Company without Cause or due to the resignation of Mr. Peterson for Good Reason, he will be entitled to receive base salary for the remainder of the transition period.
7.	Represents the cash value of time-vested RSUs that were scheduled to vest in May 2011, determined based on the per share merger price of $2.92.
8.	Represents the estimated monthly company payment of COBRA premiums for the executive based on the Company’s current rates.

Zoran Agreements. On September 7, 2010, Zoran entered into a side letter that addresses potential tax equalization payments and a retention bonus agreement with Barry F. Koch, Executive Vice President and Managing Director of Microtune GmbH & Co. KG, and an employment offer letter and retention bonus agreement with Robert S. Kirk, Vice President, Worldwide Sales of Microtune. The employment offer letter between Zoran and Mr. Kirk specifies his title, initial base salary and certain other terms of employment with Zoran or one of its affiliates following the closing of the Merger. The retention bonus agreement between Zoran and each executive provides for retention bonuses payable on the first and second anniversaries of the closing of the Merger on the condition that the executive remains continuously employed with Zoran or one of its affiliates through such dates.

Microtune GmbH & Co. KG Agreements. On September 7, 2010, Microtune GmbH & Co. KG and Mr. Koch amended the parties’ existing Managing Director Contract dated October 29, 2007, and also executed an Assignment Condition Agreement, each of which will become effective on the closing of the merger (collectively, the “Managing Director Agreements”). The Managing Director Agreements set forth Mr. Koch’s title and base salary following the merger and also address the terms of Mr. Koch’s assignment to Zoran’s California offices. The agreements contemplate payments to assist Mr. Koch in his assignment, including relocation expenses (such as travel and shipping), assignment expenses (such as housing and education expenses) and potential repatriation payments.

The following table sets forth the base salary and potential retention bonus payments for each of the executive officers following the merger.

Name	Initial Base Salary		12-Month Retention Bonus	24-Month Retention Bonus
Barry F. Koch	$240,000	(1)	$350,000	$250,000
Robert S. Kirk	$174,302		$340,000	$232,000

1.	Mr. Koch’s base salary is incorporated into the Managing Director Agreements.

New Severance Agreements. On September 7, 2010, the Company entered into Severance Agreements with Barry F. Koch and Robert S. Kirk (collectively the “New Severance Agreements”). The New Severance Agreements will become effective immediately prior to and contingent upon the closing of the merger. The New Severance Agreements supersede and replace the current Severance and Change of Control Agreements (“Existing Severance Agreements”) in place with the Mr. Koch and Mr. Kirk, dated March 4, 2010. The Existing Severance Agreements replaced earlier versions of change of control agreements Microtune has had in place with the executive officers before 2010. Termination payments and benefits under the New Severance Agreements are less than the maximum amounts potentially payable under the Existing Severance Agreements. The New Severance Agreements will continue as an obligation of the Company or Zoran after the closing of the merger.

Under the New Severance Agreements, if the executive’s employment is terminated by the Company without “Cause” or due to resignation by the executive for “Good Reason” (as such terms are defined in the New Severance Agreements) and such termination occurs within twelve (12) months after the closing date of the merger, then the executive will receive the following payments:

(i) a lump sum cash severance payment in the amount provided for in the Existing Severance Agreements;

(ii) a cash payment on the next May 15th following the termination date representing the value (determined based on the per share merger price of $2.92) of time-vesting restricted stock units with a May 2011 vesting date;

(iii) payment of the executive’s bonus under the Microtune 2010 Incentive Compensation Program, payable on the originally scheduled date, if the termination occurs prior to such date; and

(iv) for Mr. Kirk, payment of continued group health premiums for twelve (12) months after termination, or until replacement coverage is obtained, provided the executive timely elects COBRA coverage.

Under the New Severance Agreements, if the executive’s employment is terminated by the Company without “Cause” or due to resignation by the executive for “Good Reason” (as such terms are defined in the New Severance Agreements) and such termination occurs during the period beginning twelve (12) months after the merger and ending twenty four (24) months after the merger, then the executive will receive (a) one-half of the severance payment described in (i) above, (b) the full restricted stock unit payment described in (ii) above but only if the termination occurs between December 15 and May 15, and (c) for Mr. Kirk, up to six (6) months of COBRA premiums described in (iv) above. The New Severance Agreements do not provide for payments upon any termination that occurs more than twenty-four (24) months following the closing date of the merger.

The following table sets forth the potential payments for each of the executive officers under the New Severance Agreements, which are less than the maximum amounts potentially payable under the Existing Severance Agreements.

Name	Severance (for terminations within 12 months following the merger)	Severance (for terminations between 12 and 24 months following the merger)	RSU Payment(1)	COBRA Payments(2)
Barry Koch	$504,973	$252,487	$73,000	N/A
Robert Kirk	$509,689	$254,845	$40,880	$1,561 monthly for up to 12 months

1.	For terminations occurring between 12 and 24 months following the closing of the merger, the RSU payment is only available if such termination occurs during a period beginning on December 15 and ending on May 15. The RSU payment is intended to reflect the value of time-vested RSUs that would have accelerated under the executives’ respective Existing Severance Agreements in the event of a qualifying termination.
2.	Represents the estimated monthly company payment of COBRA premiums for the executive based on the Company’s current rates.

2010 Incentive Compensation Plan. Immediately prior to the effective time of the merger (assuming the merger closes in 2010), our board of directors shall amend the terms of the 2010 Incentive Compensation Plan to reflect the following: (i) pro forma operating income (within the meaning of the 2010 Incentive Compensation Plan) shall be calculated based on actual pro forma operating expenses (within the meaning of the 2010 Incentive Compensation Plan) through December 31, 2010, (ii) the calculation of pro forma operating expenses (within the meaning of the 2010 Incentive Compensation Plan) shall exclude the fees and expenses of persons we retained in connection with the merger agreement or the transactions contemplated thereby, (iii) the calculation of pro forma operating expenses (within the meaning of the 2010 Incentive Compensation Plan) shall assume that each of our senior executives will remain employed through the end of 2010 and (iv) to define the net revenue and gross margin to be used in the calculation of pro forma operating income (within the meaning of the 2010 Incentive Compensation Plan) as the actual 2010 net revenue and gross margin for all Company products, regardless of the entity where the amounts are reported. The remaining terms of the 2010 incentive plan (including the requirement for continued employment to vest in RSUs granted under the plan) shall remain in effect. Immediately prior to the effective time of the merger (assuming the merger closes in 2010), our board of directors shall amend the outstanding RSUs granted under the 2010 Incentive Compensation Plan, with such amendment to be in a form reasonably acceptable to Zoran, to provide that such RSUs shall vest subject to achievement of the performance goals set forth in the 2010 Incentive Compensation Plan (as amended as described in the preceding sentence) as determined by Zoran’s board of directors, with the settlement of RSUs that vest under the amended plan to occur in February 2011. The foregoing amendments would affect the calculation of bonus awards under the 2010 Incentive Compensation Plan for Mr. Koch and Mr. Kirk. The other executive officers will receive payments under the Transition Services and Severance Agreements (described above) in lieu of vesting of awards under the terms of the 2010 Incentive Compensation Plan. If the closing of the merger occurs in 2011, the terms of the 2010 Incentive Compensation Plan and the RSUs granted thereunder will not be amended as described above.

The calculation of payouts under the Sales Incentive Compensation Plan and Executive Officer Sales Incentive Compensation Plan for the 4th quarter of 2010 and 2nd half of 2010 shall be determined using (i) actual net revenue for all Company products, regardless of the entity where the amounts are reported, for the applicable periods and (ii) the determination of design wins under each respective plan as made by the our current Vice President of Worldwide Sales and approved by our current Chief Executive Officer. The calculation of payouts under the Sales Incentive Compensation Plan and Executive Officer Sales Incentive Compensation Plan for the 4th quarter of 2010 and 2nd half of 2010 shall be determined after net revenue is determined for the applicable periods, but in no event later than February 15, 2011.

Employee Stock Purchase Plans. The Amended and Restated 2000 Employee Stock Purchase Plan expired by its terms on August 3, 2010 and there are no outstanding options to purchase shares of Microtune common stock under the plan. With respect to options to purchase shares of Microtune common stock that currently remain outstanding under the 2010 Employee Stock Purchase Plan, Microtune shall establish an exercise date that is the earlier of (i) the current exercise date set forth under the plan or (ii) the date that is two business days before the effective time of the merger. Microtune will also terminate the 2010 Employee Stock Purchase Plan immediately prior to the effective time of the merger. At the effective time of the merger, the newly purchased shares of Microtune common stock will be converted into the right to receive $2.92 per share in cash, without interest.

Interested Party Transactions. Microtune director Drew Peck is a founder of Steel Horse, a strategic advisory and consulting firm and a division of Green Manning & Bunch, Ltd., and is an employee of Green, Manning & Bunch. We engaged Steel Horse in January 2010 as a strategic consultant to assist us in various corporate and business development activities. Pursuant to this engagement we have paid Steel Horse Advisors consulting fees of approximately $50,000 in the aggregate. In March 2010, Mr. Peck agreed to stand for election as a director of the Company at its May 20, 2010 annual meeting, in accordance with the terms of a settlement agreement between the Company and Ramius LLC, a significant stockholder of the Company. In May 2010, we signed an engagement letter with Steel Horse that replaced the January 2010 letter. Under this letter, Steel Horse was engaged to provide investment banking services as a co-advisor (with Oppenheimer) in connection with a potential sale or business combination of the Company. Under the terms of the letter, Steel Horse will receive a transaction fee of approximately $950,000. Due to the potential conflict of interest arising from the Steel Horse engagement, Mr. Peck abstained from voting on the approval of the merger agreement and the transactions contemplated thereby and abstains from the recommendation of our board of directors to our stockholders to vote in favor of the proposal to adopt the merger agreement and the transactions contemplated thereby.

Insurance and Indemnification of Microtune Directors and Officers. The merger agreement provides that, for six years after the effective time of the merger, Zoran shall and shall cause the surviving corporation of the merger to maintain directors’ and officers’ liability insurance for acts or omissions occurring prior to the effective time of the merger covering those persons who were, as of the date of the merger agreement, covered by Microtune’s directors’ and officers’ liability insurance policies, on terms with respect to coverage and amounts no less favorable than those in effect on the date of the merger agreement. Zoran’s obligation to provide this insurance coverage is subject to a cap of 200% of the last annual premium paid by Microtune for our existing insurance coverage. If Zoran cannot maintain the existing or equivalent insurance coverage without exceeding the 200% cap, Zoran is required to maintain insurance policies that, in its judgment, provide the maximum insurance coverage available at an annual premium equal to the 200% cap.

The merger agreement further provides that, from and after the consummation of the merger, Zoran shall and shall cause the surviving corporation and its subsidiaries to fulfill and honor in all respects the obligations of Microtune and our subsidiaries pursuant to (1) each indemnification agreement in effect between Microtune and any of our subsidiaries and any person who is now, or has been prior to the execution of the merger agreement, or becomes prior to the consummation of the merger, a director or officer of Microtune or any of our subsidiaries and (2) any indemnification provision and any exculpation provision set forth in the certificate of incorporation or bylaws of Microtune as in effect as of the date of the merger agreement.

The merger agreement also provides that for six years after the effective time of the merger, the certificate of incorporation and bylaws of the surviving corporation will contain (and Zoran shall cause the certificate of incorporation and bylaws of the surviving corporation of the merger to so contain) provisions no less favorable with respect to indemnification, advancement of expenses and exculpation of present and former directors of Microtune and our subsidiaries that are presently set forth in the certificate of incorporation and bylaws of Microtune. These provisions may not be amended, repealed or otherwise modified in a manner that could adversely affect the rights of any person benefited by such provisions. All claims for indemnification, for which Microtune or Zoran receives written notice prior to the sixth year anniversary of the consummation of the merger, will survive until such time as such claim is fully and finally resolved (even if resolution occurs subsequent to the sixth year anniversary of the consummation of the merger). In the event that the merger is consummated, plaintiffs asserting stockholder derivative claims against current or former Microtune directors or officers may lack standing to continue to assert the derivative claims.

Material U.S. Federal Income Tax Consequences of the Merger

The following discussion is a summary of the material U.S. federal income tax consequences of the merger to “U.S. holders” and “non-U.S. holders” (as defined below) of Microtune common stock whose shares are exchanged for cash in the merger. This summary is based on the provisions of the Internal Revenue Code of 1986, as amended, which we refer to as the Code, U.S. Treasury regulations promulgated thereunder, judicial authorities and administrative rulings, all as in effect as of the date of this proxy statement and all of which are subject to change, possibly with retroactive effect. Any such change could affect the accuracy of the statements and conclusions set forth in this proxy statement.

If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) holds shares of Microtune common stock, the tax treatment of a partner in such entity will generally depend on the status of the partner and the activities of the partnership. If you are a partner of a partnership holding shares of Microtune common stock, you should consult your tax advisor.

This discussion assumes that a holder holds the shares of Microtune common stock as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion assumes that the Microtune shares are not U.S. real property interests within the meaning of Section 897 of the Code. The following discussion does not address all aspects of U.S. federal income tax that might be relevant to holders in light of their particular circumstances, or holders that may be subject to special rules (including, for example, dealers in securities or currencies, traders in securities that are required to use or elect to use mark-to-market treatment, financial institutions, insurance companies, mutual funds, tax-exempt organizations, holders liable for the alternative minimum tax, partnerships or other flow-through entities and their partners or members, certain U.S. expatriates, holders whose functional currency is not the U.S. dollar, holders who hold Microtune common stock as part of a hedge, straddle, constructive sale or conversion transaction or other integrated investment, holders who acquired Microtune common stock pursuant to the exercise of employee stock options or otherwise as compensation, holders of restricted stock or holders who exercise statutory appraisal rights). In addition, the discussion does not address any aspect of non-U.S., state, local, estate, gift or other tax law that may be applicable to a holder or the tax consequences of transactions effected before, after or at the same time as the merger (whether or not in connection with the merger).

Holders should consult their tax advisors to determine the particular tax consequences to them (including the application and effect of any state, local or non-U.S. income and other tax laws) of the receipt of cash in exchange for Microtune common stock pursuant to the merger.

Consequences to U.S. Holders

The following is a summary of the material U.S. federal income tax consequences of the merger to U.S. holders, and does not purport to be a complete analysis of all the potential tax considerations relating thereto.

For purposes of this discussion, the term “U.S. holder” means a beneficial owner of shares of Microtune common stock that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•

a corporation (including any entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof, or the District of Columbia;

•

a trust if (i) a U.S. court is able to exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust or (ii) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person; or

•	an estate the income of which is subject to U.S. federal income tax regardless of its source.

The receipt of cash in exchange for shares of Microtune common stock in the merger will be a taxable transaction to U.S. holders for U.S. federal income tax purposes. In general, a U.S. holder who receives cash in exchange for shares of Microtune common stock pursuant to the merger will recognize capital gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between (1) the amount of cash received and (2) the holder’s adjusted tax basis in such shares. Such gain or loss will be long-term capital gain or loss if the holder’s holding period for such shares exceeds one year as of the date of the merger. Long-term capital gains of non-corporate U.S. holders, including individuals, are generally eligible for reduced rates of federal income taxation under current law. The deductibility of capital losses is subject to limitations. If a U.S. holder acquired different blocks of Microtune common stock at different times or at different prices, such U.S. holder must determine its tax basis and holding period separately with respect to each block of Microtune common stock. U.S. Holders who own separate blocks of Microtune common stock should consult their own tax advisors with respect to these rules.

Consequences to Non-U.S. Holders

The following is a summary of the material U.S. federal income tax consequences of the merger to non-U.S. holders, and does not purport to be a complete analysis of all the potential tax considerations relating thereto.

For purposes of this discussion, a non-U.S. holder is any holder (other than a partnership or entity classified as a partnership for U.S. federal income tax purposes) that is not a U.S. holder.

A non-U.S. holder generally will not be required to pay U.S. federal income tax on the receipt of cash in exchange for shares of Microtune common stock in the merger unless:

•

the gain is effectively connected with the conduct of a U.S. trade or business (and, if an income tax treaty applies, the gain is attributable to a permanent establishment maintained by the non-U.S. holder in the United States); or

•

the non-U.S. holder is an individual who is present in the United States for a period or periods aggregating 183 days or more during the calendar year in which the merger occurs and certain other conditions are met.

A non-U.S. holder described in the first bullet above will generally be required to pay tax on the gain derived from the sale (net of certain deductions or credits) under regular graduated U.S. federal income tax rates, and corporate non-U.S. holders described in the first bullet above may be subject to branch profits tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. An individual non-U.S. holder described in the second bullet above will be required to pay a flat 30% tax on the gain derived from the sale, which tax may be offset by U.S. source capital losses (even if such holder is not considered a resident of the United States). All non-U.S. holders should consult any applicable income tax or other treaties that may provide for different rules.

Information Reporting and Backup Withholding

Payments of cash made to a holder of Microtune common stock may, under certain circumstances, be subject to information reporting and backup withholding at the applicable rate (currently 28 percent for U.S. federal income tax purposes but scheduled to increase to 31 percent for payments made after December 31, 2010), unless such holder properly establishes an exemption from backup withholding or provides a correct taxpayer identification number on Internal Revenue Service Form W-9 (or other appropriate withholding form), and otherwise complies with the backup withholding rules. Certain holders, including non-U.S. holders, are exempt from backup withholding. To establish eligibility for such exemption, a non-U.S. holder should properly certify its non-U.S. status on Internal Revenue Service Form W-8BEN or other applicable Form W-8. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or a credited against a holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Regulatory Approvals

Under the provisions of the HSR Act, the merger may not be completed until the expiration or termination of a 30-day waiting period following the filing of notification and report forms with the Antitrust Division of the United States Department of Justice (which we refer to as the Antitrust Division) and the Federal Trade Commission (which we refer to as the FTC) by Microtune and Zoran. Microtune and Zoran expect to file their respective notification and report forms under the HSR Act with the FTC and Antitrust Division promptly following the filing of this proxy statement.

The Antitrust Division and the FTC frequently scrutinize the legality under the antitrust laws of transactions such as the merger. At any time before or after the merger, the Antitrust Division, the FTC, a state attorney general, or a foreign competition authority could take action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the merger or seeking divestiture of substantial businesses or assets of Microtune or Zoran or their subsidiaries. Private parties may also bring legal actions under the antitrust laws under certain circumstances.

While we believe that we will receive the requisite approvals and clearances for the merger, there can be no assurance that a challenge to the merger on antitrust grounds will not be made or, if a challenge is made, of the result of such challenge. Similarly, there can be no assurance that Microtune and Zoran will obtain the regulatory approvals necessary to consummate the merger or that the granting of these approvals will not involve the imposition of conditions to the consummation of the merger or require changes to the terms of the merger. These conditions or changes could result in the conditions to the merger not being satisfied prior to the termination date or at all. Under the terms of the merger agreement, Zoran is not obligated to consent to any sale, divestiture, lease, license, transfer or disposal of its or Microtune’s assets, licenses, operations, rights, product lines or businesses in order to consummate the merger, or to consent to any changes or restrictions on its ability to own or operate any of Microtune’s assets, licenses, operations, rights, product lines or businesses.

Litigation Related to the Merger

On September 9, 2010, a purported class action lawsuit was filed in the United States District Court for the Eastern District of Texas by Steven Goldstein, an alleged stockholder of Microtune (Goldstein v. Fontaine, et al., C.A. No. 4:10-cv-00458). On September 17, 2010, Steven Goldstein also filed a substantially identical complaint in Delaware Chancery Court (Goldstein v. Fontaine, et al., Case No. 5825) (the “Goldstein Delaware Action”). In addition to the Goldstein Delaware Action, six purported class action lawsuits were also filed in Collin County, Texas on September 9, 2010, September 13, 2010, September 14, 2010, and September 22, 2010 by six different alleged stockholders of Microtune, Raymond Mancini (Mancini v. Microtune, Inc. et al. C.A. No. 219-03731-2010), Edward Walbridge (Walbridge v. Microtune, Inc., et al., C.A. 219-03729-2010), Ralph Ardito (Ardito v. Fontaine et al., C.A. 429-03787-2010), Thomas Dunn (Dunn v. Fontaine et al., C.A. 401-03816-2010); Eugene Dobry (Dobry v. Microtune, Inc. et al, C.A. 219-3929-2010); and Timm Rahmberg (Rahmberg v. Microtune, Inc. et al., C.A. 219-3930-2010) . Each lawsuit names as defendants Microtune, Zoran, and each member of our board of directors. The Mancini, Walbridge, Dobry and Rahmberg lawsuits also name as a defendant Justin M. Chapman, the Chief Financial Officer of Microtune. In addition, all six of the state court lawsuits filed in Texas name Sub as a defendant. The eight lawsuits purport to allege the following: (i) the Microtune board of directors and certain officers breached fiduciary duties they assertedly owed to our stockholders in connection with the merger; (ii) that Microtune and Zoran (and Sub, in the case of the Mancini, Walbridge, Dobry and Rahmberg lawsuits) have aided and abetted the purported breaches of fiduciary duty; and (iii) that the merger consideration is unfair and inadequate. In addition, the state court lawsuits filed in Texas purport to allege that the individual defendants engaged in self-dealing by negotiating a vesting of their stock options upon the completion of the merger. The lawsuits seek, among other things, an injunction against the consummation of the merger and rescission of the merger agreement to the extent already implemented.

Amendment to Microtune’s Rights Agreement

Immediately prior to the execution of the merger agreement, on September 7, 2010, we entered into a First Amendment (the “Amendment”) to its Rights Agreement, dated as of March 4, 2002, between the Company and Computershare Investor Services, LLC (the “Rights Agreement”). The Amendment provides that the execution of the merger agreement and the consummation of the transactions contemplated thereby shall not cause (i) the rights to purchase one-thousandth of a share of the Company’s Series A Preferred Stock to become exercisable under the Rights Agreement, (ii) Zoran or any of its subsidiaries, including Sub, to be deemed an “Acquiring Person”, or (iii) the “Distribution Date”, the “Share Acquisition Date” or a “Triggering Event” (as each is defined in the Rights Agreement) to occur. The Amendment also provides that the Rights Agreement shall terminate immediately prior to the consummation of the merger.

Delisting and Deregistration of Microtune Common Stock

If the merger is completed, our common stock will be delisted from the Nasdaq Global Market and deregistered under the Exchange Act. Thereafter, the provisions of the Exchange Act will no longer apply to us, including the requirements to file periodic reports with the SEC and to furnish a proxy or information statement to our stockholders in connection with meetings of our stockholders.

THE MERGER AGREEMENT

The summary of the material provisions of the merger agreement below and elsewhere in this proxy statement is qualified in its entirety by reference to the merger agreement, a copy of which is attached to this proxy statement as Annex A and which we incorporate by reference into this document. This summary does not purport to be complete and may not contain all of the information about the merger agreement that is important to you. We encourage you to read carefully the merger agreement in its entirety.

The Merger

If our stockholders adopt the merger agreement and the other conditions to the closing of the merger are either satisfied or waived, Maple Acquisition Corp., a newly formed, wholly-owned subsidiary of Zoran, to which we refer in this proxy statement as “Sub,” will be merged with and into Microtune, and Microtune will become a wholly-owned subsidiary of Zoran. Sometimes in this proxy statement we refer to Microtune after the merger as the “surviving corporation.” The merger will become effective at the time certain filings are made with the Secretary of State of the State of Delaware, or such later time agreed upon by the parties and specified in such filings, to which time we refer in this proxy statement as the “effective time.”

At the effective time of the merger, the certificate of incorporation of the surviving corporation will be that of Sub immediately prior to the merger, and the bylaws of the surviving corporation will be those of Sub immediately prior to the merger, except that in each case all references to Sub shall be amended and shall become references to the surviving corporation.

The closing of the merger will occur no later than the second business day after all of the conditions set forth in the merger agreement and described under “Conditions to the Merger” are satisfied or waived, or at such other time as agreed to by the parties.

It is currently anticipated that the effective time of the merger will occur in the fourth quarter of 2010. However, the parties cannot predict the exact timing of the completion of the merger and whether the merger will be completed.

The Merger Consideration and the Conversion of Capital Stock

At the effective time of the merger, by virtue of the merger, each share of our common stock issued and outstanding immediately before the effective time will be automatically cancelled and no longer deemed outstanding, and will be converted into the right to receive $2.92 in cash, without interest, which is referred to as “merger consideration,” except that:

•

each share of our capital stock held by us as treasury stock or held by Zoran or any of our or Zoran’s wholly-owned subsidiaries will be cancelled and no payment will be made with respect to these shares,

•	each share of Sub capital stock issued and outstanding immediately before the effective time will be converted into a share of common stock of the surviving corporation, and

•

each share held by stockholders who have perfected, and have not lost or withdrawn, their appraisal rights with respect to such shares under the Delaware General Corporation Law will not be converted into the right to receive the merger consideration, and the holders of those shares will have only the rights granted by the Delaware General Corporation Law. If they later lose these rights, their shares will be converted into the right to receive the merger consideration.

The price to be paid for each share of Microtune common stock in the merger will be adjusted appropriately to reflect the effect of any reorganization, reclassification, combination, recapitalization or other change, stock split (including reverse stock split), or any stock dividend with respect to the shares of Microtune common stock that occurs after September 7, 2010 and prior to the effective time of the merger (but excluding the grant, exercise or settlement of any stock options, RSUs or restricted stock awards (other than any grants not made in accordance with the merger agreement)).

Payment Procedures

Prior to the effective time of the merger, Zoran will deposit with American Stock Transfer, the paying agent for the merger, the aggregate consideration to be paid to holders of shares of Microtune common stock in the merger.

Each holder of shares of Microtune common stock that are converted into the right to receive the merger consideration will be entitled to receive the merger consideration upon (i) surrender to the paying agent of a certificate, together with a duly completed and validly executed letter of transmittal and such other documents as may reasonably be requested by the paying agent, or (ii) receipt of an “agent’s message” by the paying agent (or such other evidence, if any, of transfer as the paying agent may reasonably request) in the case of a book-entry transfer of uncertificated shares. Until so surrendered or transferred, each such certificate or uncertificated share will represent after the effective time of the merger for all purposes only the right to receive such merger consideration. No interest will be paid or accrued on the cash payable upon the surrender or transfer of such certificate or uncertificated share. Upon payment of the merger consideration pursuant to these provisions, each certificate or certificates so surrendered will immediately be cancelled.

Holders of Microtune common stock should not return their stock certificates with the enclosed proxy and should not send in their stock certificates until they receive a letter of transmittal with instructions for the surrender of their stock certificates.

Treatment of Options, Restricted Stock and Other Equity Awards

Stock Options. Stock options to purchase shares of Microtune common stock that are outstanding under the Microtune Amended and Restated 1996 Stock Option Plan, the Amended and Restated 2000 Stock Plan, the Amended and Restated 2000 Director Stock Plan, the 2010 Stock Plan and the 2010 Director Stock Plan (collectively referred to herein as the “Stock Plans”) immediately prior to the effective time of the merger will not be assumed by Zoran or substituted for any stock options of Zoran. In lieu of assumption or substitution, such options shall fully vest and become exercisable prior to the consummation of the merger in accordance with the terms of the Microtune Stock Plan under which such stock options were issued. Immediately prior to the consummation of the merger, each outstanding Microtune stock option shall be terminated and, if such option has an exercise price per share less than $2.92, the holder of such option shall be entitled to receive no later than 30 days after the effective time an amount of cash (without interest and less applicable withholding taxes) equal to the product of (a) the number of shares of Microtune common stock underlying such stock option, multiplied by (b) the difference between (i) $2.92, less (ii) the exercise price per share of such stock option in effect immediately before the effective time of the merger. Any expired or terminated awards will be cancelled without consideration.

Restricted Stock Units. Any restricted stock units or common stock equivalents (“RSUs”) (other than any RSUs held by a non-employee director of Microtune) that are unexpired and outstanding under the Stock Plans prior to the merger shall be assumed by Zoran and continue to have the same terms and conditions as in effect immediately prior to the merger, except that such RSUs shall be for that number of whole shares of common stock of Zoran equal to the product of the number of shares of Microtune common stock that were issuable under such RSUs and the Exchange Ratio as defined below (rounded down to the next whole share) and such RSUs shall be subject to the authority of the Zoran board of directors or a committee thereof. The “Exchange Ratio” is the quotient obtained by dividing $2.92 by the average of the closing sale prices for a share of Zoran common stock as quoted on the NASDAQ Global Market for the ten consecutive trading days ending with the third business day prior to closing. Each outstanding RSU held by a non-employee director of the Company will not be assumed by Zoran and instead will be cancelled in exchange for payment of $2.92 per RSU (without interest) within 30 days after the effective time of the merger.

Employee Stock Purchase Plans. The Amended and Restated 2000 Employee Stock Purchase Plan expired by its terms on August 3, 2010 and there are no outstanding options to purchase shares of Microtune common stock under the plan. With respect to options to purchase shares of Microtune common stock that currently remain outstanding under the 2010 Employee Stock Purchase Plan, Microtune shall establish an exercise date that is the earlier of (i) the current exercise date set forth under the plan or (ii) the date that is two business days before the effective time of the merger. Microtune will also terminate the 2010 Employee Stock Purchase Plan immediately prior to the effective time of the merger. At the effective time of the merger, the newly purchased shares of Microtune common stock will be converted into the right to receive $2.92 per share in cash, without interest.

Representations and Warranties

The merger agreement contains representations and warranties made by us to Zoran and Sub and representations and warranties made by Zoran and Sub to us. The assertions embodied in those representations and warranties were made solely for purposes of the merger agreement and may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating the terms of the merger agreement. Moreover, these representations and warranties have been qualified by certain disclosures that we made to Zoran and Sub in connection with the negotiation of the merger agreement, which disclosures are not reflected in the merger agreement. Furthermore, some of those representations and warranties may not be accurate or complete as of any particular date because they are subject to a contractual standard of materiality or material adverse effect different from that generally applicable to public disclosures to stockholders. The representations and warranties were used for the purpose of allocating risk between the parties to the merger agreement rather than establishing matters of fact. For the foregoing reasons, you should not rely on the representations and warranties contained in the merger agreement as statements of factual information. The representations and warranties in the merger agreement and the description of them in this document should be read in conjunction with the other information contained in the reports, statements and filings we publicly file with the SEC. This description of the representations and warranties is included to provide our stockholders with information regarding the terms of the merger agreement.

Representations and Warranties of Microtune. The representations and warranties made by us in the merger agreement are qualified by and include information in a disclosure letter that we prepared for Zoran and Sub in connection with the merger agreement, which we refer to as the “Company disclosure letter.” In short, the Company disclosure letter notes several instances where the representations and warranties are not accurate as written. While we do not believe that the Company disclosure letter contains information that corporate securities laws or other regulations require us to publicly disclose, other than information that has already been so disclosed, the Company disclosure letter does contain information that modifies, qualifies or creates exceptions to our representations and warranties set forth in the merger agreement. Accordingly, our representations and warranties in the merger agreement should not be relied upon as characterizations of the actual state of facts, since such representations and warranties are modified, qualified or excepted by the Company disclosure letter and since information concerning the subject matter of the representations and warranties may have changed since the date the representations were made or are effective. In the merger agreement, we have made customary representations and warranties to Zoran and Sub with respect to, among other things:

•	the due organization, valid existence, good standing, power and authority of Microtune and our subsidiaries;

•	our capital structure and capitalization, including in particular the number of authorized and outstanding shares of Microtune common stock, preferred stock, stock options and RSUs;

•

our authority to enter into the merger agreement and to complete the transactions contemplated by the merger agreement, the enforceability of the merger agreement against Microtune and the inapplicability of state anti-takeover statutes;

•

the unanimous vote of our board of directors (other than the abstaining director) to approve and adopt the merger agreement, the merger and the transactions contemplated by the merger agreement and to recommend that our stockholders adopt the merger agreement;

•	the consents and approvals of governmental entities required in connection with the transactions contemplated by the merger agreement;

•

the absence of conflicts with or creation of liens or defaults under Microtune’s or our subsidiaries’ governing documents, applicable laws or certain agreements as a result of entering into the merger agreement and the consummation of the merger;

•

our SEC filings since January 31, 2007, including financial statements contained therein, internal controls and compliance with the Sarbanes-Oxley Act of 2002 and the absence of certain types of liabilities not disclosed in our financial statements;

•	the absence of certain changes in our business since December 31, 2009;

•	the absence of certain litigation;

•

the absence of contracts, judgments, injunctions, orders, writs or decrees binding on us which have or could reasonably be expected to have the effect of prohibiting or impairing the conduct of our business or our current business practices;

•	Microtune’s and our subsidiaries’ compliance with applicable legal requirements, including possession of required permits;

•	title to properties and the absence of encumbrances;

•	intellectual property matters;

•	compliance with environmental laws and regulations;

•	our payment, and compliance with laws related to payment, of taxes, and other tax matters;

•	matters related to our employee benefit plans, employees and employment practices and other labor and employment matters;

•	the absence of agreements between Microtune and any related parties that would be required to be reported to the SEC;

•	insurance matters;

•	the absence of undisclosed brokers’ and advisors’ fees and expenses;

•	matters with respect to Microtune’s customers and suppliers;

•	matters with respect to Microtune’s material contracts;

•	compliance with export control laws;

•	receipt by our board of directors of an opinion from Oppenheimer & Co. Inc.; and

•	the accuracy and compliance with applicable securities laws of the information supplied by Microtune in this proxy statement.

Many of the representations and warranties in the merger agreement made by Microtune are qualified by a “materiality” or “material adverse effect to Microtune” standard (that is, they will not be deemed to be untrue or incorrect unless their failure to be true or correct, individually or in the aggregate, would, as the case may be, be material or have a material adverse effect to Microtune). For purposes of the merger agreement, a “material adverse effect” to Microtune means any change, event, development, condition, violation, inaccuracy, occurrence, circumstance or effect (each, an “Effect”) that, individually or taken together with other Effects, and regardless of whether or not such Effect constitutes a breach of the representations or warranties made by us in the merger agreement is, or would reasonably be expected to be, materially adverse in relation to the financial condition, properties, assets (including intangible assets), liabilities, business, operations or results of operations of the Company and our subsidiaries, taken as a whole, except to the extent that any such Effect results from:

•

general economic conditions that do not or would not reasonably be expected to disproportionately affect Microtune and our subsidiaries as compared to other companies operating in the same industry as Microtune;

•

the economic, business, financial or regulatory environment generally affecting the industries in which we operate that do not or would not reasonably be expected to disproportionately affect Microtune and our subsidiaries as compared to other companies participating in the same industry as Microtune;

•

changes in legal requirements or applicable accounting regulations or principles or interpretations thereof that do not or would not reasonably be expected to disproportionately affect Microtune and our subsidiaries as compared to other companies participating in the same industry as Microtune;

•

any change in our stock price or trading volume, in and of itself, or any failure, in and of itself, by the Company to meet published revenue or earnings projections (excluding the underlying causes of any such change or failure) that do not or would not reasonably be expected to disproportionately affect Microtune and our subsidiaries as compared to other companies participating in the same industry as Microtune;

•

an act of terrorism or an outbreak or escalation of hostilities or war (whether or not declared) or any natural disaster or any national or international calamity or crisis that do not or would not reasonably be expected to disproportionately affect Microtune and our subsidiaries as compared to other companies participating in the same industry as Microtune;

•	the announcement or pendency or consummation of the merger agreement or the transactions contemplated thereby;

•	actions (or omissions) of the Company and our subsidiaries taken (or not taken) with the written consent of Zoran; and

•

certain litigation described in the Company disclosure letter to Zoran or any other claim, action, suit, proceeding, liability or obligation arising out of the facts, events or occurrences underlying such disclosed litigation.

In the merger agreement, Zoran and Sub made customary representations and warranties to Microtune with respect to, among other things:

•	the due organization, valid existence, good standing, power and authority of Zoran and Sub;

•

the authority of each of Zoran and Sub to enter into the merger agreement and to complete the transactions contemplated by the merger agreement and the enforceability of the merger agreement against each of Zoran and Sub;

•	the consents and approvals of governmental entities required in connection with the transactions contemplated by the merger agreement;

•

the absence of conflicts with or creation of liens or defaults under Zoran’s or Sub’s governing documents, applicable laws or certain agreements as a result of entering into the merger agreement and the consummation of the merger;

•	the absence of prior business activities or operations of Sub and the capitalization of Sub;

•	ownership of shares of Microtune common stock by Zoran and Sub;

•	the accuracy and compliance with applicable securities laws of the information supplied by Zoran and Sub contained in this proxy statement;

•	the absence of certain litigation; and

•	the sufficiency of funds to pay the merger consideration.

The representations and warranties contained in the merger agreement and in any certificate or other writing delivered pursuant to the merger agreement will not survive the effective time of the merger. This limit does not apply to any covenant or agreement of the parties which by its terms contemplates performance after the effective time of the merger.

Covenants Regarding Conduct of Business by Microtune Pending the Merger

Except as disclosed in the Company disclosure letter, contemplated by the terms of the merger agreement, as required by applicable law, or agreed to in writing by Zoran, from September 7, 2010 until the earlier of the consummation of the merger or the termination of the merger agreement, Microtune will, and will cause each of our subsidiaries to:

•	conduct our businesses in the ordinary course of business;

•	pay all of our material liabilities and taxes;

•	pay or perform our other material obligations;

•

use our commercially reasonable efforts to preserve intact our present business organization and keep available the services of our present officers and key employees, consultants and contractors and preserve our goodwill and material relationships with customers, suppliers, distributors, licensors, licensees, strategic partners and others having material business relationships with Microtune or any of our subsidiaries;

•

use our commercially reasonable efforts to assure that each contract entered into after the date of the merger agreement will not require the procurement of any consent, waiver or novation or provide for a material change in the obligations of any party in connection with, or terminate as a result of, the consummation of the merger; and

•

keep Zoran fully informed of material developments in, and give Zoran the opportunity to participate in and consult with respect to the defense or settlement of, any litigation to which we are a party.

In addition, except as contemplated by the terms of the merger agreement, as disclosed in the Company disclosure letter, as required by applicable law, or agreed to in writing by Zoran (which in certain specified instances may not be unreasonably withheld or delayed), from September 7, 2010 until the earlier of the consummation of the merger or the termination of the merger agreement, we will not, nor will we permit our subsidiaries to:

•	amend the certificate of incorporation, bylaws or other comparable charter or organizational documents of Microtune or our subsidiaries;

•

declare, set aside, set a record date with respect to, or pay any dividends on, or make any other distributions in respect of, any capital stock of Microtune or any of our subsidiaries, other than dividends and distributions by a direct or indirect wholly-owned United States subsidiary of Microtune to Microtune or any of our wholly-owned United States subsidiaries;

•	split, combine or reclassify any of our capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for, shares of our capital stock;

•

purchase, repurchase, redeem or otherwise acquire any shares of our capital stock, other than (a) the acquisition of Microtune common stock in connection with the surrender of shares of Microtune common stock by holders of options in order to pay the exercise price of such options, (b) the withholding of shares of Microtune common stock to satisfy tax obligations with respect to awards granted pursuant to our Stock Plans, and (c) the acquisition of options, RSUs and RSAs in connection with the forfeiture of such awards;

•	adopt or enter into any anti-takeover agreement or plan, or adopt any resolution, plan or arrangement for liquidation, dissolution or winding up;

•	accelerate, amend or change the exercisability period, vesting schedule, repurchase rights or other terms of certain equity awards granted under our Stock Plans;

•	fail to timely deliver any notice required by the terms of our Stock Plans to be delivered in connection with the merger;

•

issue, deliver, grant, encumber, pledge or sell, or authorize or propose the same, or purchase or propose to purchase, any shares of our capital stock or securities or any related rights or equity awards, other than issuing shares pursuant to the exercise or vesting of outstanding equity awards or the repurchase of shares from former employees, non-employee directors and consultants in accordance with their contracts, in connection with the assumption of the RSUs or any written hiring or promotion plan furnished to Zoran or pursuant to the Rights Plan;

•	hire, promote, terminate the employment of, change the title, compensation or position, or materially reduce the responsibilities of any director level employee or above;

•	enter into with any officer, employee, consultant or independent contractor, or extend the term of, any contract that provides severance or other post-termination benefits not imposed by law;

•	enter into any collective bargaining agreement;

•

adopt, enter into, terminate or amend in any material respect any Microtune employee or compensation benefit plan or amend any compensation, benefit, entitlement, grant or award provided or made under any such plan, or take any action to fund or in any other way secure the payment of compensation or benefits under such plan, except as required by applicable law;

•	amend any deferred compensation plan within the meaning of Section 409A of the Internal Revenue Code, except to the extent necessary to meet the requirements of such Section or regulations;

•

pay any bonus, special remuneration or other material benefit to any employee or non-employee director or consultant, except as required by existing plans disclosed to Zoran or bonuses for extraordinary performance not to exceed $5,000 individually and $25,000 in the aggregate;

•

increase salaries, wage rates, compensation packages, benefits or fees of our employees, consultants or independent contractors, except for routine salary increase of not more than 5% to employees in the ordinary course of business and consistent with past practice pursuant to preexisting, plans, policies, agreements or contracts which we have disclosed to Zoran;

•	add any new members to our board of directors or the board of directors of any of our subsidiaries;

•

grant or pay, or enter into any contract providing for the granting or payment of any severance, retention or termination pay, or the acceleration of vesting or other benefits to any person, other than payments or acceleration made pursuant to preexisting plans, policies, agreements or contracts which we have disclosed to Zoran;

•	acquire or agree to acquire any business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material to our business;

•	enter into any agreement with respect to a joint venture or partnership;

•

sell, lease, license or otherwise dispose of or encumber any of our properties or assets, other than (a) sales of our products in the ordinary course of business, (b) dispositions of obsolete or immaterial equipment no longer used in our business and (c) in the ordinary course pursuant to the terms of our standard outbound intellectual property agreements and reseller agreements;

•

incur or guarantee any debt or issue or sell any debt securities, guarantee any debt securities of others, enter into any “keep well” or other similar contract or enter into any arrangement with the economic effect of the foregoing;

•	make any loans or advances to, or any investments in or capital contributions to, any person;

•	forgive or discharge in whole or in part any outstanding loans or advances, or otherwise modify any loan previously granted;

•

enter into or materially modify any currency exchange, commodities or other hedging transactions or arrangements, or other investment or cash management transactions or arrangements, outside the ordinary course of business consistent with past practice;

•	make any capital expenditures, additions or improvements in excess of the amounts set forth in the capital expenditures plan delivered to Zoran pursuant to the merger agreement;

•

enter into any material contract, or violate, terminate, amend, or otherwise modify or waive any of the terms of our existing material contracts, except that we may enter into certain contracts in the ordinary course of business consistent with past practices, such as certain supplier agreements, standard outbound intellectual property agreements, intellectual property development agreements and certain non-exclusive reseller agreements;

•

transfer or license to any person any rights to any intellectual property, or acquire or license from any person any third-party intellectual property rights, other than non-exclusive licenses in the ordinary course of business consistent with past practice, or transfer or provide a copy of any of our source code to any person;

•

enter into any agreement pursuant to which any other party is granted exclusive rights or “most favored party” rights, or containing any non-competition covenants or other material restrictions relating to our or Zoran’s business activities or the effect of which would be to grant a third party following the merger the right to license any of our or Zoran’s intellectual property;

•

waive any rights of substantial value other than waivers granted with respect to customer credits for distributor returns, customer returns of defective products, negotiated refunds and other similar transactions, in each case, in the ordinary course of business consistent with past practice;

•

commence a lawsuit, other than (a) for the routine collection of bills, (b) for a breach of the merger agreement, or (c) in cases where we determine in good faith that failure to commence a lawsuit would result in the material impairment of a valuable aspect of our business;

•

settle or agree to settle any pending or threatened lawsuit or other dispute, other than disputes related to accounts payables in the ordinary course of business consistent with past practice and warranty claims for settlement amounts that are not in excess of $200,000 in any individual case;

•	make any material election or change any accounting method in respect of taxes, file any amendment to a tax return or enter into any tax sharing or similar agreement;

•	settle any tax claim or assessment, or consent to any extension or waiver of the limitation period applicable to any tax claim or assessment;

•

change accounting methods or revalue any of our material assets (including writing down the value of inventory or writing off notes or accounts receivable otherwise than in the ordinary course of business) or change any method of calculating any bad debt, contingency or other reserve or make any change in our fiscal year, unless we are required to do so pursuant to changes in GAAP, our independent auditors concur and we provide notice to Zoran or as otherwise recommended by our independent auditors or other advisors after notice to Zoran;

•

fail to timely file any documents which we are required to file with the SEC between September 7, 2010 and the date the merger closes other than certain current reports required to be filed on Form 8-K which would not result in a loss of S-3 eligibility;

•

place or allow the creation of any encumbrance on any of our properties, other than statutory liens for unpaid taxes which are incurred in the ordinary course of business consistent with past practice and are not material;

•

enter into any contract or transaction in which any officer or director of Microtune (or any member of their immediate families) has an interest that we would have been required to disclose to Zoran as a material contract or transaction if it were entered into immediately before September 7, 2010; or

•	authorize, commit or agree to take any of the actions described above.

Stockholders’ Meeting

We have agreed to use our reasonable best efforts to obtain proxies from Microtune’s stockholders in favor of the adoption of the merger agreement. Unless the merger agreement is terminated, as described below under “Termination of the Merger Agreement,” Microtune has agreed to submit the merger agreement to a vote of our stockholders even if our board of directors has approved, endorsed or recommended another takeover proposal or withdraws or modifies its unanimous recommendation, as described below under “Microtune Board Recommendation,” that Microtune’s stockholders vote in favor of the adoption of the merger agreement.

Microtune Board Recommendation

Subject to the provisions described below and except for the abstaining director, our board of directors agreed to recommend that Microtune’s stockholders vote in favor of the adoption of the merger agreement (which we refer to as the company board recommendation). Our board of directors also agreed to include the company board recommendation in this proxy statement.

Our board of directors (other than the abstaining director) has agreed not to withhold, withdraw, qualify, amend or modify the company board recommendation in any manner adverse to Zoran or terminate the merger agreement in connection with the acceptance of a superior offer (as described below under “No Solicitations, Acquisition Proposals” on page 60) and concurrent entry into a definitive agreement reflecting such superior offer, in each case unless:

•	our stockholders have not yet adopted the merger agreement;

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we have complied in all respects with our obligations under the stockholders’ meeting and company board recommendation provisions of the merger agreement described above and under the non-solicitation provisions of the merger agreement described below;

•	a superior offer is made to us and is set forth in a final and definitive agreement subject only to our execution and delivery;

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we have provided to Zoran four business days’ prior written notice, which we shall refer to as the “four business day notice period,” which states expressly (a) that we have received a superior offer, (b) the material terms and conditions of the superior offer and the identity of the person or group making the superior offer, and (c) that we intend to either effect a change in the company board recommendation and the manner and timing in which we intend to do so or that we intend to terminate the merger agreement, and we shall have provided Zoran with a copy of the definitive third-party agreement concurrently with the delivery of such notice;

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we have provided to Zoran any written information that we delivered to the person or group making the superior offer and, during the four business day notice period, if requested by Zoran, we shall have engaged in good faith negotiations with Zoran to amend the merger agreement in such a manner that the superior offer would no longer be a superior offer;

•

Zoran has not, within the four business day notice period, made an offer that our board of directors concludes in good faith (after consultation with outside legal counsel and financial advisors) to be at least as favorable, from a financial point of view, to our stockholders as such superior offer; and

•

our board of directors, by majority vote, has concluded in good faith (after consultation with outside legal counsel) that, in light of such superior offer and any offer subsequently made by Zoran, it is required to effect a change in the company board recommendation or terminate the merger agreement in order to comply with its fiduciary obligations to our stockholders under applicable legal requirements.

To the extent that our board of directors has determined to terminate the merger agreement as described under “Termination of The Merger Agreement” beginning on page 68, we must pay Zoran the termination fee also described in that section. As described above in this section, our board of directors may not change the company board recommendation if Zoran makes an improved offer that results in the alternative transaction proposal in question no longer being a superior offer.

Notwithstanding other provisions of the merger agreement, the merger agreement does not prohibit our board of directors from issuing a “stop-look-and listen communication” pursuant to Rule 14d-9(f) under the Exchange Act or taking and disclosing to our stockholders a position as required by Rule 14d-9 or Rule 14e-2 under the Exchange Act or otherwise disclosing any information to our stockholders that our board of directors determines in good faith, after consultation with our outside legal counsel, it is required to disclose in order to fulfill its fiduciary duties to our stockholders under applicable law.

No Solicitations; Acquisition Proposals

No Solicitation. Under the terms of the merger agreement, subject to certain exceptions, we have generally agreed not to:

•	solicit, initiate, seek, knowingly encourage, knowingly facilitate, knowingly support or knowingly induce the submission of any “acquisition proposal” (as defined below in this section);

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initiate, enter into, participate in, maintain, or continue any communications or negotiations regarding, or make available to any person any non-public information in connection with, any acquisition proposal;

•	agree to, accept, approve, endorse or recommend any acquisition proposal;

•

enter into any letter of intent, understanding or similar document or any other contract related to any acquisition proposal (other than confidentiality agreements entered into pursuant to the terms of the merger agreement);

•	enter into any contract that would require us to abandon, terminate or fail to consummate the merger; or

•	submit any acquisition proposal to the vote of any of our stockholders or those of any of our subsidiaries.

We have also agreed to cease any existing activities, discussions or negotiations with any persons conducted prior to September 7, 2010 with respect to any acquisition proposal and request the prompt return or destruction or all confidential information previously furnished to such person with which we have engaged in any such activities in the 12 months prior to September 7, 2010.

Acquisition Proposal. An “acquisition proposal” means any agreement, offer, proposal or indication of interest (other than the merger agreement, the merger or any other offer, proposal or indication of interest by Zoran), or any public announcement of any intention to enter into an agreement or make any offer, proposal or indication of interest, relating to, or involving:

•

the purchase from Microtune (or any of our subsidiaries) or any acquisition by any person or group of more than a 15% interest in the total outstanding voting securities of Microtune (or any of our principal subsidiaries), or any tender offer or exchange offer that would result in any person or group acquiring more than 15% of the total outstanding voting securities of Microtune (or any of our principal subsidiaries), or any merger, consolidation, business combination or similar transaction involving Microtune (or any of our principal subsidiaries) pursuant to which the stockholders of Microtune immediately preceding such transaction hold securities representing less than 85% of the total outstanding voting power of the surviving or resulting entity of such transaction (or parent entity of such surviving or resulting entity);

•

the sale, lease, mortgage, pledge, exchange, transfer, license (other than in the ordinary course of business), acquisition, or disposition of more than 15% of the net revenues, net income, EBIDTA or assets of Microtune and our subsidiaries on a consolidated basis in any single transaction or series of related transactions; or

•	any liquidation or dissolution of Microtune, or any extraordinary dividend, whether of cash or other property.

Notwithstanding the aforementioned restrictions, if we receive a bona fide, unsolicited written acquisition proposal that is not obtained in violation of the prohibitions described above and that our board of directors determines in good faith (after consultation with outside legal counsel and financial advisor) is or would reasonably be expected to lead to a “superior offer” (as defined below in this section), we may, so long as the stockholders have not yet adopted the merger agreement:

•	enter into discussions with the person making the acquisition proposal; and

•	deliver or make available to the person non-public information regarding Microtune so long as:

•	the acquisition proposal did not result from Microtune’s breach of the non-solicitation provisions of the merger agreement (described in the preceding paragraphs);

•

our board of directors shall have concluded in good faith (after consultation with outside legal counsel) that such action is required in order for the board of directors to comply with its fiduciary obligations to our stockholders under applicable laws;

•	we notify Zoran of the identity of such person, the terms and conditions of the acquisition proposal, and what actions we intend to take;

•

we receive from the person a confidentiality agreement with confidentiality and standstill terms no less favorable to us than the confidentiality agreement that Microtune and Zoran executed on January 12, 2010; and

•	before or at the same time as making any non-public information available to such person, we deliver the same information to Zoran.

A “superior offer” means, with respect to Microtune, an unsolicited, bona fide written offer made after September 7, 2010 by a third party to acquire, directly or indirectly:

•	pursuant to a tender offer, exchange offer, merger, consolidation or other business combination beneficial ownership of all or substantially all of the outstanding voting securities of Microtune; or

•	all or substantially all of the assets of Microtune and our subsidiaries on a consolidated basis,

in each case, for consideration consisting exclusively of cash and/or publicly-traded equity securities (and for which financing, to the extent required by the person making the offer, is committed at the time of the offer and will not be a condition to the consummation of the proposed transaction as set forth in a final definitive agreement relating thereto) that our board of directors, by majority vote, has concluded in good faith (after consultation with outside legal counsel and financial advisor):

•

would be, if consummated, more favorable, from a financial point of view, to our stockholders than the terms of the merger agreement (after giving effect to any adjustments to the terms of the merger agreement proposed by Zoran in response to the superior offer); and

•	is reasonably likely to receive all required governmental approvals on a timely basis and is otherwise reasonably likely to be consummated on the terms proposed.

We have agreed to as promptly as practicable (and in no event later than one business day following receipt) notify Zoran in the event that we receive an acquisition proposal, any inquiry, expression of interest, proposal or offer that constitutes or would reasonably be expect to lead to an acquisition proposal, any other notice that any person is considering making an acquisition proposal or any request for non-public information that would reasonably be expected to lead to an acquisition proposal. We have agreed to keep Zoran reasonably informed as promptly as practicable (and in no event later than one business day following receipt) as to the status and any material details of any such acquisition proposal, inquiry, expression of interest, proposal, offer or request. We have agreed to provide Zoran as promptly as practicable (and in no event later than one business day following receipt) a copy of all material written and other materials and information provided to Microtune in connection with any such acquisition proposal or similar communication. We have agreed to provide Zoran with at least three business days’ notice of any meeting of our board of directors at which the board of directors is expected to discuss any acquisition proposal, including to determine if it is a superior offer.

Other Covenants and Agreements

Access to Information. From September 7, 2010 until the earlier of termination of the merger agreement or consummation of the merger, Microtune has agreed to give Zoran and its representatives reasonable access to the offices, properties, contracts, books, records, contracts, governmental authorizations, documents, directors, officers and employees of Microtune and our subsidiaries during normal business hours and promptly furnish all other information concerning the business, results of operations, product development efforts, assets, liabilities, properties, contracts, personnel and other aspects of the Company as Zoran may reasonably request. We have agreed to provide Zoran and its representatives true, correct and complete copies of our internal financial statements and documentation regarding internal controls, tax returns, tax elections and all other records and work papers relating to taxes and receipts for any taxes paid to tax authorities.

Confidentiality; Public Disclosure. We have agreed with Zoran that, from and after the date of the merger agreement, each will, and will cause its affiliates and representatives to, hold all confidential information in confidence and not disclose it, in whole or in part, to any person, except as required by law, regulation or legal process. We have agreed to consult with Zoran before issuing any press release or making any other public statement with respect to the merger agreement or the transactions contemplated thereby. We will not issue any such press release or make any such other public statement without the prior written consent of Zoran, except as such release or announcement may be required by applicable law or the rules and regulations of NASDAQ, in which case we will consult with Zoran about, and allow Zoran reasonable time (taking into account the circumstances) to comment on, such release or announcement in advance of such issuance, and we will consider such comments in good faith; provided that this sentence and the prior sentence shall not be applicable to any press release or public statement relating to (i) a superior offer, (ii) any dispute between Zoran and us with respect to the merger agreement or (iii) any termination of the merger agreement.

Regulatory Approvals. Each of Zoran, and Microtune shall use commercially efforts to obtain all consents, waivers and approvals required to be obtained from governmental entities for the consummation of the merger, including but not limited to (i) filing with the FTC and Antitrust Division the HSR Filing required under the HSR Act and (ii) making all notifications and other filings required under any other applicable antitrust law that we and Zoran determinate appropriate or advisable or that may be required by the applicable governmental entities.

Until the earlier of termination of the merger agreement or consummation of the merger, subject to applicable legal requirements and except as prohibited by any applicable representative of any applicable governmental authority, Microtune and Zoran shall: (i) furnish to the other party upon reasonable request all information concerning itself, its subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with any filing, notice or application made by or on behalf of such other party or any of its subsidiaries with or to any third party or governmental authority in connection with the transactions contemplated by the merger agreement; (ii) consult and cooperate with one another, and consider in good faith the views of one another, in connection with any filing or submission and in connection with any investigation or other inquiry under or relating to any antitrust law; (iii) promptly notify the other party of any written communication to the first party from any antitrust authority, any state attorney general or any other governmental authority relating to the merger agreement or the transactions contemplated by the merger agreement, and permit the other party a reasonable opportunity to review in advance any proposed written communication to any of the foregoing with respect to the transactions contemplated by the merger agreement; (iv) not participate or agree to participate in any substantive meeting or discussion with any governmental authority in respect of any filings, investigation or inquiry concerning the merger agreement or the transactions contemplated by the merger agreement unless it consults with the other parties in advance and, to the extent permitted by such governmental authority, gives the other party the opportunity to attend and participate thereat; and (v) furnish the other party with copies of all correspondence, filings and written communications (and memoranda setting forth the substance thereof) between such party and its subsidiaries and their respective representatives, on the one hand, and any governmental authority or members or their respective staffs, on the other hand, with respect to the merger agreement and the transactions contemplated by the merger agreement. Microtune and Zoran shall (x) respond as promptly as reasonably practicable under the circumstances to any inquiries received from any antitrust authority for additional information or documentation and to all inquiries and requests received from any state attorney general or other governmental authority in connection with antitrust matters relating to the merger agreement or the transactions contemplated by the merger agreement, including the antitrust filings described above, and (y) not extend any waiting period under the HSR Act or enter into any agreement with any antitrust authority not to consummate the transactions contemplated by the merger agreement without the prior written consent of the other party.

Reasonable Efforts. Each of Microtune, Zoran and Sub shall use its commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things reasonably necessary, appropriate or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by the merger agreement, including (i) taking all reasonable actions necessary to satisfy the respective conditions to closing discussed below under “Conditions to the Merger” on page 66 and (ii) executing and delivering such other instruments and doing and performing such other acts and things as may be necessary or reasonably desirable to effect completely the consummation of the merger and the transactions contemplated thereby.

Third Party Consents; Notices. We have agreed to use commercially reasonable efforts to obtain prior to the closing of the merger, and deliver to Zoran at or before the closing, consents, waivers and approvals under certain contracts. We have agreed to give all notices and other information required to be given to our employees under certain labor laws and other applicable legal requirements in connection with the transactions contemplated by the merger agreement.

Notice of Certain Events. We have agreed to notify Zoran in writing promptly (and no later than one business day) after learning of any of the following:

•	any notice or other communication from any person alleging that its consent is or may be required in connection with the merger;

•	any notice or other communication from any governmental entity in connection with the merger;

•

any action, suit, arbitration, mediation, proceeding, claim or investigation by or before any governmental entity or arbitrator initiated by or against us, or known by us to be threatened against us or our directors, officers, employees or stockholders in their capacity as such, or of any written correspondence from any person asserting or implying a claim against us or with respect to any of our assets or properties;

•	a material adverse effect on the Company or any of our subsidiaries; or

•	any claim or written inquiry by any taxing authority regarding taxes payable by us.

We have agreed to give prompt notice to Zoran of any event that is reasonably likely to cause any condition to closing described below in “Conditions to the Merger” beginning on page 66 not to be timely satisfied.

Employee Benefits. Prior to the effective time of the merger, we have agreed to amend our 2010 Incentive Compensation Plan, our 2010 Sales Incentive Compensation Plan and our 2010 Executive Officer Sales Incentive Compensation Plan as described in “The Merger — Interests of Microtune’s Directors and Executive Officers” beginning on page 41. Zoran shall, or shall cause the surviving corporation to:

•

through December 31, 2010, maintain coverage under Company employee plans providing medical, dental and other health and welfare benefits as in effect on September 7, 2010 for United States employees of the Company or any of our subsidiaries who are and continue to be employed by the surviving corporation following the effective time of the merger (the “Company Employees”);

•

effective January 1, 2011, provide Company Employees with medical, dental and other health and welfare benefits that are substantially similar in the aggregate to such benefits that are then provided to similarly situated employees of Zoran;

•	cause Company Employees to become eligible to participate in Zoran’s 401(k) plan;

•

recognize all service of the Company Employees with the Company or any of its subsidiaries for the purpose of determining vesting, eligibility and participation in any employee benefit plan sponsored by Zoran or any of its subsidiaries, including the surviving corporation (except to the extent such service credit would result in a duplication of benefits);

•

use commercially reasonable efforts to waive any limitations as to preexisting conditions exclusions, evidence of insurability requirements and waiting periods with respect to participation and coverage requirements applicable to Company Employees under any medical, dental, drug and vision plans of Zoran in which Company Employees become eligible to participate (except to the extent any such exclusion or other requirement applied to a particular Company Employee under one of our plans);

We have agreed to cooperate with Zoran and assist Zoran in its efforts to obtain written consents, waivers or other agreements from our employees with respect to the amendment or termination of our employee benefit plans, or the adoption of new arrangements with such employees, prior to the closing of the merger.

Assumption of Company RSUs. Any RSUs (other than any RSUs held by a non-employee director of Microtune) that are unexpired and outstanding under the Stock Plans prior to the merger shall be assumed by Zoran and continue to have the same terms and conditions as in effect immediately prior to the merger, except that such RSUs shall be for that number of whole shares of common stock of Zoran equal to the product of the number of shares of Microtune common stock that were issuable under such RSUs and the Exchange Ratio as defined below (rounded down to the next whole share) and such RSUs shall be subject to the authority of the Zoran board of directors or a committee thereof. The “Exchange Ratio” is the quotient obtained by dividing $2.92 by the average of the closing sale prices for a share of Zoran common stock as quoted on the NASDAQ Global Market for the ten consecutive trading days ending the third trading day prior to closing. Each outstanding RSU held by a non-employee director of the Company shall be cancelled in exchange for payment of $2.92 per RSU (without interest). Zoran shall use commercially reasonable efforts to prepare and file with the SEC a registration statement on Form S-8 covering the shares of Zoran common stock issuable upon settlement of the Microtune RSUs assumed by Zoran for which a Form S-8 registration statement is available as soon as reasonably practicable after the closing of the merger.

Prior to the effective time of the merger, we will grant to employees of Microtune or any of our subsidiaries (i) new RSUs for an aggregate amount of 1,000,000 shares of Microtune common stock and (ii) if requested in writing by Zoran, additional RSUs for an aggregate amount of up to 500,000 shares of Microtune common stock. Unless Zoran indicates otherwise in writing, the recipients of such new RSUs shall be specified in writing by Zoran, in its sole discretion.

Termination of Benefit Plans. Effective as of the day immediately preceding the closing date of the merger, we shall terminate our 401(k) Plan and provide evidence of such termination to Zoran pursuant to resolutions of our board of directors. We shall also take such other actions in furtherance of terminating our 401(k) Plan as Zoran may reasonably require.

Director and Officer Indemnification and Insurance. For a period of six years after the consummation of the merger, Zoran shall, or shall cause the surviving corporation to, indemnify and hold harmless all past and present directors, officers and employees of the Company to the same extent such persons are indemnified as of September 7, 2010 by us under applicable provisions of Delaware law, our certificate of incorporation and bylaws and under any indemnification or other similar agreements between us and our current and former directors, officers and other employees (whom we refer to as indemnified parties) in effect on the date of the merger agreement arising out of or relating to actions or omissions in their capacity as officers, directors or employees occurring at or prior to the consummation of the merger. Indemnification agreements with indemnified parties in existence on the date of the merger agreement will continue in full force and effect.

For a period of six years after the consummation of the merger, the certificate of incorporation and bylaws of the surviving corporation must contain provisions no less favorable with respect to indemnification, advancement of expenses and exculpation of indemnified parties for periods prior to the consummation of the merger than are currently set forth in our certificate of incorporation and bylaws. These provisions may not be amended, repealed or otherwise modified in a manner that could adversely affect the rights of any person benefited by such provisions. All claims for indemnification, for which Microtune or Zoran receives written notice prior to the sixth anniversary of the consummation of the merger, will survive until such time as such claim is fully and finally resolved (even if resolution occurs subsequent to the sixth anniversary of the consummation of the merger). In the event that the merger is consummated, plaintiffs asserting stockholder derivative claims against current or former Microtune directors or officers may lack standing to continue to assert the derivative claims.

Zoran shall, or shall cause the surviving corporation to, maintain officers’ and directors’ liability insurance (which we refer to as D&O Insurance) for a period of not less than six years after the consummation of the merger for events occurring before the consummation of the merger covering each such person currently covered by our officers’ and directors’ liability insurance policy and that is substantially similar and in any event no less favorable in the aggregate than the existing D&O Insurance (or, if substantially similar coverage is not available, that provides the best available coverage), except that the surviving corporation is not required to pay aggregate premiums for insurance in excess of 200% of the aggregate premiums last paid by Microtune prior to September 7, 2010. If Zoran or the surviving corporation in the merger is unable to obtain the amount of insurance required for such aggregate premium, Zoran or the surviving corporation in the merger will obtain the greatest amount of insurance as can be obtained for aggregate premiums not in excess of 200% of such aggregate premium. In lieu of the foregoing, Microtune may obtain prepaid policies prior to the consummation of the merger for an aggregate period of at least six years with respect to claims arising from facts or events that occurred before the consummation of the merger, including in connection with the approval of the merger agreement and the transactions contemplated thereby for an aggregate cost not to exceed 200% of the last annual premium paid by Microtune prior to September 7, 2010. If prepaid policies have been obtained prior to the consummation of the merger, Zoran will, and will cause the surviving corporation to, maintain such policies in full force and effect and continue to honor the obligations thereunder.

If the surviving corporation or any or its successors or assigns consolidates with or merges into any other person and is not the continuing or surviving corporation of such consolidation or merger, or transfers or conveys all or substantially all of its properties and assets to any person, then the merger agreement requires that proper provision be made so that the continuing or surviving corporation or transferee of assets will assume all of the applicable obligations described above.

The indemnified parties are intended third party beneficiaries of these indemnification and insurance provisions in the merger agreement, and these provisions may not be amended in a manner that is adverse to the indemnified parties (including their successors and heirs) or terminated without their consent.

Section 16 Matters. Microtune and Zoran shall take such steps as may be required (to the extent permitted under applicable legal requirements) to cause any disposition of Microtune common stock or acquisition of Zoran common stock resulting from the merger by each Company individual subject to the reporting requirements of Section 16(a) of the Exchange Act to be exempt under Rule 16b-3 promulgated under the Exchange Act.

State Takeover Statutes. Microtune and our board of directors has agreed to use reasonable best efforts to ensure that no takeover statue or similar statute or regulation is or becomes applicable to the merger or any other transaction contemplated by the merger agreement, and, if such takeover statue becomes applicable to the merger or transactions contemplated by the merger agreement, Microtune and our board of directors will use reasonable best efforts to ensure that the merger and the transactions contemplated by the merger agreement may be consummated as promptly as practicable on the terms contemplated by the merger agreement and to minimize the effect of such statutes.

Microtune Rights Agreement. Microtune shall not (i) redeem the preferred stock purchase rights issued pursuant to the Rights Agreement, (ii) terminate, amend, modify, make any determination under, or waive, any provision of the Rights Agreement or (iii) take any action that would allow any person other than Zoran, Sub or any subsidiary of Zoran or Sub to become a beneficial owner of 15% or more of Microtune common stock without cause a Stock Acquisition Date, a Distribution Date or a Triggering Event (each as defined in the Rights Agreement) to occur.

Director and Officer Resignations. We have agreed to use commercially reasonable efforts to obtain a written letter of resignation from each of the directors and officers of Microtune and each of our subsidiaries, effective as of the election or appointment of such person’s successor. Zoran shall use its commercially reasonable efforts to make all filings that have not been made prior to the effective time of the merger as may be required by applicable law in connection with the resignation of such directors and officers.

Conditions to the Merger

Conditions to Each Party’s Obligations. The obligations of Zoran and Sub, on the one hand, and Microtune, on the other hand, to consummate the merger are subject to the satisfaction of the following conditions:

•	adoption of the merger agreement by an affirmative majority of the outstanding shares of Microtune common stock;

•

no temporary restraining order, preliminary or permanent injunction or other judgment, order or decree or other legal or regulatory restraint or prohibition will be in effect preventing the consummation of the merger and there will not have been any action taken by any U.S. governmental authority, and no statute, rule, regulation or order will have been enacted, entered or enforced, which prohibits, makes illegal, or enjoins the closing of the merger; and

•	the applicable waiting period under the HSR Act will have expired or early termination of such waiting period will have been granted.

Conditions to the Obligations of Microtune. The obligation of Microtune to consummate the merger is subject to the satisfaction of the additional following conditions:

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Zoran’s and Sub’s representations and warranties in the merger agreement relating to Zoran’s and Sub’s organization, good standing and power and authority to own its properties and conduct its business and to enter into the merger agreement and the enforceability of the merger agreement against Zoran and Sub will be true and correct on and as of September 7, 2010 and on and as of the closing date as though they were made on and as of such date (except for representations and warranties which address matters only as to a specified date, which will be true and correct with respect to such specified date);

•

all other representations and warranties of Zoran and Sub in the merger agreement, disregarding all qualifications and exceptions contained therein relating to materiality or material adverse effect, will be true and correct on and as of September 7, 2010 and on and as of the closing date as though they were made on and as of such date (except for representations and warranties which address matters only as to a specified date, which will be true and correct with respect to such specified date), except where the circumstances causing the failure of such representations or warranties to be true and correct do not prohibit Zoran from consummating the merger in accordance with its terms; and

•

Zoran and Sub will have performed and complied with in all material respects all of the covenants, obligations and conditions required to be performed by them under the merger agreement at or before the closing.

Conditions to the Obligations of Zoran and Sub. The obligations of Zoran and Sub to consummate the merger are subject to the satisfaction of the additional following conditions:

•

our representations and warranties in the merger agreement relating to the organization, good standing, corporate power and authority to enter into the merger agreement, and the necessary approvals to render section 203 of the Delaware General Corporation Law inapplicable to the execution, delivery, or performance of the merger agreement or the consummation of the merger will be true and correct on and as of September 7, 2010 and on and as of the closing date as though they were made on and as of such date;

•

our representations and warranties in the merger agreement relating to our corporate authority, the enforceability of the merger agreement against us and inapplicability of our Rights Agreement will be true and correct on and as of September 7, 2010 and on and as of the closing date as though they were made on and as of such date,

•

our representations and warranties in the merger agreement relating to our capital structure will be true and correct on and as of September 7, 2010 and on and as of the closing date as though they were made on and as of such date (except for representations and warranties which address matters only as to a specified date, which will be true and correct with respect to such specified date) except with respect to deviations that do not exceed one half of one percent (0.05%) of our fully diluted capitalization;

•

all our other representations and warranties in the merger agreement, disregarding all qualifications and exceptions contained therein relating to materiality or material adverse effect, will be true and correct on and as of September 7, 2010 and on and as of the closing date as though they were made on and as of such date (except for representations and warranties which address matters only as to a specified date, which will be true and correct with respect to such specified date), except where the failure of such representations and warranties to be true and correct has not had a material adverse effect on us;

•	we will have performed and complied in all material respects with all covenants and obligations required to be performed and complied with by us under the merger agreement at or before the closing;

•

no claim, suit, action or proceeding brought by a U.S. federal governmental entity will be pending before any court or quasi-judicial or administrative agency of competent jurisdiction in the United States which seeks to (A) prohibit the consummation of the merger, or (B) prohibit, limit or place any conditions or restrictions on the ownership, control or operation by Zoran, the Company, or any of their respective affiliates of the business or assets of the Company and its subsidiaries, or Zoran and its subsidiaries, or require any such person to effect a divestiture in connection with the merger, and no U.S. governmental entity will have threatened to bring any claim, suit, action or proceeding which would have any of the effects specified in clauses (A) or (B) which threat has not been withdrawn; and

•	since September 7, 2010 there will not have occurred and be continuing any material adverse effect on us.

The above conditions may be amended or waived prior to the effective time of the merger if such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to the merger agreement or, in the case of a waiver, by each party against whom the waiver is to be effective. However, subsequent to the adoption of the merger agreement by Microtune’s stockholders, no such amendment or waiver will be made that requires the approval of Microtune’s stockholders under Delaware law unless the required further approval is obtained.

Termination of the Merger Agreement

The merger agreement may be terminated and the merger abandoned at any time before the effective time, under the following circumstances:

•	by mutual written consent of Zoran and Microtune, as authorized by their boards of directors;

•	by either Zoran or Microtune:

•

if the merger is not completed by March 1, 2011, which we refer to in this proxy statement as the “end date,” except that such termination right will not be available to any party whose breach of any representation, warranty, covenant or agreement in the merger agreement has been the cause of or resulted in the failure of the merger to be consummated by the end date;

•

if a government entity has issued, enacted or entered any order, decree, or ruling or taken any other action that permanently restrains, enjoins or otherwise prohibits the merger, and such order, decree, ruling or other action is final and nonappealable; or

•

if the merger agreement is submitted to our stockholders for adoption at a meeting held for the purpose of voting on such adoption and they do not adopt the merger agreement at the meeting, except that we may not terminate the merger agreement on this basis if any action or failure to act by the Company constituting a breach of the merger agreement caused the failure to obtain such stockholder adoption;

•	by Zoran:

•

if we breach any representation or warranty, covenant or agreement or if any representation or warranty shall have become untrue, in either case, such that the related conditions to closing would not be satisfied, and such breach is not cured (if curable) after 20 business days’ written notice by Zoran (but not later than the end date);

•

if there is a material adverse effect on us that has occurred since September 7, 2010 and is continuing and such material adverse effect is not cured (if curable) after 20 business days’ written notice to us by Zoran (but not later than the end date); or

•

if before our stockholders adopt the merger agreement any of the following occur, which we individually refer to in this proxy statement as a “triggering event”: (a) our board of directors changes in a manner adverse to Zoran its recommendation that our stockholders adopt the merger agreement, (b) we fail to include in this proxy statement our board of directors’ recommendation that our stockholders adopt the merger agreement; (c) we materially breach our non-solicitation obligations under the merger agreement (as discussed above); (d) our board of directors approves or publicly recommends any acquisition proposal other than the merger; (e) we enter into any letter of intent or contract (other than a confidentiality agreement entered into in accordance with the merger agreement) relating to any acquisition proposal other than the merger; (f) our board of directors fails to reaffirm the company board recommendation within ten business days following a written request from Zoran; or (g) a tender offer or exchange offer relating to our common stock is commenced by a person not affiliated with Zoran and we (1) fail to send to our security holders a statement disclosing that we recommend rejection of such tender or exchange offer within ten business days of the publication of such tender or exchange offer, which we refer to as the

“rejection recommendation,” and reaffirm the company board recommendation in favor of the merger with Zoran, or (2) fail to reaffirm the rejection recommendation in any press release addressing an acquisition proposal we publish, relating to such tender offer or exchange offer.

•	by us:

•

if Zoran breaches any representation, warranty, or covenant or if any representation or warranty shall have become untrue, in either case, such that the related conditions to closing (as discussed above) would not be satisfied and such breach is not cured (if curable) after 20 business days’ written notice by us to Zoran (but not later than the end date); or

•

if before our stockholders adopt the merger agreement we accept a superior offer in accordance with the procedure set forth in the merger agreement, provided that we pay to Zoran the termination fee described under “Termination Fee and Expenses” below, and provided further that concurrently with such termination, we enter into the definitive third-party agreement reflecting such superior offer.

Termination Fee and Expenses

Except for the payment of the termination fee described below, each party has agreed to pay all fees and expenses incurred by it in connection with the merger agreement, and the transactions contemplated thereby will be paid by the party who incurred such expenses whether or not the merger is consummated.

We must pay Zoran a fee equal to $5,000,000, which we refer to in this proxy statement as the “termination fee,” if the merger agreement is terminated in the following circumstances:

•

by either Zoran or us, because either (a) the merger is not completed by the end date, or (b) the stockholders do not adopt the merger agreement at a meeting held for the purpose of voting on such adoption, and either:

•

a triggering event has occurred prior to such termination, in which case the termination fee would be payable prior to or concurrent with such termination if we terminate the merger agreement or two business days after termination if Zoran terminates the merger agreement; or

•

(1) prior to such termination an acquisition proposal with respect to an acquisition was publicly disclosed and not withdrawn (or in the case of termination due to the failure of our stockholders to adopt the merger agreement at a meeting held for the purpose of voting on such adoption, an acquisition proposal with respect to an acquisition shall otherwise exist and not have been withdrawn), and (2) within 12 months following the termination of the merger agreement we consummate or enter into a definitive agreement providing for an acquisition, in which case the termination fee would be payable on the earlier of the date we consummate or enter into a contract for the acquisition.

•	by Zoran, because a triggering event occurs, in which case the termination fee would be payable not later than two business days after termination;

•

by us, because we accept a superior offer in compliance with the provisions of the merger agreement and, concurrently with such termination, we accept and enter into a definitive agreement with such third party reflecting such a superior offer, in which case the termination fee would be payable before or concurrently with the termination; or

•

by Zoran, because we breach any representation or warranty or covenant or any representation or warranty becomes untrue, in either case such that the related conditions to closing (as discussed above) would not be satisfied, and such breach is not cured (if curable) after 20 business days’ written notice by Zoran (but not later than the end date) and (a) before such termination, an acquisition proposal with respect to an acquisition was publicly disclosed or otherwise exists and has not been withdrawn, and

(b) within 12 months following the termination of this Agreement we consummate or enter into a definitive agreement providing for an acquisition, in which case the termination fee would be payable on the earlier of the date we consummate or enter into a contract for the acquisition.

For the purpose of determining whether we must pay Zoran the termination fee described above, “acquisition” means any of the following transactions (other than the transactions contemplated by the merger agreement): (a) a merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving us pursuant to which our stockholders immediately preceding such transaction hold less than a majority of the aggregate equity interests in the surviving or resulting entity of such transaction or any direct or indirect parent thereto; (b) a sale or other disposition by us or our subsidiaries of assets (in a transaction or series of transactions) representing a majority of the aggregate fair market value of our assets on a consolidated basis immediately before such sale; or (c) the acquisition by any person or group (including by way of a tender offer or an exchange offer or issuance by Microtune), directly or indirectly, of beneficial ownership or a right to acquire beneficial ownership of shares representing a majority of the voting power of the then outstanding shares of Microtune common stock.

APPRAISAL RIGHTS

Under Delaware law, you have the right to dissent from the merger, to demand appraisal of your shares of Microtune common stock and to receive payment in cash for the fair value of your shares of Microtune common stock as determined by the Delaware Court of Chancery, together with interest, if any, as determined by the court, in lieu of the consideration you would otherwise be entitled to pursuant to the merger agreement. These rights are known as appraisal rights. Stockholders electing to exercise appraisal rights must comply with the provisions of Section 262 of Delaware law in order to perfect their rights. We will require strict compliance with the statutory procedures.

The following is intended as a brief summary of the material provisions of the Delaware statutory procedures required to be followed by a stockholder in order to dissent from the merger and perfect appraisal rights.

This summary, however, is not a complete statement of all applicable requirements and is qualified in its entirety by reference to Section 262 of Delaware law, the full text of which appears in Annex D to this proxy statement. Failure to precisely follow any of the statutory procedures set forth in Section 262 of Delaware law may result in a termination or waiver of your appraisal rights. All references in this summary to a “stockholder” are to the record holder of shares of Microtune common stock unless otherwise indicated.

Section 262 requires that stockholders for whom appraisal rights are available be notified not less than 20 days before the stockholders’ meeting to vote on the merger that appraisal rights will be available. A copy of Section 262 must be included with such notice. This proxy statement constitutes our notice to Microtune’s stockholders of the availability of appraisal rights in connection with the merger in compliance with the requirements of Section 262. If you wish to consider exercising your appraisal rights, you should carefully review the text of Section 262 contained in Annex D to this proxy statement since failure to timely and properly comply with the requirements of Section 262 will result in the loss of your appraisal rights under Delaware law.

If you elect to demand appraisal of your shares, you must satisfy each of the following conditions:

•

You must deliver to us a written demand for appraisal of your shares before the vote with respect to the merger is taken. This written demand for appraisal must be in addition to and separate from any proxy or vote abstaining from or voting against the adoption and approval of the merger agreement and the merger. Voting against or failing to vote for the adoption and approval of the merger agreement and the merger by itself does not constitute a demand for appraisal within the meaning of Section 262.

•

You must not vote in favor of, or consent in writing to, the adoption and approval of the merger agreement and the merger. A vote in favor of the adoption and approval of the merger agreement and merger, by proxy, over the Internet, by telephone or in person, will constitute a waiver of your appraisal rights in respect of the shares so voted and will nullify any previously filed written demands for appraisal. A proxy which does not contain voting instructions will, unless revoked, be voted in favor of the adoption and approval of the merger agreement and the merger. Therefore, a stockholder who votes by proxy and who wishes to exercise appraisal rights must vote against the merger agreement and the merger or abstain from voting on the merger agreement and the merger.

•

You must continue to hold your shares of Microtune common stock through the effective time of the merger. Therefore, a stockholder who is the record holder of shares of Microtune common stock on the date the written demand for appraisal is made but who thereafter transfers the shares prior to the effective time of the merger will lose any right to appraisal with respect to such shares.

If you fail to comply with any of these conditions and the merger is completed, you will be entitled to receive the merger consideration as provided for in the merger agreement if you are the holder of record at the effective time, but you will have no appraisal rights with respect to your shares of Microtune common stock.

All demands for appraisal should be addressed to Microtune, Inc, 2201 10 th Street, Plano, Texas 75074, Attn: Corporate Secretary, Telephone (972) 673-1600, and must be delivered before the vote on the merger agreement is taken at the special meeting and should be executed by, or on behalf of, the record holder of the shares of common stock. The demand must reasonably inform us of the identity of the stockholder and the intention of the stockholder to demand appraisal of his, her or its shares. A failure to vote in favor of the merger agreement will not serve as adequate notice of demand.

To be effective, a demand for appraisal by a holder of common stock must be made by, or in the name of, such registered stockholder, fully and correctly, as the stockholder’s name appears on his or her stock certificate(s). Beneficial owners who do not also hold the shares of record may not directly make appraisal demands to us. The beneficial holder must, in such cases, have the registered owner, such as a broker, bank or other nominee, submit the required demand in respect of those shares. If shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of a demand for appraisal should be made by or for the fiduciary; and if the shares are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or for all joint owners. An authorized agent, including an authorized agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, he or she is acting as agent for the record owner. A record owner, such as a broker, who holds shares as a nominee for others, may exercise his or her right of appraisal with respect to the shares held for one or more beneficial owners, while not exercising this right for other beneficial owners. In that case, the written demand should state the number of shares as to which appraisal is sought. Where no number of shares is expressly mentioned, the demand will be presumed to cover all shares held in the name of the record owner.

If you hold your shares of common stock in a brokerage account or in other nominee form and you wish to exercise appraisal rights, you should consult with your broker or the other nominee to determine the appropriate procedures for the making of a demand for appraisal by the nominee.

Within 10 days after the effective time of the merger, the surviving corporation must give written notice that the merger has become effective to each stockholder who has properly filed a written demand for appraisal and who did not vote in favor of the merger agreement and the merger. At any time within 60 days after the effective time, any stockholder who has demanded an appraisal, and who has not commenced an appraisal proceeding or joined that proceeding as a named party, has the right to withdraw the demand and to accept the cash payment specified by the merger agreement for his or her shares of common stock; after this period, the stockholder may withdraw such demand for appraisal only with the consent of the surviving corporation. Within 120 days after the effective time of the merger, any stockholder who has complied with Section 262 will, upon written request to the surviving corporation, be entitled to receive a written statement setting forth the aggregate number of shares not voted in favor of the merger agreement and the merger and with respect to which demands for appraisal rights have been received and the aggregate number of holders of such shares. A person who is the beneficial owner of shares of common stock held in a voting trust or by a nominee on behalf of such person may, in such person’s own name, request from the corporation the statement described in the previous sentence. Such written statement will be mailed to the requesting stockholder within 10 days after such written request is received by the surviving corporation or within 10 days after expiration of the period for delivery of demands for appraisal, whichever is later. Within 120 days after the effective time, either the surviving corporation or any stockholder who has complied with the requirements of Section 262 and who is otherwise entitled to appraisal rights may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares held by all stockholders entitled to appraisal. A person who is the beneficial owner of shares of Microtune common stock held in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file the petition described in the previous sentence. Upon the filing of the petition by a stockholder, service of a copy of such petition shall be made upon Microtune, as the surviving corporation. The surviving corporation has no obligation to file such a petition in the event there are dissenting stockholders. Accordingly, the failure of a stockholder to file such a petition within the period specified could nullify the stockholder’s previously written demand for appraisal. There is no present intent on the part of Microtune to file an appraisal petition, and stockholders seeking to exercise appraisal rights should not assume that Microtune will file such a petition or that Microtune will initiate any negotiations with respect to the fair value of such shares. Accordingly, stockholders who desire to have their shares appraised should initiate any petitions necessary for the perfection of their appraisal rights within the time periods and in the manner prescribed in Section 262. Further notice of the deadlines for appraisal rights will not be provided by Microtune.

If a petition for appraisal is duly filed by a stockholder and a copy of the petition is delivered to the surviving corporation, the surviving corporation will then be obligated, within 20 days after receiving service of a copy of the petition, to provide the Delaware Court of Chancery with a duly verified list containing the names and addresses of all stockholders who have demanded an appraisal of their shares and with whom agreements as to the value of their shares have not been reached by the surviving corporation. After notice to dissenting stockholders who demanded appraisal of their shares, the Delaware Court of Chancery is empowered to conduct a hearing upon the petition, and to determine those stockholders who have complied with Section 262 and who have become entitled to the appraisal rights provided thereby. The Delaware Court of Chancery may require the stockholders who have demanded appraisal for their shares to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with that direction, the Delaware Court of Chancery may dismiss the proceedings as to that stockholder.

After determination of the stockholders entitled to appraisal of their shares of common stock, the Delaware Court of Chancery will appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest, if any. Unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown, interest from the effective time of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective time of the merger and the date of payment of the judgment. When the value is determined, the Delaware Court of Chancery will direct the payment of such value, with interest thereon accrued during the pendency of the proceeding, if the Delaware Court of Chancery so determines, to the stockholders entitled to receive the same, upon surrender by such holders of the certificates representing those shares.

In determining fair value, and, if applicable, interest, the Delaware Court of Chancery is required to take into account all relevant factors. In Weinberger v. UOP, Inc., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered, and that “fair price obviously requires consideration of all relevant factors involving the value of a company.”

Section 262 provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Delaware Supreme Court construed Section 262 to mean that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.”

You should be aware that the fair value of your shares as determined under Section 262 could be more than, the same as, or less than the value that you are entitled to receive under the terms of the merger agreement. You should also be aware that opinions from investment banking firms as to the fairness, from a financial point of view, of the consideration payable in a sale transaction, such as the merger, are not opinions as to fair value under Section 262.

Costs of the appraisal proceeding may be imposed upon the surviving corporation and the stockholders participating in the appraisal proceeding by the Delaware Court of Chancery as the Court deems equitable in the circumstances. Upon the application of a stockholder, the Delaware Court of Chancery may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts, to be charged pro rata against the value of all shares entitled to appraisal. Any stockholder who had demanded appraisal rights will not, after the effective time of the merger, be entitled to vote shares subject to that demand for any purpose or to receive payments of dividends or any other distribution with respect to those shares, other than with respect to payment as of a record date prior to the effective time; however, if no petition for appraisal is filed within 120 days after the effective time of the merger, or if the stockholder delivers a written withdrawal of his or her demand for appraisal and an acceptance of the terms of the merger within 60 days after the effective time of the merger, then the right of that stockholder to appraisal will cease and that stockholder will be entitled to receive the cash payment for shares of his, her or its shares of common stock pursuant to the merger agreement. No appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any stockholder without the prior approval of the Court, and such approval may be conditioned upon such terms as the Delaware Court of Chancery deems just; provided, however, that any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party will maintain the right to withdraw its demand for appraisal and to accept the cash that such holder would have received pursuant to the merger agreement within 60 days after the effective time of the merger.

In view of the complexity of Section 262, stockholders who may wish to dissent from the merger and pursue appraisal rights should consult their legal advisors.

CURRENT MARKET PRICE OF COMMON STOCK

Microtune common stock is traded on the NASDAQ Global Market under the symbol “TUNE”. The following table sets forth the high and low sales prices of Microtune common stock for the periods indicated as reported by the NASDAQ Global Market.

	Common Stock Price
Fiscal Period	High	Low
Fiscal 2008
First Quarter	$6.59	$3.40
Second Quarter	$4.50	$3.20
Third Quarter	$3.85	$2.60
Fourth Quarter	$2.89	$1.60
Fiscal 2009
First Quarter	$2.17	$1.32
Second Quarter	$2.65	$1.80
Third Quarter	$2.39	$1.77
Fourth Quarter	$2.34	$1.65
Fiscal 2010
First Quarter	$2.84	$2.16
Second Quarter	$3.05	$2.08
Third Quarter (through September 21, 2010)	$3.00	$2.02

The closing sale price of Microtune common stock on the NASDAQ on September 3, 2010, the last trading day prior to the execution of the merger agreement, and on September 22, 2010, the last trading day prior to the date of this proxy statement, was $2.47 and $2.95 per share, respectively. You are encouraged to obtain current market quotations for Microtune common stock in connection with voting your shares.

SUBMISSION OF STOCKHOLDER PROPOSALS

If the merger is consummated, we will not have public stockholders, and there will be no public participation in any future meetings of stockholders. However, if the merger is not consummated, we expect to hold the 2011 annual meeting of stockholders which, if held, will be in 2011.

Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, stockholders may present proposals for inclusion in our proxy statement and for consideration at our 2011 annual meeting of stockholders by submitting their proposals to us in a timely manner; proposals must be received by us at our principal executive offices no later than 120 days prior to the anniversary of the date of the mailing of the proxy materials for the 2010 annual meeting, or December 9, 2010, and must satisfy the conditions established by the SEC, including, but not limited to, Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended, and in our bylaws for stockholder proposals in order to be included in our proxy materials for that meeting.

Proposals of our stockholders that are not intended to be included in our proxy materials for the 2011 annual meeting of stockholders but that are intended to be presented by the stockholder at such meeting must be delivered to or mailed and received at our principal executive offices no later than 120 calendar days prior to the anniversary of the date of the 2010 annual meeting of stockholders; provided, however, if the date of the 2011 annual meeting of stockholders has been changed by more than 30 days from the date contemplated at the time of the 2010 annual meeting, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the later of the day 120 days prior to such meeting or the day 10 days after public announcement of the date of the meeting is first made.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners and Management

The following table shows shares of our common stock that we believe are beneficially owned as of September 17, 2010 by:

•	each person who we know beneficially owns more than 5% of our common stock;

•	each of our current directors;

•	each current named executive officer; and

•	all of our current directors and current executive officers as a group.

Under the rules of the SEC, beneficial ownership includes voting or investment power with respect to securities and includes the shares issuable under stock options that are exercisable within 60 days of the date set forth above. Accordingly, we have included any options held by each stockholder that are exercisable within 60 days of September 17, 2010 (i.e., November 16, 2010). No RSU awards are currently scheduled to vest within such time period. Shares issuable under stock options are deemed outstanding for purposes of computing the percentage ownership of the person holding options but are not deemed outstanding for purposes of computing the percentage ownership of any other person. As of September 17, 2010, there were 54,284,357 shares of our common stock outstanding.

Name of Beneficial Owner	Shares	Percentage Beneficially Owned
Institutional Venture Partners VII(1)	2,738,668	5.0%
FMR LLC(2)	6,222,540	11.5%
Simon J. Michael(3)	5,079,296	9.4%
Ramius LLC(4)	4,950,000	9.1%
Dialectic Capital Management, LLC(5)	2,882,838	5.3%
Justin M. Chapman(6)	140,105	*
James H. Clardy(7)	215,738	*
Steven Craddock(8)	140,738	*
James A. Fontaine(9)	886,426	1.6%
Robert S. Kirk(10)	507,593	*
Barry F. Koch(11)	452,898	*
Anthony J. LeVecchio(12)	152,738	*
Bernard T. Marren(13)	581,800	1.1%
Phillip D. Peterson(14)	274,317	*
A. Travis White(15)	130,738	*
Robert Rast	0	*
Raghavendra (Raghu) Rau(16)	3,300	*
Drew Peck	0	*
All current directors and current executive officers as a group (13 persons)(17)	3,486,391	6.1%

*	Less than 1% of the outstanding shares of common stock.
(1)	Based upon Amendment No. 1 to the Schedule 13G filed with the SEC on February 16, 2010. Includes 54,773 shares held by Institutional Venture Management VII, L.P., 2,597,061 shares held by Institutional Venture Partners VII, L.P. and 86,834 shares held by IVP Founders Fund I, L.P. The address for these funds is 3000 Sandhill Road, Suite 290, Menlo Park, CA 94025.
(2)	Based upon Amendment No. 1 to the Schedule 13G filed with the SEC on February 16, 2010. The address for FMR LLC is 82 Devonshire Street, Boston, MA 02109.

(3)	Based upon Amendment No. 9 to Schedule 13G filed with the SEC on February 10, 2010 by Simon J. Michael, Balch Hill Capital, LLC and Balch Hill Partners, L.P., all whose address is 2778 Green Street, San Francisco, CA 94123. The 13G states that:
(i)	Simon J. Michael has sole voting power and sole dispositive power with respect to 735,470 shares and shared voting power and shared dispositive power with respect to 4,343,826 shares;
(ii)	Balch Hill Capital, LLC has shared voting power and shared dispositive power with respect to 4,343,826 shares; and
(iii)	Balch Hill Partners, L.P. has shared voting power and shared dispositive power with respect to 4,153,826 shares.
(4)	Based upon Amendment No. 3 to the Schedule 13D filed with the SEC on March 26, 2010. The address for Ramius LLC is 599 Lexington Avenue, 20 th Floor, New York, NY 10022.
(5)	Based upon the Schedule 13G filed with the SEC on June 7, 2010. The address for Dialectic Capital Management, LLC is 875 Third Avenue, 15th Floor, New York, NY 10022.
(6)	Includes 106,283 shares for options which are currently exercisable or become exercisable within 60 days.
(7)	Includes 25,000 shares of common stock held by trusts, of which Mr. Clardy acts as co-trustee, for the benefit of Mr. Clardy’s children, none of whom are dependents of Mr. Clardy. Mr. Clardy has sole voting power and sole dispositive power with respect to 57,800 shares and shared voting power and shared dispositive power with respect to 25,000 shares. Also includes 132,938 shares for options which are currently exercisable or become exercisable within 60 days.
(8)	Includes 137,938 shares for options which are currently exercisable or become exercisable within 60 days.
(9)	Includes 15,653 shares of common stock outstanding held by JSCJ Ventures, Ltd., of which Mr. Fontaine is the general partner. Mr. Fontaine has sole voting power and sole dispositive power with respect to 122,523 shares. Also includes 748,250 shares for options which are currently exercisable or become exercisable within 60 days.
(10)	Mr. Kirk has sole voting power and sole dispositive power with respect to 51,921 shares. Also includes 455,672 shares for options which are currently exercisable or become exercisable within 60 days.
(11)	Mr. Koch has sole voting power and sole dispositive power with respect to 42,163 shares. Also includes 410,735 shares for options which are currently exercisable or become exercisable within 60 days.
(12)	Mr. LeVecchio has sole voting power and sole dispositive power with respect to 26,050 shares. Also includes 126,688 shares for options which are currently exercisable or become exercisable within 60 days.
(13)	Mr. Marren has sole voting power and sole dispositive power with respect to 502,800 shares. Also includes 79,000 shares for options which are currently exercisable or become exercisable within 60 days.
(14)	Mr. Peterson has sole voting power and sole dispositive power with respect to 63,460 shares. Also includes 210,857 shares for options which are currently exercisable or become exercisable within 60 days.
(15)	Includes 127,938 shares for options which are currently exercisable or become exercisable within 60 days.
(16)	Mr. Rau has shared voting power and shared dispositive power with respect to 3,300 shares.
(17)	Includes 2,536,299 shares for options which are currently exercisable or become exercisable within 60 days.

AUTHORITY TO ADJOURN OR POSTPONE THE SPECIAL MEETING

Proposal

If at the special meeting of shareholders, our board of directors determines it is necessary or appropriate to adjourn or postpone the special meeting, we intend to move to adjourn or postpone the special meeting. For example, our board of directors may make such a determination if the number of shares of our common stock represented and voting in favor of the merger proposal in person or by proxy at the meeting is insufficient to adopt that proposal under applicable law, in order to enable our board of directors to solicit additional proxies in respect of such proposal. If our board of directors determines that it is necessary or appropriate, we will ask our shareholders to vote only upon the adjournment or postponement proposal, and not the merger proposal.

In this proposal, we are asking you to vote in favor of adjournment or postponement of the special meeting to a later date or time, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of such adjournment or postponement to approve the merger proposal. If the shareholders approve the adjournment or postponement proposal, we could adjourn or postpone the special meeting and any adjourned or postponed session of the special meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from shareholders that have previously voted. Among other things, approval of the adjournment or postponement proposal could mean that, even if we had received proxies representing a sufficient number of votes against the approval of the merger proposal to defeat that proposal, we could adjourn or postpone the special meeting without a vote on the merger proposal and seek to convince the holders of those shares to change their votes to votes in favor of the merger proposal.

Vote Required and Board Recommendation

The proposal to adjourn or postpone the special meeting requires the affirmative vote of a majority of the shares of our common stock represented and voting at the special meeting.

Our board of directors (other than the abstaining director) recommends that you vote “FOR” the adjournment or postponement proposal.

OTHER MATTERS

No business may be transacted at the special meeting other than as specified in this proxy statement or such other business as our board of directors may determine in accordance with applicable law.

HOUSEHOLDING OF PROXY STATEMENT

As permitted by the Exchange Act, only one copy of this proxy statement is being delivered to stockholders residing at the same address, unless any stockholder has notified us of its desire to receive multiple copies of the proxy statement. This is known as householding. We will promptly deliver, upon oral or written request, a separate copy of this proxy statement to any stockholder residing at a shared address to which only one copy was mailed. Request for additional copies of this proxy statement, or requests to receive multiple or single copies of proxy statements at a shared address in the future, should be directed to: Microtune, Inc., 2201 10th Street, Plano, Texas 75074, Attention: Corporate Secretary, Telephone (972) 673-1600.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s public reference room located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public at the SEC’s website at http://www.sec.gov. You also may obtain free copies of the documents we file with the SEC by going to the Investor Center page of our corporate website at www.microtune.com. Our website address is provided as an inactive textual reference only. The information provided on our website is not part of this proxy statement, and therefore is not incorporated herein by reference.

Statements contained in this proxy statement, or in any document incorporated by reference in this proxy statement regarding the contents of any contract or other document, are not necessarily complete and each such statement is qualified in its entirety by reference to that contract or other document filed as an exhibit with the SEC. The SEC allows us to “incorporate by reference” into this proxy statement documents we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this proxy statement, and later information that we file with the SEC will update and supersede that information. We incorporate by reference the documents listed below and any documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement and before the date of the special meeting:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2009 (filed on February 16, 2010).

•	Quarterly Reports filed on Form 10-Q for the fiscal quarter ended June 30, 2010 (filed on July 29, 2010); and for the fiscal quarter ended March 31, 2010 (filed on May 4, 2010).

•

Current Reports filed on Form 8-K dated September 9, 2010 (filed on September 15, 2010); September 7, 2010 (filed on September 8, 2010); July 28, 2010 (filed on July 29, 2010); dated May 20, 2010 (filed on May 26, 2010); dated April 28, 2010 (filed on April 29, 2010); dated March 23, 2010 (filed on March 24, 2010); dated March 11, 2010 (filed on March 17, 2010); dated March 4, 2010 (filed on March 10, 2010); dated February 12, 2010 (filed February 19, 2010) and dated February 10, 2010 (filed on February 11, 2010), except, in each case with respect to information furnished pursuant to Item 2.02 thereof.

Any person, including any beneficial owner, to whom this proxy statement is delivered may request copies of proxy statements and any of the documents incorporated by reference in this document or other information concerning us, without charge, by written or telephonic request directed to Microtune, Inc., 2201 10th Street, Plano, Texas 70754, Attn: Investor Relations Department, Telephone: (972) 673-1850, on the Investor Center page of our corporate website at www.microtune.com or from the SEC through the SEC’s website at the address provided above. Documents incorporated by reference are available without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference into those documents.

THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN THAT JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT TO VOTE YOUR SHARES AT THE SPECIAL MEETING. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED [—], 2010. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS PROXY STATEMENT TO STOCKHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

Annex A

EXECUTION VERSION

AGREEMENT AND PLAN OF MERGER

BY AND BETWEEN

ZORAN CORPORATION

MAPLE ACQUISITION CORP.

AND

MICROTUNE, INC.

SEPTEMBER 7, 2010

A-i

(continued)

A-ii

(continued)

A-iii

EXHIBITS

Exhibit A	-	Form of Certificate of Merger

A-iv

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER (this “Agreement”) is made and entered into as of September 7, 2010 (the “Agreement Date”), by and between Zoran Corporation, a Delaware corporation (“Parent”), Maple Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Parent (“Sub”), and Microtune, Inc., a Delaware corporation (the “Company”). All capitalized terms used in this Agreement shall have the meanings assigned to such terms in Section 8.3 or as otherwise defined elsewhere in this Agreement unless the context clearly indicates otherwise.

RECITALS

A. The Board of Directors of the Company has (i) determined that it is in the best interests of the Company and its stockholders, and declared it advisable, to enter into this Agreement providing for the merger of Sub with and into the Company (the “Merger”), upon the terms and subject to the conditions set forth herein, with the Company to continue as the surviving corporation of the Merger in accordance with Delaware Law and to become a wholly owned subsidiary of Parent, (ii) approved the execution, delivery and performance of this Agreement and the consummation of the Merger and the other transactions contemplated hereby in accordance with Delaware Law upon the terms and subject to the conditions set forth herein, and (iii) resolved to recommend that the stockholders of the Company approve the Merger pursuant to this Agreement in accordance with Delaware Law.

B. The Board of Directors of Parent and Sub have (i) declared it advisable to enter into this Agreement and consummate the Merger, and (ii) approved the execution, delivery and performance of this Agreement and the consummation of the Merger and the other transactions contemplated hereby in accordance with Delaware Law upon the terms and subject to the conditions set forth herein.

C. The Company, Parent and Sub desire to make certain representations, warranties, covenants and other agreements in connection with the Merger as set forth herein.

D. Concurrently with the execution of this Agreement and as a material inducement to the willingness of Parent to enter into this Agreement, certain employees of the Company are entering into offer letters and employment agreements (including a non-disclosure and inventions assignment agreement and such other agreements in the forms provided by Parent and as are part of Parent’s standard policy of commencement of employment), in each case to become effective upon the Closing.

NOW, THEREFORE, in consideration of the representations, warranties, covenants and other agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

THE MERGER

1.1 The Merger. At the Effective Time, on the terms and subject to the conditions set forth in this Agreement, the Certificate of Merger in substantially the form attached hereto as Exhibit A (the “Certificate of Merger”), and the applicable provisions of Delaware Law, Sub shall merge with and into the Company, the separate corporate existence of Sub shall cease and the Company shall continue as the surviving corporation. The Company, as the surviving corporation after the Merger, is hereinafter sometimes referred to as the “Surviving Corporation”.

1.2 Closing. The closing of the Merger (the “Closing”) shall take place at a time and date to be specified by the parties, which shall be no later than the second Business Day after the satisfaction or waiver of each of the conditions set forth in Article VI (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions at the Closing) or at such other time as the parties hereto agree in writing. The Closing shall take place at the offices of Jones Day, 1755 Embarcadero Road, Palo Alto, California 94303, or at such other location as the parties hereto agree in writing. The date on which the Closing occurs is herein referred to as the “Closing Date”.

1.3 Effective Time. At the Closing, after the satisfaction or waiver in writing of each of the conditions set forth in Article VI, Sub and the Company shall cause the Certificate of Merger to be executed and filed with the Secretary of State of the State of Delaware, in accordance with the relevant provisions of Delaware Law and shall make all other filings or recordings required under Delaware Law. The Merger shall become effective at the time the Certificate of Merger shall have been duly filed with the Secretary of State of the State of Delaware or such later date and time as is agreed upon by the parties and specified in the Certificate of Merger, such date and time to be hereinafter referred to as the “Effective Time”.

1.4 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Certificate of Merger, and the applicable provisions of Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all of the property, rights, privileges, immunities, powers and franchises of the Company and Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Sub shall become debts, liabilities and duties of the Surviving Corporation.

1.5 Certificate of Incorporation; Bylaws.

(a) At the Effective Time, the Certificate of Incorporation of Sub, as in effect immediately prior to the Effective Time, shall, by virtue of the Merger, be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided therein or by Delaware Law; provided, however, that Article I of the Certificate of Incorporation of the Surviving Corporation will be amended as of the Effective Time to read: “The name of the corporation is Microtune, Inc.” and all references therein to Sub shall be amended and shall become references to the Surviving Corporation.

(b) At the Effective Time, the Bylaws of Sub, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended as provided by Delaware Law, the Certificate of Incorporation of the Surviving Corporation, and such Bylaws; provided, however, that all references therein to Sub shall be automatically amended and shall become references to the Surviving Corporation.

1.6 Directors and Officers.

(a) The directors of Sub serving immediately prior to the Effective Time shall, from and after the Effective Time, be the directors of the Surviving Corporation, each to hold office until their respective successors are duly elected or appointed and qualified, or until their earlier death, resignation or removal in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation.

(b) The officers of Sub serving immediately prior to the Effective Time shall, from and after the Effective Time, continue as the officers of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation until their respective successors shall have been duly elected, designated or qualified, or until their earlier death, resignation or removal in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation.

1.7 Effect on Capital Stock.

(a) On the terms and subject to the conditions set forth in this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of Parent, Sub, the Company, or the holders of any securities of the Company or Sub, the following shall occur:

(i) Conversion of Company Common Stock. Subject to Section 1.7(b), each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than Dissenting

Shares and shares canceled pursuant to Section 1.7(a)(iii)) shall be converted into the right to receive $2.92 in cash (the “Per-Share Cash Amount”), without interest. As of the Effective Time, all shares of Company Common Stock that have been converted into the right to receive the Per-Share Cash Amount shall be automatically cancelled and retired and shall cease to exist, and the holders of certificates that immediately prior to the Effective Time represented shares of such Company Common Stock shall not have any rights with respect thereto, except the right to receive the Per-Share Cash Amount, without interest, in accordance with Section 1.9. The amount of cash each such holder is entitled to receive for the shares of Company Common Stock held by such holder shall be rounded to the nearest cent and computed after aggregating cash amounts for all shares of Company Common Stock held by such holder.

(ii) Conversion of Sub Capital Stock. Each share of capital stock of Sub that is issued and outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and non-assessable share of common stock of the Surviving Corporation with the same rights, powers and privileges as the shares so converted and shall constitute the only outstanding shares of capital stock of the Surviving Corporation. From and after the Effective Time, all certificates representing the capital stock of Sub shall be deemed for all purposes to represent the number of shares of common stock of the Surviving Corporation into which they were converted in accordance with the immediately preceding sentence.

(iii) Cancellation of Company Capital Stock Owned by the Company and Parent. Each share of Company Capital Stock owned by the Company as treasury stock immediately prior to the Effective Time, and each share of Company Capital Stock owned by Parent or any direct or indirect wholly owned Subsidiary of the Company or Parent immediately prior to the Effective Time, shall be canceled and extinguished without any conversion thereof or consideration paid therefor.

(b) Adjustments. In the event of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into capital stock), reorganization, reclassification, combination, recapitalization or other like change with respect to the Company Capital Stock occurring after the Agreement Date and prior to the Effective Time (but excluding the grant (other than any grants not made in accordance with this Agreement), exercise or settlement of any Company Options, Company RSUs or Company RSAs), the Per-Share Cash Amount shall be appropriately adjusted to the extent necessary to provide the parties the same economic effect as contemplated by this Agreement prior to such stock split, reverse stock split, stock dividend, reorganization, reclassification, combination, recapitalization or other like change. Notwithstanding the foregoing, nothing contained herein shall be construed to permit the Company to take any action with respect to its securities that is prohibited by the terms of this Agreement.

(c) Appraisal Rights.

(i) Notwithstanding anything contained herein to the contrary, any shares of Company Common Stock that are issued and outstanding immediately prior to the Effective Time and that are held by stockholders who (A) have not voted in favor of the Merger or consented in writing thereto, (B) are entitled to demand and have properly exercised, perfected and demanded their appraisal rights in accordance with Section 262 of Delaware Law, and (C) have not effectively withdrawn or lost their rights to appraisal (the “Dissenting Shares”) shall not be converted into or represent the right to receive the Per-Share Cash Amount and the holders thereof shall be entitled to only such rights as are granted by Section 262 of Delaware Law; provided, however, that if, after the Effective Time, any such holder fails to perfect or effectively withdraws or otherwise loses the right to appraisal, such holder’s shares of Company Common Stock shall thereupon automatically be treated as if they had been converted as of the Effective Time into the right to receive the Per-Share Cash Amount, without any interest thereon, as if such shares never had been Dissenting Shares. From and after the Effective Time, a holder of Dissenting Shares shall not be entitled to exercise any of the voting rights or other rights of a stockholder of the Surviving Corporation. Any portion of the cash made available to the Paying Agent pursuant to Section 1.9 to pay for shares of Company Common Stock for which appraisal rights have been perfected shall be returned to Parent upon demand.

(ii) The Company shall give Parent (A) prompt written notice of any demands for appraisal received by the Company, including any stockholder’s notice of their intent to demand payment pursuant to Delaware Law that the Company receives prior to the Company Stockholders Meeting and any withdrawals of such demands, and any other instruments or documents served on the Company pursuant to Section 262 of Delaware Law, or in connection with any proceeding contemplated thereby, and received by the Company prior to the Company Stockholder Meeting, and (B) the right to participate in and direct all negotiations and proceedings with respect to such demands under Delaware Law. The Company shall not, except with the prior written consent of Parent, (X) voluntarily make any payment or offer to make any payment with respect to, or settle or offer to settle, any claim or demand in respect of any Dissenting Shares, (Y) approve any withdrawal of any demands for appraisal (unless such approval creates no obligations for the Company except the obligation to pay, in accordance with this Agreement, the Per-Share Amount with respect to the applicable Dissenting Shares, without interest thereon, as if such shares had never been Dissenting Shares), or (Z) waive any failure to timely deliver a written demand for appraisal or timely take any other action to perfect appraisal rights in accordance with Delaware Law.

1.8 Company Options; Company RSUs.

(a) Company Options. Parent will not assume or substitute for any Company Option, and, accordingly, in lieu of assumption or substitution, and without the need for any action on the part of the holder thereof, each outstanding Company Option shall fully vest and become exercisable prior to the Effective Time in accordance with the terms of the Company Stock Plan under which such Company Option was issued. At the Effective Time, each outstanding Company Option shall terminate, and if, and only if, such Company Option has an exercise price per share less than the Per-Share Cash Amount, the holder thereof shall become entitled to receive, and Parent shall pay or cause to be paid to such holder, as soon as reasonably practicable following the Effective Time and in any event within thirty calendar days thereafter, in settlement thereof, for each share of Company Common Stock subject thereto, cash in an amount equal to the excess of (i) the Per-Share Cash Amount over (ii) the per share exercise price of such Company Option.

(b) Company RSUs. At the Effective Time, each Company RSU (other than any Company RSU held by a non-employee director of the Company) that is unexpired and outstanding immediately prior to the Effective Time shall, on the terms and subject to the conditions set forth in this Agreement, be assumed and converted by Parent in accordance with Section 5.11.

(c) Treatment of Employee Stock Purchase Plans. The Company shall terminate the ESPPs prior to the Effective Time. The Company shall take all necessary actions with respect to the ESPPs (including adopting any required amendments thereto) such that the rights of participants with respect to any offering period underway under the ESPPs as of the date hereof shall be determined by treating a date that is at least two Business Days prior to the Closing Date (or, if more administratively advisable, the last payroll date that is at least two Business Days prior to the Closing Date), or such earlier date as the administrator may determine pursuant to the terms of the ESPPs, as the last day of such offering period and by making such other pro-rata adjustments as may be necessary to reflect the shortened offering period, but otherwise treating such shortened offering period as a fully effective and completed offering period for all purposes under the ESPPs. The Company shall take all necessary action so that no new offering is commenced under the ESPPs on or after the Agreement Date.

(d) Amendment of Plans; Board Determinations. Prior to the Effective Time, the Company Board (or a committee thereof) shall take such actions as may be reasonably necessary and/or reasonably requested by Parent to implement the provisions of this Section 1.8 and Section 5.11 (with respect to any such action, in a form reasonably acceptable to Parent).

1.9 Surrender of Certificates.

(a) Paying Agent. Parent’s transfer agent, American Stock Transfer, shall act as Paying Agent (the “Paying Agent”) in the Merger for the purpose of distributing the aggregate cash payable pursuant to

Section 1.7(a)(i) upon due surrender of the certificate or certificates that immediately prior to the Effective Time represented outstanding shares of Company Common Stock (“Certificates”) (or effective affidavits of loss in lieu thereof made pursuant to Section 1.11) or non-certificated shares of Company Common Stock represented by book-entry (“Book-Entry Shares”) in accordance with this Section 1.9.

(b) Parent to Deposit Cash. On the Closing Date, Parent, or a direct or indirect subsidiary of Parent, shall make available to the Paying Agent for exchange in accordance with this Section 1.9, through such reasonable procedures as Parent may adopt, the cash payable pursuant to Section 1.7(a)(i) (the “Exchange Fund”).

(c) Exchange Procedures. As promptly as practicable (but in any event within three Business Days) after the Effective Time, Parent shall instruct the Paying Agent to mail to each holder of record of shares of Company Common Stock that were converted into the right to receive the Per-Share Cash Amount pursuant to Section 1.7(a)(i), (i) a letter of transmittal (that shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates (or effective affidavits of loss in lieu thereof made pursuant to Section 1.11) or Book-Entry Shares to the Paying Agent (and shall contain such other provisions as Parent may reasonably specify), and (ii) instructions for use of such letter of transmittal in effecting surrender of Certificates (or effective affidavits of loss in lieu thereof made pursuant to Section 1.11) or Book-Entry Shares in exchange for the cash payable pursuant to Section 1.7(a)(i). Upon surrender of a Certificate or transfer of Book-Entry Shares for cancellation to the Paying Agent together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto (or receipt of an “agent’s message” by the Paying Agent (or any other evidence of transfer that the Paying Agent may reasonably request) in the case of the transfer of Book-Entry Shares), and such other documents as may reasonably be required by the Paying Agent, each holder of such Certificate or Book-Entry Shares shall be entitled to receive in exchange therefor a check for the cash amount that such holder has the right to receive pursuant to Section 1.7(a)(i) in respect of such Certificate or Book-Entry Shares, and the Certificates or Book- Entry Shares so surrendered shall forthwith be canceled. Until so surrendered, outstanding Certificates and Book-Entry Shares will be deemed from and after the Effective Time, for all corporate purposes, to evidence only the right to receive cash pursuant to Section 1.7(a)(i).

(d) No Interest. No interest will be paid or accrued on any cash payable pursuant to Section 1.7(a), Section 1.7(c), or Section 5.11(a).

(e) Transfers of Ownership. If any cash amount payable pursuant to Section 1.7(a)(i) is to be paid to a Person other than the Person to which the Certificate surrendered in exchange therefor is registered, it shall be a condition of the payment thereof that the Certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and that the Person requesting such exchange shall have paid to Parent or any agent designated by it any transfer or other Taxes required by reason of the payment of cash in any name other than that of the registered holder of the Certificate surrendered, or established to the satisfaction of Parent or any agent designated by it that such Tax has been paid or is not payable. Payment of the Per-Share Cash Amount with respect to Book-Entry Shares shall only be made to the Person in whose name such Book-Entry Shares are registered.

(f) No Liability. Notwithstanding anything to the contrary in this Section 1.9, none of the Paying Agent, the Surviving Corporation or any party hereto shall be liable to any Person for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar Legal Requirement.

(g) Unclaimed Cash. Any portion of funds held by the Paying Agent that has not been delivered to any holders of Certificates or Book-Entry Shares pursuant to this Article I within twelve months after the Effective Time shall promptly be paid to Parent, and thereafter each holder of a Certificate or Book-Entry Shares who has not theretofore complied with the exchange procedures set forth in and contemplated by Section 1.9(c) shall look only to Parent (subject to abandoned property, escheat and similar laws) for its claim, only as a general unsecured creditor thereof, to the cash payable to such holder pursuant to

Section 1.7(a)(i). Notwithstanding anything to the contrary contained herein, if any Certificate or Book Entry Shares have not been surrendered prior to the third anniversary of the Effective Time (or immediately prior to such earlier date on which the merger consideration contemplated by Section 1.7(a)(i) in respect of such Certificate or Book Entry Shares would otherwise escheat to or become the property of any Governmental Entity), any amounts payable in respect of such Certificate or Book Entry Shares shall, to the extent permitted by applicable Legal Requirements, become the property of Parent, free and clear of all claims or interests of any Person previously entitled thereto.

(h) Investment. The Paying Agent shall invest all cash included in the Exchange Fund, as reasonably directed by Parent, in direct short-term obligations of, or short-term obligations fully guaranteed as to principal and interest by, the U.S. government or in commercial paper obligations rated A-1 or P-1 or better by Moody’s Investors Service, Inc. or Standard & Poor’s Corporation, respectively, or in certificates of deposit, bank repurchase agreements or banker’s acceptances of commercial banks with capital exceeding $1 billion (based on the most recent financial statements of such bank which are then publicly available). Any earnings and other income resulting from such investments shall be the sole and exclusive property of Parent, and no part of such earnings or other income shall accrue to the benefit of holders of Company Capital Stock.

1.10 No Further Ownership Rights in Company Capital Stock. All cash paid or payable following the surrender of Certificates or the transfer of Book-Entry Shares in accordance with the terms of this Agreement shall be so paid or payable in full satisfaction of all rights pertaining to the shares of Company Capital Stock formerly represented by such Certificates or Book-Entry Shares, as applicable. From and after the Effective Time, the stock transfer books of the Surviving Corporation shall be closed and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Company Capital Stock which were issued and outstanding immediately prior to the Effective Time. If, after the Effective Time, any Certificate is presented to the Surviving Corporation for any reason, such Certificate shall be canceled and exchanged as provided in this Article I.

1.11 Lost, Stolen or Destroyed Certificates. In the event any Certificate shall have been lost, stolen or destroyed, the Paying Agent shall issue in exchange for such Certificate, following the making of an affidavit of that fact by the record holder thereof, such cash as may be required pursuant to Section 1.7(a)(i) in respect of such Certificate; provided, however, that Parent or the Paying Agent may, in its discretion and as a condition precedent to the issuance thereof, require the record holder of such Certificate to deliver a bond in such sum as Parent or the Paying Agent may reasonably direct as indemnity against any claim that may be made against Parent, the Surviving Corporation, the Paying Agent and/or any of their respective representatives or agents with respect to such Certificate.

1.12 Withholding Rights. Parent, the Paying Agent and the Surviving Corporation shall be entitled to deduct and withhold from (a) the cash otherwise deliverable under this Agreement, (b) shares deliverable upon settlement of Company RSUs assumed by Parent pursuant to this Agreement, and (c) any other payments otherwise required pursuant to this Agreement, to any holder of any shares of Company Capital Stock, any Company RSUs, any Company RSAs or any Certificates such amounts as the Surviving Corporation, Parent or the Paying Agent is required to deduct and withhold with respect to any such deliveries and payments under the Code, any provision of state, local, provincial or foreign Legal Requirements, or pursuant to other applicable judgments, decrees, injunctions or orders. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes of this Agreement as having been delivered and paid to such holders in respect of which such deduction and withholding was made.

1.13 Tax Consequences. The parties intend the Merger to be a taxable sale of the Company Capital Stock by the stockholders of the Company. Parent makes no representations or warranties to the Company or to any holder of Company Capital Stock, Company Options, Company RSUs or Company RSAs regarding the Tax treatment of the Merger, or any Tax consequences to the Company or any such holder of this Agreement, the

Merger, or any of the other transactions or agreements contemplated hereby. The Company acknowledges that the Company and such holders are relying solely on their own Tax advisors in connection with this Agreement, the Merger and the other transactions and agreements contemplated hereby.

1.14 Taking of Necessary Action; Further Action. If, at any time after the Effective Time, the Surviving Corporation shall determine, in its sole discretion, or shall be advised, that any deeds, bills of sale, instruments of conveyance, assignments, assurances or any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with or otherwise perfect or confirm of record in the Surviving Corporation full right, title and interest in, to and under, and/or possession of, all assets, property, rights, privileges, immunities, powers and franchises of the Company or Sub acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger, the officers and directors of the Surviving Corporation are fully authorized in the name and on behalf of either the Company or Sub, to execute and deliver all such deeds, bills of sale, instruments of conveyance, assignments and assurances and to take all lawful action necessary or desirable to accomplish such purpose or acts.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in the disclosure letter of the Company delivered to Parent and Sub concurrently with the parties’ execution of this Agreement (the “Company Disclosure Letter”) (it being understood that any information set forth in a Schedule of the Company Disclosure Letter shall be deemed to apply to and qualify (i) the corresponding Section or Subsection of this Article II and (ii) each other Section or Subsection of this Article II to the extent that the applicability of such information to such other Section or Subsection is reasonably apparent based on the disclosure), the Company represents and warrants to Parent and Sub as follows:

2.1 Organization, Standing and Power; Subsidiaries.

(a) The Company and each Subsidiary is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. The Company and each Subsidiary has the corporate or other legal power and authority to own its properties and to conduct its business as now being conducted and is duly qualified to do business and is in good standing in each jurisdiction where the failure to be so qualified and in good standing, individually or in the aggregate with any such other failures, would have a Material Adverse Effect on the Company. The Company has delivered to Parent or its counsel true, correct and complete copies of the Certificate of Incorporation and Bylaws or other equivalent organizational documents, as applicable, of the Company and each Subsidiary, in each case as amended to date. Neither the Company nor any Subsidiary is in violation of any of the provisions of its Certificate of Incorporation or Bylaws or equivalent organizational documents.

(b) Schedule 2.1 of the Company Disclosure Letter sets forth a true, correct and complete list of (i) each of the Subsidiaries of the Company and their respective jurisdictions of organization, (ii) the jurisdictions in which the Company and each of the Subsidiaries of the Company is qualified to do business as a foreign corporation or other legal entity, and (iii) the directors and officers (or similar positions) of the Company and each of the Subsidiaries of the Company, as of the date of this Agreement.

(c) The Company has provided to Parent or its counsel true, correct and materially complete copies of the minute books containing records of all proceedings, consents, actions and meetings, through June 30, 2010, of the Company Board and committees of the Company Board (excluding the portions thereof containing attorney-client privileged information and the portions thereof that relate to the potential sale of the Company or strategic alternatives thereto). The minute books of the Company so provided contain summaries of all actions of the directors of the Company through June 30, 2010, whether such actions were taken by vote, written consent or otherwise, that are accurate in all material respects. The charters of all committees of the Company Board and all codes of conduct, whistleblower policies adopted by the

Company Board, as in effect on the Agreement Date, have been provided to Parent or are available as of the Agreement Date at the website located at http://pbs.corporate-ir.net/phoenix.zhtml?c=121862&p=irol-govhighlights. The Company has provided to Parent or its counsel copies of the minute books containing records of proceedings, consents, actions and meetings, through June 30, 2010, of the directors, stockholders, managers, members, partners or comparable Persons of each Principal Subsidiary, in the form such minute books are maintained by the Company and the Principal Subsidiaries in the ordinary course of business.

2.2 Capital Structure.

(a) The authorized capital stock of the Company consists solely of (i) 150,000,000 shares of Company Common Stock, and (ii) 25,000,000 shares of Company Preferred Stock, including 150,000 shares of Series A Preferred Stock, par value $0.001 per share, reserved for issuance in connection with the exercise of Company Rights issued pursuant to the Company Rights Agreement. A total of 54,274,857 shares of Company Common Stock are issued and outstanding as of the Agreement Date. No shares of Company Preferred Stock are issued and outstanding. The Company has not designated, authorized, or issued any other shares of capital stock. The Company holds no shares of Company Common Stock in its treasury as of the Agreement Date. All issued and outstanding shares of Company Capital Stock are duly authorized, validly issued, fully paid and non-assessable and are free of all Encumbrances, preemptive rights, rights of participation, rights of maintenance, rights of first refusal, rights of rescission and “put” or “call” rights created by the Certificate of Incorporation or Bylaws of the Company or any agreement to which the Company is a party or by which it is bound (collectively, the “Share Restrictions”).

(b) As of the Agreement Date, the Company has reserved 15,509,174 shares of Company Common Stock for issuance to employees, non-employee directors and consultants pursuant to the Company Stock Plans and the ESPPs, of which 8,163,591 shares are subject to outstanding and unexercised Company Options, 3,125,708 shares are subject to outstanding and unvested Company RSUs, zero shares are subject to outstanding and unvested Company RSAs, and 4,219,875 shares remain available for issuance thereunder. All shares of Company Preferred Stock and Company Common Stock subject to issuance under the Company Rights Agreement, any Company Stock Plan, or any ESPP, as the case may be, upon issuance prior to the Effective Time on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid, non-assessable and free of all Share Restrictions.

(c) All grants of Company Options and Company RSUs are in compliance with the terms of the applicable Company Stock Plan under which such Company Options and Company RSUs were granted. Since June 30, 2006, the Company has not granted any Company Options or Company RSU to any employee of the Company or any Subsidiary prior to the date of commencement of employment of such employee with the Company or such Subsidiary. Since June 30, 2006, the date of grant of each Company Option and Company RSU granted under each Company Stock Plan was supported by a grant agreement that has been delivered by the Company. Since June 30, 2006, the Company has applied the appropriate accounting measurement date in accordance with applicable accounting principles to each Company Option and Company RSU granted under each Company Stock Plan. Since June 30, 2006, the Company has not granted any Company Options at an exercise price that represents a discount from the fair market value of such Company Option on the valid date of grant of such Company Option. Since June 30, 2006, there has been no re-pricing of Company Options except as contemplated by the Schedule TO-I Tender Offer Statement filed by the Company with the SEC on November 2, 2007, as thereafter amended. Since June 30, 2006, all Company Options and Company RSUs have been properly accounted for in the Financial Statements and reported in compliance with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto and, to the Company’s knowledge, there is no basis for any claim that the grant date of any Company Option or Company RSUs granted since June 30, 2006 is inaccurate. Except as set forth on Schedule 2.2(c) of the Company Disclosure Letter, there is not pending or, to the Company’s knowledge, threatened, any investigation by the SEC or any other Governmental

Authority with respect to any Company Options or Company RSUs or the grant practices of the Company. Since June 30, 2006, no Company RSAs have been granted and there have been no unvested Company RSAs outstanding since such date.

(d) Except where disclosure would violate applicable Laws relating to data protection and privacy, on or prior to the Agreement Date, the Company delivered to Parent a true, correct and complete list as of the Agreement Date, with respect to each Company Option, the name of the holder of such Company Option, the number of shares of Company Common Stock subject to such Company Option, the applicable Company Stock Plan pursuant to which such Company Option was granted, the effective date of grant of such Company Option, the vesting schedule of any unvested Company Options and the terms of any acceleration of any unvested Company Option, the extent to which such Company Option is vested and exercisable as of the Agreement Date (including the extent such Company Option is not vested as of the Agreement Date), the exercise price per share of such Company Option, the Tax status of such Company Option under Section 422 of the Code, whether the holder of such Company Option is held by a Person that is not an employee of the Company or any Subsidiary (including non-employee directors, former employees, consultants, advisory board members, vendors, service providers or other similar Persons), and the term or expiration date of such Company Option. Except where disclosure would violate applicable Laws relating to data protection and privacy, on or prior to the Agreement Date, the Company delivered to Parent a true, correct and complete list as of the Agreement Date, with respect to each Company RSU, the name of the holder of such award, the number of shares of Company Common Stock subject to issuance under such award, the applicable Company Stock Plan pursuant to which such award was granted, the effective date of grant of such award, the vesting schedule (and the terms of any acceleration thereof) of such Company RSU, the term or expiration date of such award, and whether such award is held by a Person that is not an employee of the Company or any Subsidiary (including non-employee directors, former employees, consultants, advisory board members, vendors, service providers or other similar Persons).

(e) As of the Agreement Date, except for (i) the Company’s right to repurchase any unvested shares of Company Common Stock under the Company Stock Plans, (ii) the Company’s ability to acquire shares of Company Common Stock in connection with the surrender of shares of Company Common Stock by holders of Company Options in order to pay the exercise price of the Company Options, all in accordance with the terms of the Company Stock Plans, (iii) the Company’s ability to withhold shares of Company Common Stock in order to allow the holder thereof to satisfy its Tax obligations with respect to awards granted pursuant to the Company Stock Plans, all in accordance with the terms of the Company Stock Plans, (iv) Company Options listed on the list of Company Options delivered by the Company to Parent pursuant to Section 2.2(d), (v) Company RSUs listed on the list of Company RSUs delivered by the Company to Parent pursuant to Section 2.2(d), and (vi) 150,000 shares of Company Preferred Stock reserved for issuance pursuant to the Company Rights Agreement, there are no outstanding subscriptions, options, warrants, debentures, notes, puts, calls, rights, exchangeable, exercisable or convertible securities or other Contracts of any character to which the Company or any of its Subsidiaries is a party or by which it or any of its Subsidiaries is bound (x) obligating the Company or any of its Subsidiaries to grant, issue, deliver, sell, acquire, repurchase or redeem, or cause to be granted, issued, delivered, sold, acquired, repurchased or redeemed, or (y) restricting the transfer of, containing any right of first refusal with respect to, or granting any preemptive or any dilutive rights with respect to, any shares of any capital stock of the Company, any options, rights or warrants to purchase capital stock of the Company, or any Company Voting Debt. There is no liability for dividends accrued and unpaid by the Company or any Subsidiary. Neither the Company nor any Subsidiary is under any obligation to register under the Securities Act any of the presently outstanding securities of the Company or any Subsidiary now outstanding or that may be subsequently issued.

(f) No Company Voting Debt is issued or outstanding as of the Agreement Date.

(g) Except as expressly provided for in this Agreement, there are no Contracts relating to voting, purchase or sale of any Company Capital Stock (i) between the Company, on the one hand, and any of its securityholders, on the other hand, other than (A) written Contracts granting the Company the right to purchase unvested shares upon termination of employment or service, (B) written Contracts granting the

Company the ability to acquire shares of Company Common Stock in connection with the surrender of shares of Company Common Stock by holders of Company Options in order to pay the exercise price of the Company Options, all in accordance with the terms of the Company Stock Plans, and (C) written Contracts granting the Company the ability to withhold shares of Company Common Stock in order to allow the holder thereof to satisfy its Tax obligations pursuant to awards granted under the Company Stock Plans, all in accordance with the terms of the Company Stock Plans, or (ii) to the Company’s knowledge as of the Agreement Date, between or among any of the Company’s securityholders. The terms of each of the Company Stock Plans and the applicable restricted stock unit award agreements permit the assumption by Parent of outstanding unvested Company RSUs, as provided in this Agreement, without the consent or approval of the holders of such securities, the Company stockholders, or otherwise. True, correct and complete copies of each of the Company Stock Plans and the standard form of all agreements and instruments relating to or issued under each Company Stock Plan have been provided to Parent. All Company RSUs are evidenced by the standard form of agreement therefor so provided to Parent. No agreement evidencing Company RSUs has been amended, modified or supplemented, and there are no agreements, understandings or commitments to amend, modify or supplement any agreement evidencing a Company RSU.

(h) Schedule 2.2(h) of the Company Disclosure Letter sets forth, for each Subsidiary, as applicable: (i) its authorized capital stock or other equity interests, (ii) the number of its outstanding shares of capital stock or other equity interests and type(s) of such outstanding shares of capital stock or other equity interests and (iii) the record owner(s) thereof. All of the issued and outstanding shares of capital stock or other equity interests of each Subsidiary are duly authorized, validly issued, fully paid and non-assessable, and are owned by the Company or another Subsidiary free and clear of all Share Restrictions created by statute, the Certificate of Incorporation and Bylaws or other equivalent organizational documents, as applicable, of such Subsidiary or any Contract to which the Company or such Subsidiary is a party or by which it is bound. There are no outstanding subscriptions, options, warrants, debentures, notes, puts, calls, rights, exchangeable, exercisable or convertible securities or other Contracts of any character to which the Company or any of its Subsidiaries is a party or by which it or any of its Subsidiaries is bound (x) obligating the Company or any of its Subsidiaries to grant, issue, deliver, sell, acquire, repurchase or redeem, or cause to be granted, issued, delivered, sold, acquired, repurchased or redeemed, or (y) restricting the transfer of, containing any right of first refusal with respect to, or granting any preemptive or antidilutive rights with respect to, any shares of any capital stock or other equity interests of any Subsidiary, any options, rights or warrants to purchase capital stock or other equity interests of any Subsidiary, or any Subsidiary Voting Debt. There are no Contracts relating to the voting of any shares of capital stock or other equity interests of any Subsidiary. Other than the Subsidiaries, the Company does not directly or indirectly own any equity or similar interest in, or any interest convertible or exchangeable or exercisable for, any equity or similar interest in, any Person. There are no outstanding obligations of the Company or any of its Subsidiaries under any Contract to which it is a party or by which it is otherwise bound to make any loan to, or any equity or other investment (in the form of a capital contribution or otherwise) in any other Person (other than the Company or a Subsidiary) in an amount in excess of $100,000 in respect of any single Person.

2.3 Authority; Noncontravention.

(a) The Company has all requisite corporate power and authority to execute and deliver this Agreement and, subject to the Company Stockholder Approval (defined below), to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and, subject to the Company Stockholder Approval being obtained, the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly executed and delivered by the Company and, assuming due authorization, execution, and delivery thereof by each of the other parties hereto, constitutes the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable laws relating to creditors’ rights and subject to general equitable principles. The Company Board, by resolutions duly adopted (and not thereafter modified or rescinded) by the unanimous vote of all members of the Company Board other than the Abstaining Director, has (i) approved and adopted this Agreement and the Merger, (ii) determined that this Agreement and the terms and conditions of the Merger and this Agreement are fair to, advisable and in the best interests of the Company and its stockholders, and (iii) directed that the adoption of this Agreement be submitted to the Company stockholders for consideration and recommended that all of the Company stockholders adopt this Agreement. The affirmative vote of the holders of a majority of all shares of Company Common Stock issued and outstanding on the record date set for the meeting of the Company’s stockholders to adopt this Agreement (such approval, the “Company Stockholder Approval,” and such stockholders’ meeting, the “Company Stockholders Meeting”) is the only vote of the holders of capital stock of the Company necessary to adopt this Agreement and approve the Merger under applicable Legal Requirements, the rules and regulations of NASDAQ and the Company’s Certificate of Incorporation and Bylaws.

(b) The execution and delivery of this Agreement by the Company does not, and the consummation of the transactions contemplated hereby will not, (i) result in the creation of any Encumbrance on any of the properties or assets of the Company or any Subsidiary, (ii) conflict with, or result in any violation of or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, amendment, cancellation, payment or acceleration of any obligation or loss of any benefit under or require consent, approval or waiver of any Person pursuant to, (A) any provision of the Certificate of Incorporation or Bylaws or other equivalent organizational documents of the Company or any Subsidiary, in each case as amended to date, (B) subject to obtaining the Company Stockholder Approval and compliance with the requirements set forth in Section 2.3(c), any Legal Requirement applicable to the Company or any Subsidiary or by or to which any of their respective properties or assets are bound or subject, or (C) any Material Contract to which the Company or any Subsidiary is a party or by or to which their assets or properties are bound or subject.

(c) No consent, approval, Order, license, authorization, registration, declaration or permit of, or filing or registration with or waiver from or notification to, any Governmental Entity or other Person is required by or with respect to the Company or any Subsidiary in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of the Certificate of Merger, (ii) such Antitrust Filing as may be required under the HSR Act, (iii) the filing of the Company Proxy Statement with the SEC and such reports and filings as may be required under the Exchange Act and the rules and regulations thereunder, (iv) such other filings and notifications as may be required under federal, state or foreign securities laws or the rules and regulations of NASDAQ, and (v) such other consents, approvals, Orders, licenses, authorizations, registrations, declarations, permits, filings, waivers, and notices the failure of which to be obtained or made would not, individually or in the aggregate, have a Material Adverse Effect or a material and adverse effect on the ability of the Company to consummate the transactions contemplated by this Agreement in accordance with its terms and applicable Legal Requirements.

(d) Assuming the accuracy of the representations and warranties of Parent and Sub in Section 3.4, the adoption of this Agreement and the transactions contemplated hereby by the Company Board referred to in Section 2.3(a) constitute all of the approvals that are necessary to render inapplicable to this Agreement, the Merger, and the transactions contemplated hereby the provisions of Section 203 of Delaware Law and represent the only actions necessary to ensure that Section 203 of Delaware Law does not and will not apply to the execution, delivery, or performance of this Agreement or the consummation of the Merger. Assuming the accuracy of the representations and warranties of Parent and Sub in Section 3.4, no other state takeover or other similar statute or regulation is applicable to this Agreement, the Merger or the other transactions contemplated hereby.

(e) The Company Rights Agreement has been amended such that none of Parent or any of its subsidiaries, including Sub, shall be an “Acquiring Person,” and no “Stock Acquisition Date” or “Distribution Date” or “Triggering Event” (as such terms are defined in the Company Rights Agreement) will occur, as a result of the execution of this Agreement or the consummation of the transactions contemplated hereby or thereby, including the Merger, and the “Expiration Date” (as such term is defined in the Company Rights Agreement) will occur immediately prior to the Effective Time (but only if the Effective Time shall occur). The Company Rights Agreement has not been otherwise amended or modified. The Company has provided to Parent or its counsel a true, complete and correct copy of the Company Rights Agreement and all amendments thereto.

2.4 SEC Filings; Company Financial Statements; No Undisclosed Liabilities.

(a) The Company has on a timely basis filed or otherwise furnished (as applicable) all forms, statements, prospectuses, proxy statements, schedules, reports and documents (including items incorporated by reference) required to be filed or furnished (as applicable) by the Company with the SEC under the Securities Act or the Exchange Act since January 31, 2007, together with all certifications required pursuant to the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and all such forms, statements, prospectuses, proxy statements, schedules, reports and documents in the form filed with the SEC are available on the SEC’s EDGAR website. All such required forms, statements, prospectuses, proxy statements, schedules, reports and documents (including those that the Company may file subsequent to the Agreement Date) are referred to herein as the “Company SEC Reports”. The Company SEC Reports (i) complied at the time filed (or, if amended prior to the Agreement Date, then at the time of the last such amendment) in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Company SEC Reports, and (ii) did not at the time they were filed (or, if amended or superseded by a filing prior to the Agreement Date, then on the date of the last such amendment) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except to the extent corrected prior to the Agreement Date by a subsequently filed Company SEC Report. None of the Subsidiaries is required to file any forms, reports or other documents with the SEC. The Company has heretofore furnished to Parent a complete and correct copy of any amendments or modifications, which have not yet been filed with the SEC but which have been prepared by the Company for filing, to agreements, documents or other instruments that previously had been filed by the Company with the SEC pursuant to the Securities Act or the Exchange Act, as well as any comment letters received by the Company from the SEC for the Company’s three prior fiscal years and its current fiscal year. The SEC has not provided comments to the Company in connection with any Company SEC Reports that to the Company’s knowledge remain unresolved. To the Company’s knowledge, none of the Company SEC Reports is the subject of any ongoing review by the SEC. To the knowledge of the Company, no investigation by the SEC with respect to the Company or any Subsidiary is pending or threatened.

(b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Company SEC Reports (collectively, the “Financial Statements”), (i) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, (ii) was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, for normal and recurring year-end audit adjustments that are not material in amount or nature and as may be permitted by the SEC on Form 10-Q, Form 8-K or any successor form under the Exchange Act), and (iii) present fairly the consolidated financial position of the Company and its Subsidiaries as of the respective dates thereof and the consolidated results of the Company’s and its Subsidiaries’ operations and cash flows for the periods indicated. The balance sheet of the Company as of December 31, 2009 (the “Company Balance Sheet Date”) contained in the Company SEC Reports is hereinafter referred to as the “Company Balance Sheet”.

(c) Without limiting the generality of Section 3.7(a) or Section 3.7(b), (i) KPMG LLP has not resigned or been dismissed as independent public accountant of the Company as a result of or in connection with any disagreement with the Company on a matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, and (ii) the replacement of Ernst & Young LLP as independent public accountant of the Company effective March 13, 2008 was not the result of or in connection with any disagreement with the Company on a matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure. The Company has not had any material disagreement with its auditors or other event during any of the past three full fiscal years or during the current fiscal year, which disagreement or other event would be required to be disclosed under Item 304 of Regulation S-K promulgated under the Exchange Act (“Regulation S-K”). The audit committee of the Company Board includes an “audit committee financial expert,” as defined by Item 401(h)(2) of Regulation S-K.

(d) Neither the Company nor any Subsidiary has any liabilities of any nature (absolute, accrued, contingent or otherwise) that would be required under GAAP to be reflected on, or reserved against in, a consolidated balance sheet of the Company or disclosed in the notes thereto, except for: (i) liabilities incurred since the Company Balance Sheet Date in the ordinary course of business consistent with past practice, (ii) those reflected on, or adequately reserved against in, the Company Balance Sheet or disclosed in the notes thereto, and (iii) liabilities (including the fees and expenses of investment bankers, attorneys, consultants, and accountants) incurred in connection with this Agreement and the transactions contemplated hereby. Neither the Company nor any Subsidiary is a party to, or has any commitment to become a party to, any off-balance sheet arrangement (as defined in Item 303(a)(4)(D)(ii) of Regulation S-K).

(e) The Company has established and maintains (i) a system of internal accounting controls sufficient to provide reasonable assurances in compliance with Section 13(b)(2)(B) of the Exchange Act that: (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing recorded assets at reasonable intervals and appropriate action is taken with respect to any differences, (ii) “disclosure controls and procedures” (as defined in Rule 13a-15(e) and Rule 15d-15(e) promulgated under the Exchange Act) and such disclosure controls and procedures are effective to ensure that all information required to be disclosed by the Company in the reports that it files or furnishes under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and all such information is accumulated and communicated to the Company’s management, including its chief executive officer and chief financial officer, as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Section 302 and 906 of the Sarbanes Oxley Act, and (iii) “internal control over financial reporting” (as defined in Rule 13a-15(f) promulgated under the Exchange Act) and such internal control over financial reporting is effective (based on the criteria issued by the Committee on Sponsoring Organizations of the Treadway Committee on “Internal Control-Integrated Framework”) in providing reasonable assurance regarding the reliability of the Company’s financial reporting and the preparation of the Company’s financial statements in accordance with GAAP. Since January 31, 2007, the Company has disclosed, based on the evaluation of its principal executive officer and principal financial officer as of the end of each period covered by a Company SEC Report, to the Company’s auditors and the audit committee of the Company Board (A) any “significant deficiencies” or “material weaknesses” (as defined by the Public Company Accounting Oversight Board) in the design or operation of the Company’s internal controls and procedures over financial reporting that are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial data and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls and procedures over financial reporting. The Company has adopted a code of ethics, as defined by Item 406(b) of Regulation S-K for senior financial, accounting and compliance officers and those performing similar functions. The Company has disclosed any change in or waiver of such code of ethics, as required by Section 406(b) of the Sarbanes-Oxley Act, and to the knowledge of the Company, there have been no violations of the Company’s code of ethics since January 31, 2007.

(f) Since January 31, 2007, the Company has not, nor, to the Company’s knowledge, has any director, executive officer, auditor or accountant of the Company, received any material complaint or claim in writing regarding fraudulent accounting or auditing practices, procedures, methodologies or methods of the Company or its internal accounting controls. Since January 31, 2007, no attorney has reported evidence of a material violation to the Company Board or any committee thereof or, to the Company’s knowledge, the chief legal officer or the chief executive officer of the Company, as contemplated by the Standards of Professional Conduct for Attorneys Appearing and Practicing Before the Commission on the Representation of an Issuer promulgated by the SEC.

(g) The Company is in compliance in all material respects with the applicable criteria for continued listing of the Company Common Stock on the NASDAQ Global Market.

2.5 Absence of Certain Changes. Since the Company Balance Sheet Date:

(a) there has not occurred a Material Adverse Effect on the Company;

(b) there has not occurred any change in accounting methods or practices (including any change in depreciation or amortization policies or rates or revenue recognition policies) by the Company or any Subsidiary or any revaluation by the Company of any of its or any Subsidiary’s assets, except as required by concurrent changes in GAAP or by Legal Requirements;

(c) there has not occurred any declaration, setting aside, or payment of a dividend or other distribution with respect to any securities of the Company, or any direct or indirect redemption, purchase or other acquisition by the Company of any of its securities, other than repurchases of stock in accordance with the Company Stock Plans in connection with the termination of employees or other service providers;

(d) there has not occurred any increase in or modification of the compensation or benefits payable or to become payable, or grants of any bonus or commission rights or opportunities, by the Company or any Subsidiary to any of its directors, officers or employees at the director level or above (other than periodic increases in the base salaries of employees who are not officers of the Company in connection with the Company’s customary employee review process and grants of bonus and commission rights or opportunities, in each case in the ordinary course of business and consistent with past practice) or any new loans or extension of existing loans to any such Persons, and neither the Company nor any Subsidiary has entered into any Contract to grant or provide (nor has granted any) severance, acceleration of vesting or other similar benefits to any such Persons;

(e) there has not occurred the execution or amendment of any employment agreements or consulting Contracts (other than employment offer letters for newly-hired employees and consulting Contracts, in each case in the ordinary course of business) or the extension of the term of any existing employment agreement or service Contract with any director, executive officer or employee at the director level or above of the Company or any Subsidiary;

(f) there has not occurred any material change with respect to employees of the Company at the director level or above, or any termination of employment of a material number of such employees;

(g) neither the Company nor any Subsidiary has paid or discharged any Encumbrance (other than Permitted Encumbrances) or material liability or obligation which was not shown on the Company Balance Sheet or incurred in the ordinary course of business;

(h) neither the Company nor any Subsidiary has made any change in the manner in which it extends discounts, credits or warranties to any Significant Customer (other than changes in the ordinary course of business that are not material);

(i) there has not occurred any acceleration or release of any vesting condition to the right to exercise any Company Option, Company RSU or Company RSA or other right to purchase or otherwise acquire any shares of Company Common Stock, or any acceleration or release of any Repurchase Rights upon a stockholder’s termination of employment or services with the Company or pursuant to any right of first refusal;

(j) any deferral of the payment of any accounts payable to a Significant Supplier (other than in the ordinary course of business);

(k) neither the Company nor any Subsidiary has commenced or settled any material litigation, and

(l) neither the Company nor any Subsidiary has agreed to do any of the things described in the preceding clauses (a) through (k).

2.6 Litigation.

(a) There is no private or governmental action, suit, proceeding, hearing or mediation pending before any Governmental Entity or arbitration pending before any arbitrator(s) against, nor to the Company’s knowledge, any investigation or review by any Governmental Entity of, the Company or any Subsidiary or any of their respective assets or properties or any of their respective directors, executive officers or employees at the director level or above (in their capacities as such or relating to their employment, services or relationship with the Company or any Subsidiary). To the knowledge of the Company, no such action, suit, proceeding, hearing, mediation, arbitration, investigation or review is threatened and no Governmental Entity has indicated in writing an intention to conduct any such investigation or review. There is no Order against the Company or any Subsidiary, any of their respective assets or properties, or, to the knowledge of the Company, any of their respective directors, executive officers or employees at the director level or above (in their capacities as such or relating to their employment, services or relationship with the Company or any Subsidiary). Neither the Company nor any Subsidiary has any action, suit, proceeding, claim, mediation or arbitration pending against any other Person.

(b) There has not been since June 30, 2006, nor are there currently, any internal investigations or inquiries being conducted by the Company, the Company Board (or any committee thereof), any compliance officer of the Company or any third party at the request of any of the foregoing concerning any financial, accounting, Tax, conflict of interest, illegal activity, fraudulent or deceptive conduct or other misfeasance or malfeasance issues.

(c) Except as set forth in Schedule 2.6(c) of the Company Disclosure Letter, to the knowledge of the Company, there are no pending claims for any current or former director, officer or employee of the Company or any Subsidiary to indemnification by the Company or such Subsidiary under Legal Requirement, the Certificate of Incorporation of the Company, the Bylaws of the Company, the governing documents of such Subsidiary or any insurance policy or Contract maintained by the Company or such Subsidiary.

2.7 Restrictions on Business Activities. There is no Contract or Order binding upon the Company or any Subsidiary that has or could reasonably be expected to have, whether before or after consummation of the Merger, the effect of prohibiting or impairing any (i) current or future business practice of the Company or any Subsidiary, (ii) any acquisition of property by the Company or any Subsidiary, or (iii) the conduct of business by the Company or any Subsidiary as currently conducted by the Company or any Subsidiary.

2.8 Compliance with Laws; Governmental Permits.

(a) Since June 30, 2006, to the knowledge of the Company, the Company and each Subsidiary has complied in all material respects with, is not in material violation of, and has not received any written notice or other written communication regarding any material violation with respect to, any Legal Requirement with respect to the conduct of its business, or the ownership or operation of its business, assets or properties which has not been corrected such that neither the Company nor any Subsidiary has any further liabilities or obligations in connection therewith. Neither the Company nor any Subsidiary, nor, to the knowledge of the Company, any director, executive officer or employee at the director level or above (i) has given, offered, paid, promised to give, offer or pay or authorized the giving, offer or payment of any money, contributions, entertainment, gift or anything of value, with the purpose of influencing any act or decision of the recipient in his or her official capacity or inducing the recipient to use his or her influence to affect an act or decision of a government official or employee, to any (A) governmental official or employee, (B) political party or candidate thereof, or (C) Person while knowing that all or a portion of such money or thing of value would be given or offered to a governmental official or employee or political party or candidate thereof, (ii) has violated or is violating any provision of the Foreign Corrupt Practices Act of 1977, (iii) has established or maintained any unlawful fund of corporate monies or other properties, (iv) has made any bribe, unlawful rebate, payoff, influence payment, kickback or other unlawful payment of any nature or (vii) violated or operated in noncompliance with any money laundering law, anti-terrorism law or regulation, anti-boycott regulations or embargo regulations.

(b) Except as individually or in the aggregate has not had a Material Adverse Effect, the Company and each Subsidiary has obtained each federal, state, county, local or foreign governmental consent, license, permit, certificate, franchise, qualification, variance, exemption, approval, concession, order, registration, clearance, grant, or other authorization of a Governmental Entity (i) pursuant to which the Company or any Subsidiary currently operates or holds any interest in any of its assets or properties, or (ii) that is required for the operation of the Company’s or any Subsidiary’s business or the holding of any such interest (all of the foregoing consents, licenses, permits, certificates, franchises, qualifications, variances, exemptions, approvals, concessions, orders, registrations, clearances, grants, and other authorizations, collectively, the “Company Authorizations”), and all of the Company Authorizations are valid and in full force and effect. Except as individually or in the aggregate has not had a Material Adverse Effect, the Company and the Subsidiaries have been and are in compliance with the terms of the Company Authorizations. Neither the Company nor any Subsidiary has received any written communication from any Governmental Entity regarding (i) any actual or possible violation of material Legal Requirements or any Company Authorization or any failure to comply with any term or requirement of any material Company Authorization, or (ii) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any material Company Authorization, nor, to the knowledge of the Company, do reasonable grounds exist for any such revocation, withdrawal, suspension, cancellation, termination or modification.

2.9 Title to Property and Assets.

(a) The Company and each Subsidiary has good and valid title to all of their respective properties, interests in properties and assets, real and personal (not including any Intellectual Property Rights), reflected on the Company Balance Sheet or acquired after the Company Balance Sheet Date (except properties, interests in properties and assets that have expired by their terms or were sold or otherwise disposed of since the Company Balance Sheet Date in the ordinary course of business consistent with past practice), or, with respect to leased properties and assets, valid leasehold interests in such properties and assets which afford the Company or such Subsidiary peaceful and undisturbed leasehold possession of the properties and assets that are the subject of the leases, in each case, free and clear of all Encumbrances, except (i) statutory liens for current Taxes not yet due and payable or liens for delinquent Taxes being contested in good faith by appropriate proceedings, for which adequate reserves have been made, (ii) statutory liens that are for obligations not past due which are reflected on the Company Balance Sheet, (iii) statutory liens to secure obligations to landlords, lessors or renters under leases or rental agreements and vendors’ liens, (iv) such imperfections of title and non-monetary Encumbrances as do not and will not materially detract from or interfere with the Company’s or any Subsidiary’s use of the properties subject thereto or affected thereby, or otherwise materially impair the Company’s or any Subsidiary’s business operations involving such properties, (v) liens securing indebtedness for borrowed money that is reflected on the Company Balance Sheet, and (vi) statutory or common law liens incurred for obligations not yet due and payable to carriers, warehousemen, mechanics and materialmen, to secure claims for labor, materials or supplies that are for obligations not past due which are reflected on the Company Balance Sheet (collectively, “Permitted Encumbrances”).

(b) Schedule 2.9 of the Company Disclosure Letter is a complete and correct list of (i) all real property and interests in real property currently owned by the Company or any Subsidiary (each such property or interest, an “Owned Real Property”), (ii) all real property and interests in real property currently leased, subleased or otherwise occupied by the Company or any Subsidiary (each such property or interest, a “Leased Real Property”), and (iii) the address for each Leased Real Property and the current rent amounts payable by the Company or any Subsidiary in respect of each Leased Real Property. With respect to Owned Real Property, (A) the Company or the Subsidiary, as applicable, has good and marketable indefeasible fee simple title, free and clear of all Encumbrances other than Permitted Encumbrances, (B) neither the Company nor such Subsidiary has leased or otherwise granted to any other Person the right to use or occupy such Owned Real Property or any portion thereof, (C) there are no outstanding options, rights of first offer or rights of first refusal to purchase any such Owned Real Property or any portion thereof of interest therein, or (D) the Company has not been notified in writing or received any other written communication that there is any condemnation or other proceeding in eminent domain pending or threatened, affecting such Owned Real Property or any portion thereof or interest therein. With respect to Leased Real Property, neither the Company nor any Subsidiary has (w) subleased, licensed or otherwise granted any Person the right to use or occupy such Leased Real Property or any portion thereof, (x) collaterally assigned or granted to any Person other than the applicable lessor any other security interest in any such leasehold estate or any interest therein, (y) received any written notice from any Governmental Entity with respect to the ownership, lease, occupancy or use of the Leased Real Property that might materially and adversely affect the rights of the Company or any Subsidiary or constitute a violation of Legal Requirements applicable to the Leased Real Property that has not been corrected such that neither the Company nor any Subsidiary has any further liabilities or obligations in connection therewith or (z) received any written notice of any condemnation or other proceeding in eminent domain pending or threatened, affecting such Leased Real Property or any portion thereof or interest therein. The Company has heretofore provided to Parent true, correct and complete copies of all leases, subleases and other Contracts under which the Company and/or any Subsidiary uses or occupies or has the right to use or occupy, now or in the future, any Leased Real Property, including all modifications, amendments and supplements thereto.

2.10 Intellectual Property.

(a) To the knowledge of the Company, the Company and its Subsidiaries own or have the valid right or license to all Intellectual Property used or incorporated into the Company Products or otherwise currently used in the conduct of the Business.

(b) Neither the Company nor any Subsidiary has transferred ownership of, or agreed to transfer ownership of, any material Company-Owned Intellectual Property or any material Intellectual Property that was Company-Owned Intellectual Property to any third party, and except as set forth on Schedule 2.10(b) of the Company Disclosure Letter, the Company and its Subsidiaries own and have good and exclusive title to each item of Company-Owned Intellectual Property free and clear of any Encumbrances (other than Permitted Encumbrances and non-exclusive licenses granted in the ordinary course of business).

(c) Schedule 2.10(c) of the Company Disclosure Letter lists all Company Registered Intellectual Property Rights including the jurisdictions in which each such Intellectual Property Right has been issued or registered or in which any application for such issuance and registration has been filed, or in which any other filing or recordation has been made. Each item of Company Registered Intellectual Property Rights is valid and subsisting (or in the case of applications, applied for), and the Company is current in the payment of all required registration, maintenance and renewal fees currently due in connection with such Company Registered Intellectual Property Rights and all documents, recordations and certificates in connection with such Company Registered Intellectual Property Rights currently required to be filed have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of prosecuting, maintaining and perfecting such Company Registered Intellectual Property Rights and recording the Company’s and its Subsidiaries’ ownership interests therein. The Company and its Subsidiaries (provided that, with respect to each Subsidiary acquired by the Company, the following representation shall be subject to the knowledge of the Company for any period prior to the acquisition) have complied with the duty of candor and disclosure to the United States Patent and Trademark Office (“PTO”) and any relevant foreign patent office with respect to all patent applications filed by or on behalf of the Company or any Subsidiary (the “Patent Applications”) and have made no material misrepresentation in the Patent Applications.

(d) With respect to the Company Intellectual Property Agreements, (i) the consummation of the transactions contemplated by this Agreement will not result in the breach, modification, cancellation, termination, suspension of, or acceleration of any performance, benefit, remedy or payments with respect to any material Company Intellectual Property Agreement, or give any third party the right to do any of the foregoing or receive any such performance, benefit, remedy or payments and (ii) none of the Company Intellectual Property Agreements grants any exclusive rights to or under any material Company-Owned Intellectual Property to any third party; provided, however, Company makes no representations or warranties under this Section 2.10(d) with respect to any Contract to which the Parent is or may be bound other than the Company Intellectual Property Agreements.

(e) There are no royalties, honoraria, fees or other payments payable by the Company or any of its Subsidiaries to any Person (other than salaries, payments and other consideration payable to employees, consultants and independent contractors not contingent on or related to use of their work product) as a result of the ownership, use, possession, license-in, license-out, sale, marketing, advertising or disposition of any Company-Owned Intellectual Property by the Company or any of its Subsidiaries; provided, however, with respect to the Third Party Intellectual Property that is a patent right and not subject to a Company Intellectual Property Agreement, this representation and warranty is made to the knowledge of Company.

(f) To the knowledge of the Company, there is no unauthorized use, unauthorized disclosure, infringement or misappropriation of any material Company-Owned Intellectual Property by any third party. Since January 1, 2007, neither the Company nor any Subsidiary has brought any action, suit, or proceeding for infringement or misappropriation of any Intellectual Property Right or breach of any Company Intellectual Property Agreement.

(g) Neither the Company nor any Subsidiary has been sued in any suit, action or proceeding (or, since January 1, 2007, received any written notice or, to the knowledge of the Company, threat) that involves a claim of infringement or misappropriation of, or since January 1, 2007, any material offer to license or grant any other rights or immunities under, any Intellectual Property Right of any third party or that contests the validity, ownership or right of the Company or any Subsidiary to exercise any Intellectual Property Right.

(h) To the knowledge of the Company, the Company Products (including the manufacture, use, import, sale or offering for sale thereof) and conduct of the Business, has not infringed, misappropriated, or violated, and does not infringe, misappropriate, or violate any Third Party Intellectual Property, and does not constitute unfair competition or unfair trade practices under the laws of any jurisdiction where the Company or any Subsidiary conducts the Business, and, to the knowledge of the Company, there is no substantial basis for any such claim.

(i) In accordance with its standard business practices, the Company and each Subsidiary has obtained written and enforceable proprietary information and invention disclosure and Intellectual Property assignment agreements from all current and former founders, employees, consultants and independent contractors who independently or jointly contributed to or participated in the contribution, conception, reduction to practice, creation or development of any Intellectual Property for the Company or any Subsidiary (each, an “Author”) under which such current and former founders, employees, consultants and independent contractors have assigned to Company or its Subsidiaries exclusive ownership of all such Intellectual Property Rights in such contributions and has obtained a waiver from each Author of any non-assignable rights.

(j) The Company and each Subsidiary has taken commercially reasonable steps to protect and preserve the confidentiality of all confidential or trade secret information of the Company and each Subsidiary that the Company and each Subsidiary desires to maintain as confidential or trade secret information (“Confidential Information”).

(k) Schedule 2.10(k) of the Company Disclosure Letter lists all software or other material that is distributed as “free software”, “open source software” or under similar licensing or distribution terms (including any license identified as an open source license by the Open Source Initiative

(www.opensource.org)) (“Open Source Materials”) and that is distributed with or incorporated into any Company Product, and identifies for each item of such Open Source Materials (i) the applicable open source license; (ii) the Company Products in which the item is incorporated into or with which it is distributed; and (iii) whether or not the item was modified by the Company or any Subsidiary. To the knowledge of the Company, the Company and each Subsidiary is in compliance with the terms and conditions of all licenses for such Open Source Materials.

(l) To the knowledge of the Company, neither this Agreement nor the transactions contemplated by this Agreement will, pursuant to any Contract to which the Company or any of its Subsidiaries is a party immediately prior to the Effective Time, will result in: (i) Parent, Sub, the Company, any Subsidiary or the Surviving Corporation granting to any Person any right to or with respect to any Intellectual Property Rights owned by, or licensed to, any of them, (ii) Parent, Sub, the Company, any Subsidiary or the Surviving Corporation being bound by, or subject to, any non-competition or other restriction on the operation or scope of their respective businesses, or (iii) Parent, Sub, the Company, any Subsidiary or the Surviving Corporation being obligated to pay any royalties or other amounts to any Person in excess of those payable by any of them, respectively, in the absence of this Agreement or the transactions contemplated hereby.

(m) No (i) government funding; (ii) facilities or resources of a university, college, other educational institution or research center; or (iii) funding from any Person (other than funds received in consideration for the Company Capital Stock) was used in the development of the Company-Owned Intellectual Property. To the knowledge of the Company, except pursuant to Standard Outbound IP Agreements, no Governmental Entity, university, college, other educational institution or research center has any claim or right in or to any Company-Owned Intellectual Property.

(n) Except for that Company Source Code provided to customers in the ordinary course of business pursuant to Standard Outbound IP Agreements, neither the Company, any Subsidiary, nor any other Person then acting on their behalf has disclosed, delivered or licensed to any Person, agreed or obligated itself to disclose, deliver or license to any Person, or permitted the disclosure or delivery to any escrow agent or other Person of, any Company Source Code (other than providing Company’s contractors, consultants and service providers access to Company Source Code on a “need to know” basis). Except for that Company Source Code provided to customers in the ordinary course of business pursuant to Standard Outbound IP Agreements, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time, or both) will, or would reasonably be expected to, result in the disclosure, delivery or license by the Company or any Subsidiary or any Person then acting on its or their behalf to any Person of any Company Source Code. Without limiting the foregoing, neither the execution of this Agreement nor any of the transactions contemplated by this Agreement will result in release from escrow or other delivery to a third party of any Company Source Code; provided, however, Company makes no representations or warranties under this Section 2.10(n) with respect to any Contract to which the Parent is or may be bound other than the Company Intellectual Property Agreements.

(o) Schedule 2.10(o) of the Company Disclosure Letter contains a complete and accurate list and description of all Contracts with any industry standards body or any similar organization to which the Company or any Subsidiary is a party under which Company-Owned Intellectual Property would be subject to licensing to third parties.

(p) The Company and each Subsidiary have complied in all material respects with all applicable Legal Requirements and their respective posted privacy policies relating to (i) the privacy of users of their products and services and all Internet websites owned, maintained or operated by Company or any Subsidiary (the “Company Websites”), (ii) the use, collection, storage, disclosure and transfer of any personally identifiable information collected by the Company or any Subsidiary or by third parties having authorized access to the records of the Company or any Subsidiary, and (iii) any requirement that it have data privacy policies or data security policies in effect, including relating to data loss, theft and breach notification policies. The execution, delivery and performance of this Agreement will comply with the Company’s and each Subsidiary’s applicable privacy policies. Neither the Company nor any Subsidiary has received a complaint regarding the Company’s or any Subsidiary’s collection, use or disclosure of personally identifiable information.

(q) To the knowledge of the Company, since January 1, 2007, neither the Company nor any Subsidiary has experienced any breach of security or otherwise unauthorized access by third parties to the Confidential Information, including personally identifiable information in the Company’s or a Subsidiary’s possession, custody or control.

2.11 Environmental Matters. (a) Neither the Company nor any Subsidiary has received any written notice or other written communication of any noncompliance of the Facilities, the Properties or their operations with Environmental and Safety Laws which have not been corrected such that neither the Company nor any Subsidiary has any further liabilities or obligations in connection therewith, (b) no notices, administrative actions or suits are pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary or any Property relating to an actual or alleged violation of any Environmental and Safety Laws by the Company or any Subsidiary, (c) to the knowledge of the Company, neither the Company nor any Subsidiary is a potentially responsible party for any environmental investigation or remediation under the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or any analogous state, local or foreign laws arising out of events occurring prior to the Closing Date, (d) neither the Company nor any Subsidiary has at any time Released any Hazardous Material in, on or under, any of the Facilities or any Property in violation of Environmental and Safety Laws which have not been remediated such that neither the Company nor any Subsidiary has any further liabilities or obligations in connection therewith, (e) all Hazardous Materials and wastes have been disposed of by the Company and its Subsidiaries in material compliance with applicable Environmental and Safety Laws, except for violations that have been corrected such that neither the Company nor any Subsidiary has any further liabilities or obligations in connection therewith, (f) there are not any underground tanks or underground improvements at, on or under any Property, including treatment or storage tanks, sumps, or water, gas or oil wells, and (g) the Company’s and each Subsidiary’s uses and activities at its Facilities and Properties have at all times complied in all material respects with all Environmental and Safety Laws.

2.12 Taxes.

(a) The Company and each Subsidiary, and any consolidated, combined, unitary or aggregate group for Tax purposes of which the Company or any Subsidiary is or, to the Company’s knowledge, has been a member, have properly completed and filed all Tax Returns required to be filed by them and have timely paid all Taxes due and owing by them. All such Tax Returns were complete and accurate in all material respects and were prepared in substantial compliance with all applicable Legal Requirements. The Company has delivered to Parent on behalf of the Company and each Subsidiary correct and complete copies of (i) all income Tax Returns filed by the Company since December 31, 2006 or filed by or on behalf of each Subsidiary since the later of December 31, 2006 or the date the Subsidiary became a Subsidiary of the Company, and (ii) all property, payroll, excise, and sales and use tax returns for material jurisdictions for 2009 that have been filed before the Agreement Date by the Company or by or on behalf of any Subsidiary.

(b) The unpaid Taxes of the Company and each Subsidiary did not, as of the Company Balance Sheet Date, exceed the reserve for Tax liability set forth in the Company Balance Sheet. Neither the Company nor any Subsidiary has any liability for unpaid Taxes accruing after the Company Balance Sheet Date except for Taxes arising in the ordinary course of business subsequent to the Company Balance Sheet Date.

(c) There is (i) no claim for Taxes being asserted against the Company or any Subsidiary that has resulted in an Encumbrance against the property of the Company or any Subsidiary other than liens for Taxes not yet due and payable or liens for delinquent Taxes being contested in good faith by appropriate proceedings, for which adequate reserves have been made, (ii) no audit pending or, to the knowledge of the Company, threatened audit of, or Tax controversy associated with, any Tax Return of the Company or any Subsidiary being conducted by a Tax Authority, (iii) no extension of any statute of limitations on the assessment of any Taxes granted by the Company or any Subsidiary currently in effect, and (iv) no agreement to any extension of time for filing any Tax Return which Tax Return has not been filed.

(d) Neither the Company nor any Subsidiary has been or is required to include any adjustment in Taxable income for any Tax period (or portion thereof) ending after the Closing Date pursuant to Section 481 or 263A of the Code or any corresponding or similar provision of state, local or foreign Tax Legal Requirements as a result of transactions, events or accounting methods employed prior to the Agreement Date.

(e) Neither the Company nor any Subsidiary is a party to or bound by any Tax sharing, Tax indemnity, or Tax allocation agreement (other than any such agreement with a customer, vendor, or real property lessor, the principal purpose of which is not to address Tax matters), nor does the Company or any Subsidiary have any liability or potential liability to another party under any such agreement.

(f) The Company and each Subsidiary has disclosed on its Tax Returns any Tax reporting position taken in any Tax Return which could result in the imposition of penalties under Section 6662 of the Code or any corresponding or similar provision of state, local or foreign Tax Legal Requirements.

(g) Neither the Company nor any Subsidiary has consummated, has participated in, or is currently participating in any transaction that (i) is a listed transaction or a reportable transaction within the meaning of Section 6707A(c) of the Code or Section 1.6011-4(b) of the Treasury Regulations or any corresponding or similar provision of state, local, or foreign Tax Legal Requirements or (ii) was or is a “Tax shelter” transaction as defined in Sections 6662, 6011, 6012 or 6111 of the Code or the Treasury Regulations promulgated thereunder.

(h) Neither the Company nor any Subsidiary has ever been a member of a consolidated, combined, unitary or aggregate group of which the Company was not the ultimate parent corporation.

(i) Neither the Company nor any Subsidiary has any liability for the Taxes of any Person (other than the Company or any Subsidiary) under Section 1.1502-6 of the Treasury Regulations (or any corresponding or similar provision of state, local or foreign Tax Legal Requirements) as a transferee or successor, by Contract or otherwise.

(j) Neither the Company nor any Subsidiary will be required to include in income, or exclude any item of deduction from, Taxable income for any Taxable period (or portion thereof) ending after the Closing Date as a result of any (i) change in method of accounting for a Taxable period ending on or prior to the Closing Date; (ii) “closing agreement” described in Section 7121 of the Code (or any corresponding or similar provision of state, local, or foreign Tax Legal Requirements); (iii) intercompany transaction or any excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local, or foreign Tax Legal Requirements); (iv) installment sale or open transaction disposition made on or prior to the Closing Date; (v) prepaid amount received or accrued on or prior to the Closing Date; or (vi) indebtedness discharged in connection with any election under Section 108(i) of the Code (or any corresponding or similar provision of state, local, or foreign Tax Legal Requirements).

(k) Neither the Company nor any Subsidiary has incurred a dual consolidated loss within the meaning of Section 1503 of the Code.

(l) The Company for itself and for its Subsidiaries has provided to the Parent a list of any Tax holidays or incentives. The Company and its Subsidiaries are in compliance with the requirements for any applicable Tax holiday or incentive specifically granted to the Company or any Subsidiary.

(m) Neither the Company nor any Subsidiary has constituted either a “distributing corporation” or a “controlled corporation” in a distribution of stock qualifying or intended to qualify for Tax-free treatment under Section 355 of the Code (i) in the two years prior to the Agreement Date or (ii) in a distribution that could otherwise constitute part of a “plan” or “series of related transactions” (within the meaning of Section 355(e) of the Code) in conjunction with the Merger.

(n) The Company and each Subsidiary have (i) complied with all applicable Legal Requirements relating to the payment and withholding of Taxes (including withholding of Taxes pursuant to Sections 1441, 1442, 1445 and 1446 of the Code or any corresponding or similar provision of state, local or foreign Tax Legal Requirements), (ii) within the time and in the manner prescribed by law, timely withheld from employee wages or consulting compensation and timely paid over to the proper Governmental Entities (or is properly holding for such timely payment) all amounts required to be so withheld and paid over under all applicable Legal Requirements, including all Taxes, and (iii) timely filed (or will timely file) all withholding Tax Returns, for all periods through and including the Effective Time.

(o) No written claim has ever been made by a Governmental Authority in a jurisdiction where the Company or any Subsidiary does not file Tax Returns that the Company or any Subsidiary is or may be subject to taxation by that jurisdiction.

(p) There is no agreement, plan, arrangement or other Contract covering any current or former employee or other service provider of the Company or any Subsidiary or ERISA Affiliate to which the Company and/or any Subsidiary is a party or by which the Company and/or any Subsidiary is bound that, considered individually or considered collectively with any other such agreements, plans, arrangements or other Contracts, will, or could reasonably be expected to, as a result of the transactions contemplated hereby (whether alone or upon the occurrence of any additional or subsequent events), give rise directly or indirectly to the payment of any amount that could reasonably be expected to be non-deductible under Section 162 of the Code (or any corresponding or similar provision of state, local or foreign Tax law) or characterized as a “parachute payment” within the meaning of Section 280G of the Code (or any corresponding or similar provision of state, local or foreign Tax law). The Company has provided to Parent and its counsel a list of each Person who the Company reasonably believes is, with respect to the Company, any Subsidiary and/or any ERISA Affiliate, a “disqualified individual” (within the meaning of Section 280G of the Code and the regulations promulgated thereunder), as determined as of the Agreement Date.

(q) Schedule 2.12(q) of the Company Disclosure Letter lists all “nonqualified deferred compensation plans” (within the meaning of Section 409A of the Code) to which the Company or any of its Subsidiaries is a party. Each such nonqualified deferred compensation plan to which the Company or any Subsidiary or ERISA Affiliate is a party complies with the requirements of paragraphs (2), (3) and (4) of Section 409A(a) by its terms and has been operated in accordance with such requirements. No event has occurred that would be treated by Section 409A(b) as a transfer of property for purposes of Section 83 of the Code.

(r) The exercise price of all Company Options, taking into account corrections through a post-grant upward re-pricing, is at least equal to the fair market value of the Company Common Stock on the date such Company Options were granted and such Company Options are fully exempt from Section 409A of the Code, and the Company has not incurred, and neither the Company nor Parent will incur, any liability or obligation to withhold taxes under Section 409A of the Code upon the vesting of any Company Options.

(s) The Company has never been a United States real property holding corporation within the meaning of Section 897 of the Code.

(t) Neither the Company nor any Subsidiary is subject to any gain recognition agreement under Section 367 of the Code.

(u) Neither the Company nor any Subsidiary is a party to any advance pricing agreement or any similar agreement or arrangement.

2.13 Company Employee Plans and Employee Matters.

(a) Schedule 2.13(a) of the Company Disclosure Letter sets forth a complete list of each “employee benefit plan” as defined in Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (whether or not subject to ERISA) and any other plan, policy, program, practice, agreement, understanding or arrangement (whether written or oral, qualified or nonqualified, funded or unfunded, currently effective or terminated) providing compensation or other benefits to any current or former director, officer, employee, shareholder, consultant or independent contractor (or to any dependent or beneficiary thereof) of the Company, any Subsidiary or any ERISA Affiliate, which are maintained, sponsored or contributed to by the Company, any Subsidiary or any ERISA Affiliate, or under which the Company, any Subsidiary or any ERISA Affiliate has any obligation or liability, whether actual or contingent, including all incentive, bonus, pension, profit sharing, consulting, employment, retirement, deferred compensation, severance, vacation, paid time off, cafeteria, medical, disability, death benefit, workers’ compensation, fringe benefit, change in control, stock purchase, stock option, stock appreciation, phantom stock, restricted stock or other stock-based compensation plans, policies, programs, practices, agreements or arrangements (each a “Company Employee Plan”) (but excluding, for all purposes of this Agreement other than Sections 2.13(b), 2.13(h) and 5.10 hereof, any Company Employee Plan that is primarily subject to the laws of any jurisdiction outside of the United States). Neither the Company nor, to the knowledge of the Company, any other Person has any express or implied commitment, whether legally enforceable or not, to modify, change or terminate any Company Employee Plan, other than with respect to a modification, change or termination required by ERISA or the Code.

(b) The Company has provided to Parent a true, correct and complete copy of each Company Employee Plan and related plan documents (including trust documents, insurance policies or Contracts, employee booklets, summary plan descriptions and other authorizing documents) and has, with respect to each Company Employee Plan which is subject to ERISA reporting requirements, provided to Parent true, correct and complete copies of the Form 5500 reports filed for the last two plan years and the most recent actuarial report or other financial statements. Each Company Employee Plan which is intended to qualify under Section 401(a) of the Code either (i) has a current favorable determination letter from the Internal Revenue Service as to its qualified status (or is waiting to receive a favorable determination letter for an application filed during the last twelve (12) months of its previous remedial amendment cycle), or (ii) may rely upon a prototype opinion letter, and each Company Employee Plan and related trust which is intended to be exempt from federal income taxation under Section 501(a) of the Code is so exempt, and to the knowledge of the Company no fact or event has occurred that could reasonably be expected to adversely affect the qualified status of any such Company Employee Plan or the exempt status of any such trust. The Company has provided to Parent a true, correct and complete copy of the most recent Internal Revenue Service determination or opinion letter issued with respect to each such Company Employee Plan. The Company has also provided to Parent all registration statements and the most recent prospectus prepared in connection with each Company Employee Plan.

(c) None of the Company Employee Plans promises or provides retiree medical or other retiree welfare benefits to any person other than as required under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), or similar state law. There has been no “prohibited transaction” (within the meaning of Section 406 of ERISA and Section 4975 of the Code and not exempt under Section 408 of ERISA and regulatory guidance thereunder) with respect to any Company Employee Plan that could reasonably be expected to result in any material liability or material excise tax under ERISA or the Code being imposed on the Company or any Subsidiary. Each Company Employee Plan has been administered in accordance with its terms and the requirements prescribed by any and all statutes, rules and regulations (including ERISA and the Code), and the Company, each Subsidiary and each ERISA Affiliate has performed all material obligations required to be performed by it under, is not in default under or in violation of, and has no knowledge of any default or violation by any other party to, any of the Company Employee Plans. Neither the Company nor any Subsidiary is subject to any liability or penalty under Sections 4976 through 4980 of the Code or Title I of ERISA with respect to any of the Company Employee Plans. Each Company Employee Plan that is maintained or sponsored by the Company or any Subsidiary or ERISA Affiliate can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without liability to Parent, the Surviving Corporation and/or any Subsidiary (other than ordinary administrative expenses typically incurred in a termination event). No suit, administrative proceeding, action or other litigation has been brought, or to the knowledge of the Company, is threatened, against or with respect to any such Company Employee Plan, including any audit or inquiry by the Internal Revenue Service or United States Department of Labor.

(d) Neither the Company nor any Subsidiary or current or former ERISA Affiliate (i) currently maintains, sponsors, participates in or contributes to, (ii) has ever maintained, established, sponsored, participated in or contributed to (or had any obligation to contribute to) or (iii) has ever incurred any liability with respect to, any pension plan (within the meaning of Section 3(2) of ERISA) that is subject to Part 3 of Subtitle B of Title I of ERISA, Title IV of ERISA or Section 412 of the Code.

(e) Neither the Company nor any Subsidiary or ERISA Affiliate is a party to, or has ever made any contribution to or otherwise incurred any obligation under, any “multiemployer plan” as such term is defined in Section 3(37) of ERISA or any “multiple employer plan” as such term is defined in Section 413(c) of the Code.

(f) No Company Employee Plan is funded by, associated with or related to a “voluntary employees’ beneficiary association” within the meaning of Section 501(c)(9) of the Code, or is funded through a “welfare benefit fund” as defined in Section 419(e) of the Code or a supplemental unemployment benefit plan within the meaning of Section 501(c)(17) of the Code.

(g) With respect to the Company Employee Plans, there are no benefit obligations for which contributions have not been made or properly accrued or otherwise properly footnoted in accordance with the requirements of GAAP, on the Financial Statements. All contributions required to be made by the Company, any Subsidiary or any ERISA Affiliate to any Company Employee Plan have been made on or before their due dates and a reasonable amount has been accrued for contributions to each Company Employee Plan for the current plan year (and no further contributions will be due or will have accrued thereunder as of the Closing Date, other than contributions accrued in the ordinary course of business, consistent with past practice, after the Company Balance Sheet Date as a result of the operations of Company and its Subsidiaries after the Company Balance Sheet Date). All contributions, transfers and payments in respect of any Company Employee Plan, other than transfers incident to an incentive stock option within the meaning of Section 422 of the Code or immaterial amounts, have been or are fully deductible under the Code.

(h) Each Company Employee Plan that is primarily subject to the laws of any jurisdiction outside of the United States (each such plan, a “Foreign Plan”) is listed in Schedule 2.13(h) of the Company Disclosure Letter. With respect to each Foreign Plan, (i) such Foreign Plan has been administered in all material respects at all times in accordance with its terms and applicable Legal Requirements of each jurisdiction in which such Foreign Plan is maintained, (ii) all contributions to, and material payments from, such Foreign Plan which may have been required to be made in accordance with the terms of such Foreign Plan, and, when applicable, the Legal Requirements of the jurisdiction in which such Foreign Plan is maintained, have been timely made or shall be made by the Closing Date, and all such contributions to such Foreign Plan, and all payments under such Foreign Plan, for any period ending before the Closing Date that are not yet, but will be, required to be made, are reflected as an accrued liability on the Company Balance Sheet, (iii) the Company, each Subsidiary, and each ERISA Affiliate has materially complied with all applicable reporting and notice requirements, and such Foreign Plan has obtained from the Governmental Entity having jurisdiction with respect to such Foreign Plan any required determinations, if any, that such Foreign Plan is in compliance with the Legal Requirements of the relevant jurisdiction if such determinations are required in order to give effect to such Foreign Plan, (iv) to the knowledge of the Company, there are no pending investigations by any governmental body involving such Foreign Plan, and no pending claims (except for claims for benefits payable in the normal operation of such Foreign Plan), suits or proceedings against such Foreign Plan or asserting any rights or claims to benefits under such Foreign Plan, (v) the consummation of the transactions contemplated by this Agreement will not by itself create or otherwise result in any liability with respect to such Foreign Plan, (vi) except as required by applicable Legal Requirements, no condition exists that would prevent the Company or any of its Subsidiaries from terminating or amending any Foreign Plan at any time for any reason in accordance with the terms of each such Foreign Plan without the payment of any fees, costs or expenses (other than the payment of benefits accrued on the Company Balance Sheet and any normal and reasonable expenses typically incurred in a termination event) and (vii) no such Foreign Plan promises or provides retiree medical or other retiree welfare benefits to any person other than as required by applicable Legal Requirements. No Foreign Plan has unfunded liabilities that will not be offset by insurance or that are not fully accrued on the Financial Statements.

(i) Except as set forth in Schedule 2.13(i) of the Company Disclosure Letter, none of the execution and delivery of this Agreement, the consummation of the Merger or any other transaction contemplated hereby or any termination of employment or service or any other event in connection therewith will, individually or in the aggregate, (i) result in any payment under any Company Employee Plan (including severance, golden parachute, bonus or otherwise) becoming due to any Person, (ii) materially increase or otherwise enhance any benefits under any Company Employee Plan otherwise payable by the Company or any Subsidiary, (iii) result in the acceleration of the time of payment or vesting of any such benefits, except as required under Section 411(d)(3) of the Code, (iv) increase the amount of compensation due to any current or former employee, officer, director or consultant of the Company or any Subsidiary, or (v) result in the forgiveness in whole or in part of any outstanding loans made by the Company or any Subsidiary to any Person.

(j) Each of the Company and each Subsidiary is in compliance in all material respects with all currently applicable Legal Requirements respecting employment, discrimination in employment, terms and conditions of employment, worker classification (including the proper classification of workers as independent contractors and consultants), wages, hours and occupational safety and health and employment practices, including the Immigration Reform and Control Act, and, to the knowledge of the Company, is not engaged in any unfair labor practice. The Company and each Subsidiary has paid in full to all current and former employees, independent contractors and consultants all wages, salaries, commissions, bonuses, benefits, non-compete payments, and other compensation due to or on behalf of such employees, independent contractors and consultants, except as may be related to payroll or administrative errors concerning non-material amounts. Neither the Company nor any Subsidiary is liable for any material payment to any trust or other fund or to any Governmental Entity, with respect to unemployment compensation benefits, social security or other benefits or obligations for current or former employees (other than routine payments to be made in the normal course of business and consistently with past practice). There are no pending claims against the Company and/or any Subsidiary under any workers compensation plan or policy or for long term disability of which the Company or any Subsidiary has received written notice. There are no controversies pending of which the Company or any Subsidiary have received written notice or, to the knowledge of the Company, overtly threatened, between the Company or any Subsidiary and any of their respective current or former employees, which controversies have or would reasonably be expected to result in an action, suit, proceeding, claim, arbitration or investigation before any Governmental Entity. There are no disputes pending in court or threatened in writing (including per e-mail) that involve the Company, on the one hand, and any employee or an employee’s representative body (including the works council of the German Subsidiary), on the other hand, as parties. Microtune GmbH & Co. KG (the “German Subsidiary”) (i) is not a member of any employers’ association and (ii) has established a works council (Betriebsrat). Schedule 2.13(j) of the Company Disclosure Letter sets forth a complete list of each effective agreement or arrangement with the works council of the German Subsidiary.

(k) Except as may be related to the German Subsidiary and the works council that is a party to the agreements identified in Schedule 2.13(j) of the Company Disclosure Letter (the “Works Council”), neither the Company nor any Subsidiary is a party to or bound by any collective bargaining agreement or other labor union Contract, no collective bargaining agreement is being negotiated by the Company or any Subsidiary and neither the Company nor any Subsidiary has any duty to bargain with any labor organization or requirement to consult with or seek approval from any labor organization for the Company to complete the Merger. Except as may be related to the German Subsidiary and the Works Council, there is no pending demand for recognition or any other request or demand from a labor organization for representative status with respect to any Person employed by the Company or any Subsidiary. Except as may be related to the German Subsidiary and the Works Council, neither the Company nor any Subsidiary has knowledge of any activities or proceedings of any labor union or to organize their respective employees. There is no material labor dispute, strike or work stoppage against the Company or any Subsidiary pending or, to the knowledge of the Company, threatened which may materially interfere with the respective business activities of the

Company or any Subsidiary. To the knowledge of the Company or any Subsidiary, neither the Company, any Subsidiary, nor any of their respective representatives or employees, has committed any unfair labor practice in connection with the operation of the respective businesses of the Company or any Subsidiary, and there is no charge or complaint against the Company or any Subsidiary by the National Labor Relations Board or any comparable Governmental Entity pending or to the knowledge of the Company, threatened.

(l) To the knowledge of the Company, no employee of the Company or any Subsidiary is in material violation of any term of any employment agreement non-competition agreement, or any restrictive covenant to a former employer relating to the right of any such employee to be employed by the Company or any Subsidiary because of the nature of the business conducted or presently proposed to be conducted by the Company or any Subsidiary or to the use of trade secrets or proprietary information of others. As of the Agreement Date, no employee of the Company or any Subsidiary with a title of director or higher has given written notice to the Company or any Subsidiary that any such employee intends to terminate his or her employment with the Company or any Subsidiary. The employment of each of the employees of the Company or any Subsidiary is “at will” (except for non-U.S. employees of the Company or any Subsidiary located in a jurisdiction that does not recognize the “at will” employment concept) and the Company and each Subsidiary does not have any obligation to provide any particular form or period of notice prior to terminating the employment of any of their respective employees. Except as expressly contemplated by this Agreement, as of the date hereof, neither the Company nor any Subsidiary has, and to the knowledge of the Company and its Subsidiaries, no other Person has, (i) entered into any Contract that obligates or purports to obligate Parent to make an enforceable offer of employment to any present or former employee or consultant of the Company or any Subsidiary, and/or (ii) provided any enforceable assurances (contingent or otherwise) to any present or former employee or consultant of the Company or any Subsidiary of any terms or conditions of employment with Parent following the Effective Time.

(m) Except where disclosure would violate applicable Laws relating to data protection and privacy, the Company has provided to Parent a true, correct and complete list of all directors, officers and employees of the Company and each Subsidiary, showing each such individual’s name, position, annual base salary or hourly compensation rate for the current fiscal year, target bonus for the current fiscal year, status as exempt/non-exempt, and bonuses for the current fiscal year and the most recently completed fiscal year. Except where disclosure would violate applicable Laws relating to data protection and privacy, the Company has delivered to Parent the following additional information for each international employee of the Company or any Subsidiary: city/country of employment; citizenship; date of hire and work location. With respect to the German Subsidiary, the Company has also provided to Parent a true, correct and complete list of any released employment relationships (e.g., parental leave) and any employees from temporary employment agencies.

(n) The Company and each Subsidiary has provided to Parent a true, correct and complete list of all of its consultants, advisory board members and independent contractors and for each, the initial date of the engagement, whether the engagement has been terminated by written notice by either party and whether either party has given written notice to terminate the engagement after the Agreement Date.

(o) The Company and each Subsidiary has provided to Parent true, correct and complete copies of the most current versions of each of the following: all forms of offer letters; all forms of employment agreements and severance agreements; all forms of services agreements and agreements with current and former consultants and/or advisory board members; all forms of confidentiality, non-competition or inventions agreements between current and former employees/consultants and the Company or any Subsidiary; the most current management organization chart(s); all current and non-expired agreements and/or insurance policies providing for the indemnification of any officers or directors of the Company or any Subsidiary; and a schedule of unpaid bonus commitments made to employees of the Company or any Subsidiary.

(p) There are no internal Company performance improvement or disciplinary actions contemplated or pending against any of the Company’s or any Subsidiary’s current employees with a title of director or higher.

(q) Within two years prior to the Effective Time, the Company and each Subsidiary has been and is in compliance in all material respects with the Worker Adjustment Retraining Notification Act of 1988, as amended (“WARN Act”), or any similar state or local Legal Requirements regarding redundancies, reductions in force, mass layoffs, and plant closings, including all obligations to promptly and correctly furnish all notices required to be given thereunder in connection with any redundancy, reduction in force, mass layoff, or plant closing to affected employees, representatives, any state dislocated worker unit and local government officials, or any other governmental authority. Within two years prior to the Effective Time, neither the Company nor any of its Subsidiaries has effectuated a “plant closing” (as defined in the WARN Act) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of its business, a “mass layoff” (as defined in the WARN Act) affecting any site of employment or facility of the Company Business, and/or been affected by any transaction or engaged in layoffs or employment terminations sufficient in number to trigger application of any similar state, local or foreign Legal Requirements. The Company has not caused any of its employees to suffer an “employment loss” (as defined in the WARN Act) during the 90-day period prior to the Agreement Date.

2.14 Interested Party Transactions. Except as disclosed in the Company’s definitive proxy statements included in the Company SEC Reports, since January 1, 2007 no event has occurred and no relationship has existed that would be required to be disclosed by the Company pursuant to Item 404 of Regulation S-K.

2.15 Insurance. The Company and each Subsidiary maintains insurance coverage with reputable and financially sound insurers, or maintains self-insurance practices in such amounts and covering such risks as are in accordance with customary industry practice for companies engaged in businesses similar to that of the Company and the Subsidiaries. Schedule 2.15(a) of the Company Disclosure Letter lists all policies of insurance and bonds and all self insurance programs and arrangements of the Company or any Subsidiary that are currently in effect, true, correct and complete copies of which have been provided to Parent. Schedule 2.15(b) of the Company Disclosure Letter identifies each material insurance claim made by the Company or its Subsidiaries since January 1, 2007 that has not been paid to the satisfaction of the Company. There is no material claim pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been timely paid and the Company and each Subsidiary is otherwise in compliance with the terms of such policies and bonds. All such policies and bonds remain in full force and effect. Since January 1, 2007, neither the Company nor any Subsidiary has received any written notice or other communication regarding any (a) cancellation of any insurance policy or bond that has not been renewed in the ordinary course without any lapse in coverage, (b) invalidation of any insurance policy or bond, (c) refusal of any coverage, limitation in coverage or rejection of any material claim under any insurance policy or bond, or (d) material adjustment in the amount of the premiums payable with respect to any insurance policy or bond. No such policy or bond will terminate or lapse by reason of the transactions contemplated by this Agreement.

2.16 Brokers’ and Advisors’ Fees. Except for fees and expenses payable to (i) Oppenheimer & Co. Inc. as set forth in an engagement letter between the Company and Oppenheimer & Co. Inc. set forth on Schedule 2.16(i) of the Company Disclosure Letter, and (ii) Steel Horse Advisors as set forth in an engagement letter between the Company and Steel Horse Advisors set forth on Schedule 2.16(ii) of the Company Disclosure Letter, correct and complete versions of each of which have been provided by the Company to Parent, neither the Company nor any Affiliate of the Company is obligated for the payment of any fees or expenses of any investment banker, broker, finder, advisor or similar party in connection with the origin, negotiation or execution of this Agreement or in connection with the Merger or any other transaction contemplated by this Agreement, and Parent will not incur any liability, either directly or indirectly, to any such investment banker, broker, finder, advisor or similar party as a result of this Agreement or the Merger. A good faith estimate of the fees and expenses of any investment banker, broker, finder, advisor or similar party, and any accountant, legal counsel or other Person retained by the Company in connection with this Agreement or the transactions contemplated hereby is set forth on Schedule 2.16 of the Company Disclosure Letter.

2.17 Customers and Suppliers.

(a) There are no warranty claims, claims for breach of contract, claims for indemnification or other compensation or claims based on product liability pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary by any customer, distributor, reseller, or original equipment manufacturer who, in the fiscal year ended December 31, 2009, or the six months ended June 30, 2010, was one of the ten largest sources of revenue for the Company on a consolidated basis, based on amounts paid or payable during such periods (each, a “Significant Customer”) which would reasonably be expected to involve a material monetary liability which is not reserved against in the Financial Statements. Each Significant Customer is listed on Schedule 2.17(a) of the Company Disclosure Letter. As of the Agreement Date, neither the Company nor any Subsidiary has received any written or, to its knowledge, oral notice from any Significant Customer that such customer will not continue as a customer of the Surviving Corporation (or Parent) or that any such customer intends to terminate or materially modify existing Contracts with the Surviving Corporation (or Parent) or materially reduce the amount paid to the Surviving Corporation for Company Products.

(b) Neither the Company nor any Subsidiary has any outstanding material dispute concerning goods and/or services provided by any supplier who, in the fiscal year ended December 31, 2009, or the six months ended June 30, 2010, was one of the ten largest suppliers of goods and/or services to the Company on a consolidated basis, based on amounts paid or payable during such periods (each, a “Significant Supplier”) which the Company reasonably believes could have a materially adverse impact on the Company’s or its applicable Subsidiary’s relationship with such Significant Supplier. Each Significant Supplier is listed on Schedule 2.17(b) of the Company Disclosure Letter. As of the Agreement Date, neither the Company nor any Subsidiary has received any written or, to its knowledge, oral notice of termination or interruption of any existing Contracts with any Significant Supplier.

2.18 Material Contracts.

(a) Schedule 2.18 of the Company Disclosure Letter specifically identifies by subsection each Contract to which the Company or any Subsidiary is a party or by or to which the Company or any Subsidiary is otherwise bound or subject as of the Agreement Date that constitutes a Material Contract. For purposes of this Agreement, each of the following shall be deemed to constitute a “Material Contract”:

(i) (A) any Contract with a Significant Customer or (B) any Contract with any other customer involving the Company’s or a Subsidiary’s sale or provision of Company Products, services, Intellectual Property or other assets that will generate, or is reasonably likely to generate, more than $300,000 in revenues for the Company or such Subsidiary over the twelve month period commencing on the Agreement Date (excluding for purposes of (B) any individual purchase order involving not more than $500,000 and any Contracts identified in Schedule 2.18(a) (iii) or (vi), ((A) and (B) collectively, the “Key Customer Agreements”);

(ii) (A) any Contract with a Significant Supplier or for the purchase, manufacture or license by the Company or its Subsidiaries of components, materials, supplies, equipment, parts, subassemblies, software, Intellectual Property or other assets included in or used in connection with the provision of Company Products that requires the Company or any such Subsidiary to expend in excess of $100,000 in the aggregate over the remaining term of such Contract;

(iii) any Contract under which a third party has the right to distribute, resell or solicit customers of Company Products, including distributors, resellers and original equipment manufacturers (each, a “Reseller Agreement”), involving payments by or to the Company or any Subsidiary of more than $500,000 (other than any Contracts identified in Schedule 2.18(a)(vi) and non-exclusive Reseller Agreements terminable by the Company or any Subsidiary for convenience, on ninety (90) days notice or less or within ninety days (90) following the Agreement Date, without any payment or other liability arising from such termination);

(iv) any trust indenture, mortgage, promissory note, loan agreement, credit agreement or other Contract for the borrowing of money, any currency exchange, commodities or other hedging arrangement or any leasing transaction of the type required to be capitalized in accordance with GAAP;

(v) any Contract for capital expenditures in excess of $100,000 in the aggregate over the remaining term of such Contract;

(vi) any Contract (identified under the applicable subheading below): (A) limiting the freedom of the Company or any Subsidiary, or that after the Effective Time would have the effect of limiting the freedom of Parent or any of its subsidiaries, to engage or participate, or compete with any other Person, in any line of business, market or geographic area; (B) limiting the freedom of the Company or any Subsidiary, or that after the Effective Time would have the effect of limiting the freedom of Parent or any of its subsidiaries, to hire any individual or group of individuals (other than pursuant to non-disclosure agreements entered into in connection with the evaluation of a potential merger, consolidation, business combination, acquisition or disposition of assets or other similar transaction); (C) prohibiting the Company or any Subsidiary from making use of any Company-Owned Intellectual Property or Third Party Intellectual Property not licensed under such Contract; (D) granting most favored nation or preferred pricing to any third party; (E) that grants exclusive sales, distribution, marketing or other exclusive rights to any third party; (F) that grants any rights of refusal, rights of first offer, rights of first negotiation or similar rights to any third party or that prohibits the Company or any Subsidiary from owning, operating (in the manner such assets of business are currently operated by the Company or any of its Subsidiaries), selling, transferring, pledging or otherwise disposing of any material amount of assets or business; (G) that otherwise prohibits the Company or any Subsidiary from selling, distributing or manufacturing any Company Products or purchasing or otherwise obtaining any components, materials, supplies, equipment, parts, subassemblies, software, Intellectual Property or services, or (H) that creates a sales agency relationship with the Company or any Subsidiary;

(vii) any Contract pursuant to which the Company or any Subsidiary has purchased any real property, or any Contract pursuant to which the Company or any Subsidiary is a lessor or lessee of any real property (including each Leased Real Property) or of any machinery, equipment, motor vehicles, office furniture, fixtures or other personal property in each case involving payments in excess of $200,000 per annum;

(viii) any Contract with any of its directors, executive officers or employees other than (A) employee offer letters on the Company’s standard form that are terminable at will without liability to the Company or any Subsidiary, (B) statutory employment agreements deemed to be entered into pursuant to Legal Requirements, (C) employee invention assignment and confidentiality agreements on the Company’s standard form, and (D) option grant and exercise agreements and RSU agreements on the Company’s standard form (which forms have been provided to Parent’s counsel);

(ix) any Contract pursuant to which the Company or any Subsidiary is obligated to act as a guarantor or indemnitor for or against the obligations, liabilities (whether accrued, absolute, contingent or otherwise) or indebtedness of any other Person, other than pursuant to any Standard Outbound IP Agreements, Standard Inbound IP Agreements, Contracts with customers containing reasonably customary (within the industry) indemnification obligations that were entered into in the ordinary course of business and Contracts identified in the following subsections of Schedule 2.18(a): (i), (ii), (iii), (vii), (x), or (xi);

(x) all licenses, sublicenses and other Contracts pursuant to which (A) the Company or any of its Subsidiaries has agreed to any material restriction on the right of the Company or any of its Subsidiaries to enforce any Intellectual Property Rights, or (B) the Company or any Subsidiary agrees to encumber, transfer or sell rights in or with respect to any Company-Owned Intellectual Property, other than, in the case of (A) and (B), Standard Outbound IP Agreements, Reseller Agreements, and any Contracts identified in Schedule 2.18(a)(i);

(xi) all material licenses, sublicenses and other Contracts pursuant to which the Company or any Subsidiary acquired or is granted any right in or to any Third Party Intellectual Property or is authorized to market, distribute or resell any product, service or Third Party Intellectual Property, other than Standard Inbound IP Agreements and any Contracts identified in Schedule 2.18(a)(ii);

(xii) any Contract providing for the development of any material Intellectual Property, independently or jointly, by the Company or any Subsidiary (other than Standard Outbound IP Agreements, Reseller Agreements, and any Contracts identified in Schedule 2.18(a)(i));

(xiii) any Contract providing for the development of any Intellectual Property for the Company or any Subsidiary (other than employee invention assignment agreements, consulting agreements and independent contractor agreements with Authors);

(xiv) any joint venture or partnership Contract or any other agreement that involves a sharing of profits, cash flows, expenses or losses with other Persons, other than Reseller Agreements;

(xv) any Contract authorizing any third party to manufacture or reproduce any Company Products, including any Contract relating to the packaging, test or assembly of any Company Product, or to provide maintenance and support for any Company Products (other than Reseller Agreements);

(xvi) any material joint marketing or lead referral agreement, other than Reseller Agreements;

(xvii) any Contract for the employment any director, officer or employee of the Company or any Subsidiary that is not immediately terminable by the Company or such Subsidiary without cost or liability, including any Contract requiring it to make a payment to any director, officer or employee on account of the Merger, any transaction contemplated by this Agreement or any Contract that is entered into in connection with this Agreement;

(xviii) any Contract or plan (including any stock option, stock purchase and/or stock bonus plan) relating to the sale, issuance, grant, exercise, award, purchase, repurchase or redemption of any shares of Company Common Stock or any other securities of the Company or any Subsidiary or any options, warrants, convertible notes or other rights to purchase or otherwise acquire any such shares of stock, other securities or options, warrants or other rights therefor, except for the Company Stock Plans, the ESPPs, Company Options, Company RSUs and Company RSAs disclosed in Section 2.2(d);

(xix) any Contract that by its terms limits the payment of dividends or other distributions by the Company or any Subsidiary;

(xx) any Contract with any labor union or any collective bargaining agreement or similar contract with its employees;

(xxi) any Contract with any investment banker, broker, advisor or similar party, or any accountant, legal counsel or other Person retained by the Company, in connection with this Agreement and the transactions contemplated hereby;

(xxii) any Contract pursuant to which it has acquired a material business or entity, or assets of a business or entity, whether by way of merger, consolidation, purchase of stock, purchase of assets, license or otherwise, or any Contract pursuant to which it has any material ownership interest in any other Person (other than the Subsidiaries), or any Contract that contains “earn-out” provisions or other contingent payment obligations that are payable after the Agreement Date;

(xxiii) any Contract with any Governmental Entity (a “Government Contract”) or any Company Authorization;

(xxiv) any settlement or litigation “standstill” agreement, or any tolling agreement;

(xxv) any Contract that is not otherwise listed in this Section 2.18(a) that is a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K); or

(xxvi) any Contract relating to the membership of, or participation by, the Company or any of its Subsidiaries in, or the affiliation of the Company or any of its Subsidiaries with, any industry standards group or associations.

(b) As of the Agreement Date, there is no material default under any Material Contract by the Company or any Subsidiary and the Company or the applicable Subsidiary has performed all of the material obligations required to be performed by it under any Material Contract. Each of the Material Contracts is a valid, binding and enforceable obligation of the Company or the applicable Subsidiary and, to the knowledge of the Company, of the other party or parties thereto, in accordance with its terms, is in full force and effect, and has not been amended in any material respect except as disclosed in any Schedule of the Company Disclosure Letter pursuant to Section 2.18(a) above. There exists no default or event of default with respect to the Company or any Subsidiary or, to the knowledge of the Company, with respect to any other contracting party, which, with the giving of notice, the lapse of time or the happening of any other event or conditions, would reasonably be expected to, and the consummation of the Merger shall not, (i) become a material default or event of default under any Material Contract, or (ii) give any third party (A) the right to declare a material default or exercise any remedy under any Material Contract, (B) the right to a rebate, chargeback, refund, credit, penalty or change in delivery schedule under any Material Contract, (C) the right to accelerate the maturity or performance of any material obligation of the Company or any Subsidiary under any Material Contract, or (D) the right to cancel, terminate or modify, in any material respect, any Material Contract. Neither the Company nor any Subsidiary has received any written notice or other written communication regarding any actual or possible material violation or breach of, default under, or intention to cancel, or modify in any manner adverse to the Company or any of its Subsidiaries, any Material Contract that has not been resolved such that neither the Company nor any Subsidiary has any further liabilities or obligations in connection with such event. True, correct and complete copies of all Material Contracts (including all amendments and side letters relating thereto) have been provided to Parent prior to the Agreement Date.

(c) To the knowledge of the Company, with respect to any Government Contract, there is, as of the Agreement Date, neither an existing nor a basis for a: (i) civil fraud or criminal investigation by any Governmental Entity; (ii) qui tam action brought against the Company or any Subsidiary under the Civil False Claims Act; (iii) suspension or debarment proceeding (or equivalent proceeding) against the Company or any Subsidiary; (iv) claim or request by a Governmental Entity for a contract price adjustment based on asserted defective pricing, disallowance of cost or non compliance with statute, regulation or contract; (v) dispute involving the Company or any Subsidiary on a Government Contract, or (vi) claim or equitable adjustment by the Company or any Subsidiary relating to a Government Contract. Neither the Company nor any Subsidiary has any material liability for renegotiation of Government Contracts.

2.19 Export Control Laws. To the knowledge of the Company, the Company and each Subsidiary has conducted its export transactions in accordance in all material respects with applicable provisions of United States export and re-export control laws and regulations, including Foreign Assets Control Regulations and the Export Administration Act and implementing Export Administration Regulations, and all other applicable import/export controls in other jurisdictions in which the Company or any Subsidiary conducts business. Without limiting the foregoing, to the knowledge of the Company:

(a) the Company and each Subsidiary has obtained all export licenses and other approvals required for its exports of Company Products, software and technologies from the United States;

(b) the Company and each Subsidiary is in material compliance with the terms of all applicable export licenses or other approvals;

(c) there are no pending or threatened claims against the Company or any Subsidiary with respect to such export licenses or other approvals;

(d) there are no actions, conditions or circumstances pertaining to the Company’s or any Subsidiaries’ export transactions that may give rise to any future claims; and

(e) no consents or approvals for the transfer of export licenses to Parent or the Surviving Corporation are required, or such consents and approvals can be obtained expeditiously without material cost.

2.20 Opinion of Financial Advisor. The Company Board has received an opinion from Oppenheimer & Co. Inc., dated September 7, 2010 (which is the date on which the Company Board approved this Agreement), to the effect that, as of such date, the Per-Share Cash Amount to be received in the Merger by holders of Company Common Stock is fair, from a financial point of view, to such holders. Upon the Company’s receipt of such opinion, the Company shall promptly provide, solely for informational purposes, a copy of such opinion to Parent.

2.21 Information Supplied. The preliminary and definitive proxy statements to be filed by the Company with the SEC (collectively, the “Company Proxy Statement”) shall not, on each relevant filing date, on the date of mailing to the Company’s stockholders and at the time of the Company Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they are made, not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Stockholders Meeting that has become false or misleading. The Company Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information supplied by Parent or Sub expressly for inclusion in the Company Proxy Statement.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB

Parent and Sub represent and warrant to the Company as follows:

3.1 Organization, Standing and Power. Each of Parent and Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of Parent and Sub has the corporate power to own its properties and to conduct its business as now being conducted and is duly qualified to do business and is in good standing in each jurisdiction where the failure to be so qualified and in good standing, individually or in the aggregate with any such other failures, would not have a material and adverse effect on the ability of Parent to consummate the transactions contemplated by this Agreement in accordance with its terms and applicable Legal Requirements. Each of Parent and Sub is not in violation of any of the provisions of its Certificate of Incorporation or Bylaws.

3.2 Authority; Noncontravention.

(a) Each of Parent and Sub has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent and Sub. This Agreement has been duly executed and delivered by each of Parent and Sub and, assuming the due authorization, execution, and delivery by the Company of this Agreement, constitutes the valid and binding obligation of Parent and Sub, respectively, enforceable against Parent and Sub, respectively, in accordance with its terms, except as such enforceability may be limited by applicable laws relating to creditors’ rights and subject to general equitable principles.

(b) The execution and delivery of this Agreement by Parent and Sub do not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or impair the Parent’s or Sub’s rights or alter their respective obligations or alter the rights or obligations of any third party under, or give rise to a right of termination, amendment, cancellation, payment or acceleration of any obligation or loss of any benefit under, (A) any provision of the Certificate of Incorporation or Bylaws of Parent and Sub, in each case, as amended to date, (B) subject to compliance with the requirements set forth in Section 3.2(c), any material Legal Requirements applicable to Parent or Sub or by or to which any of their respective material properties or assets are bound or subject, or (C) any material Contract to which Parent or Sub is a party or by or to which their assets or properties are bound or subject, other than, in the case of (B) and (C) above, such conflicts, violations, defaults, terminations, amendments, cancellations, payments, accelerations, or losses as would not reasonably be expected to have a material and adverse effect on the ability of Parent or Sub to consummate the transactions contemplated by this Agreement in accordance with its terms and applicable Legal Requirements.

(c) No consent, approval, Order, license, authorization, registration, declaration or permit of, or filing or registration with or waiver from or notification to, any Governmental Entity or other Person is required by or with respect to Parent or Sub in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of the Certificate of Merger, as provided in Section 1.4, (ii) such Antitrust Filings as may be required under the HSR Act, (iii) such reports and filings as may be required under the Exchange Act and the rules and regulations thereunder, (iv) such other filings and notifications as may be required under federal, state or foreign securities laws or the rules and regulations of NASDAQ, (v) the filing of a registration statement on Form S-8 with the SEC after the Closing Date covering the shares of Parent Common Stock issuable pursuant to Company RSUs to be assumed by Parent, and (vi) such other consents, authorizations, filings, approvals, notices and registrations which, if not obtained or made, would not reasonably be expected to have a material and adverse effect on the ability of Parent or Sub to consummate the transactions contemplated by this Agreement in accordance with its terms and applicable Legal Requirements.

3.3 No Prior Sub Operations. Sub was formed solely for the purpose of effecting the Merger and has not engaged in any business activities or conducted any operations other than in connection with the transactions contemplated hereby. All of the issued and outstanding shares of capital stock of Sub are owned by Parent and there are no outstanding subscriptions, options, warrants, debentures, notes, rights, securities or other Contracts to which Sub is a party obligating Sub to grant, issue, deliver, or sell, or cause to be granted, issued, delivered, or sold, any shares of any capital stock or other securities of Sub.

3.4 Stock Ownership. Neither Parent nor Sub beneficially own any shares of Company Capital Stock. Neither Parent nor Sub, nor any of their “Affiliates” or “Associates”, has been an “interested stockholder” with respect to the Company at any time within three years of the Agreement Date, as those terms are used in Section 203 of Delaware Law.

3.5 Information Supplied. The information supplied by Parent for inclusion in the Company Proxy Statement shall not, on each relevant filing date, on the date of mailing to the Company’s stockholders and at the time of the Company Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Stockholders Meeting which has become false or misleading. Notwithstanding the foregoing, Parent makes no representation or warranty with respect to any information supplied by the Company which is contained in the Company Proxy Statement.

3.6 Litigation. There is no suit, action or proceeding pending or, to the knowledge of Parent or Sub, threatened against Parent or Sub or any of their respective subsidiaries that would reasonably be expected to have a material and adverse effect on the ability of Parent or Sub to consummate the transactions contemplated by this Agreement in accordance with its terms and applicable Legal Requirements. Neither Parent nor Sub is subject to any judgment that would reasonably be expected to have a material and adverse effect on the ability of Parent or Sub to consummate the transactions contemplated by this Agreement in accordance with its terms and applicable Legal Requirements.

3.7 Financing. Parent has, and will have available to it upon the Effective Time, sufficient cash, available lines of credit or other sources of immediately available funds to enable Parent to consummate the transactions contemplated by this Agreement, including the payment in full of the amounts payable to the holders of Company Capital Stock under Article I and the performance its other obligations under this Agreement.

ARTICLE IV

CONDUCT PRIOR TO THE EFFECTIVE TIME

4.1 Conduct of Business of the Company and Subsidiaries. Except as set forth in Schedule 4.1 of the Company Disclosure Letter, during the period from and after the Agreement Date and continuing until the earlier of the termination of this Agreement and the Effective Time (except to the extent expressly contemplated by this Agreement, as required by applicable Legal Requirements, or as consented to in writing by Parent):

(i) the Company shall, and shall cause each Subsidiary to, conduct its business in the ordinary course of business;

(ii) the Company shall, and shall cause each Subsidiary to, (A) pay all of its material liabilities and Taxes in a timely manner, subject to good faith disputes over such liabilities or Taxes, (B) pay or perform its other material obligations as paid or performed in the ordinary course of business consistent with past practices, and (C) use commercially reasonable efforts to preserve intact its present business organizations, keep available the services of its present officers and key employees, consultants and contractors and preserve its goodwill and material relationships with customers, suppliers, distributors, licensors, licensees, strategic partners, and others having business dealings with it;

(iii) the Company shall, and shall cause each Subsidiary to, use commercially reasonable efforts to assure that each of its Contracts entered into after the Agreement Date will not require the procurement of any consent, waiver or novation or provide for any material change in the obligations of any party in connection with, or terminate as a result of the consummation of, the Merger; and

(iv) the Company shall keep Parent fully informed of material developments in, and give Parent the opportunity to participate in and consult with respect to (but not conduct) the defense or settlement of, any litigation to which the Company is a party.

4.2 Restrictions on Conduct of Business of the Company and Subsidiaries. Without limiting the generality or effect of the provisions of Section 4.1, except as set forth in Schedule 4.2 of the Company Disclosure Letter, during the period from and after the Agreement Date and continuing until the earlier of the termination of this Agreement and the Effective Time, the Company shall not, and shall cause each Subsidiary not to, directly or indirectly do, cause or permit any of the following (except to the extent expressly contemplated by this Agreement, as required by applicable Legal Requirements, or as consented to in writing by Parent (which consent, solely in the cases of Subsections (v), (vi), (xiii), (xiv), (xvii), (xix) and (xx), shall not be unreasonably withheld or delayed)):

(i) Charter Documents. Amend or propose any amendments to its Certificate of Incorporation or Bylaws, or comparable governing documents;

(ii) Dividends; Changes in Capital Stock. Declare, set aside, set a record date with respect to, or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock (other than dividends or distributions by a direct or indirect wholly owned United States Subsidiary of the Company to the Company or to another wholly owned United States Subsidiary of the Company); split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or any of its other securities; purchase, repurchase, redeem or otherwise acquire, directly or indirectly, any shares of its capital stock or other securities other than (A) the acquisition by the Company of shares of Company Common

Stock in connection with the surrender of shares of Company Common Stock by holders of Company Options in order to pay the exercise price of the Company Options, (B) the withholding of shares of Company Common Stock to satisfy Tax obligations with respect to awards granted pursuant to the Company Stock Plans, and (C) the acquisition by the Company of Company Options, Company RSUs and Company RSAs in connection with the forfeiture of such awards; or adopt or enter into any “stockholder rights plan” or similar anti-takeover agreement or plan, or adopt any resolution, plan or arrangement for liquidation, dissolution or winding-up;

(iii) Company Stock Plans. Except as required pursuant to Section 1.8 or Section 5.11, accelerate, amend or change the period of exercisability or vesting of any options, common stock equivalents, restricted stock units or other rights or awards granted under the Company Stock Plans or the vesting of the securities purchased or purchasable under such options or other rights or awards or the vesting schedule or repurchase rights applicable to any unvested securities issued under such stock plans or otherwise; amend or change any other terms of such options, rights or unvested securities; authorize cash payments in exchange for any options or other rights granted under any of such plans or the securities purchased or purchasable under those options or rights or the unvested securities issued under such plans or otherwise; or fail to timely deliver any notice required by the terms of any Company Stock Plan to be delivered in connection with the Merger.

(iv) Issuance of Securities. Issue, deliver, grant, encumber, pledge, or sell or authorize any Company Voting Debt or any shares of its capital stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other Contracts of any character obligating it to issue, any such shares or other convertible securities, other than (A) the issuance of shares of Company Common Stock pursuant to the exercise of Company Options, pursuant to the exercise of options under any ESPP, or pursuant to the settlement of Company RSUs or Company RSAs, in each case, outstanding on the Agreement Date, (B) the repurchase of any shares of Company Common Stock from former employees, non-employee directors and consultants in accordance with Contracts providing for the repurchase of shares in connection with any termination of service, (C) pursuant to Section 5.11 or in accordance with the written hiring and promotion plan furnished by the Company to Parent prior to the Agreement Date or (D) if a Distribution Date (as defined in the Company Rights Agreement) shall occur (other than as a result of the Merger or the transactions contemplated by this Agreement), the issuance of the Company Preferred Stock issuable upon exercise of the Company Rights;

(v) Employees; Consultants; Independent Contractors. (A) Hire or offer to hire or promote or offer to promote any employees at the director level or above, or enter into, or extend the term of, or amend, any Contract with any officer, employee, consultant or independent contractor that provides for guaranteed employment term, severance, acceleration or post-termination benefits not imposed by applicable Legal Requirements (including, for the avoidance of doubt, any such Contract entered into contemporaneously herewith to be effective at the Effective Time), or enter into any collective bargaining agreement or (B) terminate or give notice of intent to terminate the employment, change the title, office, position, or compensation, or materially reduce the responsibilities of any employee of the Company or any Subsidiary at the director level or above; provided, however, that the foregoing clauses (A) and (B) shall not restrict the Company or any of its Subsidiaries from (1) hiring new employees below the level of director or entering into or making available to such newly hired employees, or to employees below the director level in the context of promotions based on job performance or workplace requirements, benefits and compensation in accordance with the written hiring and promotion plan furnished by the Company to Parent prior to the Agreement Date, (2) terminating any employee (including director level and above personnel) for misconduct, malfeasance or otherwise for cause, or (3) providing severance of not more than four weeks’ salary to any current employee upon termination of employment;

(vi) Employee Benefit Plans; Pay Increases. Adopt, enter into, terminate or amend in any material respect any employee or compensation benefit plan, including any stock purchase, stock issuance or stock option plan, or amend any compensation, benefit, entitlement, grant or award provided or made under any such plan, or take any action to fund or in any other way secure the payment of compensation or benefits under any such plan, except in each case (A) as required under ERISA or as necessary under the Code or other applicable Legal Requirements, (B) as necessary to maintain the qualified status of such plan under the Code or as required by this Agreement, (C) to continue to make contributions pursuant to the Company’s 401(k) matching program to its U.S. employees in the ordinary course of business consistent with past practice, or (D) continue to make contributions pursuant to the Company’s Allianz Unterstutzungskasse defined contribution plan and the Pensor defined benefit plan to its German employees in the ordinary course of business consistent with past practice; materially amend any deferred compensation plan within the meaning of Section 409A of the Code and the regulations thereunder except to the extent necessary to meet the requirements of such Section or regulations; pay any bonus, special remuneration or other material benefit to any employee or any non-employee director or consultant, except to the extent required pursuant to the terms of any plans, policies or Contracts in existence as of the Agreement Date and that have been disclosed to Parent and except for bonuses for extraordinary performance that do not exceed $5,000 individually and $25,000 in the aggregate; or increase the salaries, wage rates, compensation packages, benefits or fees of its employees, consultants or independent contractors (except that the Company may provide routine salary increases of not more than 5% to employees in the ordinary course of business and in accordance with past practice in connection with the Company’s customary employee review process and pursuant to preexisting plans, policies or Contracts that have been disclosed to Parent and are set forth on Schedule 4.2(vi) of the Company Disclosure Letter and except that the Company may provide additional compensation not to exceed $100,000 in the aggregate to critical support personnel), or add any new members to the Company Board or to the board of directors of any Subsidiary;

(vii) Severance Arrangements. Grant or pay, or enter into any Contract providing for the granting or payment of any severance, retention or termination pay, or the acceleration of vesting or other benefits, to any Person (other than payments or acceleration made pursuant to preexisting plans, policies or Contracts that have been disclosed to Parent and are set forth on Schedule 4.2 (vii) of the Company Disclosure Letter);

(viii) Acquisitions. Acquire or agree to acquire by merging or consolidating with, or by purchasing all or a substantial portion of the assets or any stock of, or by any other manner, any business or any other Person or division thereof, or otherwise acquire or agree to acquire any assets that are material, individually or in the aggregate, to its and its Subsidiaries’ business, taken as a whole (except purchases of assets, inventory, components, prototypes and other capital expenditures that are in accordance with the Company’s capital expenditure plan furnished by the Company to Parent prior to the Agreement Date and that are otherwise in the ordinary course of business consistent with past practice), or enter into any Contract with respect to a joint venture or partnership;

(ix) Dispositions. Sell, lease, license, pledge or otherwise dispose of or encumber any of its properties or assets, other than (A) sales of Company Products in the ordinary course of business, (B) dispositions of obsolete or immaterial equipment no longer used in the Company’s or any Subsidiary’s business, and (C) in the ordinary course pursuant to the terms of Standard Outbound IP Agreements and Reseller Agreements;

(x) Indebtedness. Incur any indebtedness for money borrowed (other than any such indebtedness reflected on the Company Balance Sheet) or guarantee any such indebtedness, issue, sell or amend any debt securities or guarantee any debt securities of others, enter into any “keep well” or other Contract to maintain any financial statement condition of another Person, or enter into any arrangement having the economic effect of any of the foregoing, other than in connection with the financing of ordinary course account payables;

(xi) Loans and Investments. Make any loans or advances (other than routine travel and petty cash advances to employees of the Company or any Subsidiary consistent with past practice) to, or any investments in or capital contributions to, any Person (including any officer, director or employee of the Company) other than the Company or any Subsidiary, or forgive or discharge in whole or in part any outstanding loans or advances; or otherwise modify any loan previously granted;

(xii) Cash Management Transactions. Enter into or materially modify any currency exchange, commodities or other hedging transactions or arrangements, or other investment or cash management transactions or arrangements other than in the ordinary course of business consistent with past practice;

(xiii) Capital Expenditures. Make any capital expenditures, capital additions or capital improvements in excess of the aggregate amount provided for in the Company’s capital expenditure plan furnished by the Company to Parent prior to the Agreement Date;

(xiv) Material Contracts. Enter into any Contract that would constitute a Material Contract, or violate, terminate, amend or otherwise modify (including by entering into a new Contract with the counterparty thereto, except as required by the terms of such Contract), or waive, release or assign any rights under, any of its Material Contracts, other than entering into the following Contracts, in each case in the ordinary course of business consistent with past practice and only to the extent such Contract would not be required to be disclosed pursuant to Section 2.3(b) if in effect on the Agreement Date: (A) any customer agreement or Standard Outbound IP Agreement (other than Reseller Agreements) (except if it would be required to be disclosed pursuant to Section 2.18(a)(vi) if in effect on the Agreement Date); (B) any Contract that would be required to be disclosed pursuant to Section 2.18(a)(ii) if in effect on the Agreement Date or Standard Inbound IP Agreements (unless it would also be required to be disclosed pursuant to Section 2.18(a)(vi) or Section 2.10(k) if in effect on the Agreement Date); (C) any non-exclusive Reseller Agreement terminable by the Company or any Subsidiary for convenience, on ninety days notice or less or within 120 days following the Closing, without payment or other liability arising from such termination; (D) any Contract that would be required to be disclosed pursuant to Section 2.18(a)(xii) if in effect on the Agreement Date (provided that any such Contract shall not require the Company or any Subsidiary to provide any services for a period of more than twelve months after the Agreement Date or confer ownership of any Intellectual Property developed thereunder to any third party); and (E) any Contract that would be required to be disclosed pursuant to Section 2.18(a)(xiii) if in effect on the Agreement Date (provided that any such Contract shall assign full and complete ownership of any Intellectual Property developed thereunder to the Company or any Subsidiary);

(xv) Intellectual Property. Except non-exclusive licenses in the ordinary course of business consistent with past practice, transfer or license to any Person any rights to any Intellectual Property or acquire or license from any Person any Third Party Intellectual Property Rights, or, except in the ordinary course of business consistent with past practices, transfer or provide a copy of any Company Source Code to any Person;

(xvi) Exclusive Rights and Most Favored Party Provisions. Enter into any new Contract or obligation pursuant to which any other party is granted exclusive rights or “most favored party” rights of any type or scope with respect to any of its services, products, technology, Intellectual Property or business, or containing any non-competition covenants or other material restrictions relating to its or Parent’s business activities or the effect of which would be to grant to a third party following the Merger the right to license any Intellectual Property owned by Parent or its subsidiaries; provided, however, that it is acknowledged and agreed that, subject to clause (xiv) above, the Company shall be free to amend any existing Contracts pursuant to which any other party is granted “most favored party” rights in the ordinary course of its business consistent with past practice;

(xvii) Waiver. Waive any rights of substantial value other than waivers granted with respect to customer credits for distributor returns, customer returns of defective products, negotiated refunds and other similar transactions, in each case, in the ordinary course of business consistent with past practice;

(xviii) Lawsuits; Settlements. (A) Commence a lawsuit other than (1) for the routine collection of bills, (2) in such cases where it in good faith determines that failure to commence suit would result in the material impairment of a valuable aspect of its business (provided that it consults with Parent prior to the filing of such a suit except to the extent that the maintenance of any attorney-client privilege requires that the Company not consult with Parent; provided, further, that the Company shall reasonably cooperate with Parent to develop procedures (such as a common legal interest, joint defense or similar agreement) to allow the Company to consult with Parent without waiving such attorney-client privilege, and if such procedures cannot be developed without waiving such attorney-client privilege, the Company shall specifically identify to Parent the nature of such lawsuit), or (3) for a breach of this Agreement, or (B) settle or compromise or agree to settle or compromise any pending or threatened lawsuit or other dispute; provided, however, that it is acknowledged and agreed that the Company may (x) settle disputes related to accounts payables in the ordinary course of business consistent with past practice and (y) settle any warranty claims for settlement amounts that are not in excess of $200,000 in any individual case;

(xix) Taxes. Make, rescind or change any material election in respect of Taxes, adopt or change any material accounting method in respect of Taxes, file any amendment to a Tax Return, enter into any Tax sharing or similar agreement or closing agreement, settle or compromise any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

(xx) Accounting. Change accounting methods, principles or practices or revalue any of its material assets (including writing down the value of inventory or writing off notes or accounts receivable otherwise than in the ordinary course of business) or change any method of calculating any bad debt, contingency or other reserve or make any change in its fiscal year, except in each case (1) as required by concurrent changes in GAAP (or any interpretation thereof), including pursuant to standards, guidelines and interpretations of the Financial Accounting Standards Board, Public Company Accounting Oversight Board or any similar organization or by Legal Requirements including Regulation S-X under the Securities Act, in each case as concurred with by its independent auditors and after notice to Parent or (2) as otherwise recommended by the Company’s independent auditors or other advisors after notice to Parent;

(xxi) Company SEC Reports. Fail to timely file any Company SEC Reports required to be filed between the Agreement Date and the Closing Date other than current reports required to be filed solely pursuant to Item 1.01, 1.02, 2.03, 2.04, 2.05, 2.06, 4.02(a) or 5.02(e) of Form 8-K (or fail to use reasonable best efforts to timely file any current report required to be filed solely pursuant to Item 1.01, 1.02, 2.03, 2.04, 2.05, 2.06, 4.02(a) or 5.02(e) of Form 8-K during such period);

(xxii) Encumbrances. Place or allow the creation of any Encumbrance on any of its properties, other than statutory liens for unpaid Taxes and unpaid obligations to carriers, warehousemen, mechanics and materialmen that are incurred in the ordinary course of business consistent with past practice and that are not material in amount;

(xxiii) Interested Party Transactions. Enter into any Contract or transaction in which any officer or director of the Company (or any member of their immediate families) has an interest under circumstances that, if entered immediately prior to the Agreement Date, would require that such Contract be listed on Schedule 2.18 of the Company Disclosure Letter; and

(xxiv) Other. Authorize any of, or commit or agree to take any of, the foregoing actions.

ARTICLE V

ADDITIONAL AGREEMENTS

5.1 Proxy Statement.

(a) The Company shall prepare, and file with the SEC, as soon as reasonably practicable after the Agreement Date (and shall, in any event, use reasonable best efforts to prepare and file with the SEC within 10 Business Days after the Agreement Date), preliminary proxy materials relating to the Company Stockholder Meeting. Parent shall provide to the Company all information concerning Parent and Sub as may be reasonably required to be included in the Proxy Statement and shall otherwise assist and cooperate with the Company in the resolution of SEC comments referred to below. As promptly as reasonably practicable (but, in any event, within 10 Business Days) after (i) the expiration of the 10-day waiting period provided in Rule 14a-6(a) promulgated under the Exchange Act or (ii) in the event that prior thereto the Company receives notice from the SEC of pending SEC comments or that it may have comments thereon, the earlier to occur of (A) the date of resolution of such comments or (B) the date the SEC informs the Company that, contrary to such notice, it has no comments thereon, the Company shall file definitive proxy materials with the SEC (the “Proxy Statement”) and cause the Proxy Statement to be mailed to its stockholders. The Company will cause all documents that it is responsible for filing with the SEC in connection with the Merger to comply as to form with all applicable SEC requirements. Prior to filing the preliminary proxy materials, definitive proxy materials or any other filing with the SEC or any other Governmental Entity, the Company shall provide Parent and its counsel with a reasonable opportunity to review and comment on each such filing in advance and the Company shall consider additions, deletions or changes thereto reasonably proposed by Parent and its counsel.

(b) The Company will notify Parent as promptly as reasonably practicable of the receipt of any comments (written or oral) from the SEC or its staff (or of notice of the SEC’s intent to review the Proxy Statement) and of any request by the SEC or its staff or any other government officials for amendments or supplements to the Proxy Statement or any other filing or for additional/supplemental information, and will supply Parent with copies of all correspondence between the Company or any of its representatives, on the one hand, and the SEC, or its staff or any other government officials, on the other hand, with respect to the Proxy Statement or other filing. To the extent practicable, the Company and its counsel shall permit Parent and its counsel to participate in all communications with the SEC and its staff (including all meetings and telephone conferences) relating to the Proxy Statement, this Agreement or the Merger. The Company shall consult with Parent prior to responding to any comments or inquiries by the SEC or any other Governmental Entity with respect to any filings related to (or necessary or appropriate to facilitate) the Merger, shall provide Parent and its counsel with a reasonable opportunity to review and comment on any such written response in advance and shall consider including in such response comments reasonably proposed by Parent and its counsel. Whenever any event occurs that is required to be set forth in an amendment or supplement to the Proxy Statement or any other filing, the Company shall promptly inform Parent of such occurrence, provide Parent and its counsel with a reasonable opportunity to review and comment on any such amendment or supplement in advance, shall consider including in such amendment or supplement comments reasonably proposed by Parent and its counsel, and shall cooperate in filing with the SEC or its staff or any other government officials, and/or mailing to the stockholders of the Company, such amendment or supplement.

(c) If at any time prior to the Effective Time any event relating to the Company or any of its Affiliates, officers or directors is discovered by the Company that is required to be set forth in a supplement to the Proxy Statement, the Company shall promptly inform Parent. If at any time prior to the Effective Time, any event relating to Parent or any of its Affiliates, officers or directors is discovered by Parent that is required to be set forth in a supplement to the Proxy Statement, Parent shall promptly inform the Company.

5.2 Meeting of Stockholders; Board Recommendation.

(a) The Company shall, as promptly as practicable (but, in any event, within 10 Business Days) after the (i) the expiration of the 10-day waiting period provided in Rule 14a-6(a) promulgated under the Exchange Act or (ii) in the event that prior thereto the Company receives notice from the SEC of pending SEC comments or that it may have comments on the Proxy Statement, the earlier to occur of (A) the date of resolution of such comments or (B) the date the SEC informs the Company that, contrary to such notice, it has no comments on the Proxy Statement, establish a record date for, duly call and give notice of, and thereafter convene and hold, the Company Stockholders Meeting in compliance with Delaware Law and its Certificate of Incorporation and Bylaws for the sole purpose of obtaining the Company Stockholders Approval. The Company will use its reasonable best efforts to obtain from its stockholders proxies in favor of the Company Stockholders Approval and will take all other action necessary or advisable to obtain the Company Stockholder Approvals, all in compliance with Delaware Law and its Certificate of Incorporation and Bylaws. The Company (i) shall consult with Parent regarding the date of the Company Stockholder

Meeting (which, subject to the terms of the proviso below relating to postponement and adjournment, shall be held not later than 45 days after the mailing of the Proxy Statement to the Company’s stockholders), and (ii) shall not postpone or adjourn the Company Stockholder Meeting without the prior written consent of Parent; provided, however, that the Company may adjourn or postpone the Company Stockholders Meeting to the extent necessary to ensure that (i) any necessary (which determination shall not be made until after consultation with Parent) supplement or amendment to the Proxy Statement is provided to the Company’s stockholders in advance of a vote on the Merger and this Agreement, (ii) if, as of the time that the Company Stockholders Meeting is scheduled, there are insufficient shares of Company Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Company Stockholders Meeting, or (iii) if, as of the time that the Company Stockholders Meeting is scheduled, adjournment of the Company Stockholders Meeting is necessary to enable the Company to solicit additional proxies if there are not sufficient votes in favor of the Company Stockholders Approval. Without the prior written consent of Parent, except as required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or any applicable U.S. federal Legal Requirements adopted after the Agreement Date, approval of this Agreement and the Merger (including adjournment of the Company Stockholders Meeting, if necessary, if a quorum is present, to solicit additional proxies if there are not sufficient votes in favor of the Company Stockholder Approval) is the only matter that the Company shall propose to be acted on by the Company’s stockholders at the Company Stockholders Meeting. The parties hereto expressly acknowledge and agree that it shall not be a condition to the consummation of the Merger that any resolution required by Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act to be acted on by the Company’s stockholders at the Company Stockholders Meeting be approved by the Company’s stockholders and that the failure of the Company’s stockholders to approve any such resolution shall in no way affect the obligations of the parties hereto.

(b) Except to the extent expressly permitted by Section 5.3(d): (i) all members of the Company Board other than the Abstaining Director shall unanimously recommend that the Company’s stockholders vote in favor of the Company Stockholder Approval at the Company Stockholders Meeting (the “Company Board Recommendation”); (ii) the Proxy Statement shall include a statement to the effect that the members of the Company Board other than the Abstaining Director have unanimously recommended that the Company’s stockholders vote in favor of the Company Stockholder Approval at the Company Stockholders Meeting; and (iii) neither the Company Board nor any committee thereof shall withhold, withdraw, qualify, amend or modify the recommendation of the Company Board that the Company’s stockholders vote in favor of the Company Stockholder Approval.

(c) Until the termination of this Agreement in accordance with its terms, the Company’s obligation to call, give notice of or convene and hold the Company Stockholders Meeting in accordance with this Section 5.2 shall not be limited or otherwise affected by the commencement, disclosure, announcement or submission to the Company of any Acquisition Proposal, or Superior Offer, or by any Change of Recommendation or by any withholding, withdrawal, amendment or modification in a manner adverse to Parent of the unanimous recommendation of the members of the Company Board other than the Abstaining Director that the Company’s stockholders vote in favor of the Company Stockholder Approval, except that, in the event that under applicable Legal Requirements the existence of an Acquisition Proposal or Superior Offer requires supplemental disclosure which cannot be furnished to the holders of Company Common Stock without postponing the Company Stockholders Meeting, the Company Stockholders Meeting may be postponed for up to two Business Days, or such longer period as may be required by the SEC or any other U.S. Governmental Entity of competent jurisdiction, in order to provide such supplemental disclosure to the Company’s stockholders in compliance with applicable Legal Requirements.

5.3 No Solicitation; Acquisition Proposals.

(a) Except to the extent expressly permitted by Sections 5.3(c) and 5.3(d), from and after the Agreement Date until the earlier of the Effective Time and termination of this Agreement pursuant to Article VII, the Company shall not, and shall cause its Representatives and each Subsidiary (and each Subsidiary’s Representatives) not to, directly or indirectly, (i) solicit, initiate or seek, or knowingly encourage, facilitate, support or induce, any inquiry, expression of interest, proposal or offer that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal, (ii) initiate, enter into, participate in, maintain or continue any discussions, communications (except solely to provide written notice as to the existence of these provisions) or negotiations regarding, or deliver or make available to any Person any non-public information with respect to any inquiry, expression of interest, proposal or offer that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal, (iii) agree to, accept, approve, endorse or recommend (or resolve, publicly propose or announce any intention or desire to agree to, accept, approve, endorse or recommend) any Acquisition Proposal, (iv) enter into any letter of intent, understanding or similar document or any other Contract (whether binding or not) contemplating or otherwise relating to any Acquisition Proposal (other than confidentiality agreements permitted by Section 5.3(c)), or enter into any Contract that would require the Company to abandon, terminate or fail to consummate the Merger or any of the other transactions contemplated by this Agreement, or (v) submit any Acquisition Proposal to the vote of any stockholders of the Company or any Subsidiary. The Company shall, and shall cause its Representatives and each Subsidiary (and each Subsidiary’s Representatives) to, immediately cease any and all existing activities, discussions or negotiations with any Persons conducted prior to or on the Agreement Date with respect to any Acquisition Proposal and request the prompt return or destruction of all confidential information previously furnished to any Person with which the Company has engaged in any such activities within the 12-month period preceding the Agreement Date. The Company shall, and shall cause each Subsidiary to, enforce (and shall not, nor permit any Subsidiary to, waive) any rights under any standstill, confidentiality or similar agreements to which the Company or any Subsidiary is a party (provided that, to the extent that the Company Board has reasonably concluded in good faith (after consultation with outside legal counsel) that such action is required in order for the Company Board to comply with its fiduciary obligations to the Company’s stockholders under applicable Legal Requirements, the Company may grant waivers or releases under any such agreement solely to permit the counterparty thereto to make offers or proposals to the Company Board with respect to an Acquisition Proposal). The Company agrees that any action taken by any of its Representative that, if taken by the Company, would constitute a material violation of the restrictions set forth in this Section 5.3 shall be deemed to be a material breach of this Agreement (including this Section 5.3) by the Company.

(b) The Company shall as promptly as practicable (but in no event more than one Business Day after receipt) advise Parent orally and in writing of (i) an Acquisition Proposal, (ii) any inquiry, expression of interest, proposal, offer, discussion, communication or negotiation that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal, (iii) any other notice that any Person is considering making an Acquisition Proposal, or (iv) any request for non-public information that would reasonably be expected to lead to an Acquisition Proposal, as well as, in the event of any of (i) through (iv) above, the material terms and conditions of such Acquisition Proposal, inquiry, expression of interest, proposal, offer, discussion, communication, negotiation, notice or request, and the identity of the Person or Group making any such Acquisition Proposal, inquiry, expression of interest, proposal, offer, discussion, communication, negotiation, notice or request. The Company will keep Parent reasonably informed as promptly as practicable (but in no event more than one Business Day after receipt) of the status and material details and developments (including any amendments, modifications or proposed amendments or modifications) with respect to any such Acquisition Proposal, inquiry, expression of interest, proposal, offer, discussion, communication, negotiation, notice or request, and provide to Parent as promptly as practicable (but in no event more than one Business Day after receipt) a copy of all material written and other materials and information (including all drafts and versions of agreements (including schedules and exhibits) relating thereto) provided to the Company in connection with any such Acquisition Proposal, inquiry, expression of interest, proposal, offer, discussion, communication, negotiation, notice or request (including any amendments, modifications or proposed amendments or modifications). The Company shall provide Parent with at least three Business Days prior notice (or such lesser prior notice as provided to the members of Company Board but in no event less than 24 hours) of any meeting of the Company Board at which the Company Board is reasonably expected to discuss any Acquisition Proposal, including to determine whether such Acquisition Proposal is a Superior Offer.

(c) In the event that any Person or its Representatives submits to the Company after the Agreement Date and prior to obtaining the Company Stockholder Approval (and does not withdraw) an unsolicited, written, bona fide Acquisition Proposal that the Company Board concludes in good faith (after consultation with its outside legal counsel and a financial advisor of national standing) is, or would reasonably be expected to lead to, a Superior Offer, then notwithstanding Section 5.3(a), the Company may, so long as the Company Stockholder Approval has not yet been obtained, (i) enter into discussions with such Person and its Representatives regarding such Acquisition Proposal, and (ii) deliver or make available to such Person and its Representatives nonpublic information regarding the Company and its Subsidiaries, provided, however, in every case, that (A) the Acquisition Proposal did not result or arise from any breach of the restrictions of Section 5.3(a), (B) the Company Board first shall have concluded in good faith (after consultation with its outside legal counsel) that such action is required in order for the Company Board to comply with its fiduciary obligations to the Company’s stockholders under applicable Legal Requirements, (C) the Company first shall have complied with all of the provisions of Section 5.3(b) and shall have provided Parent with written notice of the identity of such Person and all of the material terms and conditions of such Acquisition Proposal and of the Company’s intention to take such actions, (D) before delivering to such Person or its Representatives any nonpublic information regarding the Company or any of its Subsidiaries the Company first shall have received from such Person an executed confidentiality agreement containing confidentiality and standstill provisions that are no less favorable in the aggregate to the Company than those contained in the Confidentiality Agreement, which confidentiality agreement shall not include any provision for any exclusive right to negotiate with such Person or having the actual or purported effect of restricting the Company from fulfilling its obligations under this Agreement, and (E) prior to or contemporaneously with delivering or making available any such nonpublic information to such Person, the Company shall deliver such nonpublic information to Parent (to the extent such nonpublic information has not been previously delivered by the Company to Parent).

(d) The Company Board or any committee thereof shall not (x) withhold, withdraw, qualify, amend or modify in a manner adverse to Parent the Company Board Recommendation for any reason (a “Change of Recommendation”) or (y) terminate this Agreement pursuant to Section 7.1(h), unless in each case all of the following conditions shall be satisfied:

(i) the Company Stockholder Approval has not yet been obtained;

(ii) the Company shall have complied with the provisions and requirements set forth in Section 5.2 and this Section 5.3;

(iii) a Superior Offer is made to the Company that is not withdrawn and continues to be a Superior Offer and is set forth in a final and definitive written agreement that is subject only to execution and delivery by the Company (the “Third Party Agreement”);

(iv) the Company shall have provided to Parent four Business Days’ prior written notice (unless such Superior Offer is made fewer than four Business Days prior to the Company Stockholders Meeting in which case such notice shall be given immediately upon receipt of such Superior Offer) (a “Notice of Superior Offer”) that shall state expressly (1) that the Company has received a Superior Offer, (2) the material terms and conditions of the Superior Offer and the identity of the Person or Group making the Superior Offer, and (3) that it intends either to (X) effect a Change of Recommendation and the manner and timing in which it intends to do so, or (Y) terminate the Agreement pursuant to Section 7.1(h), and shall have provided Parent with a copy of the Third Party Agreement concurrently with the delivery of the Notice of Superior Offer (it being understood that a Notice of Superior Offer shall not be deemed to be a Change of Recommendation);

(v) the Company shall have provided to Parent a copy of all written materials delivered to the Person or Group making the Superior Offer and made available to Parent all other materials and information made available to the Person or Group making the Superior Offer (to the extent not previously provided by the Company to Parent) and, during the four Business Day period referred to in subclause (iv) above, if requested by Parent, shall have engaged in good faith negotiations with Parent to amend this Agreement in such a manner that the Superior Offer would no longer be a Superior Offer;

(vi) Parent shall not have, within four Business Days of Parent’s receipt of the Notice of Superior Offer, made an offer that the Company Board by a majority vote concludes in good faith (after consultation with its outside legal counsel and a financial advisor of national standing) to be at least as favorable, from a financial point of view, to the Company’s stockholders (in their capacities as stockholders) as such Superior Offer (it being agreed that (A) the Company Board shall convene a meeting to consider any such offer by Parent as promptly as practicable following the receipt thereof, (B) the Company Board will not effect a Change of Recommendation or terminate the Agreement pursuant to Section 7.1(h) for four Business Days after receipt by Parent of the Notice of Superior Offer and the Third Party Agreement, and (C) any change to the financial or other material terms of such Superior Offer shall require a new Notice of Superior Offer to Parent and a new four Business Day period under Section 5.3(d));

(vii) the Company Board, by a majority vote, has concluded in its good faith (after consultation with its outside legal counsel), that, in light of such Superior Offer and any offer made by Parent pursuant to Section 5.3(d)(vi), the Company Board is required to effect a Change of Recommendation or terminate this Agreement pursuant to Section 7.1(h) in order to comply with its fiduciary obligations to the Company’s stockholders under applicable Legal Requirements; and

(viii) in the event the Company Board determines to terminate this Agreement in compliance with this Section 5.3(d), it must concurrently enter into the Third Party Agreement and concurrently with such termination the Company shall pay the Termination Fee and otherwise comply with the provisions of Section 7.1 and Section 7.2.

(e) Compliance with Tender Offer Rules. Nothing contained in this Agreement shall prohibit the Company or the Company Board from (i) taking and disclosing to the Company’s stockholders a position contemplated by Rules 14d-9 and 14e-2(a) or Item 1012(a) of Regulation M-A, promulgated under the Exchange Act, or (ii) making any disclosure to the Company’s stockholders that the Company Board has reasonably concluded in good faith (after consultation with its outside legal counsel) is required to be disclosed to comply with its fiduciary obligations to the Company’s stockholders under applicable Legal Requirements (a “Required Fiduciary Disclosure”); provided, however, that (x) any “stop, look, and listen” communication of the type contemplated by Rule 14d-9(f) under the Exchange Act, and any substantially similar communication that solely constitutes a recitation of the fact that an Acquisition Proposal has been received and a factual description of the terms thereof, and that no position has been taken by the Company Board as to the advisability or desirability of such Acquisition Proposal, shall not be deemed to be a Change of Recommendation if it is also accompanied by a public statement by the Company Board expressly reaffirming the Company Board Recommendation, (y) if the Required Fiduciary Disclosure relates in any respect to an Acquisition Proposal, the text of such Required Fiduciary Disclosure shall include a public statement that the Company Board is expressly reaffirming the Company Board Recommendation, and (z) the Company Board shall not recommend that the Company’s stockholders tender shares of Company Capital Stock in connection with any tender or exchange offer, or effect a Change of Recommendation in connection with an Acquisition Proposal unless specifically permitted to do so pursuant to Section 5.3(d).

5.4 Access to Information.

(a) During the period commencing on the Agreement Date and continuing until the earlier of the termination of this Agreement or the Effective Time, (i) the Company shall, and shall cause its Representatives and each Subsidiary (and each Subsidiary’s Representatives) to, (A) afford Parent, Sub and their respective Representatives, on one Business Day notice, reasonable access during business hours to the officers, employees, agents, properties, offices, facilities, books, Contracts and records (including Tax Returns and work papers of independent auditors) of the Company and each Subsidiary, and (B) furnish promptly all other information concerning the business, results of operations, product development efforts, assets, liabilities, properties (tangible and intangible, including Intellectual Property), Contracts, personnel and other aspects of the Company or any Subsidiary as Parent may reasonably request, and (ii) the Company shall, promptly upon request, provide to Parent and its Representatives true, correct and complete copies of the Company’s and each Subsidiary’s (A) internal financial statements and documentation regarding internal controls, (B) Tax Returns, Tax elections and all other records and workpapers relating to Taxes, and (C) receipts for any Taxes paid to Tax Authorities; provided, however, that Company may restrict the foregoing access (x) to the extent that any Legal Requirement applicable to Company or a Subsidiary requires that such party restrict or prohibit access to any such properties or information, or (y) to the extent that the maintenance of any attorney-client privilege requires that such party restrict or prohibit access to any such properties or information; provided, further, that with respect to any documents or other information subject to the attorney-client privilege, the Company shall reasonably cooperate with Parent to develop procedures (such as a common legal interest, joint defense or similar agreement) to allow such documents and information to be shared with Parent and its Representatives without waiving such attorney-client privilege, and if such procedures cannot be developed without waiving such attorney-client privilege, the Company shall specifically identify to Parent such documents or other information.

(b) No information or knowledge obtained in any investigation pursuant to this Section 5.4 shall affect or be deemed to (i) qualify, modify or limit any representation or warranty contained herein or the conditions to the obligations of the parties hereto to consummate the Merger, or (ii) impair or otherwise prejudice in any manner rights of the party receiving such access or notice to rely upon the conditions to the obligations of such party to consummate the transactions contemplated by this Agreement.

5.5 Confidentiality; Public Disclosure.

(a) The parties hereto acknowledge that Parent and the Company have previously executed a Mutual Non-Disclosure and Standstill Agreement dated January 12, 2010 (as may be amended from time to time, the “Confidentiality Agreement”), which shall continue in full force and effect in accordance with its terms. The terms and conditions of the Confidentiality Agreement shall apply to any information acquired or provided pursuant to Sections 5.3, 5.4 or 5.9.

(b) The Company and Parent agree that the initial press release issued by each party announcing the Merger and the execution and delivery of this Agreement shall be in a form that is mutually acceptable to the Company and Parent. Thereafter, the Company shall consult with Parent before issuing or making any other press release or public statement relating to this Agreement or the transactions contemplated hereby. In addition, the Company shall not issue any such press release or make any such public statement relating to this Agreement or the transactions contemplated hereby (other than any press release or public statement relating to an Acquisition Proposal) without the prior written consent of Parent, except as such press release or public statement may be required (as determined in good faith following consultation with legal counsel) by applicable Legal Requirements or the rules or regulations of NASDAQ, in which case the Company shall use its commercially reasonable efforts to allow Parent reasonable time to comment on such press release or public statement in advance of such issuance and shall act in good faith with respect to the incorporation of any reasonable amendments, deletions or changes that are suggested by Parent prior to releasing or making such press release or public statement; provided that this sentence and the prior sentence shall not be applicable to any press release or public statement relating to (i) a Superior Offer, (ii) any dispute between Parent and the Company with respect to this Agreement, or (iii) any termination of this Agreement. Notwithstanding the foregoing provisions of this Section 5.5, Parent and its Representatives may make public releases or announcements concerning the transactions contemplated hereby that are not inconsistent with previous press releases or announcements made by Parent and/or the Company in compliance with this Section 5.5. Each of Parent and the Company shall cause their respective Representatives to comply with this Section 5.5.

5.6 Regulatory Approvals.

(a) Each of the Company and Parent shall promptly after the execution of this Agreement apply for or otherwise seek, and use its commercially reasonable efforts to obtain, all consents, waivers and approvals required to be obtained by it from Governmental Entities for the consummation of the Merger and the other transactions contemplated by this Agreement. Without limiting the generality or effect of the foregoing, each of the Company and Parent shall (i) duly file, or cause to be filed, with the United States Federal Trade Commission (the “FTC”) and the Antitrust Division of the United States Department of Justice (the “Antitrust Division”) the notification and report form (the “HSR Filing”) required under the HSR Act and (ii) duly make, or cause to be made, all notifications and other filings required under any other applicable Antitrust Law (together with the HSR Filing, the “Antitrust Filings”) that the Company and Parent determine advisable or appropriate or that may be required by the applicable Antitrust Authority, in each case with respect to the transactions contemplated by this Agreement, including the Merger, and as promptly as practicable, but in the case of the HSR Filing no later than ten Business Days, following the execution and delivery of this Agreement unless the parties otherwise agree. The Antitrust Filings shall be prepared and made in substantial compliance with the requirements of the HSR Act or other Antitrust Laws, as applicable. Each party will use its respective commercially reasonable efforts to resolve such objections, if any, as may be asserted by any Governmental Entity with respect to the transactions contemplated by this Agreement under any applicable Antitrust Laws and to obtain early termination of the applicable waiting period, if any, under all Antitrust Laws. Notwithstanding anything to the contrary contained in this Agreement, nothing contained in this Agreement will be deemed to require Parent or Sub to (w) enter into any agreement, consent decree or other commitment requiring Parent or any of its subsidiaries to divest, hold separate, license or otherwise limit the use of any assets or product lines of the Company or its Subsidiaries, or Parent or any of its subsidiaries, or limit or restrict the ability of Parent or any of its subsidiaries to freely conduct their businesses or the business of the Company and its Subsidiaries, or hold separate the shares of Company Capital Stock or limit or regulate the ability of Parent or any of its subsidiaries to exercise full rights of ownership of the shares of Company Capital Stock, or (x) litigate, pursue or defend any action or proceeding challenging any of the transactions contemplated by this Agreement, including the Merger, as violative of any Antitrust Laws, or (y) take any other action that would, or would reasonably be expected to, adversely affect Parent or any of its subsidiaries (including after the Effective Time, the Surviving Corporation).

(b) During the period commencing on the Agreement Date and continuing until the earlier of the termination of this Agreement or the Effective Time, the Company and Parent shall, subject to applicable Legal Requirements and except as prohibited by any applicable representative of any applicable Governmental Authority: (i) furnish to the other party upon reasonable request all information concerning itself, its subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with any filing, notice or application made by or on behalf of such other party or any of its subsidiaries with or to any third party or Governmental Authority in connection with the transactions contemplated by this Agreement; (ii) consult and cooperate with one another, and consider in good faith the views of one another, in connection with any filing or submission and in connection with any investigation or other inquiry under or relating to any Antitrust Law; (iii) promptly notify the other party of any written communication to the first party from any Antitrust Authority, any State Attorney General or any other Governmental Authority relating to this Agreement or the transactions contemplated by this Agreement, and permit the other party a reasonable opportunity to review in advance any proposed written communication to any of the foregoing with respect to the transactions contemplated by this Agreement; (iv) not participate or agree to participate in any substantive meeting or discussion with any Governmental Authority in respect of any filings, investigation or inquiry concerning this Agreement or the transactions contemplated by this Agreement unless it consults with the other parties in advance and, to the extent permitted by such Governmental Authority, gives the other party the opportunity to attend and participate thereat; and (v) furnish the other party with copies of all correspondence, filings and written communications (and memoranda setting forth the substance thereof) between such party and its subsidiaries and their respective Representatives, on the one hand, and any Governmental Authority or members or their respective staffs, on the other hand, with respect to this Agreement and the transactions contemplated by this Agreement. Each party shall (x) respond as promptly as reasonably practicable under the circumstances to any inquiries received from any Antitrust Authority for additional information or documentation and to all inquiries and requests received from any State Attorney General or other Governmental Authority in connection with antitrust matters relating to this Agreement or the transactions contemplated by this Agreement, including the Antitrust Filings, and (y) not extend any waiting period under the HSR Act or enter into any agreement with any Antitrust Authority not to consummate the transactions contemplated by this Agreement without the prior written consent of the other party.

5.7 Reasonable Efforts. Subject to the limitations set forth in Section 5.6, each of the parties hereto agrees to use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things reasonably necessary, appropriate or desirable to consummate and make effective, in the most expeditious manner practicable following the date of this Agreement, the Merger and the other transactions contemplated hereby, and to cooperate with each other party hereto in connection with the foregoing, including (a) taking all reasonable actions necessary to satisfy the respective conditions set forth in Article VI, and (b) executing and delivering such other instruments and doing and performing such other acts and things as may be necessary or reasonably desirable to effect completely the consummation of the Merger and the other transactions contemplated hereby.

5.8 Third Party Consents; Notices.

(a) The Company shall use commercially reasonable efforts to obtain prior to the Closing, and deliver to Parent at or prior to the Closing, all consents, waivers and approvals under each Contract listed or described on Schedule 2.3(b) or Schedule 2.3(c) (and any Contract entered into after the Agreement Date that would have been required to be listed or described on Schedule 2.3(b) or Schedule 2.3(c) if entered into prior to the Agreement Date), using a form reasonably acceptable to Parent (it being understood and agreed that any consent, waiver or approval that is conditioned on the payment by the Company or any of its Subsidiaries of any money to any Person whose consent, waiver or approval is sought hereunder shall not be deemed unacceptable to Parent solely as a result of such condition, but may be determined by Parent to be unacceptable based on the amount of such payment). Neither the Company nor any Subsidiary shall be required to pay any money to any Person in order to obtain their consent, waiver or approval. The Company shall consult with Parent with respect to actions taken by the Company to obtain consents, waivers and approvals as contemplated by this Section 5.8(a).

(b) The Company shall give all notices and other information required to be given to the employees of the Company or any Subsidiary, any collective bargaining unit representing any group of employees of the Company or any Subsidiary, and any applicable Governmental Entity under the Worker Adjustment and Retraining Notification Act of 1988, as amended, the National Labor Relations Act, as amended, the Code, COBRA and other applicable Legal Requirements in connection with the transactions contemplated by this Agreement.

5.9 Notice of Certain Matters.

(a) The Company shall notify Parent in writing promptly (and in any event within one Business Day) after receipt or learning of: (i) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the Merger or the other transactions contemplated by this Agreement; (ii) any notice or other communication from any Governmental Entity in connection with the Merger or the other transactions contemplated by this Agreement; (iii) any action, suit, arbitration, mediation, proceeding, claim, hearing, notice of violation, review or investigation by or before any Governmental Entity or arbitrator initiated by or against it or any Subsidiary, or known by the Company or any Subsidiary to be threatened against the Company or any Subsidiary or any of their respective directors, officers, employees or stockholders in their capacity as such, or written correspondence from any Person asserting or implying a claim against the Company or with respect to any of its assets or properties (including Intellectual Property); (iv) a Material Adverse Effect on the Company or any Subsidiary; or (v) any claim, or any written inquiry by any Taxing Authority, regarding Taxes payable by the Company or any Subsidiary.

(b) The Company shall give prompt notice to Parent of the occurrence or non-occurrence of any event, change, event or other Effect that is reasonably likely to cause any of the conditions to closing set forth in Article VI not to be timely satisfied; provided, however, that no such notification delivered pursuant to this Section 5.9(b) shall be deemed to cure any breach of or otherwise affect the representations, warranties, covenants or agreements of the parties herein or affect the satisfaction or non-satisfaction of any conditions to the obligations of the parties under this Agreement or otherwise limit or affect the remedies available hereunder to Parent.

(c) Subject to compliance with applicable Legal Requirements, from the Agreement Date until the earlier of the termination of this Agreement and the Effective Time, the Company shall promptly notify Parent of, and confer from time to time as requested by Parent with one or more Representatives of Parent to discuss, any material changes or developments in the operational matters of the Company and each Subsidiary, and the general status of the ongoing operations of the Company and each Subsidiary. Nothing contained in this Agreement shall give Parent or Sub, directly or indirectly, the right to control, direct or interfere with the operations of the Company prior to the Effective Time. Prior to the Effective Time, the Company shall exercise, consistent with the terms and conditions of this Agreement, control and supervision over its business operations.

5.10 Employees.

(a) Prior to the Effective Time, the Company shall amend the Microtune, Inc. 2010 Incentive Compensation Plan, the Microtune, Inc. 2010 Sales Incentive Compensation Plan and the Microtune, Inc. 2010 Executive Officer Sales Incentive Compensation Plan as described in Schedule 5.10(a) of the Company Disclosure Letter, with each such amendment (i) to be in a form, and include such terms, as are reasonably acceptable to Parent and (ii) to become effective immediately prior to the Effective Time.

(b) Parent shall or shall cause the Surviving Corporation to:

(i)(A) through December 31, 2010, maintain coverage under Company Employee Plans providing medical, dental and other health and welfare benefits, as in effect on the Agreement Date (and as may be modified between the date hereof and the Effective Time in compliance with Section 4.2 hereof), for United States employees of the Company or any Subsidiary that are and continue to be employed by the Surviving Corporation following the Effective Time (“Company Employees”); and (B) effective January 1, 2011, provide Company Employees with medical, dental and other health and welfare benefits that are substantially similar in the aggregate to such benefits that are then provided to similarly situated employees of Parent;

(ii) cause Company Employees to become eligible to participate in the Parent’s 401(k) plan as promptly as is reasonably practicable following the Closing Date;

(iii) recognize all service of the Company Employees with the Company or a Subsidiary, as the case may be, to the extent recognized by the Company or any Subsidiary, for purposes of determining vesting, eligibility and participation (but not for accrual purposes, except with respect to accrual of vacation and severance, if applicable) in any “employee benefit plan” (within the meaning of Section 3(3) of ERISA) sponsored by Parent or any of its subsidiaries, including, the Surviving Corporation, in which such Company Employees may be eligible to participate after the Effective Time (in each case except to the extent such service credit would result in a duplication of benefits under any such plan); and

(iv) use commercially reasonable effects to waive any limitations as to preexisting conditions exclusions (or actively-at-work or similar limitations), evidence of insurability requirements and waiting periods (except to the extent any such exclusions or other requirements were applicable with respect to a particular Company Employee under a corresponding Company Employee Plan) with respect to participation and coverage requirements applicable to Company Employees under any medical, dental, drug and vision plans of Parent in which Company Employees become eligible to participate after the Closing Date.

(c) No later than three Business Days prior to its distribution, the Company and each Subsidiary shall provide Parent with a copy of any written communications or other written presentation materials intended to be provided or presented to any of their respective employees relating to the transactions contemplated hereby, and will provide an opportunity for Parent to make reasonable revisions thereto.

(d) The Company shall cooperate with Parent and assist Parent in its efforts to obtain written consents, waivers or other agreements from Company and Subsidiary employees with respect to the amendment or termination of Company Employee Plans, or the adoption of new arrangements with such employees, prior to the Closing.

(e) This Section 5.10 shall be binding upon and inure solely to the benefit of each of the parties to this Agreement, and nothing in this Section 5.10, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Section 5.10.

5.11 Assumption of Company RSUs and Certain Other Matters.

(a) Each unvested Company RSU that is outstanding as of the Effective Time shall, on the terms and subject to the conditions set forth in this Agreement, be assumed by Parent. Each such Company RSU so assumed by Parent under this Agreement shall continue to have, and be subject to, the same terms and conditions (including, if applicable, the vesting arrangements and other terms and conditions set forth in the Company Stock Plan and the applicable award agreement under which such Company RSU was granted) as are in effect immediately prior to the Effective Time, except that (i) such Company RSU shall be for that number of whole shares of Parent Common Stock equal to the product (rounded down to the next whole number of shares of Parent Common Stock, with no cash being payable for any fractional share eliminated by such rounding) of the number of shares of Company Common Stock that were issuable under such Company RSU immediately prior to the Effective Time and the Exchange Ratio and (ii) Parent’s board of directors or a committee thereof shall succeed to the authority of the Company Board or any committee thereof with respect to such Company RSUs and Company Stock Plans. The Merger shall not terminate any of the unvested and outstanding Company RSUs under the Company Stock Plans or accelerate the vesting of such Company RSUs or the shares of Parent Common Stock that shall be subject to those Company RSUs upon Parent’s assumption of such Company RSUs in the Merger. Promptly after the Closing Date, Parent shall issue to each Person who immediately prior to the Effective Time was a holder of an unvested and outstanding Company RSU a document evidencing the foregoing assumption of such Company RSU by Parent. Notwithstanding any of the foregoing to the contrary, each Company RSU held by a non-employee director of the Company that is outstanding as of the Effective Time shall not be assumed by Parent and shall instead be cancelled in exchange for a payment by Parent in respect of each such Company RSU in an amount equal to the Per-Share Cash Amount, to be paid in a cash lump-sum within 30 calendar days following the Effective Time.

(b) Prior to the Effective Time, the Company, by action of the Company Board or an authorized committee thereof, will grant to employees of the Company or any Subsidiary (i) New Company Equity Rights for an aggregate amount of 1,000,000 shares of Company Common Stock and (ii) if requested in writing by Parent, additional New Company Equity Rights for an aggregate amount of up to 500,000 shares of Company Common Stock. Unless indicated otherwise by Parent in writing, all New Company Equity Rights granted in accordance with the immediately preceding sentence shall be issued to such recipients, and upon such vesting and other terms, as are specified by Parent, in its sole discretion (subject to the terms of the underlying Company Stock Plan from which such New Company Equity Rights are issued), in written instructions to be delivered to the Company not later than five Business Days prior to the Effective Time.

(c) Parent shall use commercially reasonable efforts to prepare and file with the SEC a registration statement on Form S-8 covering the shares of Parent Common Stock issuable upon settlement of Company RSUs assumed by Parent pursuant to this Section 5.11 for which a Form S-8 registration statement is available as soon as reasonably practicable (assuming timely receipt of all Company RSU documentation relating to the assumed Company RSUs outstanding immediately prior to the Effective Time necessary for such filing and all signatures, opinions, and consents required for such registration statement) after the Closing. The Company and its counsel shall reasonably cooperate with and assist Parent in the preparation of such registration statement.

5.12 Termination of Benefit Plans. Effective as of the day immediately preceding the Closing Date, the Company shall terminate the 401(k) Plan (unless Parent provides written notice to the Company no later than three Business Days prior to the Closing Date that such 401(k) Plan shall not be terminated). Unless Parent provides such written notice to the Company, no later than three Business Days prior to the Closing Date, the Company shall provide Parent with evidence that such 401(k) Plan has been terminated (effective no later than the day immediately preceding the Closing Date) pursuant to resolutions of the Company Board. The form and substance of such resolutions shall be subject to review and approval of Parent’s counsel. The Company also shall take such other actions in furtherance of terminating the 401(k) Plan as Parent may reasonably require. In the event that termination of the 401(k) Plan would reasonably be anticipated to trigger liquidation charges, surrender charges or other fees then the Company shall take such actions as are necessary to reasonably estimate the amount of such charges and/or fees and provide such estimate in writing to Parent no later than ten Business Days prior to the Closing Date.

5.13 Indemnification.

(a) For a period of six years from and after the Effective Time, Parent shall, or shall cause the Surviving Corporation to, indemnify and hold harmless all past and present directors, officers and employees of the Company to the same extent such Persons are indemnified as of the date of this Agreement by the Company pursuant to applicable Legal Requirements, the Certificate of Incorporation and Bylaws of the Company, and indemnification agreements, if any, in existence on the date of this Agreement with any directors, officers and employees of the Company arising out of acts or omissions in their capacity as directors, officers or employees of the Company or any Subsidiary occurring at or prior to the Effective Time. The Parent shall, or shall cause the Surviving Corporation to, advance expenses incurred in the defense of any claims, action, suit, proceeding or investigation with respect to the matters subject to indemnification pursuant to this Section 5.13(a) in accordance with the provisions set forth in the Certificate of Incorporation and Bylaws of the Company and indemnification agreements, if any, in existence on the date of this Agreement.

(b) For a period of six years from and after the Effective Time, the certificate of incorporation and bylaws of the Surviving Corporation shall contain provisions no less favorable with respect to exculpation, indemnification and advancement of expenses of directors, officers and employees of the Company for periods at or prior to the Effective Time than are currently set forth in the Certificate of Incorporation and Bylaws of the Company. The indemnification agreements, if any, in existence on the date of this Agreement with any of the directors, officers or employees of the Company shall continue in full force and effect in accordance with their terms following the Effective Time.

(c) Subject to the next following sentence, for six years from and after the Effective Time, Parent shall, or shall cause the Surviving Corporation to maintain for the benefit of the Company’s directors and officers that are insured under the Company’s current directors’ and officers’ liability insurance policy in effect as of the Agreement Date, an insurance policy that provides coverage for events occurring prior to the Effective Time (the “D&O Insurance”) and that is substantially equivalent to and in any event not less favorable in the aggregate than the Company’s existing policies (true and complete copies of which have been previously provided to Parent) or, if substantially equivalent insurance coverage is unavailable, the best available coverage; provided, however, that the Surviving Corporation shall not be required to pay at any time an annual premium for the D&O Insurance in the aggregate in excess of 200% of the last annual premium paid prior to the Agreement Date (it being understood and agreed that in the event such D&O Insurance cannot be obtained for 200% of such last annual premium or less, in the aggregate, the Surviving Corporation shall remain obligated to provide the greatest D&O Insurance coverage as may be obtained for such amount). The provisions of the immediately preceding sentence shall be deemed to have been satisfied if prepaid policies have been obtained prior to the Effective Time, which policies provide such directors and officers with coverage for an aggregate period of six years with respect to claims arising from facts or events that occurred on or before the Effective Time, including in respect of the transactions contemplated by this Agreement, and the Company shall, in consultation with Parent, procure such prepaid policies prior to the Effective Time; provided, however, that the aggregate cost of such prepaid policies shall not exceed 200% of the last annual premium paid prior to the Agreement Date. If such prepaid policies have been obtained prior to the Effective Time, Parent shall, or shall cause the Surviving Corporation to, continue to honor the obligations thereunder and Parent shall not, and shall not permit the Surviving Corporation to, terminate such policies. If such policies are terminated or cancelled, Parent shall, or shall cause the Surviving Corporation to, obtain alternative D&O Insurance on the terms set forth above.

(d) In the event Parent or the Surviving Corporation (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then proper provision shall be made so that such continuing or surviving corporation or entity or transferee of such assets, as the case may be, shall assume its obligations set forth in this Section 5.13.

(e) The obligations under this Section 5.13 shall not be terminated or modified in such a manner as to adversely affect in any material respect any indemnitee to whom this Section 5.13 applies without the consent of such affected indemnitee (it being expressly agreed that the indemnitees to whom this Section 5.13 applies shall be third party beneficiaries of this Section 5.13).

5.14 Section 16 Matters. Provided that the Company delivers to Parent the Section 16 Information in a timely fashion, Parent and the Company shall take all such steps as may be required (to the extent permitted under applicable Legal Requirements) to cause any disposition of Company Common Stock (including derivative securities with respect to Company Common Stock) or acquisition of Parent Common Stock (including derivative securities with respect to Parent Common Stock) resulting from the transactions contemplated by Article I of this Agreement by each Company Insider to be exempt under Rule 16b-3 promulgated under the Exchange Act.

5.15 Takeover Statutes; Company Rights Plan.

(a) The Company and the Company Board shall (i) use reasonable best efforts to ensure that no takeover statute or similar statute or regulation is or becomes applicable to this Agreement and the transactions contemplated hereby and (ii) if any takeover statute or similar statute or regulation becomes applicable to this Agreement or any transactions contemplated hereby, use reasonable best efforts to ensure that the Merger and the other transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the Merger and the other transactions contemplated hereby.

(b) The Company covenants and agrees that it shall not (i) redeem the Company Rights, (ii) terminate, amend, modify, make any determination under, or waive, any provision of the Company Rights Agreement or (iii) take any action that would allow any Person (as defined in the Company Rights Agreement) other than Parent, Sub or any subsidiary of Parent or Sub to become a Beneficial Owner (as defined in the Company Rights Agreement) of 15% or more of the Company Common Stock without causing a Stock Acquisition Date, a Distribution Date or a Triggering Event (as each such term is defined in the Company Rights Agreement) to occur.

5.16 Director and Officer Resignations. Unless otherwise directed by Parent, the Company shall use commercially reasonable efforts to obtain a written letter of resignation from each of the directors and officers of the Company and from each of the directors and officers of each Subsidiary that will be effective as of the election or appointment of such person’s successor. The Company and Parent shall cooperate to ensure that Parent’s designees have become officers and directors of the Subsidiaries effective as of the Effective Time. Parent shall use its commercially reasonable efforts to make all filings that have not been made prior to the

Effective Time as may be required by applicable Legal Requirements in connection with the resignation of the directors and officers of any Subsidiary and shall provide notice to the resigning directors and officers of such Subsidiary when all filings required to effect such resignations have been completed.

ARTICLE VI

CONDITIONS TO THE MERGER

6.1 Conditions to Obligations of Each Party to Effect the Merger. The respective obligations of each party hereto to consummate the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which, to the extent permitted by applicable Legal Requirements, may be waived, in writing, by agreement of all the parties hereto (it being understood that each such condition is solely for the benefit of the parties hereto and may be waived in writing by their mutual agreement without notice, liability or obligation to any Person):

(a) Stockholder Approval. The Company Stockholder Approval shall have been validly obtained in compliance with Delaware Law, the Company’s Certificate of Incorporation and Bylaws, each as in effect on the date of approval.

(b) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other Order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger shall be in effect, nor shall any action have been taken by any U.S. Governmental Entity, and no statute, rule, regulation or Order shall have been enacted, entered or enforced, that prohibits, makes illegal, or enjoins the consummation of the Merger.

(c) Certain Governmental Approvals. All applicable waiting periods (and any extensions thereof) applicable to the Merger under the HSR Act shall have expired or early termination of such waiting periods shall have been granted.

6.2 Additional Conditions to Obligations of the Company. The obligations of the Company to consummate the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which, to the extent permitted by applicable Legal Requirements, may be waived, in writing, by the Company (it being understood that each such condition is solely for the benefit of the Company and may be waived in writing by the Company in its sole discretion without notice, liability or obligation to any Person):

(a) Representations and Warranties. (i) The representations and warranties of Parent and Sub in Section 3.1 and Section 3.2(a) shall be true and correct on and as of the Agreement Date and on and as of the Closing Date as though such representations and warranties were made on and as of such date (except for representations and warranties which address matters only as to a specified date, which representations and warranties shall be true and correct with respect to such specified date), and (ii) all other representations and warranties of Parent and Sub in this Agreement, disregarding all qualifications and exceptions contained therein relating to materiality or to material and adverse effect, shall be true and correct on and as of the Agreement Date and on and as of the Closing Date as though such representations and warranties were made on and as of such date (except for representations and warranties which address matters only as to a specified date, which representations and warranties shall be true and correct with respect to such specified date), except where the circumstances causing the failure of such representations or warranties to be true and correct do not prohibit Parent from consummating the transactions contemplated by this Agreement in accordance with its terms and applicable Legal Requirements. The Company shall have received a certificate to such effect signed on behalf of Parent and Sub by a duly authorized officer of Parent.

(b) Covenants and Agreements. Parent and Sub shall have performed and complied in all material respects with all covenants and obligations of this Agreement required to be performed and complied with by Parent and Sub at or prior to the Closing. The Company shall have a received a certificate to such effect signed on behalf of Parent and Sub by a duly authorized officer of Parent.

6.3 Additional Conditions to the Obligations of Parent and Sub. The obligations of Parent and Sub to consummate the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which, to the extent permitted by applicable Legal Requirements, may be waived, in writing, by Parent (it being understood that each such condition is solely for the benefit of Parent and may be waived by Parent in its sole discretion without notice, liability or obligation to any Person):

(a) Representations and Warranties. (i) The representations and warranties of the Company (solely with respect to the Company) contained in the first sentence of Section 2.1(a) and in the first sentence of Section 2.3(d) and the representations and warranties contained in Sections 2.3(a) and 2.3(e) of this Agreement shall be true and correct on and as of the Agreement Date and on and as of the Closing Date as though such representations and warranties were made on and as of such date, (ii) the representations and warranties of the Company contained in Section 2.2(a) and the first sentence of Section 2.2(b) of this Agreement shall be true and correct on and as of the Agreement Date and on and as of the Closing Date as though such representations and warranties were made on and as of such date (except for representations and warranties which address matters only as to a specified date, which representations and warranties shall be true and correct with respect to such specified date), except with respect to deviations in the Company’s actual fully diluted capitalization (including outstanding Company Capital Stock, Company Options, Company RSUs, Company RSAs, and any other securities of the Company on an as converted to Company Common Stock basis) from the Company’s fully diluted capitalization as represented and warranted by the Company in Section 2.2(a) and the first sentence of Section 2.2(b) by an amount that does not exceed one half of one percent (0.5%) of such fully diluted capitalization, and (iii) all other representations and warranties of the Company in this Agreement, disregarding all qualifications and exceptions contained therein relating to materiality or Material Adverse Effect, shall be true and correct on and as of the Agreement Date and on and as of the Closing Date as though such representations and warranties were made on and as of such date (except for representations and warranties which address matters only as to a specified date, which representations and warranties shall be true and correct with respect to such specified date), except where the failure of such representations or warranties to be true and correct has not had a Material Adverse Effect on the Company. Parent shall have received a certificate to such effect signed on behalf of the Company by the Chief Executive Officer and Chief Financial Officer of the Company.

(b) Covenants and Agreements. The Company shall have performed and complied in all material respects with all covenants and obligations of this Agreement required to be performed and complied with by it at or prior to the Closing. Parent shall have received a certificate to such effect signed on behalf of the Company by the Chief Executive Officer and Chief Financial Officer of the Company.

(c) No Litigation. (i) There shall be no claim, suit, action or proceeding brought by a U.S. federal Governmental Entity pending before any court or quasi-judicial or administrative agency of competent jurisdiction in the United States which seeks to (A) prohibit the consummation of the Merger, or (B) prohibit, limit or place any conditions or restrictions on the ownership, control or operation by Parent, the Company, or any of their respective Affiliates of the business or assets of the Company and its Subsidiaries, or Parent and its Subsidiaries, or require any such Person to effect a divestiture in connection with the Merger, and (ii) no U.S. Governmental Entity shall have threatened to bring any claim, suit, action or proceeding which would have any of the effects specified in clauses (i) (A) or (B) which threat has not been withdrawn.

(d) No Material Adverse Effect. Since the Agreement Date, there shall not have occurred and be continuing any Material Adverse Effect. Parent shall have received a certificate with respect to the foregoing signed on behalf of the Company by the Chief Executive Officer and Chief Financial Officer.

6.4 Frustration of Closing Conditions. None of Parent, Sub or the Company may rely upon the failure of any condition set forth in Section 6.1, Section 6.2 or Section 6.3, as the case may be, to be satisfied if such failure was caused by such party’s failure to use its commercially reasonable efforts to consummate the transactions contemplated hereby, as required by and subject to Section 5.7.

ARTICLE VII

TERMINATION, AMENDMENT AND WAIVER

7.1 Termination. At any time prior to the Effective Time, this Agreement may be terminated and the Merger abandoned by action taken or authorized by the Board of Directors of the terminating party or parties, which action (i) in the case of a termination pursuant to Section 7.1(a), Section 7.1(b), Section 7.1(c), Section 7.1(e), and Section 7.1(f), may be taken or authorized before or after the Company Stockholder Approval has been obtained, (ii) in the case of termination pursuant to Section 7.1(g) and Section 7.1(h), may be taken or authorized only before the Company Stockholder Approval has been obtained, and (iii) in the case of termination pursuant to Section 7.1(d), may be taken or authorized only after the Company Stockholders Meeting has been duly held at which a vote was taken on the Company Stockholder Approval:

(a) by mutual written consent duly authorized by the Company Board and the board of directors (or a duly authorized committee thereof) of Parent;

(b) by either Parent or the Company, by written notice to the other party, if the Closing shall not have occurred on or before March 1, 2011 or any other date that Parent and the Company may agree upon in writing (the “End Date”); provided, further, in any event, that the right to terminate this Agreement pursuant to this Section 7.1(b) shall not be available to any party whose breach of any representation, warranty, covenant or agreement set forth in this Agreement has been the cause of, or resulted in, the failure of the Merger to be consummated by the End Date;

(c) by either Parent or the Company, by written notice to the other party, if a Governmental Entity shall have issued, enacted, promulgated, enforced or entered any Order or Legal Requirement or taken any other action having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger, which Order, Legal Requirement or other action is final and nonappealable;

(d) by either Parent or the Company, by written notice to the other party, if the Company Stockholder Approval shall not have been obtained at the Company Stockholders Meeting (including any adjournment or postponement thereof); provided, however, that the right to terminate this Agreement under this Section 7.1(d) shall not be available to the Company where the failure to obtain such Company Stockholder Approval is caused by any action or failure to act of the Company that constitutes a breach of this Agreement;

(e) by the Company, by written notice to Parent, upon a breach of any representation, warranty, covenant or agreement on the part of Parent set forth in this Agreement, or if any representation or warranty of Parent shall have become untrue, in either case such that the conditions set forth in Section 6.2(a) or 6.2(b) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue (testing each such condition as it pertains to such breach or such representation or warranty becoming untrue as if the date of termination were the Closing Date); provided that if such inaccuracy in Parent’s representations and warranties or breach by Parent is curable within 20 Business Days (but not later than the End Date) by Parent, then the Company may not terminate this Agreement under this Section 7.1(e) for 20 Business Days (or until the End Date) after delivery of written notice from the Company to Parent of such breach (it being understood that the Company may not terminate this Agreement pursuant to this paragraph (e) if such breach by Parent is cured during such 20 Business Day period);

(f) by Parent, by written notice to the Company, either (i) upon a breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, or if any representation or warranty of the Company shall have become untrue, in either case such that the conditions set forth in Section 6.3(a) or 6.3(b) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue (testing each such condition as it pertains to such breach or such representation or warranty becoming untrue as if the date of termination were the Closing Date); provided that if such inaccuracy in the Company’s representations and warranties or breach by the

Company, is curable within 20 Business Days (but not later than the End Date) by the Company, then Parent may not terminate this Agreement under this Section 7.1(f) for 20 Business Days (or until the End Date) after delivery of written notice from Parent to the Company of such breach (it being understood that Parent may not terminate this Agreement pursuant to this paragraph (f) if such breach by the Company is cured during such 20 Business Day period) or (ii) if a Material Adverse Effect on the Company shall have occurred since the Agreement Date and be continuing; provided that if such Material Adverse Effect is curable within 20 Business Days (but not later than the End Date), then Parent may not terminate this Agreement under this Section 7.1(f) for 20 Business Days (or until the End Date) after delivery of written notice from Parent to the Company of such Material Adverse Effect (it being understood that Parent may not terminate this Agreement pursuant to this paragraph (f) if such Material Adverse Effect is cured during such 20 Business Day period);

(g) by Parent, by written notice to the Company, if a Triggering Event (as defined below) shall have occurred; or

(h) by the Company, by written notice to Parent, upon acceptance of a Superior Offer effected by the Company Board in compliance with Section 5.3(d) and concurrently with or following payment to Parent by the Company of all amounts due pursuant to Section 7.3(b) of this Agreement in accordance with the terms specified therein; provided, however, that concurrently with such termination, the Company enters into the Third Party Agreement reflecting such Superior Offer.

For the purposes of this Agreement, a “Triggering Event” shall be deemed to exist if any of the following shall have occurred: (i) the Company Board or any committee thereof shall have effected a Change of Recommendation for any reason; (ii) the Company shall have failed to include in the Proxy Statement the Company Board Recommendation; (iii) the Company shall have materially breached any of the provisions of Section 5.3; (iv) the Company Board or any committee thereof shall have approved or publicly recommended any Acquisition Proposal (other than the Merger); (v) the Company shall have entered into any letter of intent or other Contract (other than a confidentiality agreement entered into in accordance with Section 5.3) relating to any Acquisition Proposal (other than the Merger); (vii) the Company Board fails to reaffirm the Company Board Recommendation within 10 Business Days after Parent requests in writing that such recommendation be reaffirmed (or if such request is delivered less than 10 Business Days prior to the Company Stockholders Meeting, no later than one Business Day prior to the Company Stockholders Meeting); or (viii) a tender or exchange offer relating to securities of the Company shall have been commenced by a Person unaffiliated with Parent, and the Company (x) fails to send to its security holders pursuant to Rule 14e-2 promulgated under the Securities Act, within 10 Business Days after such tender or exchange offer is first published, sent or given, a statement disclosing that the Company unconditionally recommends rejection of such tender or exchange offer (the “Rejection Recommendation”) and reaffirms the Company Board Recommendation or (y) fails to reaffirm the Rejection Recommendation in any press release published by the Company (or by any of its Affiliates) or in any Schedule 14D-9 filed by the Company with the SEC, in each case relating to such tender offer or exchange offer, at any time after the Rejection Recommendation is sent.

7.2 Effect of Termination. In the event of a termination of this Agreement as provided in Section 7.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Parent or the Company or their respective officers, directors, stockholders or Affiliates; provided, however, that (a) the provisions of Section 5.5(a) (Confidentiality), this Section 7.2 (Effect of Termination), Section 7.3 (Expenses and Termination Fees) and Article VIII (General Provisions) shall remain in full force and effect and survive any termination of this Agreement, and (b) nothing herein shall relieve any party hereto from liability in connection with any willful or intentional breach of any of such party’s representations, warranties, covenants or agreements contained in this Agreement. No termination of this Agreement shall affect the obligations of the parties contained in the Confidentiality Agreement, all of which obligations shall survive termination of this Agreement in accordance with their terms.

7.3 Expenses and Termination Fees.

(a) General. Except as set forth in this Section 7.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses whether or not the Merger is consummated.

(b) Company Payments.

(i) In the event that this Agreement is terminated (A) pursuant to Section 7.1(b) or 7.1(d) following the occurrence of a Triggering Event; (B) pursuant to Section 7.1(g); or (C) pursuant to Section 7.1(h), the Company shall pay to Parent a fee equal to $5,000,000 (the “Termination Fee”).

(ii) In the event that this Agreement is terminated pursuant to 7.1(f)(i), then, if (A) prior to such termination, either an Acquisition Proposal with respect to an Acquisition was publicly disclosed or shall otherwise exist and not have been withdrawn and (B) within 12 months following the termination of this Agreement, either an Acquisition is consummated or the Company enters into a definitive agreement providing for an Acquisition, the Company shall pay to Parent the Termination Fee.

(iii) In the event that this Agreement is terminated pursuant to either Section 7.1(b) or 7.1(d), if (A) prior to such termination, either an Acquisition Proposal with respect to an Acquisition was publicly disclosed and not withdrawn (or, in the case of Section 7.1(b), an Acquisition Proposal with respect to an Acquisition shall otherwise exist and not have been withdrawn) and (B) within 12 months following the termination of this Agreement, either an Acquisition with respect to the Company is consummated or the Company enters into a definitive agreement providing for an Acquisition, the Company shall pay to Parent the Termination Fee.

(iv) The Company shall make any payments required by this Section 7.3(b) by wire transfer of immediately available funds to an account designated by Parent. All Termination Fees will be paid (A) in the event of a termination pursuant to Section 7.1(g), no later than two Business Days after the date of such termination, (B) in the event of a termination pursuant to Section 7.1(h), prior to or concurrently with such termination, (C) in the event of a termination pursuant to Section 7.1(b) or Section 7.1(d) following the occurrence of a Triggering Event, in the case of a termination by the Company, prior to or concurrently with such termination, and, in the case of a termination by Parent, no later than two Business Days after the date of such termination, and (D) in the event of a termination pursuant to Section 7.1(b) or Section 7.1(d) that does not follow the occurrence of a Triggering Event or pursuant to Section 7.1(f)(i), upon the earlier of the date of the Company’s entry into a definitive agreement providing for an Acquisition or the consummation of such Acquisition; it being understood that the Termination Fee shall be payable only on one occasion.

(v) The Company acknowledges that (A) the agreements contained in this Section 7.3(b) are an integral part of the transactions contemplated by this Agreement, (B) the amount of, and the basis for payment of, the fees described therein is reasonable and appropriate in all respects, and (C) without this agreement, Parent would not enter into this Agreement. Accordingly, if the Company fails to pay in a timely manner the fees due pursuant to this Section 7.3(b), and, in order to obtain such payment, Parent makes a claim that results in a judgment for the amounts set forth in this Section 7.3(b), the Company shall pay to Parent its reasonable costs and expenses (including reasonable attorneys’ fees and expenses) in connection with such suit, together with interest on the amount set forth in this Section 7.3(b) at the prime rate of Wells Fargo Bank, N.A. in effect on the date such payment was required to be made hereunder plus 3%. The right to receive the fees contemplated by this Section 7.3(b) and any interest thereon shall be the sole monetary remedy of Parent in respect of any termination of this Agreement; provided, however, that nothing herein shall prevent Parent from seeking from the Company damages based on a willful or intentional breach of any of the Company’s representations, warranties, covenants or other agreements contained in this Agreement as contemplated by Section 7.2.

7.4 Amendment. Subject to applicable Legal Requirements, this Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after the Company Stockholders Approval have been obtained; provided that after the Company Stockholders Approval has been obtained, no amendment shall be made which by law or in accordance with the rules and regulations of NASDAQ requires further approval by such stockholders without such further stockholder approval. This Agreement may not be amended except by execution of an instrument in writing signed on behalf of each of Parent, Sub and the Company.

7.5 Extension; Waiver. At any time prior to the Effective Time any party hereto may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, except that Parent may not extend for the benefit of Sub and vice versa, (b) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and (c) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The agreement of Parent to any extension or waiver shall be deemed to be the agreement of Sub to such extension or waiver. Delay in exercising any right under this Agreement shall not constitute a waiver of or estoppel with respect to such right.

ARTICLE VIII

GENERAL PROVISIONS

8.1 Non-Survival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This Section 8.1 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

8.2 Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given or made as follows: (a) if sent by certified mail in the United States return receipt requested, upon receipt; (b) if sent designated for overnight delivery by nationally recognized overnight air courier (such as DHL or FedEx), upon receipt of proof of delivery; (c) if sent by facsimile transmission before 5:00 p.m. in the time zone of the receiving party, when transmitted and receipt is confirmed; (d) if sent by facsimile transmission after 5:00 p.m. in the time zone of the receiving party and receipt is confirmed, on the following business day; and (e) if otherwise actually personally delivered, when delivered, provided that such notices, requests, demands and other communications are delivered to the address set forth below, or to such other address as any party shall provide by like notice to the other parties to this Agreement:

(i)	if to Parent, to:

Zoran Corporation
1390 Kifer Road
Sunnyvale, CA 94086
Attention: General Counsel
Facsimile No.: (408) 523-6501
Telephone No.: (408) 523-6500

with a copy (which shall not constitute notice) to:

Jones Day
1755 Embarcadero Road
Palo Alto, CA 94303
Attention: Daniel Mitz
Timothy Curry
Facsimile No.: (650) 739-3900
Telephone No.: (650) 739-3939

and

Jones Day
2727 N. Harwood Street
Dallas, TX 75201
Attention: Troy B. Lewis
Facsimile No.: (214) 969-5100
Telephone No.: (214) 220-3939

(ii)	if to the Company, to:

Microtune, Inc.
2201 10th Street
Plano, Texas 75074
Attention: General Counsel
Facsimile No.: (972) 673-1876
Telephone No.: (972) 673-1886

with a copy (which shall not constitute notice) to:

Wilson Sonsini Goodrich & Rosati, P.C.
1301 Avenue of the Americas
40th Floor
New York, NY 10019
Attention: Warren de Wied
Facsimile No.: (212) 999-5899
Telephone No.: (212) 999-5800

8.3 Certain Definitions. As used in this Agreement, the following terms shall have the meanings indicated below.

“401(k) Plan” means the Microtune 401(k) Savings Plan.

“Abstaining Director” means Drew Peck, a co-founder of Steel Horse Advisors, which has been engaged by the Company pursuant to an engagement letter dated May 19, 2010 to provide advice to the Company in connection with the transactions contemplated hereby and which may receive fees and expenses in connection therewith.

“Acquisition” means any of the following transactions (other than the transactions contemplated by this Agreement); (A) a merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company pursuant to which the stockholders of the Company immediately preceding such transaction hold less than a majority of the aggregate equity interests in the surviving or resulting entity of such transaction or any direct or indirect parent thereto, (B) a sale or other disposition by the Company or its Subsidiaries of assets (in a transaction or series of transactions) representing a majority of the aggregate fair market value of the assets of the Company and its Subsidiaries on a consolidated basis immediately prior to such sale, or (C) the acquisition by any Person or Group (including by way of a tender offer or an exchange offer or issuance by the Company), directly or indirectly, of beneficial ownership or a right to acquire beneficial ownership of shares representing a majority of the voting power of the then outstanding shares of Company Common Stock.

“Acquisition Proposal” means, with respect to the Company, any agreement, offer, proposal, inquiry or indication of interest (other than this Agreement, the Merger or any other offer, proposal or indication of interest by Parent or Sub or any of their respective Affiliates), whether written or oral, or any public announcement of any intention to enter into any such agreement or of (or intention to make) any offer, proposal or indication of interest, relating to, or involving or that is reasonably likely to lead to, directly or indirectly: (A) the purchase from the Company or any of its Subsidiaries or any acquisition by any Person or

Group, in one transaction or a series of related transaction, of more than a 15% interest in the total outstanding voting securities of the Company or any of its Principal Subsidiaries or any tender offer or exchange offer that if consummated would result in any Person or Group beneficially owning more than 15% of the total outstanding voting securities of the Company or any of its Principal Subsidiaries, or any merger, share exchange, consolidation, reorganization, recapitalization, business combination or similar transaction involving the Company or any of its Principal Subsidiaries pursuant to which the stockholders of the Company immediately preceding such transaction (but excluding for purposes of this calculation any stockholder which, directly or through one or more Affiliates, acquires securities of the surviving or resulting entity in such transaction) hold securities representing less than 85% of the total outstanding voting power of the surviving or resulting entity of such transaction (or parent entity of such surviving or resulting entity); (B) any sale, lease, mortgage, pledge, exchange, transfer, license (other than in the ordinary course of business), acquisition, or disposition of assets (including the securities of any Subsidiary) that constitute more than 15% of net revenues, net income, EBITDA or assets of the Company and its Subsidiaries on a consolidated basis in any single transaction or series of related transactions; or (C) any liquidation or dissolution of, or any extraordinary dividend, whether of cash or other property, by, the Company.

“Affiliate” has the meaning set forth in Rule 405 promulgated under the Securities Act.

“Agreement” has the meaning set forth in the preamble hereto.

“Agreement Date” has the meaning set forth in the preamble hereto.

“Antitrust Authorities” means the Antitrust Division, the FTC and any other Governmental Authority of any other jurisdiction (whether United States, foreign or multinational) responsible for implementing the Antitrust Laws.

“Antitrust Division” has the meaning set forth in Section 5.6(a) hereof.

“Antitrust Filings” has the meaning set forth in Section 5.6(a) hereof.

“Antitrust Laws” means the HSR Act and any other applicable competition, merger control, antitrust or similar Legal Requirement.

“Author” has the meaning set forth in Section 2.10(i) hereof.

“Book-Entry Shares” has the meaning set forth in Section 1.9(a) hereof.

“Business” means the business of the Company and its Subsidiaries as currently conducted.

“Business Day” means a day other than Saturday or Sunday or other day on which the Federal Reserve Bank of San Francisco is closed.

“Certificate of Merger” has the meaning set forth in Section 1.1 hereof.

“Certificates” has the meaning set forth in Section 1.9(a) hereof.

“Change of Recommendation” has the meaning set forth in Section 5.3(d) hereof.

“Closing” has the meaning set forth in Section 1.2 hereof.

“Closing Date” has the meaning set forth in Section 1.2 hereof.

“COBRA” has the meaning set forth in Section 2.13(c) hereof.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company” has the meaning set forth in the preamble hereto.

“Company Authorizations” has the meaning set forth in Section 2.8(b).

“Company Balance Sheet” has the meaning set forth in Section 2.4(b).

“Company Balance Sheet Date” has the meaning set forth in Section 2.4(b).

“Company Board” means the Board of Directors of the Company.

“Company Board Recommendation” has the meaning set forth in Section 5.2(b) hereof.

“Company Capital Stock” means the Company Common Stock and the Company Preferred Stock.

“Company Common Stock” means the common stock, par value $0.001 per share, of the Company, together with the associated Company Rights.

“Company Disclosure Letter” has the meaning set forth in the preamble to Article II hereof.

“Company Employee Plan” has the meaning set forth in Section 2.13(a) hereof.

“Company Employees” has the meaning set forth in Section 5.10(b) hereof.

“Company Insiders” has the meaning set forth in Section 5.14 hereof.

“Company Intellectual Property” means any and all Company-Owned Intellectual Property and any and all Third Party Intellectual Property that is licensed by the Company or any Subsidiary.

“Company Intellectual Property Agreements” means any Contract to which the Company or any Subsidiary is a party or is otherwise bound and pursuant to which the Company or any Subsidiary has granted any rights with respect to any Company Intellectual Property or has been granted any rights with respect to any Third Party Intellectual Property.

“Company Options” mean options to purchase shares of Company Common Stock issued under any of the Company Stock Plans.

“Company-Owned Intellectual Property” means any and all Intellectual Property that is owned by, purported by the Company or any Subsidiary to be owned by or exclusively licensed to the Company or any Subsidiary.

“Company Preferred Stock” means the preferred stock, par value $0.001 per share, of the Company.

“Company Products” means any and all products or services currently produced, marketed, licensed, sold, distributed or performed by or on behalf of the Company or any Subsidiary, any and all products or services produced, marketed, licensed, sold, distributed or performed in the past by or on behalf of the Company or any Subsidiary to which the Company currently provides support, and any and all products and services currently under development by the Company or any Subsidiary.

“Company Proxy Statement” has the meaning set forth in Section 2.21 hereof.

“Company Registered Intellectual Property Rights” means all United States, international and foreign: (A) patents and patent applications (including provisional applications); (B) registered trademarks or service marks, applications to register trademarks or service marks, intent-to-use applications, or other registrations or applications related to trademarks or service marks; (C) registered Internet domain names; (D) registered copyrights and applications for copyright registration; and (E) any other Intellectual Property Rights that are the subject of an application, certificate, filing, registration or other document issued, filed with, or recorded by any governmental authority owned by, registered or filed in the name of, the Company or any of its Subsidiaries.

“Company Rights” means the preferred stock purchase rights issued pursuant to the Company Rights Agreement.

“Company Rights Agreement” means the Rights Agreement between the Company and Computershare Investor Services, LLC, as rights agent, dated as of March 4, 2002

“Company RSAs” means any restricted stock awards granted under any of the Company Stock Plans.

“Company RSUs” means any common stock equivalents or restricted stock units issued under any of the Company Stock Plans.

“Company SEC Reports” has the meaning set forth in Section 2.4(a).

“Company Source Code” means, collectively, any software source code or confidential manufacturing specifications or designs, any material portion or aspect of software source code or confidential manufacturing specifications or designs, or any material proprietary information or algorithm contained in or relating to any software source code or confidential manufacturing specifications or designs, of any Company-Owned Intellectual Property or Company Products.

“Company Stock Plans” means the Microtune, Inc. Amended and Restated 1996 Stock Option Plan, the Amended and Restated Microtune, Inc. 2000 Stock Plan, the Microtune, Inc. Amended and Restated 2000 Director Stock Plan, the Microtune, Inc. 2010 Stock Plan, and the Microtune, Inc. 2010 Director Stock Plan, and any other non-plan option grant, agreement or arrangement with respect to Company Common Stock., in each case as amended.

“Company Stockholder Approval” has the meaning set forth in Section 2.3(a).

“Company Stockholders Meeting” has the meaning set forth in Section 2.3(a).

“Company Voting Debt” means, collectively, any bonds, debentures, notes or other indebtedness of the Company or any Subsidiary (A) having the right to vote on any matters on which stockholders may vote (or which is convertible into, or exchangeable for, securities having such right) or (B) the value of which is in any way based upon or derived from capital or voting stock of the Company.

“Company Websites” has the meaning set forth in Section 2.10(p) hereof.

“Confidential Information” has the meaning set forth in Section 2.10(j) hereof.

“Confidentiality Agreement” has the meaning set forth in Section 5.5(a) hereof.

“Contract” means any legally-binding written, oral or other agreement, contract, subcontract, lease (whether for real or personal property), understanding, obligation, instrument, indenture, bond, mortgage, note, loan, evidence of indebtedness, letter of credit, deed of trust, option, warranty, covenant not to compete, purchase order, license, sublicense, insurance policy, benefit plan, power of attorney, arrangement, commitment or undertaking as of the Agreement Date or as may hereafter be in effect.

“D&O Insurance” has the meaning set forth in Section 5.13(c) hereof.

“Delaware Law” means the General Corporation Law of the State of Delaware, as amended.

“delivered”, “made available” or “provided” means, with respect to any statement in this Agreement to the effect that any information, document or other material has been “delivered”, “made available” or “provided” to Parent or its Representatives, that such information, document or material was: (A) available for review by Parent or its Representatives in the virtual data room entitled “Kafka” hosted by Merrill Corporation (or, in the case of minute books, at the Company’s principal executive offices) in connection with this Agreement prior to the Agreement Date; or (B) delivered to Parent or its Representatives in the manner described in Section 8.2 of this Agreement on or prior to the Agreement Date.

“Dissenting Shares” has the meaning set forth in Section 1.7(c)(i) hereof.

“Effect” has the meaning set forth in the definition of Material Adverse Effect.

“Effective Time” has the meaning set forth in Section 1.3 hereof.

“Encumbrance” means, with respect to any asset or security, any mortgage, deed of trust, lien, pledge, charge, security interest, title retention device, conditional sale or other security arrangement, collateral assignment, claim, charge, adverse claim of title, ownership or right to use, restriction or other encumbrance of any kind in respect of such asset or security (including any restriction on (A) the voting of any security or the transfer of any security or other asset, (B) the receipt of any income derived from any asset, (C) the use of any asset, and (D) the possession, exercise or transfer of any other attribute of ownership of any asset).

“End Date” has the meaning set forth in Section 7.1(b) hereof.

“Environmental and Safety Laws” means any federal, state, local or foreign laws, ordinances, codes, regulations, rules, policies and Orders issued, promulgated or entered into by any Governmental Entity that are intended to assure the protection of the environment, or that classify, regulate, call for the remediation of, require reporting with respect to, or list or define air, water, groundwater, solid waste, hazardous or toxic substances, materials, wastes, pollutants or contaminants, or that are intended to assure the safety of employees, workers or other persons, including the public.

“ERISA” has the meaning set forth in Section 2.13(a) hereof.

“ERISA Affiliate” means any entity (whether or not incorporated) under common control with the Company or any Subsidiary and which, together with the Company or any Subsidiary, is treated as one employer under Section 414(b), (c), (m) or (o) of the Code.

“ESPPs” means the Amended and Restated Microtune, Inc. 2000 Employee Stock Purchase Plan and the Microtune, Inc. 2010 Employee Stock Purchase Plan, each as amended.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder.

“Exchange Fund” has the meaning set forth in Section 1.9(b) hereof.

“Exchange Ratio” means the quotient obtained by dividing the Per-Share Cash Amount by the Parent Stock Price.

“Facilities” means all buildings and improvements on the Property.

“FTC” has the meaning set forth in Section 5.6(a) hereof.

“Foreign Plan” has the meaning set forth in Section 2.13(h) hereof.

“GAAP” means United States generally accepted accounting principles applied on a consistent basis.

“GCA Software Agreements” has the meaning set forth in the definition of Standard Inbound IP Agreements.

“German Subsidiary” has the meaning set forth in Section 2.13(j) hereof.

“Governmental Entity” means any supranational, national, federal, state, county, municipal, local or foreign government, any court, tribunal, administrative agency, commission or other governmental official, authority or instrumentality, in each case whether domestic or foreign, any stock exchange or similar self-regulatory organization or any quasi-governmental body exercising any regulatory, Taxing or other governmental or quasi-governmental authority.

“Group” has the definition ascribed to such term under Section 13(d) of the Exchange Act.

“Hazardous Materials” means any toxic or hazardous substance, chemical, material or waste or any pollutant or contaminant, or infectious or radioactive substance or material, including those substances, materials and wastes defined in or regulated under any Environmental and Safety Laws.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder.

“HSR Filing” has the meaning set forth in Section 5.6(a) hereof.

“Intellectual Property” means (A) Intellectual Property Rights; and (B) Proprietary Information and Technology.

“Intellectual Property Rights” means any and all of the following and all rights in, arising out of, or associated therewith, throughout the world: patents, utility models, and applications therefor and all reissues, divisions, re-examinations, renewals, extensions, provisionals, continuations and continuations-in-part thereof, and equivalent or similar rights in inventions and discoveries anywhere in the world, including invention disclosures, common law and statutory rights associated with trade secrets, confidential and proprietary information, and know how, industrial designs and any registrations and applications therefor, trade names, logos, trade dress, trademarks and service marks, trademark and service mark registrations, trademark and service mark applications, and any and all goodwill associated with and symbolized by the foregoing items, Internet domain name applications and registrations, Internet and World Wide Web URLs or addresses, copyrights, copyright registrations and applications therefor, and all other rights corresponding thereto, mask works, mask work registrations and applications therefor, and any equivalent or similar rights in semiconductor masks, layouts, architectures or topology, moral and economic rights of authors and inventors, however denominated, and any similar or equivalent rights to any of the foregoing.

“Key Customer Agreements” has the meaning set forth in Section 2.18(a)(i) hereof.

“knowledge” means, with respect to the Company, the knowledge of any individual set forth on Schedule 8.3 hereto with respect to a fact, circumstance, event or other matter after reasonable inquiry.

“Leased Real Property” has the meaning set forth in Section 2.9(b).

“Legal Requirements” means, with respect to any Person, any federal, state, foreign, local, municipal or other law, statute, constitution, principle of common law, code, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity and any Orders applicable to such Person or its Subsidiaries, their business or any of their respective assets or properties.

“Material Adverse Effect” means any change, event, development, condition, violation, inaccuracy, occurrence, circumstance or effect (each, an “Effect”) that, individually or taken together with all other Effects, and regardless of whether or not such Effect constitutes a breach of the representations or warranties made by the Company in this Agreement is, or would reasonably be expected to be, materially adverse in relation to the financial condition, properties, assets (including intangible assets), liabilities, business, operations or results of operations of the Company and its Subsidiaries, taken as a whole, except to the extent that any such Effect results from: (A) the economy in general, (B) the economic, business, financial or regulatory environment generally affecting the industries in which the Company operates, (C) changes in Legal Requirements or applicable accounting regulations or principles or interpretations thereof, (D) any change in the Company’s stock price or trading volume, in and of itself, or any failure, in and of itself, by the Company to meet published revenue or earnings projections (it being understood that the underlying causes of any such change or such failure shall not be excluded by this clause (D)), (E) an act of terrorism or an outbreak or escalation of hostilities or war (whether or not declared) or any natural disasters or any national or international calamity or crisis, (F) the announcement or pendency of this Agreement or the transactions contemplated hereby or the consummation of the transactions contemplated hereby, (G) actions (or omissions) of the Company and its Subsidiaries taken (or not taken) with the written consent of Parent, and (H) the litigation described in item 1 of Schedule 2.6(a) of the Company Disclosure Letter or any other claim, action, suit, proceeding, liability or obligation arising out of the facts, events or occurrences underlying such litigation; provided, however, that any Effect referred to in clauses (A), (B), (C), (D) and (E) above shall only be considered for purposes of determining whether there has been a Material Adverse Effect if and to the extent such Effect has had or would reasonably be expected to have a disproportionate adverse effect on the Company and its Subsidiaries, as compared to other companies operating the industries in which the Company and its Subsidiaries operate.

“Material Contract” has the meaning set forth in Section 2.18(a) hereof.

“Merger” has the meaning set forth in the recitals hereto.

“NASDAQ” means the NASDAQ Global Market.

“New Company Equity Rights” means Company RSUs granted pursuant to Section 5.11(b) under the Company Stock Plans.

“Notice of Superior Offer” has the meaning set forth in Section 5.3(d)(iv) hereof.

“Open Source Materials” has the meaning set forth in Section 2.10(k) hereof.

“Order” means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Entity.

“Owned Real Property” has the meaning set forth in Section 2.9(b).

“Parent” has the meaning set forth in the preamble hereto.

“Parent Benefit Plans” has the meaning set forth in Section 5.10(b) hereof.

“Parent Common Stock” means the common stock, par value $0.001 per share, of Parent.

“Parent Stock Price” means the average of the closing sale prices for a share of Parent Common Stock as quoted on NASDAQ Global Market for the ten (10) consecutive trading days ending with the third trading day that precedes the Closing Date.

“Patent Applications” has the meaning set forth in Section 2.10(c) hereof.

“Paying Agent” has the meaning set forth in Section 1.9(a) hereof.

“Permitted Encumbrances” has the meaning set forth in Section 2.9(a).

“Person” means any natural person, company, corporation, limited liability company, general partnership, limited partnership, trust, proprietorship, joint venture, business organization or Governmental Entity.

“Per-Share Cash Amount” has the meaning set forth in Section 1.7(a)(i) hereof.

“Principal Subsidiaries” means Microtune Texas, L.P., Microtune GmbH & Co. KG, Microtune (Japan), Inc., Microtune (Taiwan), Ltd., Microtune (Korea), Ltd. and Microtune Shanghai, Ltd.

“Property” means all real property leased, owned, operated, occupied or used by the Company or any Subsidiary either currently or in the past.

“Proprietary Information and Technology” means any and all of the following tangible items: works of authorship, computer programs, source code and executable code, whether embodied in software, firmware or otherwise, assemblers, applets, compilers, user interfaces, application programming interfaces, protocols, architectures, documentation, annotations, comments, designs, files, records, schematics, netlists, test methodologies, test vectors, emulation and simulation tools and reports, hardware development tools, models, tooling, prototypes, breadboards and other devices, data, data structures, databases, data compilations and collections, inventions (whether or not patentable), invention disclosures, discoveries, improvements, technology, proprietary and confidential ideas and information, know-how and information maintained as trade secrets, tools, concepts, techniques, methods, processes, formulae, patterns, algorithms and specifications, customer lists and supplier lists and any and all instantiations or embodiments of the foregoing.

“Proxy Statement” has the meaning set forth in Section 5.1(a) hereof.

“PTO” has the meaning set forth in Section 2.10(c) hereof.

“Regulation S-K” has the meaning set forth in Section 2.4(c).

“Released” means spilled, leaked, pumped, poured, emitted, emptied, discharged, injected, escaped, leached, dumped, disposed or migrated into or through the environment or any natural or man-made structure.

“Representatives” means, with respect to any Person, the officers, directors, Affiliates or employees of or any investment banker, attorney, accountant or other agent, advisor or representative retained by such Person.

“Repurchase Rights” means outstanding rights to repurchase unvested shares of Company Capital Stock that are held by the Company or similar restrictions in the Company’s favor with respect to shares of Company Capital Stock.

“Required Fiduciary Disclosure” has the meaning set forth in Section 5.3(e) hereof.

“Reseller Agreement” has the meaning set forth in Section 2.19(a)(iii) hereof.

“Sarbanes-Oxley Act” has the meaning set forth in Section 2.4(a).

“SEC” means the United States Securities and Exchange Commission.

“Section 16 Information” means information regarding the Company Insiders, the number of shares of Company Common Stock held by each such Company Insider (or issuable upon conversion of vested Company Options) and expected to be exchanged for cash in connection with the Merger, and the number and description of Company RSUs and Company RSAs held by each such Company Insider and expected to be converted into restricted stock units for Parent Common Stock and restricted stock awards covered by Parent Common Stock, in connection with the Merger.

“Securities Act” means the Securities Act of 1933, as amended, including the rules and regulations promulgated thereunder.

“Share Restrictions” has the meaning set forth in Section 2.2(a) hereof.

“Significant Customer” has the meaning set forth in Section 2.17(a) hereof.

“Significant Supplier” has the meaning set forth in Section 2.17(b) hereof.

“Standard Inbound IP Agreements” means (A) non-disclosure agreements granting a limited right to use confidential information entered into by the Company or a Subsidiary in the ordinary course of its business, consistent with past practice (each a “Standard NDA”), (B) non-exclusive trademark licenses; (C) “shrink wrap” and other non-exclusive license agreements for generally commercially available software or for application service provider, “software as a service” or similar services, that is not redistributed with, bundled with, or integrated into the Company Products (“GCA Software Agreements”); (D) licenses for Open Source Materials; and (E) proprietary information and invention disclosure and Intellectual Property assignment agreements with current or former employees, consultants and independent contractors referenced in Section 2.10(i).

“Standard NDA” has the meaning set forth in the definition of Standard Inbound IP Agreements.

“Standard Outbound IP Agreements” means (A) Standard NDAs, and (B) maintenance and support and professional services Contracts for Company Products entered into between the Company or any Subsidiary and its customers, and non-exclusive object code licenses or sales agreements for Company Products entered into by the Company or any Subsidiary, in each case in the ordinary course of its business consistent with past practice.

“Sub” has the meaning set forth in the preamble hereto.

“Subsidiary” means any corporation, association, business entity, partnership, joint venture, limited liability company or other Person of which the Company, either alone or together with one or more Subsidiaries or by one or more other Subsidiaries (A) directly or indirectly owns or controls securities or other interests representing more than 50% of the voting power of such Person, or (B) is entitled, by Contract or otherwise, to elect, appoint or designate directors or other individuals constituting a majority of the members of such Person’s board of directors or other governing body.

“Subsidiary Voting Debt” means, collectively, any bonds, debentures, notes or other indebtedness of any Subsidiary (A) having the right to vote on any matters on which stockholders may vote (or which is convertible into, or exchangeable for, securities having such right) or (B) the value of which is in any way based upon or derived from capital or voting stock of such Subsidiary.

“Superior Offer” means, with respect to the Company, an unsolicited, bona fide written offer made after the Agreement Date by a third party to acquire, directly or indirectly, (A) pursuant to a tender offer, exchange offer, merger, share exchange, consolidation or other business combination (including by means of a tender offer followed promptly by a back-end merger), beneficial ownership of all or substantially all of the outstanding voting securities of the Company or (B) all or substantially all of the consolidated assets of the Company and its Subsidiaries, in each case, for consideration consisting exclusively of cash and/or publicly-traded securities (and for which financing, to the extent required by the Person making the offer, is committed at the time of the offer and will not be a condition to the consummation of the proposed transaction as set forth in a final definitive agreement relating thereto) that the Company Board, by majority vote, has concluded in good faith (following consultation with its outside legal counsel and a financial advisor of national standing), taking into account, among other things, all legal, financial, regulatory, timing and other aspects of the offer, including conditions to consummation and the Person making the offer, (i) would be, if consummated, more favorable, from a financial point of view, to the Company’s stockholders (in their capacities as stockholders) than the terms of this Agreement (after giving effect to any adjustments to the terms of this Agreement proposed by Parent in response to such Acquisition Proposal), and (ii) is reasonably likely to receive all required governmental approvals on a timely basis and is otherwise reasonably likely to be consummated on the terms proposed.

“Surviving Corporation” has the meaning set forth in Section 1.1 hereof.

“Tax” means (A) any income, alternative or add-on minimum tax, gross income, estimated, gross receipts, sales, use, ad valorem, value added, transfer, franchise, capital stock, profits, withholding, payroll, social security (or equivalent), employment, unemployment, Medicare, disability, excise, severance, stamp, occupation, premium, property (real, tangible or intangible), environmental or windfall profit tax, custom duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount (whether disputed or not) imposed by any Governmental Entity responsible for the imposition of any such tax (domestic or foreign) (each, a “Tax Authority”), (B) any liability for the payment of any amounts of the type described in clause (A) of this sentence as a result of being a member of an affiliated, consolidated, combined, unitary or aggregate group for any taxable period, and (C) any liability for the payment of any amounts of the type described in clause (A) or (B) of this sentence as a result of being a transferee of or successor to any Person or as a result of any obligation to assume such Taxes or to indemnify any other Person.

“Tax Authority” has the meaning set forth in the definition of Tax.

“Tax Return” means any return, statement, report or form (including estimated Tax returns and reports, withholding Tax returns and reports, any schedule or attachment, and information returns and reports) required to be filed with respect to Taxes, and any amendment thereto.

“Termination Fee” has the meaning set forth in Section 7.3(b) hereof.

“Third Party Agreement” has the meaning set forth in Section 5.3(d)(iii) hereof.

“Third Party Intellectual Property” means any and all Intellectual Property owned by a third party.

“Triggering Event” has the meaning set forth in Section 7.1(h) hereof.

“WARN Act” has the meaning set forth in Section 2.13(q) hereof.

“Works Council” has the meaning set forth in Section 2.13(k) hereof.

8.4 Interpretation.

(a) When a reference is made in this Agreement to Articles, Sections or Exhibits, such reference shall be to an Article or Section of, or an Exhibit to, this Agreement unless otherwise indicated. When a reference is made to a Schedule, such reference shall be to a Schedule of the Company Disclosure Letter. Where a reference is made to a Legal Requirement, such reference is to such Legal Requirement as amended. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

(b) The words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.” The phrases “provided to,” “furnished to,” and phrases of similar import when used herein, unless the context otherwise requires, shall mean that a true, correct and complete paper copy of the information or material referred to has been delivered to the party to whom such information or material is to be provided. Unless the context of this Agreement otherwise requires: (i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms “hereof,” “herein,” “hereunder” and derivative or similar words refer to this entire Agreement, and (iv) all references in this Agreement to “$” refer to U.S. dollars. References to a Person are also to its successors and permitted assigns. Unless otherwise specifically provided for herein, the term “or” shall not be deemed to be exclusive.

8.5 Counterparts. This Agreement may be executed by facsimile or portable document format (PDF) and in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

8.6 Entire Agreement; Parties in Interest. This Agreement and the documents and instruments and other agreements specifically referred to herein or delivered pursuant hereto, including all the exhibits attached hereto, and the Company Disclosure Letter, (i) constitute the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties hereto, or any of them, with respect to the subject matter hereof, except for the Confidentiality Agreement, which shall continue in full force and effect, and shall survive any termination of this Agreement, in accordance with its terms, and (ii) other than pursuant to Section 5.9, are not intended to confer, and shall not be construed as conferring, upon any Person other than the parties hereto any rights or remedies hereunder.

8.7 Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise by any of the parties hereto without the prior written consent of the other parties hereto, and any such assignment without such prior written consent shall be null and void, except that Parent may assign this Agreement to any direct or indirect wholly-owned Subsidiary of Parent without the prior consent of the Company; provided, however, that Parent shall remain liable for all of its obligations under this Agreement. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns.

8.8 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit the term or provision, to delete specific words or phrases or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term.

8.9 Remedies Cumulative; Specific Performance. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party hereto shall be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party hereto of any one remedy shall not preclude the exercise of any other remedy and nothing in this Agreement shall be deemed a waiver by any party of any right to specific performance or injunctive relief. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached and that the non-breaching party would not have an adequate remedy at law for money damages in such event. It is accordingly agreed that prior to any valid termination of this Agreement in accordance with Section 7.1, (a) each party shall be entitled at its election to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, without posting any bond or other undertaking, this being in addition to any other remedy to which they are entitled at law or in equity and (b) the parties shall waive, in any action for specific performance, the defense of adequacy of a remedy at law. Either party’s pursuit of specific performance at any time shall not be deemed an election of remedies or waiver of the right to pursue any other right or remedy to which such party may be entitled, including the right to pursue remedies for liabilities or damages incurred or suffered by such party in the case of a breach of this Agreement involving fraud or willful or intentional misconduct.

8.10 Governing Law; Consent to Jurisdiction.

(a) This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without regard to laws that may be applicable under conflicts of laws principles (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

(b) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Delaware Court of Chancery (and if jurisdiction in the Delaware Court of Chancery shall be unavailable, the Federal courts of the United States of America sitting in the State of Delaware), and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the agreements delivered in connection herewith or the transactions contemplated hereby or thereby or for recognition or enforcement of any judgment relating thereto, and each of the parties hereby irrevocably and unconditionally (i) agrees not to commence any such action or proceeding except in Delaware Court of Chancery (and if jurisdiction in the Delaware Court of Chancery shall be unavailable, the Federal courts of the United States of America sitting in the State of Delaware), (ii) agrees that any claim in respect of any such action or proceeding may be heard and determined in Delaware Court of Chancery (and if jurisdiction in the Delaware Court of Chancery shall be unavailable, the Federal courts of the United States of America sitting in the State of Delaware), and any appellate court from any thereof, (iii) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such action or proceeding in the Delaware Court of Chancery (and if jurisdiction in the Delaware Court of Chancery shall be unavailable, the Federal courts of the United States of America sitting in the State of Delaware), and (iv) waives, to the fullest extent it may legally and effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding in Delaware Court of Chancery (and if jurisdiction in the Delaware Court of Chancery shall be unavailable, the Federal courts of the United States of America sitting in the State of Delaware). Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 8.3. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by Law.

8.11 WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE

TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (C) IT MAKES SUCH WAIVERS VOLUNTARILY, AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.11.

8.12 Rules of Construction. Each party hereto has participated in the drafting of this Agreement, which each party acknowledges is the result of extensive negotiations between the parties. If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision.

IN WITNESS WHEREOF, Parent, Sub and the Company have caused this Agreement and Plan of Merger to be executed and delivered by their respective officers thereunto duly authorized.

ZORAN CORPORATION

By:	/s/ Levy Gerzberg
Name: Levy Gerzberg
Title: President and Chief Executive Officer

MAPLE ACQUISITION CORP.

By:	/s/ Karl Schneider
Name: Karl Schneider
Title: President and Treasurer

[SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER]

IN WITNESS WHEREOF, Parent, Sub and the Company have caused this Agreement and Plan of Merger to be executed and delivered by their respective officers thereunto duly authorized.

MICROTUNE, INC.

By:	/s/ James A. Fontaine
Name: James A. Fontaine
Title: Chief Executive Officer

[SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER]

Annex B

Exhibit A to

Agreement and Plan

of Merger

CERTIFICATE OF MERGER

OF

MAPLE ACQUISITION CORP.

WITH AND INTO

MICROTUNE, INC.

(Pursuant to Section 251 of the

General Corporation Law of the State of Delaware)

Microtune, Inc., a Delaware corporation, does hereby certify that:

FIRST: The name and state of incorporation of each of the constituent corporations (the “Constituent Corporations”) in the merger (the “Merger”) are:

Name	State of Incorporation
Microtune, Inc.	Delaware
Maple Acquisition Corp.	Delaware

SECOND: The Agreement and Plan of Merger, by and between Zoran Corporation, a Delaware corporation (“Parent”), Maple Acquisition Corp., a wholly-owned subsidiary of Parent, and Microtune, Inc., dated as of September 7, 2010 (the “Merger Agreement”), setting forth the terms and conditions of the Merger, has been approved, adopted, executed and acknowledged by each of the Constituent Corporations in accordance with the requirements of Section 251 of the General Corporation Law of the State of Delaware (the “DGCL”).

THIRD: The name of the corporation surviving the Merger (the “Surviving Corporation”) is Microtune, Inc.

FOURTH: The Certificate of Incorporation of Maple Acquisition Corp., as in effect immediately prior to the effective time of the Merger, shall be the Certificate of Incorporation of the Surviving Corporation, except that, as of the effective time of the Merger, Article First of the certificate of incorporation of the Surviving Corporation will be amended as follows:

“FIRST. The name of the corporation is Microtune, Inc. (the “Corporation”)”

FIFTH: The executed Merger Agreement is on file at the principal place of business of the Surviving Corporation, the address of which is 2201 10th Street, Plano, Texas 75074.

SIXTH: A copy of the Merger Agreement will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of either Constituent Corporation.

SEVENTH: This Certificate of Merger, and the Merger provided for herein, shall become effective at the time of filing of this Certificate of Merger with the Secretary of State of the State of Delaware in accordance with the DGCL.

[SIGNATURE PAGE FOLLOWS]

B-1

IN WITNESS WHEREOF, Microtune, Inc. has caused this Certificate of Merger to be executed by its duly authorized officer on             , 20    .

MICROTUNE, INC.

By
Name:
Title:

B-2

Annex C

[LETTERHEAD OF OPPENHEIMER & CO. INC.]

September 7, 2010

The Board of Directors

Microtune, Inc.

2201 10th Street

Plano, Texas 75074

Members of the Board:

You have asked Oppenheimer & Co. Inc. (“Oppenheimer”) to render a written opinion (“Opinion”) to the Board of Directors of Microtune, Inc. (“Microtune”) as to the fairness, from a financial point of view, to the holders of Microtune Common Stock (as defined below) of the Consideration (as defined below) to be received by such holders as provided for in an Agreement and Plan of Merger, dated as of September 7, 2010 (the “Agreement”), among Zoran Corporation (“Zoran”), Maple Acquisition Corp., a wholly owned subsidiary of Zoran (“Merger Sub”), and Microtune. The Agreement provides for, among other things, the merger of Merger Sub with and into Microtune (the “Merger”) pursuant to which each outstanding share of the common stock, par value $0.001 per share, of Microtune (“Microtune Common Stock”) will be converted into the right to receive $2.92 in cash (the “Consideration”).

In arriving at our Opinion, we:

(a)	reviewed the Agreement;

(b)	reviewed publicly available audited financial statements of Microtune for fiscal years ended December 31, 2009, December 31, 2008 and December 31, 2007 and unaudited financial statements of Microtune for the six-month period ended June 30, 2010;

(c)	reviewed financial forecasts and estimates relating to Microtune for the fiscal years ending December 31, 2010 and 2011 prepared by the management of Microtune;

(d)	reviewed historical market prices and trading volumes for Microtune Common Stock;

(e)	held discussions with the senior management of Microtune with respect to the business and prospects of Microtune;

(f)	held discussions, at the direction of Microtune, with selected third parties to solicit indications of interest in the possible acquisition of Microtune;

(g)	reviewed and analyzed certain publicly available financial data for companies that we deemed relevant in evaluating Microtune;

(h)	reviewed and analyzed certain publicly available financial information for transactions that we deemed relevant in evaluating the Merger;

(i)	reviewed the premiums paid, based on publicly available financial information, in merger and acquisition transactions we deemed relevant in evaluating the Merger;

(j)	reviewed other public information concerning Microtune; and

(k)	performed such other analyses, reviewed such other information and considered such other factors as we deemed appropriate.

In rendering our Opinion, we relied upon and assumed, without independent verification or investigation, the accuracy and completeness of all of the financial and other information provided to or discussed with us by Microtune and its employees, representatives and affiliates or otherwise reviewed by us. As you are aware, we

The Board of Directors

Microtune, Inc.

September 7, 2010

have been advised by the management of Microtune that it has not prepared complete long-term financial forecasts relating to Microtune. With respect to the financial forecasts and estimates relating to Microtune utilized in our analyses, at the direction of the management of Microtune and with Microtune’s consent, we have assumed, without independent verification or investigation, that such forecasts and estimates were reasonably prepared on bases reflecting the best available information, estimates and judgments of the management of Microtune as to the future financial condition and operating results of Microtune. We have assumed, with the consent of Microtune, that the Merger will be consummated in accordance with its terms without waiver, modification or amendment of any material term, condition or agreement and in compliance with all applicable laws and other requirements and that, in the course of obtaining the necessary regulatory or third party approvals, consents and releases with respect to the Merger, no delay, limitation, restriction or condition will be imposed that would have an adverse effect on Microtune or the Merger.

We have neither made nor obtained any independent evaluations or appraisals of the assets or liabilities, contingent or otherwise, of Microtune. We are not expressing any opinion as to the underlying valuation, future performance or long-term viability of Microtune or the price at which shares of Microtune Common Stock will trade at any time. In addition, we express no view as to, and our Opinion does not address, any terms or other aspects or implications of the Merger (other than the Consideration to the extent expressly specified herein) or any aspect or implication of any other agreement, arrangement or understanding entered into in connection with the Merger or otherwise or the fairness of the amount or nature of, or any other aspect relating to, the compensation to be received by any individual officers, directors or employees of any parties to the Merger, or any class of such persons, relative to the Consideration or otherwise. In addition, we express no view as to, and our Opinion does not address, the underlying business decision of Microtune to proceed with or effect the Merger nor does our Opinion address the relative merits of the Merger as compared to any alternative business strategies that might exist for Microtune or the effect of any other transaction in which Microtune might engage. Our Opinion is necessarily based on the information available to us and general economic, financial and stock market conditions and circumstances as they exist and can be evaluated by us on the date hereof. As you are aware, the credit, financial and stock markets have been experiencing unusual volatility and we express no opinion or view as to the potential effects, if any, of such volatility on Microtune, Zoran or the proposed Merger. It should be understood that, although subsequent developments may affect this Opinion, we do not have any obligation to update, revise or reaffirm the Opinion.

The issuance of this Opinion was approved by an authorized committee of Oppenheimer. As part of our investment banking business, we are regularly engaged in valuations of businesses and securities in connection with acquisitions and mergers, underwritings, secondary distributions of securities, private placements and valuations for other purposes.

We have acted as financial advisor to Microtune in connection with the Merger and will receive a fee for our services, a portion of which is payable upon delivery of this Opinion and a significant portion of which is contingent upon consummation of the Merger. We and our affiliates in the past have performed and in the future may perform investment banking and other services for Microtune and Zoran unrelated to the Merger, for which services we and such affiliates have received and would expect to receive compensation, including, during the two-year period preceding this Opinion, having acted as financial advisor to Microtune in connection with an acquisition transaction in 2009. In the ordinary course of business, we and our affiliates may actively trade securities of Microtune, Zoran and their respective affiliates for our and our affiliates’ own accounts and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

The Board of Directors

Microtune, Inc.

September 7, 2010

Based upon and subject to the foregoing, and such other factors as we deemed relevant, it is our opinion that, as of the date hereof, the Consideration to be received in the Merger by holders of Microtune Common Stock is fair, from a financial point of view, to such holders. This Opinion is for the use of the Board of Directors of Microtune (in its capacity as such) in connection with its evaluation of the Merger and does not constitute a recommendation to any stockholder as to how such stockholder should vote or act with respect to any matters relating to the Merger or otherwise.

Very truly yours,

/s/ OPPENHEIMER & CO. INC.
OPPENHEIMER & CO. INC.

Annex D

SECTION 262 OF THE GENERAL CORPORATION LAW OF THE

STATE OF DELAWARE

§ 262. Appraisal rights

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

(1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

(2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2) If the merger or consolidation was approved pursuant to § 228, § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder’s written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the corporation the statement described in this subsection.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h) After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

PRELIMINARY COPY

MICROTUNE, INC. 2201 TENTH STREET PLANO, TX 75074

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED

The Board of Directors recommends you vote FOR the following proposals:

	For	Against	Abstain

1. To adopt the Agreement and Plan of Merger, dated as of September 7, 2010, by and between Zoran Corporation, Maple Acquisition Corp. and Microtune, Inc., as it may be amended.	☐	☐	☐

2.      To adjourn or postpone the Special Meeting to a later time or date, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the Special Meeting to adopt the Agreement and Plan of Merger.

	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice & Proxy Statement, Form 10-K is/are available at www.proxvyote.com.

Microtune, Inc.

Special Meeting of Stockholders

[—], 2010 at [—]

This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) James A. Fontaine and Phillip D. Peterson, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of MICROTUNE, INC. that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at [—], Central time on [—], at [—], and any adjournment or postponement thereof.

The shares represented by this proxy will be voted as directed herein. IF THIS PROXY IS DULY EXECUTED AND RETURNED, AND NO VOTING DIRECTIONS ARE GIVEN HEREIN, SUCH SHARES WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS, “FOR” APPROVAL OF ITEMS 1 AND 2. The undersigned hereby acknowledges receipt of, notice of, and the proxy statement for, the aforesaid Special Meeting.

Continued and to be signed on reverse side